Exhibit 4.0

BOK FINANCIAL 401(K) PLAN

Nonstandardized 401(k) Plan
ADOPTION AGREEMENT #004
NONSTANDARDIZED 401(k) PLAN
[Related Employers only]
     The undersigned Employer, by executing this Adoption Agreement, establishes a retirement plan and trust (collectively “Plan”) under the Bank of Oklahoma, N.A. Defined Contribution Prototype Plan and Trust (basic plan document #01). The Employer, subject to the Employer’s Adoption Agreement elections, adopts fully the Prototype Plan and Trust provisions. This Adoption Agreement, the basic plan document and any attached Appendices or agreements permitted or referenced therein, constitute the Employer’s entire plan and trust document. All “Election” references within this Adoption Agreement are Adoption Agreement Elections. All “Article” or “Section” references are basic plan document references. Numbers in parentheses which follow election numbers are basic plan document references. Where an Adoption Agreement election calls for the Employer to supply text, the Employer (without altering the content of any existing printed text) may lengthen any space or line, or create additional tiers. When Employer-supplied text uses terms substantially similar to existed printed options, all clarifications and caveats applicable to the printed options apply to the Employer-supplied text unless the context requires otherwise. The Employer makes the following elections granted under the corresponding provisions of the basic plan document.
ARTICLE I
DEFINITIONS
1.	EMPLOYER (1.23).

Name: Bank of Oklahoma, N.A.

Address: P.O. Box 2300 Tulsa, Oklahoma 74192

Phone number: 918-588-6000

E-mail (optional):

Employer’s Taxable Year: 12/31

EIN: 73-0780382

2.	PLAN (1.40).

Name: BOK Financial 401(k) Plan

Plan number: 002 (3-digit number for Form 5500 reporting)

Trust EIN (optional): 73-1429860

3.	PLAN/LIMITATION YEAR (1.42/1.33). Plan Year and Limitation Year mean the 12 consecutive month period (except for a short Plan/Limitation Year) ending every (Complete (a) and (b)):
[Note: Complete any applicable blanks under Election 3 with a specific date, e.g., “June 30” OR “the last day of February” OR “the first Tuesday in January.” In the case of a Short Plan Year or a Short Limitation Year, include the year, e.g., “May 1, 2008.”]
(a)	Plan Year (Choose one of (1) or (2) and choose (3) if applicable):
(1)	☑	December 31.

(2)	☐	Fiscal Plan Year: ending: ____________.

(3)	☐	Short Plan Year: commencing: ____________ and ending: ____________.
(b)	Limitation Year (Choose one of (1) or (2) and choose (3) if applicable):
(1)	☑	Generally same as Plan Year. The Limitation Year is the same as the Plan Year except where the Plan Year is a short year in which event the Limitation Year is always a 12 month period, unless the short Plan Year (and short Limitation Year) result from a Plan amendment.

(2)	☐	Different Limitation Year: ending: ____________.

(3)	☐	Short Limitation Year: commencing: ____________ and ending: ____________.
4.	EFFECTIVE DATE (1.19). The Employer’s adoption of the Plan is a (Choose one of (a), (b), or (c). Choose (d) if applicable):
(a)	☐	New Plan. The Plan’s Effective Date is: ____________.

(b)	☐	Restated Plan. The Plan’s restated Effective Date is: ____________. The Plan’s original Effective Date was: ____________.
[Note: See Section 1.51 for the definition of Restated Plan. If this Plan is an EGTRRA restatement: (i) the EGTRRA restatement Effective Date must be the later of the beginning of the 2002 Plan Year or the Plan’s original Effective Date; and (ii) if specific Plan provisions, as reflected in this Adoption Agreement, do not date back to the EGTRRA restatement Effective Date, indicate as such in Appendix A.]
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
(c)	☑	Restatement of surviving and merging plans. The Plan restates two (or more) plans (Complete (1) and (2). Choose (3) as applicable):

	(1)	This (surviving) Plan. The Plan’s restated Effective Date is: January 1, 2002. The Plan’s original Effective Date was: January 1, 1967.
[Note: If this Plan is an EGTRRA restatement: (i) the EGTRRA restatement Effective Date must be the later of the beginning of the 2002 Plan Year or the Plan’s original Effective Date; and (ii) if specific Plan provisions, as reflected in this Adoption Agreement, do not date back to the EGTRRA restatement Effective Date, indicate as such in Appendix A.]
(2)	Merging plan. The BOK Financial Thrift Plan for Houly Employees Plan was or will be merged into this surviving Plan as of: October 6, 2008 or as soon as administratively practicable on or after that date. The merging plan’s restated Effective Date is: January 1, 2002. The merging plan’s original Effective Date was: January 1, 1999.

[See the Note under Election 4(c)(1) if this document is the merging plan’s EGTRRA restatement.]
(3)	☐	Additional merging plans. The following additional plans were or will be merged into this surviving Plan (Complete a. and b. as applicable):

			Restated	Original
	Name of merging plan	Merger date	Effective Date	Effective Date

a.

b.

(d)	☐	Special Effective Date for Elective Deferral provisions: ______________________________
5.	TRUSTEE (1.65). The Trustee executing this Adoption Agreement is (Choose one or more of (a), (b), or (c). Choose (d) if applicable):
(a)	☐	A discretionary Trustee. See Section 8.02(A).

(b)	☑	A nondiscretionary (directed) Trustee or Custodian. See Section 8.02(B).

(c)	☐	A Trustee under the: __________________ (specify name of trust), a separate trust agreement the Trustee has executed and that the IRS has approved for use with this Plan. Under this Election 5(c) the Trustee is not executing the Adoption Agreement and Article VIII of the basic plan document does not apply, except as indicated otherwise in the separate trust agreement. See Section 8.11(C).

(d)	☐	Permitted Trust amendments apply. Under Section 8.11 the Employer in Appendix C has made certain permitted amendments to the Trust. Such amendments do not constitute a separate trust under Election 5(c).
6.	CONTRIBUTION TYPES (1.12). The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust (Choose one or more of (a) through (h) as applicable. Choose (i) if applicable):
(a)	☑	Pre-Tax Deferrals. See Section 3.02 and Elections 20-23.

(b)	☑	Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.]

(c)	☑	Matching. See Sections 1.34 and 3.03 and Elections 24-26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2).]

(d)	☑	Nonelective. See Sections 1.37 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).]

(e)	☐	Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 401(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch-Up Deferrals. See Section 3.05.

(f)	☑	Employee (after-tax). See Section 3.09 and Election 35.

(g)	☐	SIMPLE 401(k). The Plan is a SIMPLE 401(k) Plan. See Section 3.10. The Employer operationally will elect for each Plan Year to make a SIMPLE Matching Contribution or a SIMPLE Nonelective Contribution as described in Section 3.10(E). The Employer must notify Participants of the Employer’s SIMPLE contribution election and of the Participants’ deferral election rights and limitations within a reasonable period of time before the 60th day prior to the beginning of the Plan Year. [Note: The Employer electing 6(g) may not elect any other Contribution Types except under Elections 6(a), 6(b), and 6(h).]

(h)	☐	Designated IRA. See Section 3.12 and Election 36.

(i)	☐	None (frozen plan). The Plan is/was frozen effective as of: _______________. See Sections 3.01(J) and 11.04.
[Note: Elections 20 through 30 and Elections 35 through 37 do not apply to any Plan Year in which the Plan is frozen.]
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
7.	DISABILITY (1.15). Disability means (Choose one of (a) or (b)):
(a)	☐	Basic Plan. Disability as defined in Section 1.15(A).

(b)	☑	Describe: a physical or mental condition which entitles the Employee to begin to receive benefits under the Employer’s Long-Term Disability Plan
[Note: The Employer may elect an alternative definition of Disability for purposes of Plan distributions. However, the use of an alternative definition may result in loss of favorable tax treatment of the Disability distribution.]
8.	EXCLUDED EMPLOYEES (1.21(D)). The following Employees are not Eligible Employees but are Excluded Employees (Choose one of (a) or (b)):
[Note: Regardless of the Employer’s elections under Election 8: (i) Employees of any Related Employers (excluding the Signatory Employer) are Excluded Employees unless the Related Employer becomes a Participating Employer; and (ii) Reclassified Employees and Leased Employees are Excluded Employees unless the Employer in Appendix B elects otherwise. See Sections 1.21(B), 1.21(D)(3) and 1.23(D).]
(a)	☐	No Excluded Employees. All Employees are Eligible Employees as to all Contribution Types.

(b)	☑	Exclusions. The following Employees are Excluded Employees (either as to all Contribution Types or to the designated Contribution Type) (Choose one or more of (1) through (7) as applicable):
[Note: For this Election 8, unless described otherwise in Election 8(b)(7), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals, Employee Contributions and Safe Harbor Contributions. Matching includes all Matching Contributions except Safe Harbor Matching Contributions. Nonelective includes all Nonelective Contributions except Safe Harbor Nonelective Contributions.]

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(1)	☐	No exclusions. No exclusions as to the designated Contribution Type.	N/A (See Election 8(a))		☐	☐	☐

(2)	☑	Collective Bargaining (union) Employees. As described in Code §410(b)(3)(A). See Section 1.21(D) (1).	☑	OR	☐	☐	☐

(3)	☐	Non-Resident Aliens. As described in Code §410(b)(3)(C). See Section 1.21(D)(2).	☐	OR	☐	☐	☐

(4)	☐	HCEs. See Section 1.21(E). See Election 30(e) as to exclusion of some or all HCEs from Safe Harbor Contributions.	☐	OR	☐	☐	☐

(5)	☐	Hourly paid Employees.	☐	OR	☐	☐	☐

(6)	☐	Part-Time/Temporary/Seasonal Employees. See Section 1.21(D)(4). A Part-Time, Temporary or Seasonal Employee is an Employee whose regularly scheduled Service is less than ____________ (specify a maximum of 1,000) Hours of Service in the relevant Eligibility Computation Period.	☐	OR	☐	☐	☐
[Note: If the Employer under Election 8(b)(6) elects to treat Part-Time, Temporary and Seasonal Employees as Excluded Employees and any such an Employee actually completes at least 1,000 Hours of Service during the relevant Eligibility Computation Period, the Employee becomes an Eligible Employee. See Section 1.21(D)(4).]
(7)	☐	Describe exclusion category and/or Contribution Type: ___________________________ (e.g., Exclude Division B Employees OR Exclude salaried Employees from Discretionary Matching Contributions.)
[Note: Any exclusion under Election 8(b)(7), except as to Part-Time/Temporary/Seasonal Employees, may not be based on age or Service or level of Compensation. See Election 14 for eligibility conditions based on age or Service.]
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
9.	COMPENSATION (1.11(B)). The following base Compensation (as adjusted under Elections 10 and 11) applies in allocating Employer Contributions (or the designated Contribution Type) (Choose one or more of (a) through (d) as applicable):
[Note: For this Election 9 all definitions include Elective Deferrals unless excluded under Election 11. See Section 1.11(D). Unless described otherwise in Election 9(d), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions. In applying any Plan definition which references Section 1.11 Compensation, where the Employer in this Election 9 elects more than one Compensation definition for allocation purposes, the Plan Administrator will use W-2 Wages for such other Plan definitions if the Employer has elected W-2 Wages for any Contribution Type or Participant group under Election 9. If the Employer has not elected W-2 Wages, the Plan Administrator for such other Plan definitions will use 415 Compensation.]

			(1)		(2)
			All		Elective	(3)	(4)
			Contributions		Deferrals	Matching	Nonelective

(a)	☐	W-2 Wages (plus Elective Deferrals). See Section 1.11(B) (1).	☐	OR	☐	☐	☐

(b)	☑	Code §3401 Federal Income Tax Withholding Wages (plus Elective Deferrals). See Section 1.11(B) (2).	☑	OR	☐	☐	☐

(c)	☐	415 Compensation (simplified). See Section 1.11(B)(3).
		[Note: The Employer may elect an alternative “general 415 Compensation” definition by electing 9(c) and by electing the alternative definition in Appendix B. See Section 1.11(B)(4).]	☐	OR	☐	☐	☐

(d)	☐	Describe Compensation by Contribution Type or by Participant group:
[Note: Under Election 9(d), the Employer may: (i) elect Compensation from the elections available under Elections 9(a), (b), or (c), or a combination thereof as to a Participant group (e.g., W-2 Wages for Matching Contributions for Division A Employees and 415 Compensation in all other cases); and/or (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Election 9(a) (e.g., Compensation for Safe Harbor Matching Contributions means W-2 Wages and for Additional Matching Contributions means 415 Compensation).]
10.	PRE-ENTRY/POST-SEVERANCE COMPENSATION (1.11(H)/(I)). Compensation under Election 9 (Complete (a). Choose (b). if applicable):
[Note: The Plan does not take into account Post-Severance Compensation unless the Employer elects otherwise in Appendix B or except as otherwise specified in a Plan amendment. For this Election 10, unless described otherwise in Election 10(b), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.]

				(1)		(2)
				All		Elective	(3)	(4)
				Contributions		Deferrals	Matching	Nonelective

(a)	☑	Pre-Entry Compensation. Includes (Choose (1) and (2) as applicable):

	(1)	☐	Plan Year. Compensation for the entire Plan Year which includes the Participant’s Entry Date.	☐	OR	☐	☐	☐

	(2)	☑	Participating Compensation. Only Participating Compensation. See Section 1.11(H) (1).	☑	OR	☐	☐	☐
[Note: Under a Participating Compensation election, in applying any Adoption Agreement elected contribution limit or formula, the Plan Administrator will count only the Participant’s Participating Compensation. See Section 1.11(H) (1) as to plan disaggregation.]
(b)	☐	Describe Pre-Entry Compensation by Contribution Type or by Participant group:
[Note: Under Election 10(b), the Employer may: (i) elect Compensation from the elections available under Election 10(a) or a combination thereof as to a Participant group (e.g., Participating Compensation for all Contribution Types as to Division A Employees, Plan Year Compensation for all Contribution Types to Division B Employees); and/or (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Election 10(a) (e.g., Compensation for Nonelective Contributions is Participating Compensation and for Safe Harbor Nonelective Contributions is Plan Year Compensation).]
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
11.	EXCLUDED COMPENSATION (1.11(G)). Apply the following Compensation exclusions to Elections 9 and 10 (Choose one of (a) or (b)):
(a)	☐	No exclusions. Compensation as to all Contribution Types means Compensation as elected in Elections 9 and 10.

(b)	☑	Exclusions. Exclude the following (Choose one or more of (1) through (9) as applicable):
[Note: In a safe harbor 401(k) plan, allocations qualifying for the ADP or ACP test safe harbors must be based on a non-discriminatory definition of Compensation. If the Plan applies permitted disparity, allocations also must be based on a non-discriminatory definition of Compensation if the Plan is to avoid more complex testing. Elections 11(b)(4) through (b)(9) may cause allocation Compensation to fail to be non-discriminatory. In a non-safe harbor 401(k) plan, Elections 11(b)(4) through (b)(9) which result in Compensation failing to be non-discriminatory may result in more complex nondiscrimination testing. For this Election 11, unless described otherwise in Election 11(b)(9), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.]

			(1)		(2)
			All		Elective	(3)	(4)
			Contributions		Deferrals	Matching	Nonelective

(1)	☐	No exclusions-limited. No exclusions as to the designated Contribution Type(s).	N/A (See Election 11(a))		☐	☐	☐

(2)	☐	Elective Deferrals. See Section 1.20.	N/A		N/A	☐	☐

(3)	☐	Fringe benefits. As described in Treas. Reg. §1.414(s)-1(c)(3).	☐	OR	☐	☐	☐

(4)	☐	Compensation exceeding $ . Apply this election to (Choose one of a. or b.):	☐	OR	☐	☐	☐

	a.	☐ All Participants. [Note: If the Employer elects Safe Harbor Contributions under Election 6(e), the Employer may not elect 11(b)(4)a. to limit the Safe Harbor Contribution allocation to the NHCEs.]

	b.	☐ HCE Participants only.

(5)	☐	Bonus.	☐	OR	☐	☐	☐

(6)	☐	Commission.	☐	OR	☐	☐	☐

(7)	☐	Overtime.	☐	OR	☐	☐	☐

(8)	☑	Related Employers. See Section 1.23(C). (If there are Related Employers, choose one or both of a. and b. as applicable):

	a.	☑ Non-Participating. Compensation paid to Employees by a Related Employer that is not a Participating Employer.	☑	OR	☐	☐	☐

	b.	☐ Participating. As to the Employees of any Participating Employer, Compensation paid by any other Participating Employer to its Employees. See Election 28(g) (2) a.	☐	OR	☐	☐	☐

(9)	☑	Describe Compensation exclusion(s): The Plan excludes Compensation in excess of base salary plus shift differential pay and commissions
[Note: Under Election 11(b)(9), the Employer may: (i) describe Compensation from the elections available under Elections 11(b) (1) through (8), or a combination thereof as to a Participant group (e.g., No exclusions as to Division A Employees and exclude bonus as to Division B Employees); (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Election 11(b) (1) (e.g., Elective Deferrals means §125 cafeteria deferrals only OR No exclusions as to Safe Harbor Contributions and exclude bonus as to Nonelective Contributions); and/or (iii) describe another exclusion (e.g., Exclude shift differential pay).]
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
12.	HOURS OF SERVICE (1.31). The Plan credits Hours of Service for the following purposes (and to the Employees described in Elections 12(d) or (e)) as follows (Choose one or more of (a) through (e) as applicable):

			(1)				(4)
			All		(2)	(3)	Allocation
			Purposes		Eligibility	Vesting	Conditions

(a)	☐	Actual Method. See Section 1.31(A) (1).	☐	OR	☐	☐	☐

(b)	☑	Equivalency Method: monthly (e.g., daily, weekly, etc.). See Section 1.31(A) (2).	☑	OR	☐	☐	☐

(c)	☐	Elapsed Time Method. See Section 1.31(A)(3).	☐	OR	☐	☐	☐

(d)	☐	Actual (hourly) and Equivalency (salaried). Actual Method for hourly paid Employees and Equivalency Method: (e.g., daily, weekly, etc.) for salaried Employees.	☐	OR	☐	☐	☐

(e)	☐	Describe method:
[Note: Under Election 12(e), the Employer may describe Hours of Service from the elections available under Elections 12(a) through (d), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes, Actual Method applies to office workers and Equivalency Method applies to truck drivers).]
13.	ELECTIVE SERVICE CREDITING (1.56(C)). The Plan must credit Related Employer Service under Section 1.23(C) and also must credit certain Predecessor Employer/Predecessor Plan Service under Section 1.56(B). The Plan also elects under Section 1.56(C) to credit as Service the following Predecessor Employer service (Choose one of (a) or (b)):
(a)	☐	Not applicable. No elective Predecessor Employer Service crediting applies.

(b)	☑	Applies. The Plan credits the specified service with the following designated Predecessor Employers as Service for the Employer for the purposes indicated (Choose (1) and (2) as applicable. Complete (3). Choose (4) if applicable):
[Note: Any elective Service crediting under this Election 13 must be nondiscriminatory.]
(1)	☑	All purposes. Credit Service for all purposes with Predecessor Employer(s): as specified in election 13(b)(4) below (insert as many names as needed).

(3)
			(1)	(2)	Contribution
			Eligibility	Vesting	Allocation

(2)	☐	Designated purposes. Credit Service with the following Predecessor Employer(s) for the designated purpose(s):

	a.	Employer: &n bsp;	☐	☐	☐

	b.	Employer: &n bsp;	☐	☐	☐

	c.	Employer: &n bsp;	☐	☐	☐
(3)	Time period. Under Elections 13(b) (1) or (2) , the Plan credits (Choose one or more of a., b., and c. as applicable):
a.	☑	All. All Service under Election(s) 13(b) as specified in election 13(b)(4) below, regardless of when rendered.

b.	☐	Service after. All Service under Election(s) 13(b) , which is or was rendered after: (specify date).

c.	☐	Service before. All Service under Election(s) 13(b) , which is or was rendered before: (specify date).
(4)	☑ Describe elective Predecessor Employer Service crediting: The Plan credits service with any corporation or other entity acquired through a stock purchase, an asset purchase, a merger, or otherwise by an Employer to the extent the Plan Administrator, in its discretion, determines that such employment shall be included as Year of Service and provided such credit is given on a uniform and nondiscriminatory basis with respect to all Employees of such Corporation.
[Note: Under Election 13(b)(4), the Employer may describe service crediting from the elections available under Elections 13(b) (1) through (3), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes credit service with X only on/after 1/1/05 OR Credit all service for all purposes with entities the Employer acquires after 12/31/04 OR Service crediting for X Company applies only for purposes of Nonelective Contributions and not for Matching Contributions).]
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
ARTICLE II
ELIGIBILITY REQUIREMENTS
14.	ELIGIBILITY (2.01). To become a Participant in the Plan, an Eligible Employee must satisfy (Choose one of (a) or (b)):
[Note: If the Employer under a safe harbor plan elects “early” eligibility for Elective Deferrals (e.g., less than one Year of Service and age 21), but does not elect early eligibility for any Safe Harbor Contributions, also see Election 30(f).]
(a)	☐	No conditions. No eligibility conditions as to all Contribution Types. Entry is on the Employment Commencement Date (if that date is also an Entry Date), or if later, upon the next following Plan Entry Date.
[Note: No eligibility conditions apply to Prevailing Wage Contributions unless the Prevailing Wage Contract provides otherwise. See Section 2.01(D).]
(b)	☑	Conditions. The following eligibility conditions (either as to all Contribution Types or as to the designated Contribution Type) (Choose one or more of (1) through (8) as applicable):
[Note: For this Election 14, unless described otherwise in Election 14(b)(8)), or the context otherwise requires, Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Safe Harbor Matching Contributions under Section 3.05(E)(3) and Operational QMACs under Section 3.03(C) (2) ) and Nonelective includes all Nonelective Contributions (except Safe Harbor Nonelective Contributions under Section 3.05(E) (2) and Operational QNECs under Section 3.04(C) (2) ). Safe Harbor includes Safe Harbor Nonelective and Safe Harbor Matching Contributions. If the Employer elects more than one Year of Service as to Additional Matching, the Plan will not satisfy the ACP test safe harbor. See Section 3.05(F)(3).]

			(1)		(2)			(5)
			All		Elective	(3)	(4)	Safe
			Contributions		Deferrals	Matching	Nonelective	Harbor

(1)	☐	None. Entry on the Employment Commencement Date (if that date is also an Entry Date) or if later, upon the next following Plan Entry Date.	N/A (See Election 14(a))		☐	☐	☐	☐

(2)	☐	Age (not to exceed age 21).	☐	OR	☐	☐	☐	☐

(3)	☑	One Year of Service. See Election 16(a).	☐	OR	☐	☑	☑	☐

(4)	☐	Two Years of Service (without an intervening Break in Service). 100% vesting is required. [Note: Two Years of Service does not apply to Elective Deferrals, Safe Harbor Contributions or SIMPLE Contributions.]	N/A		N/A	☐	☐	N/A

(5)	☑	One month(s) (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. Service need not be continuous (no minimum Hours of Service required, and is mere passage of time).	☐	OR	☑	☐	☐	☐

(6)	☐	______ month(s) with at least Hours of Service in each month (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service each month during the specified monthly time period, the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement with 1,000 Hours of Service per Year of Service. The months during which the Employee completes the specified Hours of Service (Choose one of a. or b.):	☐	OR	☐	☐	☐	☐

	a.	☐ Consecutive. Must be consecutive.

	b.	☐ Not consecutive. Need not be consecutive.
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan

			(1)		(2)			(5)
			All		Elective	(3)	(4)	Safe
			Contributions		Deferrals	Matching	Nonelective	Harbor

(7)	☐	______ Hours of Service within the time period following the Employee’s Employment Commencement Date (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service during the specified time period (if any), the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement with 1,000 Hours of Service per Year of Service.	☐	OR	☐	☐	☐	☐
[Note: The Employer may complete the second blank in Election 14(b)(7) with “N/A” if the Employer wishes to impose an Hour of Service requirement without specifying a time period within which an Employee must complete the required Hours of Service.]
(8)	☐	Describe eligibility conditions:
[Note: The Employer may use Election 14(b)(8) to describe different eligibility conditions as to different Contribution Types or Employee groups (e.g., As to all Contribution Types, no eligibility requirements for Division A Employees and one Year of Service as to Division B Employees). The Employer also may elect different ages for different Contribution Types and/or to specify different months or Hours of Service requirements under Elections 14(b)(5), (b)(6), or (b)(7) as to different Contribution Types. Any election must satisfy Code §410(a).]
15.	SPECIAL ELIGIBILITY EFFECTIVE DATE (DUAL ELIGIBILITY) (2.01(E)). The eligibility conditions of Election 14 (Choose (a) or choose (b) and (c) as applicable):
(a)	☑	No exceptions. Apply to all Employees.
[Note: Elections 15(b) or (c) may trigger a coverage failure under Code §410(b).]
(b)	☐	Waiver of eligibility conditions for certain Employees. For all Contribution Types, apply solely to an Eligible Employee employed or reemployed by the Employer after ___________ (specify date). If the Eligible Employee was employed or reemployed by the Employer by the specified date, the Employee will become a Participant on the latest of: (i) the Effective Date; (ii) the restated Effective Date; (iii) the Employee’s Employment Commencement Date or Re-Employment Commencement Date; or (iv) on the date the Employee attains age ______ (not exceeding age 21).
[Note: If the Employer does not wish to impose an age condition under clause (iv) as part of the requirements for the eligibility conditions waiver, leave the age blank.]
(c)	☐	Describe special eligibility Effective Date(s):
[Note: Under Election 15(c), the Employer may describe special eligibility Effective Dates as to a Participant group and/or Contribution Type (e.g., Eligibility conditions apply only as to Nonelective Contributions and solely as to the Eligible Employees of Division B who were hired or reemployed by the Employer after January 1, 2007).]
16.	YEAR OF SERVICE — ELIGIBILITY (2.02(A)). (Choose (a), (b), and (c) as applicable):
[Note: If the Employer under Election 14 elects a one or two Year(s) of Service condition (including any requirement which defaults to such conditions under Elections 14(b)(6), (7), and (8)) or elects to apply a Year of Service for eligibility under any other Adoption Agreement election, the Employer should complete Election 16. The Employer should not complete Election 16 if it elects the Elapsed Time Method for eligibility.]
(a)	☑	Year of Service. An Employee must complete 1000 Hour(s) of Service during the relevant Eligibility Computation Period to receive credit for one Year of Service under Article II. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000 Hours of Service. Under Elections 14(b)(6) and (b)(7) and under Election 14(b)(8) if it incorporates Elections 14(b)(6) or (7), the number is 1,000 and the Employer should not supply any other number in the blank.]
(b)	☑	Subsequent Eligibility Computation Periods. After the Initial Eligibility Computation Period described in Section 2.02(C) (2) , the Plan measures Subsequent Eligibility Computation Periods as (Choose one of (1) , (2) , or (3)):
(1)	☑	Plan Year. The Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date.

(2)	☐	Anniversary Year. The Anniversary Year, beginning with the Employee’s second Anniversary Year.

(3)	☐	Split. The Plan Year as described in Election 16(b) (1) as to: (describe Contribution Type(s)) and the Anniversary Year as described in Election 16(b) (2) as to: (describe Contribution Type(s)).
[Note: To maximize delayed entry under a two Years of Service condition for Nonelective Contributions or Matching Contributions, the Employer should elect to remain on the Anniversary Year for such contributions.]
(c)	☐	Describe: (e.g., Anniversary Year as to Division A and Plan Year as to Division B.)
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17.	ENTRY DATE (2.02(D)). Entry Date means the Effective Date and (Choose one or more of (a) through (f) as applicable):
[Note: For this Election 17, unless described otherwise in Election 17(f), Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions (except Operational QNECs under Section 3.04(C)(2)). Entry as to Prevailing Wage Contributions is on the Employment Commencement Date unless the Prevailing Wage Contract provides otherwise. See Section 2.02(D). ]

			(1)		(2)
			All		Elective	(3)	(4)
			Contributions		Deferrals	Matching	Nonelective

(a)	☐	Semi-annual. The first day of the first month and of the seventh month of the Plan Year.	☐	OR	☐	☐	☐

(b)	☐	First day of Plan Year	☐	OR	☐	☐	☐

(c)	☑	First day of each Plan Year quarter	☐	OR	☐	☑	☑

(d)	☑	The first day of each month	☐	OR	☑	☐	☐

(e)	☐	Immediate. Upon Employment Commencement Date or if later, upon satisfaction of eligibility conditions.	☐	OR	☐	☐	☐

(f)	☐	Describe Entry Date(s):
[Note: Under Election 17(f), the Employer may describe Entry Dates from the elections available under Elections 17(a) through (e), or a combination thereof as to a Participant group and/or Contribution Type or may elect additional Entry Dates (e.g., As to Matching Contributions excluding Additional Matching, immediate as to Division A Employees and semi-annual as to Division B Employees OR the earlier of the Plan’s semi-annual Entry Dates or the entry dates under the Employer’s medical plan).]
18.	PROSPECTIVE/RETROACTIVE ENTRY DATE (2.02(D)). An Employee after satisfying the eligibility conditions in Election 14 will become a Participant (unless an Excluded Employee under Election 8) on the Entry Date (if employed on that date) (Choose one or more of (a) through (f) as applicable):
[Note: Unless otherwise excluded under Election 8, an Employee who remains employed by the Employer on the relevant date must become a Participant by the earlier of: (i) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code §410(a); or (ii) 6 months after the date the Employee completes those requirements. For this Election 18, unless described otherwise in Election 18(f), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions, (except Operational QNECs under Section 3.04(C)(2)).]

			(1)		(2)
			All		Elective	(3)	(4)
			Contributions		Deferrals	Matching	Nonelective

(a)	☑	Immediately following or coincident with the date the Employee completes the eligibility conditions.	☐	OR	☑	☑	☑

(b)	☐	Immediately following the date the Employee completes the eligibility conditions.	☐	OR	☐	☐	☐

(c)	☐	Immediately preceding or coincident with the date the Employee completes the eligibility conditions.	N/A		N/A	☐	☐

(d)	☐	Immediately preceding the date the Employee completes the eligibility conditions.	N/A		N/A	☐	☐

(e)	☐	Nearest the date the Employee completes the eligibility conditions.	N/A		N/A	☐	☐

(f)	☐	Describe retroactive/prospective entry relative to Entry Date:
[Note: Under Election 18(f), the Employer may describe the timing of entry relative to an Entry Date from the elections available under Elections 18(a) through (e), or a combination thereof as to a Participant group and/or Contribution Type (e.g., As to Matching Contributions excluding Additional Matching nearest as to Division A Employees and immediately following as to Division B Employees).]
19.	BREAK IN SERVICE — PARTICIPATION (2.03). The one year hold-out rule described in Section 2.03(C) (Choose one of (a), (b), or (c)):
(a)	☑	Does not apply.

(b)	☐	Applies. Applies to the Plan and to all Participants.
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(c)	☐	Limited application. Applies to the Plan, but only to a Participant who has incurred a Severance from Employment.
[Note: The Plan does not apply the rule of parity under Code §410(a)(5)(D) unless the Employer in Appendix B specifies otherwise. See Section 2.03(D).]
ARTICLE III
PLAN CONTRIBUTIONS AND FORFEITURES
20.	ELECTIVE DEFERRAL LIMITATIONS (3.02(A)). The following limitations apply to Elective Deferrals under Elections 6(a) and 6(b), which are in addition to those limitations imposed under the basic plan document (Choose (a) or choose (b) and (c) as applicable):
(a)	☑	None. No additional Plan imposed limits.
[Note: The Employer under Election 20 may not impose a lower deferral limit applicable only to Catch-Up Eligible Participants and the Employer’s elections must be nondiscriminatory. The elected limits apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise. Under a safe harbor plan: (i) NHCEs must be able to defer enough to receive the maximum Safe Harbor Matching and Additional Matching Contribution under the plan and must be permitted to defer any lesser amount; and (ii) the Employer may limit Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount. See Section 1.54(C) as to administrative limitations on Elective Deferrals.]
(b)	☐	Additional Plan limit(s). (Choose (1) and (2) as applicable. Complete (3) if (1) or (2) is chosen):
(1)	☐	Maximum deferral amount. A Participant’s Elective Deferrals may not exceed: _______________ (specify dollar amount or percentage of Compensation).

(2)	☐	Minimum deferral amount. A Participant’s Elective Deferrals may not be less than: _______________ (specify dollar amount or percentage of Compensation).
(3)	Application of limitations. The Election 20(b)(1) and (2) limitations apply based on Elective Deferral Compensation described in Elections 9 — 11. If the Employer elects Plan Year/Participation Compensation under column (1) and in Election 10 elects Participating Compensation, in the Plan Years commencing after an Employee becomes a Participant, apply the elected minimum or maximum limitations to the Plan Year. Apply the elected limitation based on such Compensation during the designated time period and only to HCEs as elected below. (Choose a. or choose b. and c. as applicable. Under each of a., b. or c. choose one of (1) or (2). Choose (3) if applicable):

(1)
			Plan Year/Participating	(2)	(3)
			Compensation	Payroll period	HCEs only

a.	☐	Both. Both limits under Elections 20(b)(1) and (2).	☐	☐	☐

b.	☐	Maximum limit. The maximum amount limit under Election 20(b)(1).	☐	☐	☐

c.	☐	Minimum limit. The minimum amount limit under Election 20(b)(2).	☐	☐	☐
(c)	☐	Describe Elective Deferral limitation(s):
[Note: Under Election 20(c), the Employer: (i) may describe limitations on Elective Deferrals from the elections available under Elections 20(a) and (b) or a combination thereof as to a Participant group (e.g., No limit applies to Division A Employees. Division B Employees may not defer in excess of 10% of Plan Year Compensation); (ii) may elect a different time period to which the limitations apply; and/or ( iii ) may apply a different limitation to Pre-Tax Deferrals and to Roth Deferrals.]
21.	AUTOMATIC DEFERRAL (3.02(B)). The Automatic Deferral provisions of Section 3.02(B) (Choose one of (a) or (b)):
(a)	☐	Do not apply.

(b)	☑	Apply. The Automatic Deferral Effective Date is: April 1, 2003 (specify date). (Complete (1), (2), and (3) . Choose (4) as applicable ):
(1)	Automatic Deferral Amount. The Employer, as to each Participant affected, will withhold as the Automatic Deferral Amount, 3% from the Participant’s Compensation each payroll period unless the Participant makes a Contrary Election.

(2)	Participants affected. The Automatic Deferral applies to (Choose one of a., b., c., or d.):
a.	☐	All Participants. All Participants, regardless of any prior Salary Reduction Agreement, unless and until they make a Contrary Election after the Automatic Deferral Effective Date.

b.	☐	Election of at least Automatic Deferral amount. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date provided that the Elective Deferral amount under the Agreement is at least equal to the Automatic Deferral Amount.

c.	☐	No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date regardless of the Elective Deferral amount under the Agreement.
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d.	☑	New Participants. Each Employee whose Entry Date is on or following the Automatic Deferral Effective Date.
(3)	Scheduled increases. The Automatic Deferral Amount will or will not increase (as a percentage of Compensation) in Plan Years following the Plan Year containing the Automatic Deferral Effective Date (or, if later, the Plan Year in which the Automatic Deferral first applies to a Participant) as follows (Choose one of a., b., or c.):
a.	☑	No scheduled increase. The Automatic Deferral Amount applies in all Plan Years.

b.	☐	Scheduled increase. The Automatic Deferral Amount will increase as follows:

Plan Year of application to a Participant	Automatic Deferral Amount
1	3%
2	3%
3	4%
4	5%
5 and thereafter	6%
c.	☐	Other scheduled increase. The Automatic Deferral Amount will increase as follows:

Plan Year of application to a Participant	Automatic Deferral Amount
______	______%
______	______%
______	______%
______	______%
______	______%
(4)	☐	Describe Automatic Deferral:
[Note: Under Election 21(b)(4), the Employer may describe Automatic Deferral provisions from the elections available under Election 21 and/or a combination thereof as to a Participant group (e.g., Automatic Deferrals do not apply to Division A Employees. All Division B Employee/Participants are subject to an Automatic Deferral Amount equal to 3% of Compensation effective as of January 1, 2008).]
22.	CODA (3.02(C)). The CODA provisions of Section 3.02(C) (Choose one of (a) or (b)):
(a)	☑	Do not apply.

(b)	☐	Apply. For each Plan Year for which the Employer makes a designated CODA contribution under Section 3.02(C), a Participant may elect to receive directly in cash not more than the following portion (or, if less, the Elective Deferral Limit) of his/her proportionate share of that CODA contribution (Choose one of (1) or (2)):
(1)	☐	All or any portion.

(2)	☐	______%
23.	CATCH-UP DEFERRALS (3.02(D)). A Catch-Up Eligible Participant (Choose one of (a) or (b)):
(a)	☑	Permitted. May make Catch-Up Deferrals to the Plan.

(b)	☐	Not Permitted. May not make Catch-Up Deferrals to the Plan.
24.	MATCHING CONTRIBUTIONS (EXCLUDING SAFE HARBOR MATCH AND ADDITIONAL MATCH UNDER SECTION 3.05) (3.03(A)). The Employer Matching Contributions under Election 6(c) are subject to the following additional elections regarding type (discretionary/fixed), rate/amount, limitations and time period (collectively, such elections are “the matching formula”) and the allocation of Matching Contributions is subject to Section 3.06 except as otherwise provided (Choose one or more of (a) through (g) as applicable; then, for the elected match, complete (1), (2), and/or (3) as applicable. If the Employer completes (2) or (3), also complete one of (4), (5), or (6)):
[Note: If the Employer wishes to make any Matching Contributions that satisfy the ADP or ACP safe harbor, the Employer should make these Elections under Election 30, and not under this Election 24.]

				(2)			(5)	(6)
			(1)	Limit on	(3)	(4)	Apply	Apply
			Match	Deferrals	Limit on	Apply	limit(s) per	limit(s) per
			Rate/Amt	Matched	Match Amount	limit(s) per	payroll	designated
			[$/% of Elective	[$/% of	[$/% of	Plan Year	period [no	time period
			Deferrals]	Compensation]	Compensation]	[“true-up”]	“true-up”]	[no “true-up”]

(a)	☐	Discretionary — see Section 1.34(B) (The Employer may, but is not required to complete (a)(1)-(6). See the “Note” following Election 24.)	______	______	______	☐	☐	☐ ______

(b)	☐	Fixed — uniform rate/amount	______	______	______	☐	☐	☐ ______
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						(2)			(5)	(6)
			(1)			Limit on	(3)	(4)	Apply	Apply
			Match			Deferrals	Limit on	Apply	limit(s) per	limit(s) per
			Rate/Amt			Matched	Match Amount	limit(s) per	payroll	designated
			[$/% of Elective			[$/% of	[$/% of	Plan Year	period [no	time period
			Deferrals]			Compensation]	Compensation]	[“true-up”]	“true-up”]	[no “true-up”]

(c)	☐	Fixed — tiered	Elective Deferral %	Matching Rate		______	______	☐	☐	☐ ______
			______%	______	%
			______%	______	%
			______%	______	%
			______%	______	%

(d)	☑	Fixed — Years of Service	Years of Service	Matching Rate		first 6	______	☐	☑	☐ ______
			<4	50%
			4-9	100%
			10-14	150%
			15 +	200%
(1)	“Years of Service” under this Election 24(d) means (Choose one of a. or b.):
a.	☐	Eligibility. Years of Service for eligibility in Election 16.

b.	☑	Vesting. Years of Service for vesting in Elections 42 and 43.

(e)	☐	Fixed — multiple formulas	Formula 1: ______	______	______	☐	☐	☐ ______
			Formula 2: ______	______	______	☐	☐	☐ ______
			Formula 3: ______	______	______	☐	☐	☐ ______
(f)	☑	Related and Participating Employers. If any Related and Participating Employers contribute Matching Contributions to the Plan, the following apply (Complete (1) and (2)):
(1)	Matching formula. The matching formula for the Participating Employer(s) (Choose one of a. or b.):
a.	☑	All the same. Is (are) the same as for the Signatory Employer under this Election 24.

b.	☐	At least one different. Is (are) as follows: __________________________.
(2)	Allocation sharing. The Plan Administrator will allocate the Matching Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):
a.	☐	Employer by Employer. Only to the Participants directly employed by the contributing Employer.

b.	☑	Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Matching Contributions for the Plan Year.
[Note: The Employer should not elect 24(f) unless there are Related Employers which are also Participating Employers. See Section 1.23(D).]
(g)	☑	Describe: See attached Appendix F for further Description of Fixed Matching Contributions made each payroll period (e.g., A Discretionary Matching Contribution applies to Division A Participants. A Fixed Matching Contribution equal to 50% of Elective Deferrals not exceeding 6% of Plan Year Compensation applies to Division B Participants.)
[Note: See Section 1.34(A) as to Fixed Matching Contributions. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation. The matching rate/amount is the specified rate/amount of match for the corresponding Elective Deferral amount/percentage. Any Matching Contributions apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise in Election 24(g) . Matching Contributions for nondiscrimination testing purposes are subject to the targeting limitations. See Section 4.10(D). The Employer under Election 24(a) in its discretion may determine the amount of a Discretionary Matching Contribution and the matching contribution formula. Alternatively, the Employer in Election 24(a) may specify the Discretionary Matching Contribution formula.]
25.	QMAC (PLAN-DESIGNATED) (3.03(C)(1)). The following provisions apply regarding Plan-Designated QMACs (Choose one of (a) or (b)):
[Note: Regardless of its elections under this Election 25, the Employer under Section 3.03(C)(2) may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QMACs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.]
(a)	☑	Not applicable. There are no Plan-Designated QMACs.

(b)	☐	Applies. There are Plan-Designated QMACs to which the following provisions apply (Complete (1) and (2)):
(1)	Matching Contributions affected. The following Matching Contributions (as allocated to the designated allocation group under Election 25(b)(2)) are Plan-Designated QMACs (Choose one of a. or b.):
a.	☐	All. All Matching Contributions.

b.	☐	Designated. Only the following Matching Contributions under Election 24: .
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(2)	Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QMAC (Choose one of a. or b.):
a.	☐	NHCEs only. Only to NHCEs who make Elective Deferrals subject to the Plan-Designated QMAC.

b.	☐	All Participants. To all Participants who make Elective Deferrals subject to the Plan-Designated QMAC.
The Plan Administrator will allocate all other Matching Contributions as Regular Matching Contributions under Section 3.03(B), except as provided in Sections 3.03(C)(2) or 3.05.
[Note: See Section 4.10(D) as to targeting limitations applicable to QMAC nondiscrimination testing.]
26.	MATCHING CATCH-UP DEFERRALS (3.03(D)). If a Participant makes a Catch-Up Deferral, the Employer (Choose one of (a) or (b)):
(a)	☑	Match. Will apply to the Catch-Up Deferral (Choose one of (1) or (2)):
(1)	☑	All. All Matching Contributions.

(2)	☐	Designated. The following Matching Contributions in Election 24: .
(b)	☐	No Match. Will not match any Catch-Up Deferrals.
[Note: Election 26 does not apply to a safe harbor 401(k) plan unless the Employer will apply the ACP test. See Elections 37(a)(2)b. and 37(a)(2)c.(ii). In this case, Election 26 applies only to Additional Matching, if any. A safe harbor 401(k) Plan will apply the Basic Match or Enhanced Match to Catch-Up Deferrals. If the Employer elects to apply the ACP test safe harbor under Election 37(a)(2)a. or 37(a)(2)c.(i), Election 26 does not apply and the Plan also will apply any Additional Match to Catch-Up Deferrals.]
27.	NONELECTIVE CONTRIBUTIONS ( TYPE/AMOUNT INCLUDING PREVAILING WAGE CONTRIBUTIONS) (3.04(A)). The Employer Nonelective Contributions under Election 6(d) are subject to the following additional elections as to type and amount (Choose one or more of (a) through (e) as applicable):
(a)	☑	Discretionary. An amount the Employer in its sole discretion may determine.

(b)	☑	Fixed. (Choose one or more of (1), (2), and (3) as applicable):
(1)	☐	Uniform %. % of each Participant’s Compensation, per (e.g., Plan Year, month).

(2)	☐	Fixed dollar amount. $ , per (e.g., Plan Year, month, HOS, per Participant per month).

(3)	☑	Describe: See Nonelective Contribution Description in attached Appendix F (specify time period, e.g., per Plan Year quarter. If not specified, the time period is the Plan Year).
[Note: The Employer under Election 27(b)(3) may specify any Fixed Nonelective Contribution formula not described under Elections 27(b)(1) or (2) (e.g., For each Plan Year, 2% of net profits exceeding $50,000) and/or the Employer may describe different Fixed Nonelective Contributions as applicable to different Participant groups (e.g., A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division A Participants and a Fixed Nonelective Contribution equal to $500 per Participant each Plan Year applies to Division B Participants) .]
(c)	☐	Prevailing Wage Contribution. The Prevailing Wage Contribution amount(s) specified for the Plan Year or other applicable period in the Employer’s Prevailing Wage Contract(s). The Employer will make a Prevailing Wage Contribution only to Participants covered by the Contract and only as to Compensation paid under the Contract. If the Participant accrues an allocation of Employer Contributions (including forfeitures) under the Plan or any other Employer plan in addition to the Prevailing Wage Contribution, the Plan Administrator will (Choose one of (1) or (2)):
(1)	☐	No offset. Not reduce the Participant’s Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(2)	☐	Offset. Reduce the Participant’s Employer Contribution allocation by the amount of the Prevailing Wage Contribution.
(d)	☑	Related and Participating Employers. If any Related and Participating Employers contribute Nonelective Contributions to the Plan, the contribution formula(s) (Choose one of (1) or (2)):
(1)	☑	All the same. Is (are) the same as for the Signatory Employer under this Election 27.

(2)	☐	At least one different. Is (are) as follows: .
[Note: The Employer should not elect 27(d) unless there are Related Employers which are also Participating Employers. See Section 1.23(D). The Employer electing 27(d) also must complete Election 28(g) as to the allocation methods which apply to the Participating Employers.]
(e)	☐	Describe:
[Note: Under Election 27(e), the Employer may describe the amount and type of Nonelective Contributions from the elections available under Election 27 and/or a combination thereof as to a Participant group (e.g., A Discretionary Nonelective Contribution applies to Division A Employees. A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division B Employees).]
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28.	NONELECTIVE CONTRIBUTION ALLOCATION (3.04(B)). The Plan Administrator, subject to Section 3.06, will allocate to each Participant any Nonelective Contribution (excluding QNECs) under the following contribution allocation formula (Choose one or more of (a) through (h) as applicable):
(a)	☑	Pro rata. As a uniform percentage of Participant Compensation.

(b)	☐	Permitted disparity. In accordance with the permitted disparity allocation provisions of Section 3.04(B)(2), under which the following permitted disparity formula and definition of “Excess Compensation” apply (Complete (1) and (2)):
(1)	Formula (Choose one of a. or b.):
a.	☐	Two-tiered.

b.	☐	Four-tiered.
(2)	Excess Compensation. For purposes of Section 3.04(B)(2), “Excess Compensation” means Compensation in excess of (Choose one of a. or b.):
a.	☐	Percentage amount. _________% (not exceeding 100%) of the taxable wage base in effect on the first day of the Plan Year, rounded to the next highest $________ (not exceeding the taxable wage base).

b.	☐	Dollar amount. The following amount: $________ (not exceeding the taxable wage base in effect on the first day of the Plan Year).
(c)	☑	Incorporation of contribution formula. The Plan Administrator will allocate any Fixed Nonelective Contribution under Elections 27(b), 27(d) or 27(e), or any Prevailing Wage Contribution under Election 27(c), in accordance with the contribution formula the Employer adopts under those Elections.

(d)	☐	Classifications of Participants. In accordance with the classifications allocation provisions of Section 3.04(B)(3). The classifications are (Choose one of (1), (2), or (3)):
[Note: Typically, the Employer would elect 28(d) where it intends to satisfy nondiscrimination requirements using “cross-testing” under Treas. Reg. §1.401(a)(4)-8. However, choosing this election does not necessarily require application of cross-testing and the Plan may be able to satisfy nondiscrimination as to its classification-based allocations by testing allocation rates.]
(1)	☐	Each in own classification. Each Participant constitutes a separate classification.

(2)	☐	NHCEs/HCEs. Nonhighly Compensated Employee/Participants and Highly Compensated Employee/Participants.

(3)	☐	Describe the classifications: ____________________________________________
[Note: Any classifications under Election 28(d) must result in a definitely determinable allocation under Treas. Reg. §1.401-1(b)(1)(ii) and must constitute a reasonable classification within the meaning of Treas. Reg. §1.410(b)-4(b). The number of allocation rates is subject to the limitations in Section 3.04(B)(3)(b). Standard interest and mortality assumptions under Treas. Reg. §1.401(a)(4)-12 apply. In the case of a self-employed Participant, the requirements of Treas. Reg. §1.401(k)-1(a)(6) apply and the allocation method should not result in a cash or deferred election for the self-employed Participant. The Employer by the due date of its tax return (including extensions) must advise the Plan Administrator or Trustee in writing as to the allocation rate applicable to each Participant under Election 28(d)(1) or applicable to each classification under Elections 28(d)(2) or (3) for the allocation Plan Year. Under Election 28(d)(1), the Employer may decide from year to year the classification (allocation rate) applicable to each Participant, without the need to amend the Plan to change the classification.]
(e)	☐	Age-based. In accordance with the age-based allocation provisions of Section 3.04(B)(5). The Plan Administrator will use the Actuarial Factors based on the following assumptions (Complete both (1) and (2)):
(1)	Interest rate. (Choose one of a., b., or c.):
a.	☐	7.5% b. ☐ 8.0% c. ☐ 8.5%
(2)	Mortality table. (Choose one of a. or b.):
a.	☐	UP-1984. See Appendix D.

b.	☐	Alternative: ___________________________ (Specify 1983 GAM, 1983 IAM, 1971 GAM or 1971 IAM and attach applicable tables using such mortality table and the specified interest rate as replacement Appendix D.)
(f)	☐	Uniform points. In accordance with the uniform points allocation provisions of Section 3.04(B)(6). Under the uniform points allocation formula, a Participant receives (Choose one or both of (1) and (2). Choose (3) if applicable):
(1)	☐	Years of Service. ____________ point(s) for each Year of Service. The maximum number of Years of Service counted for points is _________.

“Year of Service” under this Election 28(f) means (Choose one of a. or b.):
a.	☐	Eligibility. Years of Service for eligibility in Election 16.

b.	☐	Vesting. Years of Service for vesting in Elections 42 and 43.
[Note: A Year of Service must satisfy Treas. Reg. §1.401(a)(4)-11(d)(3) for the uniform points allocation to qualify as a safe harbor allocation under Treas. Reg. §1.401(a)(4)-2(b)(3).]
(2)	☐	Age. ____________ point(s) for each year of age attained during the Plan Year.
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(3)	☐	Compensation. ____________ point(s) for each $_________ (not to exceed $200) increment of Plan Year Compensation.
(g)	☑	Related and Participating Employers. If any Related and Participating Employers contribute Nonelective Contributions to the Plan, the Plan Administrator will allocate the Nonelective Contributions made by the Participating Employer(s) under Election 27(d) (Complete (1) and (2)):
(1)	Allocation Method. (Choose one of a. or b.):
a.	☑	All the same. Using the same allocation method as applies to the Signatory Employer under this Election 28.

b.	☐	At least one different. Under the following allocation method(s): ___________________________.
(2)	Allocation sharing. The Plan Administrator will allocate the Nonelective Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):
a.	☐	Employer by Employer. Only to the Participants directly employed by the contributing Employer.

b.	☑	Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Nonelective Contributions for the Plan Year.
[Note: The Employer should not elect 28(g) unless there are Related Employers which are also Participating Employers. See Section 1.23(D) and Election 27(d). If the Employer elects 28(g)(2)a., the Employer should also elect 11(b)(8)b., to disregard the Compensation paid by “Y” Participating Employer in determining the allocation of the “X” Participating Employer contribution to a Participant (and vice versa) who receives Compensation from both X and Y. If the Employer elects 28(g)(2)b., the Employer should not elect 11(b)(8)b. Election 28(g)(2)a. does not apply to Safe Harbor Nonelective Contributions.]
(h)	☑	Describe: See attached Nonelective Contribution Allocation Description in the Attached Appendix F
(e.g., Pro rata as to Division A Participants and Permitted Disparity (two-tiered at 100% of the SSTWB) as to Division B Participants.)
29.	QNEC (PLAN-DESIGNATED) (3.04(C)(1)). The following provisions apply regarding Plan-Designated QNECs (Choose one of (a) or (b)):
[Note: Regardless of its elections under this Election 29, the Employer under Section 3.04(C)(2) may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QNECs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.]
(a)	☐	Not applicable. There are no Plan-Designated QNECs.

(b)	☑	Applies. There are Plan-Designated QNECs to which the following provisions apply (Complete (1), (2), and (3)):
(1)	Nonelective Contributions affected. The following Nonelective Contributions (as allocated to the designated allocation group under Election 29(b)(2)) are Plan-Designated QNECs (Choose one of a. or b.):
a.	☐	All. All Nonelective Contributions.

b.	☑	Designated. Only the following Nonelective Contributions under Election 27: (b)(3).
(2)	Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QNEC (Choose one of a. or b.):
a.	☑	NHCEs only. Only to NHCEs under the method elected in Election 29(b)(3).

b.	☐	All Participants. To all Participants under the method elected in Election 29(b)(3).
(3)	Allocation Method. The Plan Administrator will allocate a Plan-Designated QNEC using the following method (Choose one of a., b., c., or d.):
a.	☐	Pro rata.

b.	☐	Flat dollar.

c.	☐	Reverse. See Section 3.04(C)(3).

d.	☑	Describe: See attached Nonelective Contribution Allocation Description in the Attached Appendix F
[Note: Any allocation method the Employer elects under Election 29(b)(3)d. must be definitely determinable. See Section 4.10(D) as to targeting limitations applicable to QNEC nondiscrimination testing.]
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30.	SAFE HARBOR 401(k) PLAN (SAFE HARBOR CONTRIBUTIONS/ADDITIONAL MATCHING CONTRIBUTIONS) (3.05). The Employer under Election 6(e) will (or in the case of the Safe Harbor Nonelective Contribution may) contribute the following Safe Harbor Contributions described in Section 3.05(E) and will or may contribute Additional Matching Contributions described in Section 3.05(F) (Choose one of (a), (b), (c), or (d) when and as applicable. Complete (e) and (h). Choose (f), (g), and (i) as applicable):
(a)	☐	Safe Harbor Nonelective Contribution. The Safe Harbor Nonelective Contribution equals _________% of a Participant’s Compensation [Note: The amount in the blank must be at least 3%. The Safe Harbor Nonelective Contribution applies toward (offsets) most other Employer Nonelective Contributions. See Section 3.05(E)(11).]

(b)	☐	Safe Harbor Nonelective Contribution/delayed year-by-year election (maybe and supplemental notices). In connection with the Employer’s provision of the maybe notice under Section 3.05(I)(1), the Employer elects into safe harbor status by giving the supplemental notice and by making this Election 30(b) to provide for a Safe Harbor Nonelective Contribution equal to ______% (specify amount at least equal to 3%) of a Participant’s Compensation. This Election 30(b) and safe harbor status applies for the Plan Year ending: _____________________ (specify Plan Year end), which is the Plan Year to which the Employer’s maybe and supplemental notices apply.
[Note: If the Employer makes a delayed election into safe harbor status under Section 3.05(I)(1), the Employer must amend the Plan to provide for a Safe Harbor Nonelective Contribution equal to at least 3% of each Participant’s Compensation. The Employer may make this amendment by substitute Adoption Agreement page (electing Election 30(b)) or by another form of amendment under Section 11.02(B). An Employer using the maybe notice should not elect a Safe Harbor Nonelective Contribution under Election 30(a) unless the Employer intends to continue safe harbor status under this election in the subsequent Plan Year. By making its amendment into safe harbor status under Election 30(b), the Employer avoids the need to further amend the Plan if the Employer is not certain that it will apply the safe harbor in the subsequent Plan Year. By contrast, an Employer which gave the maybe notice and has decided to make the Safe Harbor Nonelective Contribution for that year and for future years should use Election 30(a). The Employer only elects 30(a) and should not elect 30(b) if prior to the Plan Year the Employer unequivocally decides to elect safe harbor status for the Plan Year and provides a safe harbor notice consistent with this election rather than giving the maybe notice. If the Employer gives the maybe notice and the Employer will or may make Matching Contributions, the Employer should elect Additional Matching under Election 30(h)(and should not elect Matching Contributions under Election 24) if it wishes to avoid ACP testing.]
(c)	☐	Basic Matching Contribution. A Matching Contribution equal to 100% of each Participant’s Elective Deferrals not exceeding 3% of the Participant’s Compensation, plus 50% of each Participant’s Elective Deferrals in excess of 3% but not in excess of 5% of the Participant’s Compensation. See Sections 1.34(E) and 3.05(E)(4). (Complete (1)):
(1)	Time period. For purposes of this Election 30(c), “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for: _______________. [Note: The Employer must complete the blank line with the applicable time period for computing the Basic Match, such as “each payroll period,” “each calendar month,” “each Plan Year quarter” or “the Plan Year.”]
(d)	☐	Enhanced Matching Contribution. See Sections 1.34(F) and 3.05(E)(5). (Choose one of (1) or (2) and complete (3) for any election):
(1)	☐	Uniform percentage. A Matching Contribution equal to ______% of each Participant’s Elective Deferrals but not as to Elective Deferrals exceeding ______% of the Participant’s Compensation.

(2)	☐	Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant’s Elective Deferral percentage. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation.

Elective Deferral Percentage	Matching Rate
______%	______%
______%	______%
______%	______%
(3)	Time period. For purposes of this Election 30(d), “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for: _______________. [Note: The Employer must complete the blank line with the applicable time period for computing the Enhanced Match, such as “each payroll period,” “each calendar month,” “each Plan Year quarter” or “the Plan Year.”]
[Note: The matching rate may not increase as the Elective Deferral percentage increases and the Enhanced Matching formula otherwise must satisfy the requirements of Code §§401(k)(12)(B)(ii) and (iii). If the Employer elects to satisfy the ACP safe harbor under Election 37(a)(2)a., the Employer also must limit Elective Deferrals taken into account for the Enhanced Matching Contribution to a maximum of 6% of Plan Year Compensation.]
(e)	Participants who will receive Safe Harbor Contributions. The allocation of Safe Harbor Contributions (Choose one of (1), (2), or (3)):
(1)	☐	Applies to all Participants. Applies to all Participants except as may be limited under Election 30(f).

(2)	☐	NHCEs only. Is limited to NHCE Participants only and may be limited further under Election 30(f). No HCE will receive a Safe Harbor Contribution allocation.

(3)	☐	NHCEs and designated HCEs. Is limited to NHCE Participants and to the following HCE Participants and may be limited further under Election 30(f): ___________________________________________________.
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[Note: Any HCE allocation group the Employer describes under Election 30(e)(3) must be definitely determinable. (e.g., Division “A” HCEs OR HCEs who own more than 5% of the Employer without regard to attribution rules).]
(f)	☐	Early Elective Deferrals/delay of Safe Harbor Contribution. The Employer may elect this Election 30(f) only if the Employer in Election 14 elects eligibility requirements for Elective Deferrals of less than age 21 and one Year of Service but elects age 21 and one Year of Service for Safe Harbor Matching or for Safe Harbor Nonelective Contributions. The Employer under this Election 30(f) limits the allocation of any Safe Harbor Contribution under Election 30 for a Plan Year to those Participants: (i) who have attained age 21; (ii) who have completed one Year of Service; and (iii) who the Plan Administrator in applying the OEE rule described in Section 4.06(C), treats as benefiting in the disaggregated plan covering the Includible Employees. Those Participants in the Plan Year whom the Plan Administrator treats as Otherwise Excludable Employees will not receive any Safe Harbor Contribution allocation and the Plan Administrator will apply the ADP (and, as applicable the ACP) test(s) to the disaggregated plan benefiting the Otherwise Excludable Employees. If the Employer in Election 10(a)(2) has elected “Participating Compensation” for allocating Elective Deferrals, Nonelective Contributions or Matching Contributions (as relevant to the allocation under this Election 30 based on the Contribution Type), the Plan Administrator, in allocating the Safe Harbor Contribution for the Plan Year in which the Participant crosses over to the Includible Employees group, will count Compensation and Elective Deferrals only on and following the Cross-Over Date. See Section 3.05(D).

(g)	☐	Another plan. The Employer will make the Safe Harbor Contribution to the following plan: _______________.
(h)	Additional Matching Contributions. See Sections 1.34(G) and 3.05(F). (Choose one of (1) or (2)):
(1)	☐	No Additional Matching Contributions. The Employer will not make any Additional Matching Contributions to its safe harbor Plan.

(2)	☐	Additional Matching Contributions. The Employer will or may make the following Additional Matching Contributions to its safe harbor Plan. (Choose a. and b. as applicable):
a.	☐	Fixed Additional Matching Contribution. The following Fixed Additional Matching Contribution (Choose (i) and (ii) as applicable and complete (iii) for any election):
(i)	☐	Uniform percentage. A Matching Contribution equal to ______% of each Participant’s Elective Deferrals but not as to Elective Deferrals exceeding ______% of the Participant’s Compensation.

(ii)	☐	Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant’s Elective Deferral percentage. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation.

Elective Deferral Percentage	Matching Rate
______%	______%
______%	______%
______%	______%
(iii)	Time period. For purposes of this Election 30(h)(2)a., “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for: _______________. [Note: The Employer must complete the blank line with the applicable time period for computing the Additional Match, e.g., “each payroll period,” “each calendar month,” “each Plan Year quarter” OR “the Plan Year.” If the Employer elects a match under both (i) and (ii) and will apply a different time period to each match, the Employer may indicate as such in the blank line.]
b.	☐	Discretionary Additional Matching Contribution. The Employer may make a Discretionary Additional Matching Contribution. If the Employer makes a Discretionary Matching Contribution, the Discretionary Matching Contribution will not apply as to Elective Deferrals exceeding _________% of the Participant’s Compensation (complete the blank if applicable or leave blank).
[Note: If the Employer elects to satisfy the ACP safe harbor under Election 37(a)(2)a. or 37(a)(2)c.(i), then as to any and all Matching Contributions, including Fixed Additional Matching Contributions and Discretionary Additional Matching Contributions: (i) the matching rate may not increase as the Elective Deferral percentage increases; (ii) no HCE may be entitled to a greater rate of match than any NHCE; (iii) the Employer must limit Elective Deferrals taken into account for the Additional Matching Contributions to a maximum of 6% of Plan Year Compensation; (iv) the Plan must apply all Matching Contributions to Catch-Up Deferrals; and (v) in the case of a Discretionary Additional Matching Contribution, the contribution amount may not exceed 4% of the Participant’s Plan Year Compensation.]
(i)	☐	Multiple Safe Harbor Contributions in disaggregated Plan. The Employer elects to make different Safe Harbor Contributions and/or Additional Matching Contributions to disaggregated parts of its Plan under Treas. Reg. §1.401(k)-1(b)(4) as follows: __________________________________________________________________ (Specify contributions for disaggregated plans, e.g., as to Collectively Bargained Employees a 3% Nonelective Safe Harbor Contribution applies and as to non-Collectively Bargained Employees, the Basic Matching Contribution applies).
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31.	ALLOCATION CONDITIONS (3.06(B)/(C)). The Plan does not apply any allocation conditions to: (i) Elective Deferrals; (ii) Safe Harbor Contributions; (iii) commencing as of the Final 401(k) Regulations Effective Date, Additional Matching Contributions which will satisfy the ACP test safe harbor; (iv) Employee Contributions; (v) Rollover Contributions; (vi) Designated IRA Contributions; (vii) SIMPLE Contributions; or (viii) Prevailing Wage Contributions, except as may be required by the Prevailing Wage Contract. To receive an allocation of Matching Contributions, Nonelective Contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s) (Choose one of (a) or (b). Choose (c) if applicable):
(a)	☐ No conditions. No allocation conditions apply to Matching Contributions, to Nonelective Contributions or to forfeitures.

(b)	☑ Conditions. The following allocation conditions apply to the designated Contribution Type and/or forfeitures (Choose one or more of (1) through (7) as applicable):
[Note: For this Election 31, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply. The Employer under Election 31(b)(7) may not impose an Hour of Service condition exceeding 1,000 Hours of Service in a Plan Year.]

(1)
Matching,
			Nonelective		(2)	(3)	(4)
			and Forfeitures		Matching	Nonelective	Forfeitures

(1)	☑	None.	N/A		☑	☐	☐
(See Election
31(a))

(2)	☐	501 HOS/terminees (91 consecutive days if Elapsed Time). See Section 3.06(B)(1)(b).	☐	OR	☐	☐	☐

(3)	☑	Last day of the Plan Year.	☐	OR	☐	☑	☑

(4)	☐	Last day of the Election 31(c) time period.	☐	OR	☐	☐	☐

(5)	☑	1,000 HOS in the Plan Year (182 consecutive days in Plan Year if Elapsed Time).	☐	OR	☐	☑	☑

(6)	☐	___(specify) HOS within the Election 31(c) time period, (but not exceeding 1,000 HOS in a Plan Year).	☐	OR	☐	☐	☐

(7)	☑	Describe conditions: For matching contributions made on a Plan Year basis, the 1000 Hour of Service and Last day of the Plan Year allocation conditions apply (e.g., Last day of the Plan Year as to Nonelective Contributions for Participating Employer “A” Participants. No allocation conditions for Participating Employer “B” Participants).
(c)	☑ Time period. Under Section 3.06(C), apply Elections 31(b)(4), (b)(6) or (b)(7) to the specified contributions/forfeitures based on each (Choose one of (1) through (5)):

(1)	☑	Plan Year	☐	OR	☑	☐	☐
(2)	☐	Plan Year quarter	☐	OR	☐	☐	☐
(3)	☐	Calendar month	☐	OR	☐	☐	☐
(4)	☐	Payroll period	☐	OR	☐	☐	☐
(5)	☐	Describe time period:

[Note: If the Employer elects 31(b)(4) or (b)(6), the Employer must choose (c). If the Employer elects 31(b)(7), choose (c) if applicable.]
32.	ALLOCATION CONDITIONS — APPLICATION/WAIVER/SUSPENSION (3.06(D)/(F)). Under Section 3.06(D), in the event of Severance from Employment as described below, apply or do not apply Election 31(b) allocation conditions to the specified contributions/forfeitures as follows (If the Employer elects 31(b), the Employer must complete Election 32. Choose one of (a) or (b). Complete (c)):
[Note: For this Election 32, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply.]
(a)	☑ Total waiver or application. If a Participant incurs a Severance from Employment on account of or following death, Disability or attainment of Normal Retirement Age (Choose one of (1) or (2)):
(1)	☑	Do not apply. Do not apply elected allocation conditions to Matching Contributions, to Nonelective Contributions or to forfeitures.

(2)	☐	Apply. Apply elected allocation conditions to Matching Contributions, to Nonelective Contributions and to forfeitures.
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(1)
Matching,
			Nonelective		(2)	(3)	(4)
			and Forfeitures		Matching	Nonelective	Forfeitures
(b)	☐	Application/waiver as to Contribution Types events. If a Participant incurs a Severance from Employment, apply allocation conditions except such conditions are waived if Severance is on account of or following death, Disability or attainment of Normal Retirement Age as specified, and as applied to the specified Contribution Types/forfeitures (Choose (1), (2), and (3) as applicable):

	(1)	☐ Death	☐	OR	☐	☐	☐

	(2)	☐ Disability	☐	OR	☐	☐	☐

	(3)	☐ Normal Retirement Age	☐	OR	☐	☐	☐
(c)	Suspension. The suspension of allocation conditions of Section 3.06(F) (Choose one of (1) or (2)):
(1)	☐ Applies. Applies as follows (Choose one of a., b., or c.):

a.	☐ Both. Applies both to Nonelective Contributions and to Matching Contributions.

b.	☐ Nonelective. Applies only to Nonelective Contributions.

c.	☐ Match. Applies only to Matching Contributions.
(2)	☑ Does not apply.
33.	FORFEITURE ALLOCATION METHOD (3.07). The Plan Administrator will allocate a Participant forfeiture attributable to all Contribution Types or attributable to all Nonelective Contributions or to all Matching Contributions as follows (Choose one or more of (a) through (g) as applicable. Choose (e) only in conjunction with at least one other election):
[Note: Even if the Employer elects immediate vesting, the Employer should complete Election 33. See Section 7.07.]

			(1)		(2)	(3)
			All		Nonelective	Matching
			Forfeitures		Forfeitures	Forfeitures

(a)	☐	Additional Nonelective. Allocate as additional Discretionary Nonelective Contribution.	☐	OR	☐	☐

(b)	☐	Additional Match. Allocate as additional Discretionary Matching Contribution.	☐	OR	☐	☐

(c)	☐	Reduce Nonelective. Apply to Nonelective Contribution.	☐	OR	☐	☐

(d)	☑	Reduce Match. Apply to Matching Contribution.	☑	OR	☐	☐

(e)	☑	Plan expenses. Pay reasonable Plan expenses first (See Section 7.04(C)), then allocate in the manner described above.	☑	OR	☐	☐

(f)	☐	Safe harbor/top-heavy exempt. Apply all forfeitures to Safe Harbor Contributions and Plan expenses in accordance with Section 3.07(A)(4).

(g)	☐	Describe:

(e.g., Forfeitures attributable to transferred balances from Plan X are allocated only to former Plan X participants.)
34.	FORFEITURE ALLOCATION TIMING (3.07(B)). See Sections 3.07, 5.07 and 7.07 as to when a forfeiture occurs. Once a forfeiture occurs, this Election 34 determines the timing of the forfeiture allocation. The Plan Administrator will allocate a Participant’s forfeiture (Choose one of (a) or (b)):

			(1)		(2)	(3)
			All		Nonelective	Matching
			Forfeitures		Forfeitures	Forfeitures

(a)	☑	Same Plan Year. In the same Plan Year in which the designated forfeiture occurs.	☑	OR	☐	☐

(b)	☐	Next Plan Year. In the Plan Year following the Plan Year in which the designated forfeiture occurs.	☐	OR	☐	☐
[Note: The elected forfeiture allocation timing applies irrespective of when the Employer makes its contribution(s), if any, for a Plan Year. Even if the Employer elects immediate vesting, the Employer should complete Election 34. See Sections 3.07 and 7.07.]
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35.	EMPLOYEE (AFTER-TAX) CONTRIBUTIONS (3.09). The following additional elections apply to Employee Contributions under Election 6(f). (Complete (a) and (b)):
(a)	Limitations. The Plan permits Employee Contributions subject to the following limitations, if any, in addition to those already imposed under the Plan (Choose one of (1) or (2)):
(1)	☐ None. No additional limitations.

(2)	☑ Additional limitations. The following additional limitations: an Employee can contribute in increments of 1% to 6%.
[Note: Any designated limitation(s) must be the same for all Participants and must be definitely determinable.]
(b)	Matching Contributions. (Choose one of (1) or (2)):
(1)	☐	None. The Employer will not make any Matching Contributions based on Employee Contributions.

(2)	☑	Applies. For each Plan Year, the Employer’s Matching Contribution made as to Employee Contributions is: as described in the Appendix F to the document relative to Employer Matching contributions.
36.	DESIGNATED IRA CONTRIBUTIONS (3.12). Under Election 6(h), a Participant may make Designated IRA Contributions effective for Plan Years beginning after ________________ (date specified must be no earlier than December 31, 2002). (Complete (a) and (b)):
(a)	Type of IRA contribution. A Participant’s Designated IRA Contributions will be (Choose one of (1), (2), or (3)):
(1)	☐ Traditional.

(2)	☐ Roth.

(3)	☐ Traditional/Roth. As the Participant elects at the time of contribution.
(b)	Type of Account. A Participant’s Designated IRA Contributions will be held in the following form of Account(s) (Choose one of (1), (2), or (3)):
(1)	☐ IRA.

(2)	☐ Individual Retirement Annuity.

(3)	☐ IRA/Individual Retirement Annuity. As the Participant elects at the time of contribution.
ARTICLE IV
LIMITATIONS AND TESTING
[Note: The Employer, in the “Effective as of execution” column under Election 37, must elect those testing elections which are: (i) in effect as of date of the Employer’s execution of this Adoption Agreement; and (ii) if the Adoption Agreement restates the Plan, also are retroactive to the later of the Plan’s original Effective Date or EGTRRA restated Effective Date, except as indicated in Appendix A. If the Employer wishes to change any testing election after it executes this Adoption Agreement, the Employer must elect the changes in the “Changes post-execution” column under Election 37, and the Employer must specify the Plan Year Effective Date(s) of any changed election. The Employer may complete the Effective Date blanks specifying the changed election applies to a single Plan Year (e.g., “2011 only”), or a range of Plan Years (e.g., “2011-2015”) or may specify the change as becoming effective in a specified Plan Year (e.g., “commencing 2010”). If the Employer specifies a single Plan Year only or specifies a range of Plan Years, the Plan becomes subject to the election in the “Effective as of execution” column in the Plan Years commencing after the specified Year(s), unless the Employer subsequently changes the election. If the Employer specifies the change as commencing in a Plan Year, the election applies in the specified Plan Year and in all following Plan Years unless the Employer subsequently changes the election.]
37.	ANNUAL TESTING ELECTIONS (4.06(B)). The Employer makes the following Plan specific annual testing elections under Section 4.06(B). (Complete (a) and (b)):

					(1)	(2)
					Effective as of execution	Changes post-execution
					(and retroactively	(specify Plan Year
					if restatement)	Effective Date(s))

(a)	Nondiscrimination testing. (Choose one of (1), (2), or (3)):

	(1)	☑	Traditional 401(k) Plan/ADP/ACP test. The following testing method(s) apply (Choose a. and b. as applicable):

[Note: The Plan may “split test” for Plan Years commencing in 2005.]

		a.	☑	Current Year Testing. See Section 4.11(E). Current Year Testing applies to the ADP/ACP tests as elected below (Choose one or both of (i) and (ii)):

			(i)	☑ ADP test.	☑	☐ Effective Date(s):

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(ii)	☑ ACP test.	☑	☐ Effective Date(s):

[Note: The Employer may leave (ii) blank if the Plan does not permit Matching Contributions or Employee Contributions and the Plan Administrator will not recharacterize Elective Deferrals as Employee Contributions for testing.]

b.	☐	Prior Year Testing. See Section 4.11(I).

Prior Year Testing applies to the ADP/ACP tests as elected below. See Sections 4.10(B)(4)(f)(iv) and 4.10(C)(5)(e)(iv) as to the first Plan Year. (Choose one or both of (i) and (ii)):

	(i)	☐ ADP test.	☐	☐ Effective Date(s):

	(ii)	☐ ACP test.	☐	☐ Effective Date(s):

[Note: The Employer may leave (ii) blank if the Plan does not permit Matching Contributions or Employee Contributions and the Plan Administrator will not recharacterize Elective Deferrals as Employee Contributions for testing.]

(2)	☐	Safe Harbor Plan/No testing or ACP test only. (Choose one of a., b., or c.):

	a.	☐	No testing.	☐	☐ Effective Date(s):

ADP test safe harbor applies and if applicable,
ACP test safe harbor applies.

	b.	☐	ACP test only.
ADP test safe harbor applies, but Plan will perform
ACP test as follows (Choose one of (i) or (ii)):

		(i)	☐ Current Year Testing.	☐	☐ Effective Date(s):

		(ii)	☐ Prior Year Testing.	☐	☐ Effective Date(s):

[Note: The Employer may elect Prior Year Testing under Election 37(a)(2)b.(ii) only for Plan Years after the Final 401(k) Regulations Effective Date.]

c.	☐	Possible delayed election.	☐	☐ Effective Date(s):
(maybe notice/supplemental notice)
The Employer under Section 3.05(I)(1) may treat the Plan as a Traditional 401(k) Plan or may make a delayed election to treat the Plan as a Safe Harbor 401(k) Plan. If the Employer gives the maybe and supplemental notices and amends the Plan to provide for the Safe Harbor Nonelective Contribution, the Plan is an ADP test safe harbor plan for the Plan Year to which the maybe and supplemental notices and the amendment apply. If the Employer does not give the supplemental notice, the Plan is a Traditional 401(k) Plan, subject to ADP Current Year Testing and, if applicable, to ACP Current Year Testing. If the Employer gives the supplemental notice and amends the Plan to provide for the Safe Harbor Nonelective Contribution, and the Employer has elected Additional Matching Contributions under Election 30(h) (Choose one of (i) or (ii)):
(i)	☐	No testing. ADP and ACP test safe harbors apply. The Employer’s elections under 30(h) as to Additional Matching Contributions satisfy the ACP safe harbor requirements and the Employer elects to apply the Election 30(h) stated ACP test safe harbor conditions (see the Note following Election 30(h)) as to all Additional Matching Contributions.

(ii)	☐	ACP test only. ADP safe harbor applies, but the Plan will perform the ACP test as to all Additional Matching Contributions using Current Year Testing.
[Note: Even if the Employer does not elect 37(a)(2)c., the Employer still may make a delayed election into safe harbor status under Section 3.05(I)(1) using the maybe and supplemental notices and by amending the plan to provide for the Safe Harbor Nonelective Contribution. However, in this case, the Employer also must amend the Plan to make its testing elections under this Election 37 consistent with its delayed election into safe harbor status. The Employer then may elect any election under 37(a)(2), including 37(a)(2)c. An Employer’s election of 37(a)(2)c. permits the Plan to remain in perpetual possible delayed safe harbor election status, while minimizing the number of Plan amendments required to do so.]

(3)	☐	SIMPLE 401(k) Plan/No testing.	☐	☐ Effective Date(s):

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(b)	HCE determination. (Complete both (1) and (2)):

	(1)	Top-paid group election. (Choose one of a. or b.):

		a. ☑ Does not apply.	☑	☐ Effective Date(s):

		b. ☐ Applies.	☐	☐ Effective Date(s):

	(2)	Calendar year data election (fiscal year Plan only). (Choose one of a. or b.):

		a. ☐ Does not apply.	☐	☐ Effective Date(s):

		b. ☐ Applies.	☐	☐ Effective Date(s):

ARTICLE V
VESTING REQUIREMENTS
38.	NORMAL RETIREMENT AGE (5.01). A Participant attains Normal Retirement Age under the Plan on the following date (Choose one of (a) or (b)):
(a)	☑	Specific age. The date the Participant attains age 65. [Note: The age may not exceed age 65.]

(b)	☐	Age/participation. The later of the date the Participant attains age or the anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [Note: The age may not exceed age 65 and the anniversary may not exceed the 5th.]
39.	EARLY RETIREMENT AGE (5.01). (Choose one of (a) or (b)):
(a)	☑	Not applicable. The Plan does not provide for an Early Retirement Age.

(b)	☐	Early Retirement Age. Early Retirement Age is the later of: (i) the date a Participant attains age ; (ii) the date a Participant reaches his/her anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan; or (iii) the date a Participant completes Years of Service.
[Note: The Employer should leave blank any of clauses (i), (ii), and (iii) which are not applicable.]
“Years of Service” under this Election 39 means (Choose one of (1) or (2) as applicable):
(1)	☐	Eligibility. Years of Service for eligibility in Election 16.

(2)	☐	Vesting. Years of Service for vesting in Elections 42 and 43.
[Note: Election of an Early Retirement Age does not affect the time at which a Participant may receive a Plan distribution. However, a Participant becomes 100% vested at Early Retirement Age.]
40.	ACCELERATION ON DEATH OR DISABILITY (5.02). Under Section 5.02, if a Participant incurs a Severance from Employment as a result of death or Disability (Choose one of (a), (b), or (c)):
(a)	☑	Applies. Apply 100% vesting.

(b)	☐	Not applicable. Do not apply 100% vesting. The Participant’s vesting is in accordance with the applicable Plan vesting schedule.

(c)	☐	Limited application. Apply 100% vesting, but only if a Participant incurs a Severance from Employment as a result of (Choose one of (1) or (2)):
(1)	☐	Death.

(2)	☐	Disability.
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41.	VESTING SCHEDULE (5.03). A Participant has a 100% Vested interest at all times in his/her Accounts attributable to: (i) Elective Deferrals; (ii) Employee Contributions; (iii) QNECs; (iv) QMACs; (v) Safe Harbor Contributions; (vi) SIMPLE Contributions; (vii) Rollover Contributions; (viii) Prevailing Wage Contributions unless the Prevailing Wage Contract provides otherwise; (ix) DECs; and (x) Designated IRA Contributions. The following vesting schedule applies to Regular Matching Contributions, to Additional Matching Contributions (irrespective of ACP testing status) and to Nonelective Contributions (other than Prevailing Wage Contributions) (Choose (a) or choose one or both of (b) and (d) as applicable. Choose (c) if elect a non-top-heavy schedule under (b) or (d)):
(a)	☐	Immediate vesting. 100% Vested at all times in all Accounts.
[Note: Unless all Contribution Types are 100% Vested, the Employer should not elect 41(a). If the Employer elects immediate vesting under 41(a), the Employer should not complete the balance of Election 41 or Elections 42 and 43 (except as noted therein). The Employer must elect 41(a) if the eligibility Service condition under Election 14 as to all Contribution Types (except Elective Deferrals and Safe Harbor Contributions) exceeds one Year of Service or more than 12 months. The Employer must elect 41(b)(1) as to any Contribution Type where the eligibility service condition exceeds one Year of Service or more than 12 months. The Employer should elect 41(b) if any Contribution Type is subject to a vesting schedule.]
(b)	☑	Vesting schedules: Apply the following vesting schedules (Choose one or more of (1) through (7) as applicable):

(4)
			(1)			(3)	Additional
			All		(2)	Regular	Matching (See
			Contributions		Nonelective	Matching	Section 3.05(F))

(1)	☐	Immediate vesting	N/A		☐	☐	☐
(See Election 42(a))

(2)	☐	Top-heavy: 6-year graded	☐	OR	☐	☐	☐

(3)	☐	Top-heavy: 3-year cliff	☐	OR	☐	☐	☐

(4)	☑	Modified top-heavy:	☑	OR	☐	☐	☐

Years of Service	Vested %
Less than 1	a.	0%
1	b.	20%
2	c.	40%
3	d.	60%
4	e.	80%
5	f.	100%
6 or more		100%

(5)	☐	Non-top-heavy: 7-year graded	N/A	☐	N/A	N/A

(6)	☐	Non-top-heavy: 5-year cliff	N/A	☐	N/A	N/A

(7)	☐	Modified non-top-heavy:	N/A	☐	N/A	N/A

Years of Service	Vested %
Less than 1	a.

1	b.

2	c.

3	d.

4	e.

5	f.

6	g.

7 or more		100%
[Note: If the Employer does not elect 41(a), the Employer under 41(b) must elect immediate vesting or must elect a top-heavy or modified top-heavy vesting schedule. The modified top-heavy schedule of Election 41(b)(4) must satisfy Code §416. A top-heavy schedule must apply to Regular Matching Contributions and to Additional Matching Contributions. See Section 5.03(A)(1). The Employer as to Nonelective Contributions only may elect one of Elections 41(b)(5), (6), or (7) in addition to electing a top-heavy schedule. The Employer must complete Election 41(c) if it elects any non-top-heavy schedule. If the Employer does not elect a non-top-heavy schedule, the elected top-heavy schedule(s) applies to all Plan Years. If the Employer elects 41(b)(7), the modified non-top-heavy schedule must satisfy Code §411(a)(2). If the Employer elects Additional Matching under Election 30(h), the Employer should elect vesting under the Additional Matching column in this Election 41(b). That election applies to the Additional Matching even if the Employer has given the maybe notice but does not give the supplemental notice for any Plan Year and as to such Plan Years, the Plan is not a safe harbor plan and the Matching Contributions are not Additional Matching Contributions. If the Plan’s Effective Date is after December 31, 2006, do not complete Elections 41(b)(5), (b)(6), or (b)(7).]
(c)	☐	Nonelective Contributions: application of top-heavy schedule (Choose one of (1) or (2)):
(1)	☐	Apply in all Plan Years once top-heavy. Apply the top-heavy vesting schedule under Election 41(b) for the first Plan Year in which the Plan is top-heavy and then in all subsequent Plan Years.

(2)	☐	Apply only in top-heavy Plan Years. Apply the non-top-heavy schedule under Election 41(b) in all Plan Years in which the Plan is not a top-heavy plan.
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(d)	☐	Special vesting provisions: _______________________________________________________________.
[Note: The Employer under Election 41(d) may describe special vesting provisions from the elections available under Election 41 and/or a combination thereof as to a: (i) Participant group (e.g., Full vesting applies to Division A Employees OR to Employees hired on/before “x” date. 6-year graded vesting applies to Division B Employees OR to Employees hired after “x” date.); and/or (ii) Contribution Type (e.g., Full vesting applies as to Discretionary Nonelective Contributions. 6-year graded vesting applies to Fixed Nonelective Contributions). Any special vesting provision must satisfy Code §411(a) and must be nondiscriminatory.]
42.	YEAR OF SERVICE — VESTING (5.05). (Complete both (a) and (b)):
[Note: If the Employer elects the Elapsed Time Method for vesting the Employer should not complete this Election 42. If the Employer elects immediate vesting, the Employer should not complete Election 42 or Election 43 unless it elects to apply a Year of Service for vesting under any other Adoption Agreement election.]
(a)	Year of Service. An Employee must complete at least 1000 Hours of Service during a Vesting Computation Period to receive credit for a Year of Service under Article V. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000.]

(b)	Vesting Computation Period. The Plan measures a Year of Service based on the following 12-consecutive month period (Choose one of (1) or (2)):
(1)	☑	Plan Year.

(2)	☐	Anniversary Year.
43.	EXCLUDED YEARS OF SERVICE — VESTING (5.05(C)). The Plan excludes the following Years of Service for purposes of vesting (Choose (a) or choose one or more of (b) through (e) as applicable):
(a)	☑	None. None other than as specified in Section 5.05(C)(1).

(b)	☐	Age 18. Any Year of Service before the Vesting Computation Period during which the Participant attained the age of 18.

(c)	☐	Prior to Plan establishment. Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

(d)	☐	Rule of Parity. Any Year of Service excluded under the rule of parity. See Plan Section 5.06(C).

(e)	☐	Additional exclusions. The following Years of Service: ___________________________________.
[Note: The Employer under Election 43(e) may describe vesting service exclusions provisions available under Election 43 and/or a combination thereof as to a: (i) Participant group (e.g., No exclusions apply to Division A Employees OR to Employees hired on/before “x” date. The age 18 exclusion applies to Division B Employees OR to Employees hired after “x” date.); or (ii) Contribution Type (e.g., No exclusions apply as to Discretionary Nonelective Contributions. The age 18 exclusion applies to Fixed Nonelective Contributions). Any exclusion specified under Election 43(e) must comply with Code §411(a)(4). Any exclusion must be nondiscriminatory.]
ARTICLE VI
DISTRIBUTION OF ACCOUNT BALANCE
44.	MANDATORY DISTRIBUTION (6.01(A)(1)/6.08(D)). The Plan provides or does not provide for Mandatory Distribution of a Participant’s Vested Account Balance following Severance from Employment, as follows (Choose one of (a) or (b)):
(a)	☐	No Mandatory Distribution. The Plan will not make a Mandatory Distribution following Severance from Employment.

(b)	☑	Mandatory Distribution. The Plan will make a Mandatory Distribution following Severance from Employment. (Complete (1) and (2). Choose (3) unless the Employer elects to limit Mandatory Distributions to $1,000 including Rollover Contributions under Elections 44(b)(1)b. and 44(b)(2)b.):
(1)	Amount limit. As to a Participant who incurs a Severance from Employment and who will receive distribution before attaining the later of age 62 or Normal Retirement Age, the Mandatory Distribution maximum amount is equal to (Choose one of a., b., or c.):
a.	☑	$5,000.

b.	☐	$1,000.

c.	☐	Specify amount: $ ___(may not exceed $5,000).
(2)	Application of Rollovers to amount limit. In determining whether a Participant’s Vested Account Balance exceeds the Mandatory Distribution dollar limit in Election 44(b)(1), the Plan (Choose one of a. or b.):
a.	☐	Disregards Rollover Contribution Account.

b.	☑	Includes Rollover Contribution Account.
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(3)	☑	Amount of Mandatory Distribution subject to Automatic Rollover. A Mandatory Distribution to a Participant before attaining the later of age 62 or Normal Retirement Age is subject to Automatic Rollover under Section 6.08(D) (Choose one of a. or b.):
a.	☑	Only if exceeds $1,000. Only if the amount of the Mandatory Distribution exceeds $1,000, which for this purpose must include any Rollover Contributions Account.

b.	☐	Specify lesser amount. Only if the amount of the Mandatory Distribution is at least: $ (specify $1,000 or less).
45.	SEVERANCE DISTRIBUTION TIMING (6.01). Subject to the timing limitations of Section 6.01(A)(1) in the case of a Mandatory Distribution, or in the case of any Distribution Requiring Consent under Section 6.01(A)(2), for which consent is received, the Plan Administrator will instruct the Trustee to distribute a Participant’s Vested Account Balance as soon as is administratively practical following the time specified below (Choose one or more of (a) through (k) as applicable):
[Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 45 no longer apply. See Section 6.01(B) and Election 49.]

			(1)	(2)
			Mandatory	Distribution
			Distribution	Requiring Consent

(a)	☑	Immediate. Immediately following Severance from Employment.	☑	☑

(b)	☐	Next Valuation Date. After the next Valuation Date following Severance from Employment.	☐	☐

(c)	☐	Plan Year. In the ______ Plan Year following Severance from Employment (e.g., next or fifth).	☐	☐

(d)	☐	Plan Year quarter. In the ______ Plan Year quarter following Severance from Employment (e.g., next or fifth).	☐	☐

(e)	☐
Contribution Type Accounts._________ as to the Participant’s _________ Account(s) and _________ as to the Participant’s _________ Account(s) (e.g., As soon as is practical following Severance from Employment as to the Participant’s Elective Deferral Account and as soon as is practical in the next Plan Year following Severance from Employment as to the Participant’s Nonelective and Matching Accounts).
			☐	☐

(f)	☐
Vesting controlled timing. If the Participant’s total Vested Account Balance exceeds $        , distribute ____________ (specify timing) and if the Participant’s total Vested Account Balance does not exceed $        , distribute ____________ (specify timing).
			☐	☐

(g)	☐
Distribute at Normal Retirement Age. As to a Mandatory Distribution, distribute not later than 60 days after the beginning of the Plan Year following the Plan Year in which the previously severed Participant attains the earlier of Normal Retirement Age or age 65. [Note: An election under column (2) only will have effect if the Plan’s NRA is less than age 62.]
			☐	☐

(h)	☐
Acceleration. Notwithstanding any later specified distribution date in Election 45, a Participant may elect an earlier distribution following Severance from Employment (Choose (1) and (2) as applicable):
			☐	☐

	(1)	☐ Disability. If Severance from Employment is on account of Disability or if the Participant incurs a Disability following Severance from Employment.

	(2)	☐ Hardship. If the Participant incurs a hardship under Section 6.07 following Severance from Employment.

(i)	☐	Required distribution at Normal Retirement Age. A severed Participant may not elect to delay distribution beyond the later of age 62 or Normal Retirement Age.	N/A	☐

(j)	☐
No buy-back/vesting controlled timing.
Distribute as soon as is practical following Severance from Employment if the Participant is fully Vested. Distribute as soon as is practical following a Forfeiture Break in Service if the Participant is not fully Vested.
			☐	☐
(k)	☐ Describe Severance from Employment distribution timing: ___________________________________
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[Note: The Employer under Election 45(k) may describe Severance from Employment distribution timing provisions from the elections available under Election 45 and/or a combination thereof as to any: (i) Participant group (e.g., Immediate distribution after Severance of Employment applies to Division A Employees OR to Employees hired on/before “x” date. Distribution after the next Valuation Date following Severance from Employment applies to Division B Employees OR to Employees hired after “x” date.); (ii) Contribution Type (e.g., As to Division A Employees, immediate distribution after Severance of Employment applies as to Elective Deferral Accounts and distribution after the next Valuation Date following Severance from Employment applies to Nonelective Contribution Accounts); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 45(k) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) comply with Code §401(a)(14) timing requirements; (iv) be nondiscriminatory and (v) preserve Protected Benefits as required.]
46.	IN-SERVICE DISTRIBUTIONS/EVENTS (6.01(C)). A Participant may elect an In-Service Distribution of the designated Contribution Type Accounts based on any of the following events in accordance with Section 6.01(C) (Choose one of (a) or (b)):
[Note: If the Employer elects any In-Service Distribution option, a Participant may elect to receive as many In-Service Distributions per Plan Year (with a minimum of one per Plan Year) as the Plan Administrator’s In-Service Distribution form or policy may permit. If the form or policy is silent, the number of In-Service Distributions is not limited. Prevailing Wage Contributions are treated as Nonelective Contributions unless the Prevailing Wage Contract provides otherwise. See Section 6.01(C)(4)(d) if the Employer elects to use Prevailing Wage Contributions to offset other contributions.]
(a)	☐	None. The Plan does not permit any In-Service Distributions except as to any of the following (if applicable): (i) RMDs under Section 6.02; (ii) Protected Benefits; and (iii) under Section 6.01(C)(4) as to Employee Contributions, Rollover Contributions, DECs, Transfers, and Designated IRA Contributions.

(b)	☑	Permitted. In-Service Distributions are permitted as follows from the designated Contribution Type Accounts (Choose one or more of (1) through (9)):
[Note: Unless the Employer elects otherwise in Election 46(b)(9), Elective Deferrals under Election 46(b) includes Pre-Tax and Roth Deferrals and Matching Contributions includes Additional Matching Contributions, irrespective of the Plan’s ACP testing status.]

			(1)		(2)	(3)	(4)	(5)	(6)	(7)
			All		Elective	Safe Harbor			Matching	Nonelective/
			Contributions		Deferrals	Contributions	QNECs	QMACs	Contrib.	SIMPLE

(1)	☐	None. Except for Election 46(a) exceptions.	N/A (See Election 46(a))		☐	☐	☐	☐	☐	☐

(2)	☑	Age 59 1/2 (must be at least 59 1/2).	☐	OR	☑	☐	☑	☑	☐	☐

(3)	☐	Age ___ (less than 59 1/2).	N/A		N/A	N/A	N/A	N/A	☐	☐

(4)	☑	Hardship (safe harbor). See Section 6.07(A).	N/A		☑	N/A	N/A	N/A	☑	☑

(5)	☐	Hardship (non-safe harbor). See Section 6.07(B).	N/A		N/A	N/A	N/A	N/A	☐	☐

(6)	☑	Disability.	☐	OR	☑	☐	☑	☑	☑	☑

(7)	☐	___ year contributions. (specify minimum of two years) See Section 6.01(C)(4)(a)(i).	N/A		N/A	N/A	N/A	N/A	☐	☐

(8)	☐	___ months of participation. (specify minimum of 60 months) See Section 6.01(C)(4)(a)(ii).	N/A		N/A	N/A	N/A	N/A	☐	☐

(9)	☐	Describe:

[Note: The Employer under Election 46(b)(9) may describe In-Service Distribution provisions from the elections available under Election 46 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable at age 59 1/2 OR Accounts of Employees hired on/before “x” date are distributable at age 59 1/2). No In-Service Distributions apply to Division B Employees OR to Employees hired after “x” date.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable on Disability. Fixed Nonelective Contribution Accounts are distributable on Disability or Hardship (non-safe harbor)); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 46(b)(9) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected
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Benefits as required; (iv) be nondiscriminatory; and (v) not permit an “early” distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Section 6.01(C)(4).]
In-Service Distribution of other Accounts. See Section 6.01(C)(4) as to In-Service Distribution of Employee Contributions, Rollover Contributions, DECs, Transfers, and Designated IRA Contributions.
47.	IN-SERVICE DISTRIBUTIONS/ADDITIONAL CONDITIONS (6.01(C)). The following additional conditions apply to In-Service Distributions under Election 46(b) (Choose one of (a) or (b)):
[Note: The Employer should complete Election 47 if the Employer elects any In-Service Distributions under Election 46(b).]
(a)	☐	Additional conditions. (Complete (1). Choose (2) and (3) as applicable):

	(1)	Vesting. A Participant may receive an In-Service Distribution under Election 46(b) based on vesting in the distributing Account as follows (Choose one of a., b., or c.):
a.	☐	100% vesting required. A Participant may not receive any In-Service Distribution unless the Participant is 100% Vested in the distributing Account.

b.	☐	100% vesting required except hardship. A Participant may not receive any In-Service Distribution unless the Participant is 100% Vested in the distributing Account, unless the distribution is based on hardship.

c.	☐	Not required. A Participant may receive an In-Service Distribution even from a partially-Vested Account, but the amount distributed may not exceed the Vested amount in the distributing partially-Vested Account.
(2)	☐	Minimum amount. A Participant may not receive an In-Service Distribution in an amount which is less than: $_________ (specify amount not exceeding $1,000).

(3)	☐	Describe other conditions:
[Note: An Employer’s election under Election 47(a)(3) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an “early” distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Section 6.01(C)(4).]
(b)	☑	No other conditions. A Participant may elect to receive an In-Service Distribution upon any Election 46(b) event without further condition, provided that the amount distributed may not exceed the Vested amount in the distributing Account.
48.	POST-SEVERANCE AND LIFETIME RMD DISTRIBUTION METHODS (6.03). A Participant whose Vested Account Balance exceeds $5,000 (or any lesser amount elected in Appendix B, Election 54(g)(7)): (i) who has incurred a Severance from Employment and will receive a distribution; or (ii) who remains employed but who must receive lifetime RMDs, may elect distribution under one of the following method(s) of distribution described in Section 6.03 and subject to any Section 6.03 limitations. (Choose one or more of (a) through (f) as applicable):
[Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 48 no longer apply. See Section 6.01(B) and Election 49.]
(a)	☑	Lump-Sum. See Section 6.03(A)(3).

(b)	☐	Installments only if Participant subject to lifetime RMDs. A Participant who is required to receive lifetime RMDs may receive installments payable in monthly, quarterly or annual installments equal to or exceeding the annual RMD amount. See Sections 6.02(A) and 6.03(A)(4)(a).

(c)	☐	Installments. See Section 6.03(A)(4).

(d)	☐	Alternative Annuity: ____________________________________. See Section 6.03(A)(5).
[Note: Under a Plan which is subject to the joint and survivor annuity distribution requirements of Section 6.04 (Election 50(b)), the Employer may elect under 48(d) to offer one or more additional annuities (Alternative Annuity) to the Plan’s QJSA or QPSA. If the Employer elects under Election 50(a) to exempt Exempt Participants from the joint and survivor annuity requirements, the Employer should not elect to provide an Alternative Annuity under 48(d).]
(e)	☐	Ad-Hoc distributions. See Section 6.03(A)(6).
[Note: If an Employer elects to permit Ad-Hoc distributions: (i) the option must be available to all Participants; and (ii) the option is a Protected Benefit.]
(f)	☐	Describe distribution method(s):
[Note: The Employer under Election 48(f) may describe Severance from Employment distribution methods from the elections available under Election 48 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable in a Lump-Sum OR Accounts of Employees hired after “x” date are distributable in a Lump-Sum. Division B Employee Accounts are distributable in a Lump-Sum or in Installments OR Accounts of Employees hired on/before “x” date are distributable in a Lump-Sum or in Installments.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable in a Lump-Sum. Fixed Nonelective Contribution Accounts are distributable in a Lump-Sum or in Installments); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 48(f) must: (i) be objectively determinable; (ii) not be subject to Employer, Plan Administrator or Trustee discretion; (iii) be nondiscriminatory; and (iv) preserve Protected Benefits as required.]
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49.	BENEFICIARY DISTRIBUTION ELECTIONS (6.01(B)/6.02(B)/6.03). Subject to the Participant’s elections under Section 6.01(B)(1) as to the timing and method of distribution of the Participant’s Account to the Participant’s Beneficiary (which Participant elections must be consistent with the Plan and this Election 49), in the case of a Participant’s death, the Beneficiary will receive distribution of the Participant’s Account (or of the Beneficiary’s share thereof) as follows (Complete (a), (b), and (c)):
[Note: For purposes of this Election 49, unless otherwise noted, a “Beneficiary” includes, but is not limited to a “Designated Beneficiary” under Section 6.02(E)(1).]

				(1)	(2)
				Spouse Beneficiary	Other Beneficiary

(a)	Timing. The Plan will distribute to the Beneficiary as soon as is practical at (or not later than) the following time or date (Choose one of (1) though (4). Choose (5) if applicable):

	(1)	☐	Immediate. Immediately following the Participant’s death.	☐	☐

	(2)	☐	Next Calendar Year. In the calendar year which next follows the calendar year of the Participant’s death, but not later than December 31 of such following calendar year.	☐	☐

	(3)	☑	As Beneficiary elects. At such time as the Beneficiary may elect, provided that distribution pursuant to such election (or in the absence of any Beneficiary election) must commence no later than the Section 6.02 required date.	☑	☑

	(4)	☐	Describe: _____________________________________	☐	☐

[Note: The Employer under Election 49(a)(4) may describe an alternative distribution timing or afford the Beneficiary an election which is narrower than that permitted under election 49(a)(3). However, any election under Election 49(a)(4) must require distribution to commence no later than the Section 6.02 required date.]

	(5)	☑	Death before DCD; spousal election to delay. If the Participant dies before his/her Distribution Commencement Date and the Participant’s sole Designated Beneficiary is his/her spouse, the spouse may elect to delay distribution until the end of the calendar year in which the Participant would have attained age 70 1/2, if that date is later than the date upon which distribution would be required to commence to a non-spouse Beneficiary.	☑	N/A

(b)	Method. The Plan will distribute to the Beneficiary under the following distribution method(s). If more than one method is elected, the Beneficiary may choose the method of distribution. (Choose one or more of (1) through (4) but do not elect (4) only):

	(1)	☑	Lump-Sum. See Section 6.03(A)(3).	☑	☑

	(2)	☐	Installments sufficient to satisfy RMD. See Section 6.03(A)(4)(a). An Installment in each Distribution Calendar Year must at least equal the RMD amount.	☐	☐

	(3)	☐	Ad-Hoc sufficient to satisfy RMD. See Section 6.03(A)(6). The Beneficiary must elect an Ad-Hoc distribution for each Distribution Calendar Year at least equal to the RMD amount.	☐	☐

[Note: If an Employer elects to permit Ad-Hoc distributions: (i) the option must be available to all Beneficiaries; and (ii) the option is a Protected Benefit.]

	(4)	☐	QPSA. See Section 6.04(B).	☐	N/A
[Note: If the Employer elects 50(b), the Employer should elect 49(b)(4). If the Employer elects 50(a), the Employer should not elect 49(b)(4). A surviving spouse may elect to waive the QPSA in favor of another method.]
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(c)	Death before the DCD. If a Participant dies before the Distribution Commencement Date, the distribution to the Beneficiary will be made in accordance with the following rule(s) (Choose one of (1), (2), or (3)):

	(1)	☑	Beneficiary election. See Section 6.02(B)(1)(e). This election applies only if the Beneficiary is a Designated Beneficiary under Treas. Reg. §1.401(a)(9)-4. If not, the 5-year rule applies In the absence of the Designated Beneficiary’s election, the Life Expectancy rule applies. The Employer in Appendix B may elect to change the default (no Designated Beneficiary election) to the 5-year rule.	☑	☑

	(2)	☐	Life Expectancy rule. See Section 6.02(B)(1)(d). This election applies only if the Beneficiary is a Designated Beneficiary under Treas. Reg. §1.401(a)(9)-4. If not, the 5-year rule applies.	☐	☐

	(3)	☐	5-year rule. See Section 6.02(B)(1)(c). This election applies regardless of whether the Beneficiary is a Designated Beneficiary under Treas. Reg. §1.401(a)(9)-4.	☐	☐
50.	JOINT AND SURVIVOR ANNUITY REQUIREMENTS (6.04). The joint and survivor annuity distribution requirements of Section 6.04 (Choose one of (a) or (b)):
(a)	☑	Profit sharing exception. Do not apply to an Exempt Participant, as described in Section 6.04(G)(1), but apply to any other Participants (or to a portion of their Account as described in Section 6.04(G)) (Complete (1)):

(1)	One-year marriage rule. Under Section 7.05(A)(3) relating to an Exempt Participant’s Beneficiary designation under the profit sharing exception (Choose one of a. or b.):
a.	☑	Applies. The one-year marriage rule applies.

b.	☐	Does not apply. The one-year marriage rule does not apply.
(b)	☐	Joint and survivor annuity applicable. Section 6.04 applies to all Participants (Complete (1)):

	(1)	One-year marriage rule. Under Section 6.04(B) relating to the QPSA (Choose one of a. or b.):
a.	☐	Applies. The one-year marriage rule applies.

b.	☐	Does not apply. The one-year marriage rule does not apply.
ARTICLE VII
ADMINISTRATIVE PROVISIONS
51.	ALLOCATION OF EARNINGS (7.04(B)). For each Contribution Type provided under the Plan, the Plan allocates Earnings using the following method (Choose one or more of (a) through (f) as applicable):
[Note: Elective Deferrals/Employee Contributions also includes Rollover Contributions, Transfers, DECs and Designated IRA Contributions, Matching Contributions includes all Matching Contributions and Nonelective Contributions includes all Nonelective Contributions unless described otherwise in Election 51(f).]

(2)
			(1)		Elective Deferrals/	(3)	(4)
			All		Employee	Matching	Nonelective
			Contributions		Contributions	Contributions	Contributions

(a)	☐	Daily. See Section 7.04(B)(4)(a).	☐	OR	☐	☐	☐

(b)	☐	Balance forward. See Section 7.04(B)(4)(b).	☐	OR	☐	☐	☐

(c)	☐	Balance forward with adjustment. See Section 7.04(B)(4)(c). Allocate pursuant to the balance forward method, except treat as part of the relevant Account at the beginning of the Valuation Period ____% of the contributions made during the following Valuation Period: ________________.	☐	OR	☐	☐	☐

(d)	☐	Weighted average. See Section 7.04(B)(4)(d). If not a monthly weighting period, the weighting period is: ________________.	☐	OR	☐	☐	☐

(e)	☐	Participant-Directed Account. See Section 7.04(B)(4)(e).	☐	OR	☐	☐	☐
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(f)	☑	Describe Earnings allocation method: Daily allocation method applies to Core Funds while Participant Directed Account method applies to Self Directed Option (SDO) Accounts
[Note: The Employer under Election 51(f) may describe Earnings allocation methods from the elections available under Election 51 and/or a combination thereof as to any: (i) Participant group (e.g., Daily applies to Division A Employees OR to Employees hired after “x” date. Balance forward applies to Division B Employees OR to Employees hired on/before “x” date.); (ii) Contribution Type (e.g., Daily applies as to Discretionary Nonelective Contribution Accounts. Participant-Directed Account applies to Fixed Nonelective Contribution Accounts); (iii) investment type, investment vendor or Account type (e.g., Balance forward applies to investments placed with vendor A and Participant-Directed Account applies to investments placed with vendor B OR Daily applies to Participant-Directed Accounts and balance forward applies to pooled Accounts); and/or (iv) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be subject to Earnings allocation in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 51(f) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; and (iii) be nondiscriminatory.]
ARTICLE VIII
TRUSTEE AND CUSTODIAN, POWERS AND DUTIES
52.	VALUATION OF TRUST (8.02(C)(4)). In addition to the last day of the Plan Year, the Trustee (or Named Fiduciary as applicable) must value the Trust Fund on the following Valuation Date(s) (Choose one or more of (a) through (d) as applicable):
[Note: Elective Deferrals/Employee Contributions also include Rollover Contributions, Transfers, DECs and Designated IRA Contributions, Matching Contributions includes all Matching Contributions and Nonelective Contributions includes all Nonelective Contributions unless described otherwise in Election 52(d).]

(2)
			(1)		Elective Deferrals/	(3)	(4)
			All		Employee	Matching	Nonelective
			Contributions		Contributions	Contributions	Contributions

(a)	☐	No additional Valuation Dates.	☐	OR	☐	☐	☐

(b)	☑	Daily Valuation Dates. Each business day of the Plan Year on which Plan assets for which there is an established market are valued and the Trustee is conducting business.	☑	OR	☐	☐	☐

(c)	☐	Last day of a specified period. The last day of each __________ of the Plan Year.	☐	OR	☐	☐	☐

(d)	☐	Specified Valuation Dates: ________________________________________.
[Note: The Employer under Election 52(d) may describe Valuation Dates from the elections available under Election 52 and/or a combination thereof as to any: (i) Participant group (e.g., No additional Valuation Dates apply to Division A Employees OR to Employees hired after “x” date. Daily Valuation Dates apply to Division B Employees OR to Employees hired on/before “x” date.); (ii) Contribution Type (e.g., No additional Valuation Dates apply as to Discretionary Nonelective Contribution Accounts. The last day of each Plan Year quarter applies to Fixed Nonelective Contribution Accounts); (iii) investment type, investment vendor or Account type (e.g., No additional Valuation Dates apply to investments placed with vendor A and Daily Valuation Dates apply to investments placed with vendor B OR Daily Valuation Dates apply to Participant-Directed Accounts and no additional Valuation Dates apply to pooled Accounts); and/or (iv) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be subject to Trust valuation in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 52(d) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; and (iii) be nondiscriminatory.]
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EXECUTION PAGE
The Employer, by executing this Adoption Agreement, hereby agrees to the provisions of this Plan and Trust.

Employer: Bank of Oklahoma, N.A.
Date: October 6, 2008

Signed:	/s/ Larry Wagner, Senior Vice President
The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, hereby accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. If the Employer under Election 5(c) will use a separate Trust, the Trustee need not execute this Adoption Agreement.

Nondiscretionary Trustee(s): Bank of Oklahoma, N.A.

Date: October 6, 2008

Signed:	Larry Wagner, Senior Vice President

Nondiscretionary Trustee(s):

Date:

Signed:

[print name/title]

Custodian(s) (Optional):

Date:

Signed:

[print name/title]

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer’s Plan. The Employer only may use this Adoption Agreement only in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.
Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Election(s)       effective           , by substitute Adoption Agreement page number(s)      . The Employer should retain all Adoption Agreement Execution Pages and amended pages. [Note: The Effective Date may be retroactive or may be prospective as permitted under Applicable Law.]
Prototype Plan Sponsor. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting Employers of any amendment to this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan Sponsor’s intended meaning of any Plan provisions or the effect of the Opinion Letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number: P.O. Box 880 Tulsa, OK 74101-0880, 918-588-6693 or 1-800-285-9559.
Reliance on Sponsor Opinion Letter. The Prototype Plan Sponsor has obtained from the IRS an Opinion Letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the Opinion Letter, Code §401. An adopting Employer may rely on the Prototype Sponsor’s IRS Opinion Letter only to the extent provided in Rev. Proc. 2005-16. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion Letter and in Rev. Proc. 2005-16, Sections 19.02 and 19.03. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the IRS.
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APPENDIX A
EGTRRA RESTATED PLANS — SPECIAL EFFECTIVE DATES
[Covering period from restated Effective Date in Election 4(b) until Employer executes EGTRRA restatement]
53.	SPECIAL EFFECTIVE DATES (1.19). The Employer elects or does not elect Appendix A special Effective Date(s) as follows. (Choose (a) or one or more of (b) through (r) as applicable):
[Note: If the Employer elects 53(a), do not complete the balance of this Election 53.]
(a)	☐	Not applicable. The Employer does not elect any Appendix A special Effective Dates.
[Note: The Employer should use this Appendix A where it is restating its Plan for EGTRRA with a retroactive Effective Date, but where one or more Adoption Agreement elections under the restated Plan became effective after the Plan’s general restatement Effective Date under Election 4(b). For periods prior to the below-specified special Effective Date(s), the Plan terms in effect prior to its restatement under this Adoption Agreement control for purposes of the designated provisions. Any special Effective Date the Employer elects must comply with Applicable Law.]
(b)	☑	Contribution Types (1.12). The Contribution Types under Election(s) 6 b are effective: January 1, 2007.

[Note: The Plan may not permit Roth Deferrals before January 1, 2006.]

(c)	☐	Excluded Employees (1.21(D)). The Excluded Employee provisions under Election(s) 8 are effective: .

(d)	☐	Compensation (1.11). The Compensation definition under Election(s) (specify 9-11 as applicable) are effective: .

(e)	☑	Eligibility (2.01-2.03). The eligibility provisions under Election(s) 14(b)(2), 14(b)(5) & 17(d) (specify 14-19 as applicable) are effective: April 1, 2003.

(f)	☑	Elective Deferrals (3.02(A)-(C)). The Elective Deferral provisions under Election(s) 20(a) & 21(b) (specify 20-22 as applicable) are effective: April 1, 2003.

(g)	☐	Catch-Up Deferrals (3.02(D)). The Catch-Up Deferral provisions under Election 23 are effective: .

(h)	☑	Matching Contributions (3.03). The Matching Contribution provisions under Election(s) 24d (specify 24-26 as applicable) are effective: April 1, 2006.

(i)	☑	Nonelective Contributions (3.04). The Nonelective Contribution provisions under Election(s) 27b, 28c & 28h, 29b (specify 27-29 as applicable) are effective: April 1, 2006 for elections 27 and 28, January 1, 2008 for election 29

(j)	☐	401(k) safe harbor (3.05). The 401(k) safe harbor provisions under Election(s) 30 are effective: .

(k)	☑	Allocation conditions (3.06). The allocation conditions under Election(s) 31 (specify 31-32 as applicable) are effective: May 1, 2007.

(l)	☐	Forfeitures (3.07). The forfeiture allocation provisions under Election(s) (specify 33-34 as applicable) are effective: .

(m)	☑	Employee Contributions (3.09). The Employee Contribution provisions under Election(s) 35 (a)&(b) are effective: April 1, 2006.

(n)	☑	Testing elections (4.06(B)). The testing elections under Election(s) 37 a under the “Effective as of execution (and retroactively if restatement)” column are effective: January 1, 2006.

(o)	☐	Vesting (5.03). The vesting provisions under Election(s) (specify 38-43 as applicable) are effective: .

(p)	☑	Distributions (6.01 and 6.03). The distribution elections under Election(s) 44, 45i, 46b & 48 (specify 44-50 as applicable) are effective: March 28, 2005 for election 44, October 1, 2008 for election 45i, May 1, 2007 for election 46 and 48.

(q)	☐	Earnings/Trust valuation (7.04(B)/8.02(C)(4)). The Earnings allocation and Trust valuation provisions under Election(s) (specify 51-52 as applicable) are effective: .

(r)	☐	Special Effective Date(s) for other elections (specify elections and dates): .
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APPENDIX B
BASIC PLAN DOCUMENT OVERRIDE ELECTIONS
54.	BASIC PLAN OVERRIDES. The Employer elects or does not elect to override various basic plan provisions as follows (Choose (a) or choose one or more of (b) through (i) as applicable):
[Note: If the Employer elects 54(a), do not complete the balance of this Election 54.]
(a)	☑	Not applicable. The Employer does not elect to override any basic plan provisions.
[Note: The Employer at the time of restating its Plan with this Adoption Agreement may make an election on Appendix A (Election 53(r)) to specify a special Effective Date for any override provision the Employer elects in this Election 54. If the Employer, after it has executed this Adoption Agreement, later amends its Plan to change any election on this Appendix B, the Employer should document the Effective Date of the Appendix B amendment on the Execution Page or otherwise in the amendment.]
(b)	☐	Definition (Article I) overrides. (Choose one or more of (1) through (9) as applicable):
(1)	☐	W-2 Compensation exclusion of paid/reimbursed moving expenses (1.11(B)(1)). W-2 Compensation excludes amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that, at the time of payment, it is reasonable to believe that the Employee may deduct these amounts under Code §217.

(2)	☐	Alternative (general) 415 Compensation (1.11(B)(4)). The Employer elects to apply the alternative (general) 415 definition of Compensation in lieu of simplified 415 Compensation. As to amounts received from an unfunded nonqualified deferred compensation plan which is includible in gross income in the taxable year of receipt (Choose one of a. or b.):
a.	☐	Include. Include the nonqualified deferred compensation.

b.	☐	Do not include. Do not include the nonqualified deferred compensation.
(3)	☐	Inclusion of Deemed 125 Compensation (1.11(C)). Compensation under Section 1.11 includes Deemed 125 Compensation.

(4)	☐	Inclusion of Post-Severance Compensation (1.11(I) and 4.05(C)(1)). The Plan includes Post-Severance Compensation within the meaning of Prop. Treas. Reg. §1.415(c)-2(e) as described in Sections 1.11(I) and 4.05(C)(1) as follows (Choose one or both of a. and b.):
a.	☐	Include for 415 testing. Include for 415 testing and for other testing which uses 415 Compensation. This provision applies effective as of (specify a date which is no earlier than January 1, 2005).

b.	☐	Include for allocations. Include for allocations as follows (specify affected Contribution Type(s) and any adjustments to Post-Severance Compensation used for allocation): . This provision applies effective as of (specify a date which is no earlier than January 1, 2002).
(5)	☐	Inclusion of Deemed Disability Compensation (1.11(K)). Include Deemed Disability Compensation. (Choose one of a. or b.):
a.	☐	NHCEs only. Apply only to disabled NHCEs.

b.	☐	All Participants. Apply to all disabled Participants. The Employer will make Employer Contributions for such disabled Participants for: (specify a fixed or determinable period).
(6)	☐	Early application of final 401(k) regulations (1.28). The Employer (consistent with the Plan Administrator’s operation of the Plan) elects to apply the final 401(k) regulations before the beginning of the 2006 Plan Year. The Employer elects to apply the regulations effective as of: (specify Plan Year ending after December 29, 2004, e.g., Plan Year ending December 31, 2004 OR Plan Year beginning January 1, 2005).

(7)	☐	Leased Employees (1.21(B)). The Employer for purposes of the following Contribution Types, does not exclude Leased Employees: (specify Contribution Types).

(8)	☐	Offset if contributions to leasing organization plan (1.21(B)(2)). The Employer will reduce allocations to this Plan for any Leased Employee to the extent that the leasing organization contributes to or provides benefits under a leasing organization plan to or for the Leased Employee and which are attributable to the Leased Employee’s services for the Employer. The amount of the offset is as follows: .
[Note: The election of an offset under this Election 54(b)(8) requires that the Employer aggregate its plan with the leasing organization’s plan for coverage and nondiscrimination testing.]
(9)	☐	Reclassified Employees (1.21(D)(3)). The Employer for purposes of the following Contribution Types, does not exclude Reclassified Employees (or the following categories of Reclassified Employees): (specify Contribution Types and/or categories of Reclassified Employees).
(c)	☐	Rule of parity — participation (Article II) override (2.03(D)). For purposes of Plan participation, the Plan applies the “rule of parity” under Code §410(a)(5)(D).
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(d)	☐	Contribution/allocation (Article III) overrides. (Choose one or more of (1) through (7) as applicable):
(1)	☐	Treatment of Automatic Deferrals as Roth Deferrals (3.02(B)(7)). The Employer elects to treat Automatic Deferrals as Roth Deferrals in lieu of treating Automatic Deferrals as Pre-Tax Deferrals.

(2)	☐	Application of Safe Harbor Contributions to other allocations (3.05(E)(11)). Any Safe Harbor Nonelective Contributions allocated to a Participant’s account will not be applied toward (offset) any allocation to the Participant of a non-Safe Harbor Nonelective Contribution.

(3)	☐	Short Plan Year or allocation period (3.06(B)(1)(c)). The Plan Administrator (Choose one of a. or b.):
a.	☐	No pro-ration. Will not pro-rate Hours of Service in any short allocation period.

b.	☐	Pro-ration based on months. Will pro-rate any Hour of Service requirement based on the number of months in the short allocation period.
(4)	☐	Limited waiver of allocation conditions for re-hired Participants (3.06(G)). The allocation conditions the Employer has elected in the Adoption Agreement do not apply to re-hired Participants in the Plan Year they resume participation, as described in Section 3.06(G).

(5)	☐	Associated Match forfeiture timing (3.07(A)(1)(c)). Forfeiture of associated matching contributions occurs in the Testing Year.

(6)	☐	Safe Harbor top-heavy exempt fail-safe (3.07(A)(4)). In lieu of ordering forfeitures as (a), (b), (c), and (d) under Section 3.07(A)(4), the Employer establishes the following forfeiture ordering rules (Specify the ordering rules, for example, (d), (a), (b), and (c)): .

(7)	☐	Suspension (3.06(F)(3)). The Plan Administrator in applying Section 3.06(F) will (Choose one or more of a., b., and c. as applicable):
a.	☐	Re-order tiers. Apply the suspension tiers in Section 3.06(F)(2) in the following order: (specify order).

b.	☐	Hours of Service tie-breaker. Apply the greatest Hours of Service as the tie-breaker within a suspension tier in lieu of applying the lowest Compensation.

c.	☐	Additional/other tiers. Apply the following additional or other tiers: (specify suspension tiers and ordering).
(e)	☐	Testing (Article IV) overrides. (Choose one or both of (1) and (2) as applicable):
(1)	☐	Early application of Gap Period income to Excess Deferrals (4.11(C)(1)). The Plan Administrator will distribute Gap Period income allocated on Excess Deferrals as to Excess Deferrals occurring in the Taxable Year and in later Taxable Years (Specify a Taxable Year before 2008).

(2)	☐	Early application of Gap Period income to Excess Contributions/Aggregates (4.11(C)(2)). The Plan Administrator will distribute Gap Period income allocated on Excess Contributions and Excess Aggregate Contributions occurring in the Plan Year and in later Plan Years (Specify a Plan Year before the Final 401(k) Regulations Effective Date).
(f)	☐	Vesting (Article V) overrides. (Choose one or more of (1) through (6) as applicable):
(1)	☐	Application of top-heavy vesting to Matching (5.03(A)(1)). The Employer makes the following elections regarding the application of top-heavy vesting to its Regular Matching and Additional Matching Contributions (Choose one or both of a. and b.):
a.	☐	Post-EGTRRA Matching only. Apply top-heavy vesting only to such post-2001 Plan Year Matching Contributions.

b.	☐	Waiver of Hour of Service requirement. Apply top-heavy vesting as under the basic plan or as modified by Election 54(f)(1)a. to all Participants even if they did not have an Hour of Service in any post-2001 Plan Year.
(2)	☐	Alternative “grossed-up” vesting formula (5.03(C)(2)). The Employer elects the alternative vesting formula described in Section 5.03(C)(2).

(3)	☐	Source of Cash-Out forfeiture restoration (5.04(B)(5)). To restore a Participant’s Account Balance as described in Section 5.04(B)(5), the Plan Administrator, to the extent necessary, will allocate from the following source(s) and in the following order (Specify, in order, one or more of the following: Forfeitures, Earnings, and/or Employer Contribution): .

(4)	☐	Deemed Cash-Out of 0% Vested Participant (5.04(C)). The deemed cash-out rule of Section 5.04(C) does not apply to the Plan.

(5)	☐	Accounting for Cash-Out repayment; Contribution Type (5.04(D)(2)). In lieu of the accounting described in Section 5.04(D)(2), the Plan Administrator will account for a Participant’s Account Balance attributable to a Cash-Out repayment: (Choose one of a. or b.):
a.	☐	Nonelective rule. Under the nonelective rule.

b.	☐	Rollover rule. Under the rollover rule.
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(6)	☐	One-year hold-out rule — vesting (5.06(D)). The one-year hold-out Break in Service rule under Code §411(a)(6)(B) applies.
(g)	☐	Distribution (Article VI) overrides. (Choose one or more of (1) through (7) as applicable):
(1)	☐	Election of 5-year rule (6.02(B)(1)(e)). Under Section 6.02(B)(1)(e) relating to death before the RBD, if a Designated Beneficiary does not make a timely election, the 5-year rule applies in lieu of the Life Expectancy rule.
(2)	☐	2002 only special Effective Date for Section 6.02 (6.02(D)(4)). For the 2002 DCY only, the Plan Administrator will apply the RMD rules in effect under (Choose one of a. or b.):
a.	☐	1987 proposed regulations. The 1987 proposed Treasury regulations under Code §401(a)(9).

b.	☐	2001 proposed regulations. The 2001 proposed Treasury regulations under Code §401(a)(9).
(3)	☐	RBD definition (6.02(E)(7)(c)). In lieu of the RBD definition in Section 6.02(E)(7)(a) and (b), the Plan Administrator (Choose one of a. or b.):
a.	☐	SBJPA definition indefinitely. Indefinitely will apply the pre-SBJPA RBD definition.
b.	☐	SBJPA definition to specified date. Will apply the pre-SBJPA definition until (the stated date may not be earlier than January 1, 1997), and thereafter will apply the RBD definition in Section 6.02(E)(7)(a) and (b).
(4)	☐	Modification of QJSA (6.04(A)(3)). The Survivor Annuity percentage will be %. (Specify a percentage between 50% and 100%.)
(5)	☐	Modification of QPSA (6.04(B)(2)). The QPSA percentage will be %. (Specify a percentage between 50% and 100%.)

(6)	☐	Restriction on hardship source; grandfathering (6.07(E)). The hardship distribution limit includes grandfathered amounts.

(7)	☐	Replacement of $5,000 amount (6.09). All Plan references (except in Sections 3.02(D), 3.10 and 3.12(C)(2)) to “$5,000” will be $ . (Specify an amount less than $5,000.)
(h)	☐	Administrative, Trust and insurance overrides (Articles VII, VIII and IX). (Choose one or more of (1) through (9) as applicable):
(1)	☐	Contributions prior to accrual or precise determination (7.04(B)(5)(b)). The Plan Administrator will allocate Earnings described in Section 7.04(B)(5)(b) as follows (Choose one of a., b., or c.):
a.	☐	Treat as contribution. Treat the Earnings as an Employer Matching or Nonelective Contribution and allocate accordingly.

b.	☐	Balance forward. Allocate the Earnings using the balance forward method described in Section 7.04(B)(4)(b).

c.	☐	Weighted average. Allocate the Earnings on Matching Contributions using the weighted average method in a manner similar to the method described in Section 7.04(B)(4)(d).
(2)	☐	Automatic revocation of spousal designation (7.05(A)(1)). The automatic revocation of a spousal Beneficiary designation in the case of divorce or legal separation does not apply.

(3)	☐	Limitation on frequency of Beneficiary designation changes (7.05(A)(4)). Except in the case of a Participant incurring a major life event, a period of at least must elapse between Beneficiary designation changes. (Specify a period of time, e.g., 90 days OR 12 months.)

(4)	☐	Definition of “spouse” (7.05(A)(5)). The following definition of “spouse” applies: . (Specify a definition consistent with Applicable Law.)

(5)	☐	Administration of default provision; default Beneficiaries (7.05(C)). The following list of default Beneficiaries will apply: . (Specify, in order, one or more Beneficiaries who will receive the interest of a deceased Participant.)

(6)	☐	Subsequent restoration of forfeiture-sources and ordering (7.07(A)(3)). Restoration of forfeitures will come from the following sources, in the following order . (Specify, in order, one or more of the following: Forfeitures, Employer Contribution, Trust Fund Earnings.)

(7)	☐	State law (7.10(H)). The law of the following state will apply: . (Specify one of the 50 states or the District of Columbia, or other appropriate legal jurisdiction, such as a territory of the United States or an Indian tribal government.)

(8)	☐	Employer securities/real property in Profit Sharing Plans/401(k) Plans (8.02(A)(13)(a)). The Plan limit on investment in qualifying Employer securities/real property is %. (Specify a percentage which is less than 100%.)

(9)	☐	Provisions relating to insurance and insurance company (9.08). The following provisions apply: . (Specify such language as necessary to accommodate life insurance Contracts the Plan holds.)
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[Note: The provisions in this Election 54(h)(9) may override provisions in Article IX of the Plan, but must be consistent with all other provisions of the Plan and Applicable Law.]
(i)	☐	Code Sections 415/416 (Article XI) override (11.02(A)(1)). Because of the required aggregation of multiple plans, to satisfy Code §§415 and/or 416, the following overriding provisions apply: . (Specify such language as necessary to satisfy §§415 and 416.)
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APPENDIX C
LIST OF GROUP TRUST FUNDS/PERMISSIBLE TRUST AMENDMENTS
55.	☐	INVESTMENT IN GROUP TRUST FUND (8.09). The nondiscretionary Trustee, as directed or the discretionary Trustee acting without direction (and in addition to the discretionary Trustee’s authority to invest in its own funds under Section 8.02(A)(3)), may invest in any of the following group trust funds: ____________________________________________________________ .(Specify the names of one or more group trust funds in which the Plan can invest).
[Note: A discretionary or nondiscretionary Trustee also may invest in any group trust fund authorized by an independent Named Fiduciary.]
56.	☐	PERMISSIBLE TRUST AMENDMENTS (8.11). The Employer makes the following amendments to the Trust as permitted under Rev. Proc. 2005-16, Section 5.09 (Choose one or more of (a) through (c) as applicable):
[Note: Any amendment under this Election 56 must not: (i) conflict with any Plan provision unrelated to the Trust or Trustee; or (ii) cause the Plan to violate Code §401(a). The amendment may override, add to, delete or otherwise modify the Trust provisions. Do not use this Election 56 to substitute another pre-approved trust for the Trust. See Election 5(c) as to a substitute trust.]
(a)	☐	Investments. The Employer amends the Trust provisions relating to Trust investments as follows:
.
(b)	☐	Duties. The Employer amends the Trust provisions relating to Trustee (or Custodian) duties as follows:
.
(c)	☐	Other administrative provisions. The Employer amends the other administrative provisions of the Trust as follows:
.
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APPENDIX D
TABLE I: ACTUARIAL FACTORS
UP-1984
Without Setback

Number of years
from attained age
at the end of Plan Year until
Normal Retirement Age	7.50%	8.00%	8.50%

0	8.458	8.196	7.949
1	7.868	7.589	7.326
2	7.319	7.027	6.752
3	6.808	6.506	6.223
4	6.333	6.024	5.736
5	5.891	5.578	5.286
6	5.480	5.165	4.872
7	5.098	4.782	4.491
8	4.742	4.428	4.139
9	4.412	4.100	3.815
10	4.104	3.796	3.516
11	3.817	3.515	3.240
12	3.551	3.255	2.986
13	3.303	3.014	2.752
14	3.073	2.790	2.537
15	2.859	2.584	2.338
16	2.659	2.392	2.155
17	2.474	2.215	1.986
18	2.301	2.051	1.831
19	2.140	1.899	1.687
20	1.991	1.758	1.555
21	1.852	1.628	1.433
22	1.723	1.508	1.321
23	1.603	1.396	1.217
24	1.491	1.293	1.122
25	1.387	1.197	1.034
26	1.290	1.108	0.953
27	1.200	1.026	0.878
28	1.116	0.950	0.810
29	1.039	0.880	0.746
30	0.966	0.814	0.688
31	0.899	0.754	0.634
32	0.836	0.698	0.584
33	0.778	0.647	0.538
34	0.723	0.599	0.496
35	0.673	0.554	0.457
36	0.626	0.513	0.422
37	0.582	0.475	0.389
38	0.542	0.440	0.358
39	0.504	0.407	0.330
40	0.469	0.377	0.304
41	0.436	0.349	0.280
42	0.406	0.323	0.258
43	0.377	0.299	0.238
44	0.351	0.277	0.219
45	0.327	0.257	0.202
Note: A Participant’s Actuarial Factor under Table I is the factor corresponding to the number of years until the Participant reaches his/her Normal Retirement Age under the Plan. A Participant’s age as of the end of the current Plan Year is his/her age on his/her last birthday. For any Plan Year beginning on or after the Participant’s attainment of Normal Retirement Age, the factor for “zero” years applies.
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APPENDIX D
TABLE II: ADJUSTMENT TO ACTUARIAL FACTORS FOR NORMAL RETIREMENT AGE
OTHER THAN 65
UP-1984
Without Setback

Normal Retirement
Age	7.50%	8.00%	8.50%

55	1.2242	1.2147	1.2058
56	1.2043	1.1959	1.1879
57	1.1838	1.1764	1.1694
58	1.1627	1.1563	1.1503
59	1.1411	1.1357	1.1305
60	1.1188	1.1144	1.1101
61	1.0960	1.0925	1.0891
62	1.0726	1.0700	1.0676
63	1.0488	1.0471	1.0455
64	1.0246	1.0237	1.0229
65	1.0000	1.0000	1.0000
66	0.9752	0.9760	0.9767
67	0.9502	0.9518	0.9533
68	0.9251	0.9274	0.9296
69	0.8998	0.9027	0.9055
70	0.8740	0.8776	0.8810
71	0.8478	0.8520	0.8561
72	0.8214	0.8261	0.8307
73	0.7946	0.7999	0.8049
74	0.7678	0.7735	0.7790
75	0.7409	0.7470	0.7529
76	0.7140	0.7205	0.7268
77	0.6874	0.6942	0.7008
78	0.6611	0.6682	0.6751
79	0.6349	0.6423	0.6494
80	0.6090	0.6165	0.6238
Note: Use Table II only if the Normal Retirement Age for any Participant is not 65. If a Participant’s Normal Retirement Age is not 65, adjust Table I by multiplying all factors applicable to that Participant in Table I by the appropriate Table II factor.
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BOK FINANCIAL 401(k) PLAN
APPENDIX E
ADOPTION AGREEMENT #004
NONSTANDARDIZED CODE § 401(K) PROFIT SHARING PLAN
Bank of Oklahoma, N.A. (the “Bank”) currently maintains the BOK Financial 401(k) Plan (the “Plan”). The Plan provides in relevant part:
     Section 1.41 Plan Administrator means the Employer unless the Employer designates another person or persons to hold the position of Plan Administrator.
     Section 1.36 The Named Fiduciary is the Employer. The Employer in writing may also designate the Plan Administrator (if the Plan Administrator is not the Employer) and other persons as additional Named Fiduciaries.
The Employer has determined that it is in the best interest of the Plan and the Participants to allocate specific Plan administration and investment duties and responsibilities to separate independent Committees. Therefore, effective May 1, 2007, the Employer establishes the Administrative Committee, the Employer Securities Committee, and the Investment Committee. Each said Committee will have the following membership and functions:
•	Administrative Committee The Administrative Committee will be responsible for the duties of the Plan Administrator as described in Article VII of the Plan.

This Committee will be comprised of three Plan Participants who hold the positions of Director, Human Resources; Chief Auditor; and Controller — Finance & Administration.

•	Employer Securities Committee
The Employer Securities Committee will oversee all matters relating to employer securities held by the Plan (including any unitized fund owning employer securities) and shall be the Named Fiduciary with respect to all employer securities and rights thereunder.

This Committee will be comprised of three Plan Participants who hold the positions of Director, Human Resources; Manager — Payment Services; and Senior Manager — Commercial Lending. However, no member of the Employer Securites Committee will be an Executive Officer of BOKF or any of its subsidiaries.

•	Investment Committee
The Investment Committee will be responsible for selecting and monitoring all Plan investments other than employer securities and shall be the Named Fiduciary with respect to all such non-employer securities and rights thereunder.

This Committee will be comprised of four Plan Participants who hold the positions of Director, Human Resources; Manager — Retail Support; Senior Credit Concurrence Officer; and Senior Manager — Commercial Lending.
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BOK FINANCIAL 401(k) PLAN
APPENDIX F
ADOPTION AGREEMENT #004
NONSTANDARDIZED CODE §401(K) PROFIT SHARING PLAN
NONELECTIVE CONTRIBUTIONS AND PLAN DESIGNATED QNEC
ELECTION 27(b)(3) (SECTION 3.04(A)), ELECTION 28(c) & 28(h) (SECTION 3.04(B)) and ELECTION 29(b)(1)-(3) (SECTION 3.04(C)(1)
Effective for the period beginning April 1, 2006, the Employer will make a fixed contribution to the Plan for eligible Participants based on the “applicable amount” set forth in the table below and only to Participants whose annual compensation for the Plan Year for which the contribution is made is less than $40,000. In determining a Participant’s annual compensation to determine eligibility to receive the “applicable amount” under this Section, Compensation will be for the entire Plan Year (regardless of when the Participant becomes eligible to receive such contribution) and will include eligible Compensation subject to the modifications under Election 11(b)(9) of the adoption agreement.

Annual Compensation	Applicable Amount
Less than $30,000	$750.00
$30,000 to 30,999	700.00
$31,000 to 31,999	650.00
$32,000 to 32,999	600.00
$33,000 to 33,999	550.00
$34,000 to 34,999	500.00
$35,000 to 35,999	450.00
$36,000 to 36,999	400.00
$37,000 to 37,999	350.00
$38,000 to 38,999	300.00
$39,000 to 39,999	250.00
$40,000 or more	-0-
To receive an allocation of the above contribution, an eligible Participant must complete 1,000 Hours of Service during the Plan Year and the Participant must be employed on the last day of the Plan Year as stated under Election 31(b) of the adoption agreement. As a Plan Designated QNEC, the above allocation will only be allocated to NHCEs per Election 29(b)(2) in the Adoption Agreement.
Pursuant to Section 3.04(C)(2) of the Plan, the Employer operationally may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QNECs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.
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BOK FINANCIAL 401(k) PLAN
APPENDIX F
ADOPTION AGREEMENT #004
EMPLOYER MATCHING CONTRIBUTION
ELECTIONS 24(d) & 24(g) (SECTION 3.03(A)), ELECTION 26 (SECTION 3.03(D)), and ELECTION 35 (SECTION 3.09):
Amount of Matching Contribution Made Each Payroll Period: An amount equal to the following percentage of each Participant’s eligible contributions for the Plan Year, based on the Participant’s Years of Service and only up to the first 6% of the Participant’s Compensation for each pay period. Eligible contributions can be pre-tax salary deferral contributions, after tax contributions or Roth 401(k) contributions, including catch up contributions.

Number of Years of Service	Matching Percentage

Less than 4 years	50%
4 years, but less than 10 years	100%
10 years, but less than 15 years	150%
15 or more years	200%
The Plan Administrator will apply this matching formula by determining Years of Service as follows:
All Years of Service with the Employer are considered and Years of Service are determined based on the computation period in which the Participant works 1,000 Hours of Service. The computation period for service prior to January 1, 1995 is employment years and the computation period on or after January 1, 1995 is Plan Years. With respect to any Employee who was employed in 1994 and did not complete 1,000 Hours of Service in the computation period commencing in the 1994 calendar year, such Employee shall receive credit for a Year of Service (in addition to a Year of Service credited for calendar year 1995) if the Employee is credited with 1000 Hours of Service during the full 12-month computational period (employment year) based on employment commencing in 1994. Years of Service for matching purposes will be determined in the same manner as Years of Service for vesting purposes.
The “matching percentage” applicable to each eligible Participant shall be determined by reference to the number of Years of Service credited to the Participant as of the beginning of such Plan Year, and once determined, such “matching percentage” shall remain unchanged for the entire Plan Year.
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BOK FINANCIAL 401(k) PLAN
APPENDIX G
TO APPENDIX B OF
ADOPTION AGREEMENT #004
NONSTANDARDIZED CODE § 401(K) PROFIT SHARING PLAN
Additional Provisions Concerning
Employer Securities
     The following additional provisions concerning Employer Securities (as defined below) are included as part of the Adoption Agreement completed by the Employer, in accordance with Appendix B of the Adoption Agreement. References to “Participant” in this Appendix shall refer to both a Participant and the Beneficiary(ies) of a deceased Participant.
     (A) Named Fiduciary is Solely Responsible for Employer Securities. The investment provisions in Section 8.02(A)(13) of the Plan include the ability to invest in “qualifying employer securities”, as defined in Section 407(d)(5) of ERISA (“Employer Securities”), which specifically includes the common stock of the Employer (hereinafter referred to as “Employer Stock”). The Trustee is required to invest the Trust Fund (up to 100% thereof as provided in Section Appendix B of the Adoption Agreement) in Employer Stock as directed by the Named Fiduciary (pursuant to Section 8.02(B) of the Plan).
     The Employer Securities Committee is the Named Fiduciary with respect to and has sole fiduciary responsibility for all decisions or actions related to any Employer Security, including any evaluation of, and decision to accept or reject, any appraisal or valuation of any Employer Security. The Trustee is required to follow all directions from the Named Fiduciary related to Employer Securities. The Trustee may not take any action with respect to any Employer Security, except to the extent directed by the Named Fiduciary. The Trustee is required to continue to hold any Employer Security with respect to which it does not receive a direction from the Named Fiduciary to sell or otherwise dispose of such security. The Trustee is required not to vote any Employer Security with respect to which it does not receive a direction from the Named Fiduciary to vote such security.
     Purchases and sales of Employer Securities shall, at the direction of the Named Fiduciary, be on the open market, in a private placement or a transaction with the Employer, and shall be made at the time and in the manner directed by the Named Fiduciary. No commission or other fees shall be payable with respect to any transaction with the Employer.
     If Employer Securities are purchased from the Employer or any other “party in interest” (as that term is defined in ERISA), the purchase price shall be no more than the value set forth in this
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subsection. If Employer Securities are sold to the Employer or any other “party in interest” (as that term is defined in ERISA) the sales price shall be no less than the value set forth in this subsection. The value set forth in this subsection shall be determined by the Named Fiduciary in its sole discretion in accordance with the following rules: (i) in the event the Employer Securities are reported on the New York Stock Exchange, American Stock Exchange, National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other national securities exchange registered with the United States Securities and Exchange Commission, the value shall be the greater of (except that, in the case of a purchase by the Plan, this shall be the lesser of the following amounts): (x) the closing price of the Employer Security on the trading day immediately preceding the date the Employer Security is acquired or sold by the Plan, or (y) the average of the closing prices of the Employer Security for the twenty (20) consecutive trading days immediately preceding the date the Employer Security is acquired or sold by the Plan; or (ii) in all other events, the value shall be determined by an independent appraisal as of the date the Employer Security is acquired or sold by the Plan.
     If any Employer Securities are held by the Trust, the Named Fiduciary shall determine whether share or unitized accounting shall apply to such shares from time to time. If unit accounting is used, the Named Fiduciary shall direct the degree to which the Employer Securities fund is to be invested in assets other than Employer Securities and shall direct the investment of all assets in the Employer Securities fund.
     (B) Contributions of Employer Securities. The Employer may direct that any contribution by the Employer required or permitted under the Plan be made in the form of Employer Securities. If Employer Securities are transferred in-kind from the Employer, the value must be approved by the Named Fiduciary and shall be no more than the value set forth in subsection (A) for purposes of purchases of Employer Securities by the Plan from the Employer.
     (C) Participant Direction of Sales and Purchases of Employer Securities. The Named Fiduciary may permit each Participant to direct that non-Employer Security assets allocated to such Participant’s Account be used to acquire Employer Securities. The Named Fiduciary may also permit a Participant whose Account holds Employer Securities to direct that such Employer Securities be disposed and may establish reasonable conditions and procedures by which Participants effect such disposition.
      (D) Participant Direction of Voting of Employer Securities.
      The Named Fiduciary may permit each Participant to direct the voting of Employer Securities with respect to any or all matters determined by the Named Fiduciary.
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     (E) Participant Direction Regarding Tender Offers for Employer Securities. The Named Fiduciary may permit each Participant to direct the Named Fiduciary as to whether Employer Securities allocated to such Participant’s Accounts shall be tendered in response to a tender offer for such securities.
     The proceeds received by the Trust with respect to any tendered Employer Securities shall be allocated in the same manner that the tendered securities were allocated.
     (F) Rules Related to Participant Directions. To the extent the Named Fiduciary, or the Plan or Trust documents, permit Participants to provide any directions (“Participant Directions”) with respect to Employer Securities (including, but not limited to, the acquisition, disposition, voting or tender of an Employer Security), the Trustee will implement Participant Directions only to the extent directed by the Named Fiduciary. The Named Fiduciary has sole fiduciary responsibility for determining whether to implement Participant Directions concerning Employer Securities and the Named Fiduciary is hereby designated as the fiduciary referenced in Department of Labor regulation Section 2550. 404c-1(d)(2)(ii)(E) (4)(viii). To the extent a Participant fails to make a permitted direction or is not permitted to make a direction, the Trustee shall act only as directed by the Named Fiduciary and shall take no action in the absence of direction from the Named Fiduciary. Notwithstanding the existence of Participant Directions, the Trustee shall take no action with respect to Employer Securities unless and until directed by the Named Fiduciary. The Trustee shall follow the directions of the Named Fiduciary with respect to Employer Securities even if the Named Fiduciary determines not to follow the Participant Directions.
     All Participant Directions shall be made at the time and in the manner determined by the Named Fiduciary. The number of shares of Employer Securities deemed allocated to any Participant’s Accounts for purposes of implementing the Participant’s Directions shall be the number allocated as of the date determined by the Named Fiduciary. The timing and manner of implementing any Participant directions, and the Employer Security value used to implement an acquisition or disposition direction, shall be determined by the Named Fiduciary. The Trustee must follow all rules established by the Named Fiduciary that concern Employer Securities or Participant directions. If Participants are given direction authority, the Named Fiduciary or its agent shall provide to Participants to whose Account an Employer Security is credited a copy of the information related to the matter to which such direction may apply that is provided to holders of such security, together with a direction form. The Employer must fully cooperate in providing information requested by the Named Fiduciary related to the Named Fiduciary’s duties in connection with Participant directions.
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     In order to assure that Participant Directions are kept confidential from the Employer, any Participant Directions shall be communicated by the Participant to the Trustee or another third party designated by the Trustee or Named Fiduciary that is independent from the Employer (the party receiving the Participant Directions shall be the “Participant Direction Recipient”). The Participant Direction Recipient shall hold all Participant Directions in confidence and shall not divulge Participant Directions to the Employer or to any director, officer or employee of the Employer nor to any other person, except as required by law, unless the person receiving a disclosure has agreed in writing to receive such information as a fiduciary of the Plan, to keep such information confidential and not to use such information for any purpose other than Plan administration; provided, however, the Participant Direction Recipient shall provide information to the Named Fiduciary that does not identify any particular Participant’s Direction in order to permit the Named Fiduciary to exercise its fiduciary duty to direct the Trustee with respect to following Participant Directions.
     If the Named Fiduciary determines that a situation for which Participant Directions are to be made involves a potential for undue employer influence upon Participants with regard to their direct or indirect exercise of the right to make Participant Directions, then the Named Fiduciary shall appoint a third party that is independent from the Employer (the “Independent Fiduciary”) to serve as a Plan fiduciary for purposes of fulfilling the Named Fiduciary’s role with respect to such situation. The Employer hereby agrees to fully indemnify and hold harmless the Independent Fiduciary from and against any liability, costs and expenses associated with the Independent Fiduciary’s actions and failures to act related to its duties as the Independent Fiduciary. The Trustee is not required to accept an appointment to be the Independent Fiduciary.
     (G) Distribution of Accrued Benefits. A Participant’s Accrued Benefit payable under Article VI shall be distributed in cash, except to the extent that in-kind distribution of certain Investment Funds shall be allowed by Plan Administrator at the request of the Participant. The Named Fiduciary must direct the Trustee as to the manner in which cash or in-kind distribution is to be made available for distribution.
     (H) Notices. Any notice shall be in writing. Any notice to the Employer or the Named Fiduciary shall be sent by first class mail (postage paid), email or facsimile at the contact information set forth below, unless the recipient consents in writing to an alternate means.
     Notices to the Employer shall be addressed as follows:
Chief Executive Officer
Bank of Oklahoma, N.A.
One Williams Center
Tulsa, OK 74172
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     Notices to the Named Fiduciary shall be addressed as follows:
Director of Human Resources
Bank of Oklahoma, N.A.
One Williams Center
Tulsa, OK 74172
     Notices to a Participant or Distributee shall be sent by first class mail (postage paid), addressed to the last known address on file with the Employer or Plan Administrator.
     Any notice may be sent by certified or registered mail.
     This Appendix G is hereby adopted by the Employer this ___ day of _________, 2008.

Bank of Oklahoma, N.A.
By:
Title:
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AMENDMENT FOR THE FINAL 415 REGULATIONS
ARTICLE I
PREAMBLE
1.1	Effective date of Amendment. This Amendment is effective for limitation years and plan years beginning on or after July 1, 2007, except as otherwise provided herein.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Employer’s election. The Employer adopts all Articles of this Amendment, except those Articles that the Employer specifically elects not to adopt.

1.4	Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.5	Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates the final Code §415 Regulation provisions).

1.6	Adoption by prototype sponsor. Except as otherwise provided herein, pursuant to the provisions of the Plan and Section 5.01 of Revenue Procedure 2005-16, the sponsor hereby adopts this Amendment on behalf of all adopting employers.
ARTICLE II
EMPLOYER ELECTIONS
The Employer only needs to complete the questions in Section 2.2 in order to override the default provisions set forth below. If the Plan will use all of the default provisions, then these questions should be skipped and the Employer does not need to execute this amendment.
2.1	Default Provisions. Unless the Employer elects otherwise in Section 2.2, the following defaults will apply:
a.	The provisions of the Plan setting forth the definition of compensation for purposes of Code §415 (hereinafter referred to as “415 Compensation”), as well as compensation for purposes of determining highly compensated employees pursuant to Code §414(q) and for top-heavy purposes under Code §416 (including the determination of key employees), shall be modified by (1) including payments for unused sick, vacation or other leave and payments from nonqualified unfunded deferred compensation plans (Amendment Section 3.2(b)), (2) excluding salary continuation payments for participants on military service (Amendment Section 3.2(c)), and (3) excluding salary continuation payments for disabled participants (Amendment Section 3.2(d)).

b.	The “first few weeks rule” does not apply for purposes of 415 Compensation (Amendment Section 3.3).

c.	The provision of the Plan setting forth the definition of compensation for allocation purposes (hereinafter referred to as “Plan Compensation”) shall be modified to provide for the same adjustments to Plan Compensation (for all contribution types) that are made to 415 Compensation pursuant to this Amendment.
2.2	In lieu of default provisions. In lieu of the default provisions above, the following apply: (select all that apply; if no selections are made, then the defaults apply)
415	Compensation. (select all that apply):
a.	☐	Exclude leave cashouts and deferred compensation (Section 3.2(b))

b.	☐	Include military continuation payments (Section 3.2(c))

c.	☐	Include disability continuation payments (Section 3.2(d)):
1.	☐	For Nonhighly Compensated Employees only

2.	☐	For all participants and the salary continuation will continue for the following fixed or determinable period: ____________________________
d.	☐	Apply the administrative delay (“first few weeks”) rule (Section 3.3)
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
Plan Compensation. (select all that apply):
NOTE: Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions. For all Plans other than 401(k) plans, only use column 1. or column 3. in the table below.
NOTE: Under the GUST PPD document, the plan excludes all post-severance compensation unless the Employer had elected otherwise in its adoption agreement.

Elective
			All		Deferrals	Matching	Nonelective

e.	☐	Default provisions apply	1. N/A	OR	2. ☐	3. ☐	4. ☐

f.	☐	No change from existing Plan provisions	1. ☐	OR	2. ☐	3. ☐	4. ☐

g.	☐	Exclude all post-severance compensation	1. ☐	OR	2. ☐	3. ☐	4. ☐

h.	☐	Exclude post-severance regular pay	1. ☐	OR	2. ☐	3. ☐	4. ☐

i.	☑	Exclude leave cashouts and deferred compensation	1. ☑	OR	2. ☐	3. ☐	4. ☐

j.	☐	Include post-severance military continuation payments	1. ☐	OR	2. ☐	3. ☐	4. ☐

k.	☐	Include post-severance disability continuation payments:	1. ☐	OR	2. ☐	3. ☐	4. ☐
	a.	☐ For Nonhighly Compensated Employees only
	b.	☐ For all participants and the salary continuation will continue for the following fixed or determinable period: ____________________________________

l.	☐	Other ____________________________________ (describe)
Plan Compensation Special Effective Date. The definition of Plan Compensation is modified as set forth herein effective as of the same date as the 415 Compensation change is effective unless otherwise specified:
m. __________________________________________________ (enter the effective date)
ARTICLE III
FINAL SECTION 415 REGULATIONS
3.1	Effective date. The provisions of this Article III shall apply to limitation years beginning on and after July 1, 2007.
3.2	415 Compensation paid after severance from employment. 415 Compensation shall be adjusted, as set forth herein and as otherwise elected in Article II, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code §414(b), (c), (m) or (o)). However, amounts described in subsections (a) and (b) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code §415(c)(3), even if payment is made within the time period specified above.
(a)	Regular pay. 415 Compensation shall include regular pay after severance of employment if:
(1)	The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and
(2)	The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Employer.
(b)	Leave cashouts and deferred compensation. Leave cashouts shall be included in 415 Compensation, unless otherwise elected in Section 2.2 of this Amendment, if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in 415 Compensation, unless otherwise elected in Section 2.2 of this Amendment, if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Employer and only to the extent that the payment is includible in the participant’s gross income.
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Nonstandardized 401(k) Plan
(c)	Salary continuation payments for military service participants. 415 Compensation does not include, unless otherwise elected in Section 2.2 of this Amendment, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code §414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d)	Salary continuation payments for disabled Participants. Unless otherwise elected in Section 2.2 of this Amendment, 415 Compensation does not include compensation paid to a participant who is permanently and totally disabled (as defined in Code §22(e)(3)). If elected, this provision shall apply to either just non-highly compensated participants or to all participants for the period specified in Section 2.2 of this Amendment.
3.3	Administrative delay (“the first few weeks”) rule. 415 Compensation for a limitation year shall not include, unless otherwise elected in Section 2.2 of this Amendment, amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, if elected in Section 2.2 of this Amendment, 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated participants, and no compensation is included in more than one limitation year.

3.4	Inclusion of certain nonqualified deferred compensation amounts. If the Plan’s definition of Compensation for purposes of Code §415 is the definition in Regulation Section 1.415(c)-2(b) (Regulation Section 1.415-2(d)(2) under the Regulations in effect for limitation years beginning prior to July 1, 2007) and the simplified compensation definition of Regulation 1.415(c)-2(d)(2) (Regulation Section 1.415-2(d)(10) under the Regulations in effect for limitation years prior to July 1, 2007) is not used, then 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code §409A or Code §457(f)(1)(A) or because the amounts are constructively received by the Participant. [Note if the Plan’s definition of Compensation is W-2 wages or wages for withholding purposes, then these amounts are already include in Compensation.]

3.5	Definition of annual additions. The Plan’s definition of “annual additions” is modified as follows:
(a)	Restorative payments. Annual additions for purposes of Code §415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(b)	Other Amounts. Annual additions for purposes of Code §415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code §§401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; and (4) Repayments of amounts described in Code §411(a)(7)(B) (in accordance with Code §411(a)(7)(C)) and Code §411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code §414(d)) as described in Code §415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

(c)	Date of tax-exempt Employer contributions. Notwithstanding anything in the Plan to the contrary, in the case of an Employer that is exempt from Federal income tax (including a governmental employer), Employer contributions are treated as credited to a participant’s account for a particular limitation year only if the contributions are actually made to the plan no later than the 15th day of the tenth calendar month following the end of the calendar year or fiscal year (as applicable, depending on the basis on which the employer keeps its books) with or within which the particular limitation year ends.
3.6	Change of limitation year. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

3.7	Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code §415) are exceeded for any participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final §415 regulations.
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Nonstandardized 401(k) Plan
3.8	Aggregation and Disaggregation of Plans.
(a)	For purposes of applying the limitations of Code §415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code §§414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code §415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:
(1)	A former Employer is a “predecessor employer” with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(2)	With respect to an Employer of a participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.
(b)	Break-up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code §415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code §415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).
(c)	Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code §415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code §415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.
ARTICLE IV
PLAN COMPENSATION
4.1	Compensation limit. Notwithstanding Amendment Section 4.2 or any election in Amendment Section 2.2., if the Plan is a 401(k) plan, then participants may not make elective deferrals with respect to amounts that are not 415 Compensation. However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code §401(a)(17).
4.2	Compensation paid after severance from employment. Compensation for purposes of allocations (hereinafter referred to as Plan Compensation) shall be adjusted, unless otherwise elected in Amendment Section 2.2, in the same manner as 415 Compensation pursuant to Article III of this Amendment if those amounts would have been included in Compensation if they were paid prior to the Participant’s severance from employment, except in applying Article III, the term “limitation year” shall be replaced with the term “plan year” and the term “415 Compensation” shall be replaced with the term “Plan Compensation.”
© 2008 Bank of Oklahoma, N.A.

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Nonstandardized 401(k) Plan
4.3	Option to apply Plan Compensation provisions early. The provisions of this Article shall apply for Plan Years beginning on and after July 1, 2007, unless another effective date is specified in Section 2.2. of this Amendment.
Except with respect to any election made by the employer in Section 2.2, this amendment is hereby adopted by the prototype sponsor on behalf of all adopting employers on:
________________________________________________________________ (signature and date)
NOTE: The Employer only needs to execute this Amendment if an election has been made in Section 2.2 of this Amendment.
This amendment has been executed this _________ day of _____________________, _________.
Name of Plan: BOK Financial 401(k) Plan
Name of Employer: Bank of Oklahoma, N.A.

By:
EMPLOYER

© 2008 Bank of Oklahoma, N.A.

12

PPD ADOPTION AGREEMENT
ADMINISTRATIVE CHECKLIST
                                     [date]
This Administrative Checklist (“AC”) is not part of the Adoption Agreement or Plan but is for the use of the Plan Administrator in administering the Plan. Relius software also uses the AC and the following Supporting Forms Checklist (“SFC”) in preparing the Plan’s SPD and some administrative forms, such as the Loan Policy, if applicable.
The plan document preparer need not complete the AC but may find it useful to do so. The preparer may modify the AC, including adding items, without affecting reliance on the Plan’s opinion or advisory letter since the AC is not part of the approved Plan. Any change to this AC is not a Plan amendment and is not subject to any Plan provision or to Applicable Law regarding the timing or form of Plan amendments. However, the Plan Administrator’s administration of any AC item must be in accordance with applicable Plan terms and with Applicable Law.
The AC reflects the Plan policies and operation as of the date set forth above and may also reflect Plan policies and operation pre-dating the specified date.
AC1. PLAN LOANS (7.06). The Plan permits or does not permit Participant Loans as follows (Choose one of (a) or (b)):
(a)	☐	Does not permit.

(b)	☑	Permitted pursuant to the Loan Policy. See SFC Election 69 to complete Loan Policy.
AC2. PARTICIPANT DIRECTION OF INVESTMENT (7.03(B)). The Plan permits Participant direction of investment or does not permit Participant direction of investment as to some or all Accounts as follows (Choose one of (a) or (b)):
(a)	☐	Does not permit. The Plan does not permit Participant direction of investment of any Account.

(b)	☑	Permitted as follows. The Plan permits Participant direction of investment. (Complete (1) through (4)):
(1)	Accounts affected. (Choose a. or choose one or more of b. through f.):
a.	☐	All Accounts.

b.	☐	Elective Deferral Accounts (Pre-tax and Roth) and Employee Contributions.

c.	☐	All Nonelective Contribution Accounts.

d.	☐	All Matching Contribution Accounts.

e.	☐	All Rollover Contribution and Transfer Accounts.

f.	☐	Specify Accounts:
(2)	Restrictions on Participant direction (Choose one of a. or b.):
a.	☑	None. Provided the investment does not result in a prohibited transaction, give rise to UBTI, create administrative problems or violate the Plan terms or Applicable Law.

b.	☐	Restrictions:
(3)	ERISA §404(c). (Choose one of a. or b.):
a.	☑	Applies.

b.	☐	Does not apply.
(4)	QDIA (Qualified Default Investment Alternative). (Choose one of a. or b.):
a.	☑	Applies. See SFC Election 112 for details.

b.	☐	Does not apply.
AC3. ROLLOVER CONTRIBUTIONS (3.08). The Plan permits or does not permit Rollover Contributions as follows (Choose one of (a) or (b)):
(a)	☐	Does not permit.

(b)	☑	Permits. Subject to approval by the Plan Administrator and as further described below (Complete (1) and (2)):
(1)	Who may roll over. (Choose one of a. or b.):
a.	☐	Participants only.

b.	☑	Eligible Employees or Participants.
(2)	Sources/Types. The Plan will accept a Rollover Contribution (Choose one of a. or b.):
a.	☐	All. From any Eligible Retirement Plan and as to all Contribution Types eligible to be rolled into this Plan.

b.	☐	Limited. Only from the following types of Eligible Retirement Plans and/or as to the following Contribution Types: ____________________________________________________________ .
AC4. PLAN EXPENSES (7.04(C)). The Employer will pay or the Plan will be charged with non-settlor Plan expenses as follows (Choose one of (a) or (b)):
(a)	☐	Employer pays all expenses except those intrinsic to Trust assets which the Plan will pay (e.g., brokerage commissions).

(b)	☑	Plan pays some or all non-settlor expenses. See SFC Election 126 for details.

AC5. RELATED AND PARTICIPATING EMPLOYERS (1.23(C)/(D)). There are or are not Related Employers and Participating Employers as follows (Complete (a) through (c)):
(a)	Related Employers. (Choose one of (1) or (2)):
(1)	☐	None.

(2)	☑	Name(s) of Related Employers: As documented on file with Human Resources
(b)	Participating (Related) Employers. (Choose one of (1) or (2)):
(1)	☐	None.

(2)	☑	Name(s) of Participating Employers: See attached Participation Agreements See SFC Election 71 for details.
(c)	Former Participating Employers. (Choose one of (1) or (2)):
(1)	☑	None.

(2)	☐	Applies.

Name(s)	Date of cessation

AC6. TOP-HEAVY MINIMUM-MULTIPLE PLANS (10.03). If the Employer maintains another plan, this Plan provides that the Plan Administrator operationally will determine in which plan the Employer will satisfy the Top-Heavy Minimum Contribution (or benefit) requirement as to Non-Key Employees who participate in such plans and who are entitled to a Top-Heavy Minimum Contribution (or benefit). This Election documents the Plan Administrator’s operational election. (Choose (a) or choose one of (b) or (c)):
(a)	☑	Does not apply.

(b)	☐	If only another Defined Contribution Plan. Make the Top-Heavy Minimum Allocation (Choose one of (1) or (2)):
(1)	☐	To this Plan.

(2)	☐	To another Defined Contribution Plan: ___________________________________ (plan name)
(c)	☐	If one or more Defined Benefit Plans. Make the Top-Heavy Minimum Allocation or provide the top-heavy minimum benefit (Choose one of (1), (2), or (3)):
(1)	☐	To this Plan. Increase the Top-Heavy Minimum Allocation to 5%.

(2)	☐	To another Defined Contribution Plan. Increase the Top-Heavy Minimum Allocation to 5% and provide under the: ___________________________________ (name of other Defined Contribution Plan).

(3)	☐	To a Defined Benefit Plan. Provide the 2% top-heavy minimum benefit under the: ___________________________________ (name of Defined Benefit Plan) and applying the following interest rate and mortality assumptions: _______________________ .
AC7. SELF-EMPLOYED PARTICIPANTS (1.21(A)). One or more self-employed Participants with Earned Income benefits in the Plan as follows (Choose one of (a) or (b)):
(a)	☑	None.

(b)	☐	Applies.
AC8. PROTECTED BENEFITS (11.02(C)). The following Protected Benefits no longer apply to all Participants or do not apply to designated amounts/Participants as indicated, having been eliminated by a Plan amendment (Choose one of (a) or (b)):
(a)	☐	Does not apply. No Protected Benefits have been eliminated.

(b)	☑	Applies. Protected Benefits have been eliminated as follows (Choose one or more of rows (1) through (4) as applicable. Choose one of columns (1), (2), or (3), and complete column (4)):

			(1)	(2)	(3)	(4)
			All	Post-E.D.	Post-E.D.	Effective
			Participants/	Contribution	Participants	Date
			Accounts	Accounts only	only	(E.D.)

(1)	☐	QJSA/QPSA distributions	☐	☐	☐

(2)	☑	Installment distributions	☑	☐	☐	May 1, 2007

(3)	☐	In-kind distributions	☐	☐	☐
(4)	☐	Specify:
AC9. LIFE INSURANCE (9.01). The Trust invests or does not invest in life insurance Contracts as follows (Choose one of (a) or (b)):
(a)	☑	Does not apply.

(b)	☐	Applies. Subject to the limitations and other provisions in Article IX and/or Appendix B.
AC10. DISTRIBUTION OF CASH OR PROPERTY (8.04). The Plan provides for distribution in the form of (Choose one of (a) or (b)):
(a)	☐	Cash only. Except where property distribution is required or permitted under Section 8.04.

(b)	☑	Cash or property. At the distributee’s election and consistent with any Plan Administrator policy under Section 8.04.
AC11. EMPLOYER SECURITIES/EMPLOYER REAL PROPERTY (8.02(A)(13)). The Trust invests or does not invest in qualifying Employer securities and/or qualifying Employer real property as follows (Choose one of (a) or (b)):
(a)	☐	Does not apply.

(b)	☑	Applies. Such investments are subject to the limitations of Section 8.02(A)(13) and/or Appendix B.

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________ .

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: January 1, 2004. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Colorado State Bank and Trust, N.A.

Date:
Signed:

[print name/title]
Participating Employer’s EIN: 84-0174400
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: January 1, 2002. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Bank of Albuquerque, N.A.

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 85-0455543
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: January 1, 2002. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Bank of Texas, N.A.

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 75-1433553
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: January 1, 2002. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Bank of Arkansas, N.A.

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 71-0708159
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: January 1, 2002. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Cavanal Hill Investment Management, Inc.

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 73-1393324
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: April 1, 2005. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Bank of Arizona, N.A.

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 86-0772771
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: August 8, 2006. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Bank of Kansas City, N.A.

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 20-5347497
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: January 1, 2002. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: BOSC, Inc.

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 73-1275307
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Nonstandardized 401(k) Plan
PARTICIPATION AGREEMENT (1.23(D))
[Note: Each Participating Employer must execute a separate Participation Agreement, the terms of which control as to that Participating Employer. ]
Agreement as to Signatory Employer control. The undersigned Related Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in the foregoing Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the Elections as made by the Signatory Employer except as otherwise indicated below . The Participating Employer also hereby consents to the Signatory Employer’s sole authority (without further signature or other action by the Participating Employer) to amend, to restate or to terminate the Plan, to terminate the Participating Employer’s participation in the Plan, and to take certain other actions, in accordance with Section 1.23(A).
Effective Date(s). (Choose one):
☐	New Plan. The Participating Employer’s adoption of this Plan is as a new Plan, effective on: ________________.

☑	Restated Plan. The Participating Employer’s adoption of this Plan is as a restated Plan. The restated Effective Date as to the Participating Employer is: January 1, 2002. The Plan as to the Participating Employer was originally effective on: January 1, 1967.
[Note: If the Participating Employer is adopting this Plan as an EGTRRA restated Plan, the restated Effective Date should be the beginning of the 2002 Plan Year or the Participating Employer’s original Effective Date, whichever is later. Where the Participating Employer is restating its Plan, the Participating Employer should execute this Participation Agreement even if the prior version of the Plan accorded to the Signatory Employer the authority to make Plan amendments on behalf of Participating Employers without Participating Employer signature or approval.]
Different elections or special Effective Dates. (Choose one):
☑	None. There are no different elections or special Effective Dates which apply to the Participating Employer.
[Note: The Employer should elect “none” above only if the Adoption Agreement elections and Effective Dates (other than above in this Participation Agreement) are the same for the Participating Employer and the Signatory Employer. If different elections or Effective Dates apply, the Employer should elect “applies” below.]
☐	Applies. As to the Participating Employer, the following elections apply (or do not apply) which are different (or have different Effective Dates) than the elections applicable to the Signatory Employer:

Election number	Applies	Does not apply	Completion of election blanks-as necessary	Effective Date

	☐	☐

	☐	☐

Participating Employer: Southwest Trust Company

Date:
Signed:

[print name/title]

Participating Employer’s EIN: 73-1434278
Acceptance by Signatory Employer and Trustee/Custodian.

Signatory Employer: Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

Trustee(s)/Custodian(s): Bank of Oklahoma, N.A.

Date:
Signed:

[print name/title]

1

BANK OF OKLAHOMA, N.A.
DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

TABLE OF CONTENTS

ARTICLE I, DEFINITIONS
1.01	Account	1
1.02	Account Balance or Accrued Benefit	1
1.03	Accounting Date	1
1.04	Adoption Agreement	1
1.05	Advisory Letter	1
1.06	Annuity Contract	1
1.07	Appendix	1
1.08	Applicable Law	1
1.09	Beneficiary	2
1.10	Code	2
1.11	Compensation	2
1.12	Contribution Types	4
1.13	Defined Contribution Plan	4
1.14	Defined Benefit Plan	4
1.15	Disability	4
1.16	Designated IRA Contribution	4
1.17	DOL	4
1.18	Earnings	4
1.19	Effective Date	5
1.20	Elective Deferrals	5
1.21	Employee	5
1.22	Employee Contribution and DECs	6
1.23	Employer	6
1.24	Employer Contribution	7
1.25	Entry Date	7
1.26	EPCRS	7
1.27	ERISA	7
1.28	Final 401(k) Regulations Effective Date	7
1.29	401(k) Plan	7
1.30	401(m) Plan	7
1.31	Hour of Service	7
1.32	IRS	8
1.33	Limitation Year	8
1.34	Matching Contribution	9
1.35	Money Purchase Pension Plan/Money Purchase Pension Contribution	9
1.36	Named Fiduciary	9
1.37	Nonelective Contribution	9
1.38	Opinion Letter	9
1.39	Participant	9
1.40	Plan	9
1.41	Plan Administrator	10
1.42	Plan Year	10
1.43	Practitioner	10
1.44	Predecessor Employer/Predecessor Plan	10
1.45	Prevailing Wage Contract/Contribution	10
1.46	Profit Sharing Plan	10
1.47	Protected Benefit	10
1.48	Prototype Plan/Master Plan (M&P Plan)	10
1.49	QDRO	10
1.50	Qualified Military Service	10
1.51	Restated Plan	10
1.52	Rollover Contribution	10
1.53	Safe Harbor Contribution	10
1.54	Salary Reduction Agreement	10
1.55	Separation from Service/Severance from Employment	11
1.56	Service	11
1.57	SIMPLE Contribution	11
1.58	Sponsor	11
1.59	Successor Plan	11
1.60	Target Benefit Plan/Target Benefit Contribution	11
1.61	Taxable Year	11
1.62	Transfer	11
1.63	Trust	11
1.64	Trust Fund	11
1.65	Trustee/Custodian	11
1.66	Valuation Date	12
1.67	Vested	12
1.68	USERRA	12
1.69	Volume Submitter Plan	12
ARTICLE II, ELIGIBILITY AND PARTICIPATION
2.01	Eligibility	13
2.02	Application of Service Conditions	13
2.03	Break in Service — Participation	14
2.04	Participation upon Re-employment	15
2.05	Change in Employment Status	15
2.06	Participation Opt-Out	15
ARTICLE III, PLAN CONTRIBUTIONS AND FORFEITURES
3.01	Contribution Types	16
3.02	Elective Deferrals	16
3.03	Matching Contributions	18
3.04	Nonelective/Employer Contributions	20
3.05	Safe Harbor 401(k) Contributions	23
3.06	Allocation Conditions	28
3.07	Forfeiture Allocation	29
3.08	Rollover Contributions	31
3.09	Employee Contributions	31
3.10	Simple 401(k) Contributions	32
3.11	USERRA Contributions	33
3.12	Designated IRA Contributions	33
3.13	Deductible Employee Contributions (DECs)	35
ARTICLE IV, LIMITATIONS AND TESTING
4.01	Annual Additions Limit — No Other Plans	36
4.02	Annual Additions Limit — Other 415 Aggregated Plans	37
4.03	Other Defined Contribution Plans Limitation	37
4.04	No Combined DCP/DBP Limitation	37
4.05	Definitions: Sections 4.01-4.04	37
4.06	Annual Testing Elections	38
4.07	Testing Based On Benefits	39
4.08	Amendment To Pass Testing	40
4.09	Application Of Compensation Limit	40
4.10	401(k) Testing	40
ARTICLE V, VESTING
5.01	Normal/Early Retirement Age	49
5.02	Participant Death or Disability	49
5.03	Vesting Schedule	49
5.04	Cash-Out Distribution/Possible Restoration	50
5.05	Year of Service - Vesting	52
5.06	Break in Service and Forfeiture Break in Service - Vesting	52
5.07	Forfeiture Occurs	52
5.08	Amendment to Vesting Schedule	52
ARTICLE VI, DISTRIBUTIONS
6.01	Timing of Distribution	54
6.02	Required Minimum Distributions	57
6.03	Post-Separation (Severance), Lifetime RMD and Beneficiary Distribution Methods	59
6.04	Annuity Distributions to Participants and to Surviving Spouses	61
6.05	QDRO Distributions	63
6.06	Defaulted Loan — Timing of Offset	63
6.07	Hardship Distribution	64
6.08	Direct Rollover of Eligible Rollover Distributions	65
6.09	Replacement of $5,000 Amount	66
6.10	TEFRA Elections	66
ARTICLE VII, ADMINISTRATIVE PROVISIONS
7.01	Employer Administrative Provisions	67
7.02	Plan Administrator	67
7.03	Direction of Investment	68
© 2008 Bank of Oklahoma, N.A.

i

7.04	Account Administration, Valuation and Expenses	69
7.05	Participant Administrative Provisions	72
7.06	Plan Loans	73
7.07	Lost Participants	74
7.08	Plan Correction	75
7.09	Prototype/Volume Submitter Plan Status	76
7.10	Plan Communications, Interpretation, and Construction	76
ARTICLE VIII, TRUSTEE AND CUSTODIAN, POWERS AND DUTIES
8.01	Acceptance	77
8.02	Investment Powers and Duties	77
8.03	Named Fiduciary	80
8.04	Distribution of Cash or Property	80
8.05	Trustee/Custodian Fees and Expenses	80
8.06	Third Party Reliance	80
8.07	Appointment of Ancillary Trustee or Independent Fiduciary	81
8.08	Resignation and Removal	81
8.09	Investment In Group Trust Fund	82
8.10	Combining Trusts of Employer’s Plans	82
8.11	Amendment/Substitution of Trust	82
ARTICLE IX, PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY
9.01	Insurance Benefit	83
9.02	Insurance Benefit	83
9.03	Disposition of Life Insurance Protection	83
9.04	Dividends	83
9.05	Limitations On Insurance Company Duties	83
9.06	Records/Information	84
9.07	Conflict With Plan	84
9.08	Appendix B Override	84
9.09	Definitions	84
ARTICLE X, TOP-HEAVY PROVISIONS
10.01	Determination of Top-Heavy Status	85
10.02	Top-Heavy Minimum Allocation	85
10.03	Plan Which Will Satisfy Top-Heavy	85
10.04	Top-Heavy Vesting	86
10.05	Safe Harbor/Simple Plan Exemption	86
10.06	Definitions	86
ARTICLE XI, EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION
11.01	Exclusive Benefit	88
11.02	Amendment by Employer	88
11.03	Amendment by Prototype Sponsor/Volume Submitter Practitioner	89
11.04	Frozen Plan	89
11.05	Plan Termination	90
11.06	Merger/Direct Transfer	91
ARTICLE XII, Multiple Employer Plan [Volume Submitter Only]
12.01	Election/Overriding Effect	92
12.02	Definitions	92
12.03	Participating Employer Elections	92
12.04	HCE Status	92
12.05	Testing	92
12.06	Top-Heavy	93
12.07	Compensation	93
12.08	Service	93
12.09	Required Minimum Distributions	93
12.10	Cooperation and Indemnification	93
12.11	PEO Transition Rules	93
12.12	Involuntary Termination	94
12.13	Voluntary Termination	95
© 2008 Bank of Oklahoma, N.A.

ii

Defined Contribution Prototype Plan
BANK OF OKLAHOMA, N.A.
DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST
BASIC PLAN DOCUMENT #01
Bank of Oklahoma, N.A., in its capacity as Prototype Plan Sponsor or as Volume Submitter Practitioner, establishes this Prototype Plan or this Volume Submitter Plan intended to conform to and qualify under §401 and §501 of the Internal Revenue Code of 1986, as amended. An Employer establishes a Plan and Trust under this Prototype Plan or this Volume Submitter Plan by executing an Adoption Agreement.
ARTICLE I
DEFINITIONS
     1.01 Account. Account means the separate Account(s) which the Plan Administrator or the Trustee maintains under the Plan for a Participant.
     1.02 Account Balance or Accrued Benefit. Account Balance or Accrued Benefit means the amount of a Participant’s Account(s) as of any relevant date derived from Plan contributions and from Earnings.
     1.03 Accounting Date. Accounting Date means the last day of the Plan Year. The Plan Administrator will allocate Employer Contributions and forfeitures for a particular Plan Year as of the Accounting Date of that Plan Year, and on such other dates, if any, as the Plan Administrator determines, consistent with the Plan’s allocation conditions and other provisions.
     1.04 Adoption Agreement. Adoption Agreement means the document executed by each Employer adopting this Plan. References to Adoption Agreement within this basic plan document are to the Adoption Agreement as completed and executed by a particular Employer unless the context clearly indicates otherwise. An adopting Employer’s Adoption Agreement and this basic plan document together constitute a single Plan and Trust of the Employer. Each elective provision of the Adoption Agreement corresponds (by its parenthetical section reference) to the section of the Plan which grants the election. All “Section” references within an Adoption Agreement are to the basic plan document. All “Election” references within an Adoption Agreement are Adoption Agreement references. The Employer or Plan Administrator to facilitate Plan administration or to generate written policies or forms for use with the Plan may maintain one or more administrative checklists as an attachment to the Adoption Agreement or otherwise. Any such checklists are not part of the Plan.
(A) Prototype/Standardized Plan or Nonstandardized Plan. Each Adoption Agreement offered under this Prototype Plan is either a Nonstandardized Plan or a Standardized Plan, as identified in that Adoption Agreement, under Rev. Proc 2005-16 §§4.10 and 4.11. The provisions of this Plan apply in the same manner to Nonstandardized Plans and to Standardized Plans unless otherwise specified. If the Employer maintains its Plan pursuant to a Nonstandardized Adoption Agreement or a Standardized Adoption Agreement, the Plan is a Prototype Plan and all provisions in this basic plan which expressly or by their context refer to a “Volume Submitter Plan” are not applicable.
(B) Volume Submitter Adoption Agreement. A Volume Submitter Adoption Agreement for purposes of this Volume Submitter Plan is subject to the same provisions as apply to a Nonstandardized Plan, except as the Plan or Volume Submitter Adoption Agreement otherwise indicates. If the Employer maintains its Plan pursuant to a Volume Submitter Adoption Agreement, the Plan is a Volume Submitter Plan and all provisions in this basic plan which expressly or by their context refer to a “Prototype Plan” are not applicable.
(C) Participation Agreement. Participation Agreement, in the case of a Prototype Plan means the Adoption Agreement page or pages executed by one or more Related Employers to become a Participating Employer. In the case of a Volume Submitter Plan, Participation Agreement means the Adoption Agreement page or pages executed by one or more Related Employers or, in the case of a Multiple Employer Plan, by one or more Employers which are not Related Employers (see Section 12.02(C)) to become a Participating Employer.
     1.05 Advisory Letter. Advisory Letter means an IRS issued letter as to the acceptability in form of a Volume Submitter Plan as defined in Section 13.03 of Rev. Proc. 2005-16.
     1.06 Annuity Contract. Annuity Contract means an annuity contract that the Trustee purchases with the Participant’s Vested Account Balance. An Annuity Contract includes a QJSA, a QPSA and an Alternative Annuity. If the Plan Administrator elects or is required to provide an Annuity Contract, such annuity must be a Nontransferable Annuity and otherwise must comply with the Plan terms.
(A) Annuity Starting Date. A Participant’s Annuity Starting Date means the first day of the first period for which the Plan pays an amount as an annuity or in any other form.
(B) Alternative Annuity. See Section 6.03(A)(5).
(C) Nontransferable Annuity. Nontransferable Annuity means an Annuity Contract which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Plan distributes an Annuity Contract, the Annuity Contract must be a Nontransferable Annuity.
(D) QJSA. See Sections 6.04(A)(1) and (2).
(E) QPSA. See Section 6.04(B)(1).
     1.07 Appendix. Appendix means one of the Appendices to an Adoption Agreement designated as “A”, “B”, “C”, or “D” which are expressly authorized by the Plan and as part of the Plan, are covered by the Advisory Letter or Opinion Letter.
     1.08 Applicable Law. Applicable Law means the Code, ERISA, USERRA, Treasury, IRS and DOL
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regulations, rulings, notices, and other written guidance, case law and any other applicable federal, state or local law affecting the Plan and which is binding upon the Plan or upon which the Employer, the Plan Administrator, the Trustee and other Plan fiduciaries may rely in the operation, administration and management of the Plan and Trust. If Applicable Law supersedes or modifies any authority the Plan specifically references, the reference includes such Applicable Law.
     1.09 Beneficiary. Beneficiary means a person designated by a Participant, a Beneficiary or by the Plan who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed to the Beneficiary his/her Plan benefit. A Beneficiary’s right to (and the Plan Administrator’s or a Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan does not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.
     1.10 Code. Code means the Internal Revenue Code of 1986, as amended and includes applicable Treasury regulations.
     1.11 Compensation.
(A) Uses and Context. Any reference in the Plan to Compensation is a reference to the definition in this Section 1.11, unless the Plan reference, or the Employer in its Adoption Agreement, modifies this definition. Except as the Plan otherwise specifically provides, the Plan Administrator will take into account only Compensation actually paid during (or as permitted under the Code, paid for) the relevant period. A Compensation payment includes Compensation paid by the Employer through another person under the common paymaster provisions in Code §§3121 and 3306. In the case of a Self-Employed Individual, Compensation means Earned Income as defined in Section 1.11(J). However, if the Plan must use an equivalent alternative compensation amount (pursuant to Treas. Reg. §1.414(s)-1(g)(1)(i) or other Applicable Law) in performing nondiscrimination testing relating to Matching Contributions, Nonelective Contributions and other Employer Contributions (excluding Elective Deferrals), the Compensation of such Self-Employed Individual will be limited to such equivalent alternative compensation amount.
(B) Base Definitions and Modifications. The Employer in its Adoption Agreement must elect one of the following base definitions of Compensation: W-2 Wages, Code §3401(a) Wages, or 415 Compensation. The Employer may elect a different base definition as to different Contribution Types. The Employer in its Adoption Agreement may specify any modifications thereto, for purposes of contribution allocations under Article III. If the Employer fails to elect one of the above-referenced definitions, the Employer is deemed to have elected the W-2 Wages definition.
     (1) W-2 Wages. W-2 Wages means wages for federal income tax withholding purposes, as defined under Code §3401(a), plus all other payments to an Employee in the course of the Employer’s trade or business, for which the Employer must furnish the Employee a written statement under Code §§6041, 6051, and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code §3401(a)(2)). The Employer in Appendix B may elect to exclude from W-2 Compensation certain Employer paid or reimbursed moving expenses as described therein.
     (2) Code §3401(a) Wages (income tax wage withholding). Code §3401(a) Wages means wages within the meaning of Code §3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or the location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).
     (3) Code §415 Compensation (current income definition/simplified compensation under Treas. Reg. §1.415-2(d)(10) and Prop. Treas. Reg. §1.415(c)-2(d)(2)). Code §415 Compensation means the Employee’s wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c)).
Code §415 Compensation does not include:
          (a) Deferred compensation/SEP/SIMPLE. Employer contributions (other than Elective Deferrals) to a plan of deferred compensation (including a simplified employee pension plan under Code §408(k) or to a simple retirement account under Code §408(p)) to the extent the contributions are not included in the gross income of the Employee for the Taxable Year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified), regardless of whether such amounts are includible in the gross income of the Employee when distributed.
          (b) Option exercise. Amounts realized from the exercise of a non-qualified stock option (an option other than a statutory option under Treas. Reg. §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code §83.
          (c) Sale of option stock. Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option as defined under Treas. Reg. §1.421-1(b).
          (d) Other amounts that receive special tax benefits. Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts under Code §125).
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Defined Contribution Prototype Plan
          (e) Other similar items. Other items of remuneration which are similar to any of the items in Sections 1.11(B)(3)(a) through (d).
     (4) Alternative (general) 415 Compensation. The Employer in Appendix B may elect to apply the 415 definition of Compensation in Treas. Reg. §1.415-2(d)(1) and Prop. Treas. Reg. §1.415(c)-2(a). Under this definition, Compensation means as defined in Section 1.11(B)(3) but with the addition of: (a) amounts described in Code §§104(a)(3), 105(a), or 105(h) but only to the extent that these amounts are includible in Employee’s gross income; (b) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of payment it is reasonable to believe these amounts are not deductible by the Employee under Code §217; (c) the value of a nonstatutory option (an option other than a statutory option under Treas. Reg. §1.421-1(b)) granted by the Employer to the an Employee, but only to the extent that the value of the option is includible in the Employee’s gross income for the Taxable Year of the grant; and (d) the amount includible in the Employee’s gross income upon the Employee’s making of an election under Code §83(b). The Employer in Appendix B also must elect whether to include as Compensation amounts received from a nonqualified unfunded deferred compensation plan in the Taxable Year received but only to extent includible in gross income.
(C) Deemed 125 Compensation. Deemed 125 Compensation means, in the case of any definition of Compensation which includes a reference to Code §125, amounts under a Code §125 plan of the Employer that are not available to a Participant in cash in lieu of group health coverage, because the Participant is unable to certify that he/she has other health coverage. Compensation under this Section 1.11 does not include Deemed 125 Compensation, unless the Employer in Appendix B elects to include Deemed 125 Compensation under this Section 1.11.
(D) Elective Deferrals. Compensation under Section 1.11 includes Elective Deferrals unless the Employer in its Adoption Agreement elects to exclude Elective Deferrals.
(E) Compensation Dollar Limitation. For any Plan Year, the Plan Administrator in allocating contributions under Article III or in testing the Plan for nondiscrimination, cannot take into account more than $200,000 (or such larger or smaller amount as the Commissioner of Internal Revenue may prescribe pursuant to an adjustment made in the same manner as under Code §415(d)) of any Participant’s Compensation. Notwithstanding the foregoing, an Employee under a 401(k) Plan may make Elective Deferrals with respect to Compensation which exceeds the Plan Year Compensation limitation, provided such Elective Deferrals otherwise satisfy the Elective Deferral Limit and other applicable Plan limitations. In applying any Plan limitation on the amount of Matching Contributions or any Plan limit on Elective Deferrals which are subject to Matching Contributions, where such limits are expressed as a percentage of Compensation, the Plan Administrator may apply the Compensation limit under this Section 1.11(E) annually, even if the Matching Contribution formula is applied on a per pay period basis or is applied over any other time interval which is less than the full Plan Year or the Plan Administrator may pro rate the Compensation limit.
(F) Nondiscrimination. For purposes of determining whether the Plan discriminates in favor of HCEs, Compensation means as the Plan Administrator operationally determines provided that any such nondiscrimination testing definition which the Plan Administrator applies must satisfy Code §414(s) and the regulations thereunder. For this purpose the Plan Administrator may, but is not required, to apply for nondiscrimination testing purposes the Plan’s allocation definition of Compensation under this Section 1.11 or Annual Additions Limit definition of Compensation under Section 4.05(C). The Employer’s election in its Adoption Agreement relating to Pre-Entry Compensation (to limit Compensation to Participating Compensation or to include Plan Year Compensation) is nondiscriminatory.
(G) Excluded Compensation. Excluded Compensation means such Compensation as the Employer in its Adoption Agreement elects to exclude for purposes of this Section 1.11.
(H) Pre-Entry Compensation. The Employer in its Adoption Agreement for allocation purposes must elect Participating Compensation or Plan Year Compensation as to some or all Contribution Types.
     (1) Participating Compensation. Participating Compensation for purposes of this Section 1.11 means Compensation only for the period during the Plan Year in which the Participant is a Participant in the overall Plan, or under the plan resulting from disaggregation under the OEE or EP rules under Section 4.06(C)(1), or as to a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Participating Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).
     (2) Plan Year Compensation. Plan Year Compensation for purposes of this Section 1.11 means Compensation for a Plan Year, including Compensation for any period prior to the Participant’s Entry Date in the overall Plan or as to a Contribution Type as applicable. If the Employer in its Adoption Agreement elects Plan Year Compensation, the Employer will elect whether to apply the election to all Contribution Types or only to particular Contribution Type(s).
(I) Post-Severance Compensation. The Plan excludes Post-Severance Compensation unless the Employer in Appendix B elects to include Post—Severance Compensation as described in this Section 1.11(I). If the Employer elects to include Post-Severance Compensation, the Employer in Appendix B will specify the Effective Date thereof which for purposes of 415 testing (or other testing requiring use of 415 Compensation) cannot be earlier than January 1, 2005.
     (1) Post-Severance Compensation under Proposed 415 Regulations.
          (a) Payment timing. Post—Severance Compensation includes certain payments described below made after Severance from Employment, and within 2 1/2 months following Severance from Employment (whether paid in the same Plan or Limitation Year or paid in the Plan or Limitation Year following the
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Defined Contribution Prototype Plan
Severance from Employment). The Employer in Appendix B also may elect (for allocation purposes only) to include amounts which would be Post-Severance Compensation but for being paid after the time limit described herein (except as to Elective Deferrals) or may elect to limit Post-Severance Compensation to any lesser period of time.
          (b) Limitation as to type. Post-Severance Compensation means: (i) Payments that, absent a Severance from Employment, would have been paid to the Employee while the Employee continued in employment with the Employer and which consist of regular compensation for services during the Employee’s regular working hours or for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses and other similar compensation; and (ii) payments for bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. The Employer in Appendix B may elect (for allocation purposes only) to exclude certain of the above amounts which would be Post-Severance Compensation.
          (c) Exclusions. Post-Severance Compensation under Section 1.11(I)(1) does not include any payment not described in Section 1.11(I)(1)(b) even if paid within the time period described in Section 1.11(I)(1)(a), including severance pay, unfunded non-qualified deferred compensation or parachute payments under Code §280G(b)(2).
     (2) Qualified Military Service. Post-Severance Compensation includes (without regard to the timing requirement of Section 1.11(I)(1)(a), including for Elective Deferrals) amounts paid to individuals not currently performing Service for the Employer by reason of Qualified Military Service, to the extent that those payments do not exceed what the Employer would have paid to the Employee had the Employee not entered Qualified Military Service. The Employer in Appendix B may elect (for allocation purposes only) to exclude the above amounts from Post-Severance Compensation.
(J) Earned Income. Earned Income means net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided personal services of the Self-Employed Individual are a material income-producing factor. Earned Income also includes gains and earnings (other than capital gain) from the sale or licensing of property (other than goodwill) by the individual who created that property, even if those gains would not ordinarily be considered net earnings from self-employment. The Plan Administrator will determine net earnings without regard to items excluded from gross income and the deductions allocable to those items. The Plan Administrator will determine net earnings after the deduction allowed to the Self-Employed Individual for all contributions made by the Employer to a qualified plan and after the deduction allowed to the Self-Employed Individual under Code §164(f) for self-employment taxes.
(K) Deemed Disability Compensation. The Plan does not include Deemed Disability Compensation under Code §415(c)(3)(C) unless the Employer in Appendix B elects to include Deemed Disability Compensation under this Section 1.11(K). Deemed Disability Compensation is the Compensation the Participant would have received for the year if the Participant were paid at the same rate as applied immediately prior to Disability if such deemed compensation is greater than actual Compensation as determined without regard to this Section 1.11(K). This Section 1.11(K) applies only if the affected Participant is an NHCE immediately prior to becoming disabled (or the Appendix B election provides for the continuation of contributions on behalf of all such disabled participants for a fixed or determinable period) and all contributions made with respect to Compensation under this Section 1.11(K) are immediately Vested.
     1.12 Contribution Types. Contribution Types means the contribution types required or permitted under the Plan as the Employer elects in its Adoption Agreement.
     1.13 Defined Contribution Plan. Defined Contribution Plan means a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant’s Account, and on any Earnings, expenses, and forfeitures which the Plan Administrator may allocate to such Participant’s Account.
     1.14 Defined Benefit Plan. Defined Benefit Plan means a retirement plan which does not provide for individual accounts for Employer contributions and which provides for payment of determinable benefits in accordance with the plan’s formula.
     1.15 Disability. Disability means, as the Employer elects in its Adoption Agreement, the basic plan definition or an alternative definition. A Participant who incurs a Disability is “disabled.”
(A) Basic Plan Definition. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.
(B) Alternative Definition. The Employer in its Adoption Agreement may specify any alternative definition of Disability which is not inconsistent with Applicable Law.
(C) Administration. For purposes of this Plan, a Participant is disabled on the date the Plan Administrator determines the Participant satisfies the definition of Disability. The Plan Administrator may require a Participant to submit to a physical examination in order to confirm the Participant’s Disability. The Plan Administrator will apply the provisions of this Section 1.15 in a nondiscriminatory, consistent, and uniform manner.
     1.16 Designated IRA Contribution. Designated IRA Contribution means a Participant’s IRA contribution to the Plan made in accordance with the Adoption Agreement.
     1.17 DOL. DOL means the U.S. Department of Labor.
     1.18 Earnings. Earnings means the net income, gain or loss earned by a particular Account, by the Trust,
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Defined Contribution Prototype Plan
or with respect to a contribution or to a distribution, as the context requires.
     1.19 Effective Date. The Effective Date of this Plan is the date the Employer elects in its Adoption Agreement, but not earlier that January 1, 2002. However, as to a particular provision or action taken by any party pursuant to the Plan (such as a Plan amendment or termination, or the giving of any notice), a different Effective Date may apply such as the basic plan document may provide, as the Employer may elect in its Adoption Agreement, in a Participation Agreement or in an Appendix, or as indicated in any other document which evidences the action taken.
     1.20 Elective Deferrals. Elective Deferrals means a Participant’s Pre-Tax Deferrals, Roth Deferrals, Automatic Deferrals and, as the context requires, CatchUp Deferrals under the Plan, and which the Employer contributes to the Plan at the Participant’s election (or automatically) in lieu of cash compensation. As to other plans, elective deferrals means amounts excludible from the Employee’s gross income under Code §§125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p) or 457(b), and includes amounts included in the Employee’s gross income under Code §402A, and contributed by the Employer, at the Employee’s election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) plan, a SARSEP, a tax-sheltered annuity, a SIMPLE plan or a Code §457(b) plan.
(A) Pre-Tax Deferral. Pre-Tax Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which is not subject to income tax when made.
(B) Roth Deferral. Roth Deferral means an Elective Deferral (including a Catch-Up Deferral or an Automatic Deferral) which a Participant irrevocably designates as a Roth Deferral under Code §402A at the time of deferral and which is subject to income tax when made to the Plan. In the case of an Automatic Deferral, see Section 3.02(B)(7).
(C) Automatic Deferral. See Section 3.02(B)(1).
(D) Catch-Up Deferral. See Section 3.02(D)(2).
     1.21 Employee. Employee means any common law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of the Employer for purposes of the Employer’s qualified plan. An Employee is either an Eligible Employee or an Excluded Employee. An Employee is either an HCE or an NHCE.
(A) Self-Employed Individual. Self-Employed Individual means an individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net profits) for the Taxable Year from the trade or business for which the Plan is established.
(B) Leased Employee. Leased Employee means an individual (who otherwise is not an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the “leasing organization), has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code §144(a)(3)) on a substantially full-time basis for at least one year and who performs such services under primary direction or control of the Employer within the meaning of Code §414(n)(2). Except as described in Section 1.21(B)(1), a Leased Employee is an Employee for purposes of the Plan. However, under a Nonstandardized Plan or under a Volume Submitter Plan, a Leased Employee is an Excluded Employee unless the Employer in Appendix B elects not to treat Leased Employees as Excluded Employees as to any or all Contribution Types. “Compensation” in the case of an out-sourced worker who is an Employee or a Leased Employee includes Compensation from the leasing organization which is attributable to services performed for the Employer.
     (1) Safe Harbor Plan Exception. A Leased Employee is not an Employee for Plan purposes if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or fewer of the NHCEs, excluding those NHCEs who do not satisfy the “substantially full-time” standard of Code §414(n)(2)(B), are Leased Employees. A safe harbor plan is a Money Purchase Pension Plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee’s compensation, without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code §415(c)(3) including Elective Deferrals.
     (2) Other Requirements. The Plan Administrator must apply this Section 1.21 in a manner consistent with Code §§414(n) and 414(o) and the regulations issued under those Code sections. The Plan Administrator for 415 testing under Article IV, for satisfaction of the Top-Heavy Minimum Allocation under Article X and otherwise as required under Applicable Law will treat contributions or benefits provided to a Leased Employee under a plan of the leasing organization, and which are attributable to services performed by the Leased Employee for the Employer, as provided by the Employer. However, the Employer will not offset (reduce) contributions to this Plan by such contributions or benefits provided to the Leased Employee under the leasing organization’s plan unless the Employer in Appendix B elects to do so.
(C) Eligible Employee. Eligible Employee means an Employee other than an Excluded Employee.
(D) Excluded Employee. Excluded Employee means, as the Plan provides or as the Employer elects in its Adoption Agreement, any Employee, or class or group of Employees, not eligible to participate in the Plan, or as to any Contribution Type, as the context requires.
     (1) Collective Bargaining Employees. If the Employer elects in its Adoption Agreement to exclude Collective Bargaining Employees from eligibility to participate, the exclusion applies to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if: (a) retirement benefits were the subject of good faith bargaining; and (b) two percent or fewer of the employees covered by the agreement are “professional employees” as defined in Treas. Reg. §1.410(b)-9, unless the collective bargaining agreement requires the
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Defined Contribution Prototype Plan
Employee to be included within the Plan. The term “employee representatives” does not include any organization more than half the members of which are owners, officers, or executives of the Employer.
     (2) Nonresident Aliens. If the Employer elects in its Adoption Agreement to exclude Nonresident Aliens from eligibility to participate, the exclusion applies to any Nonresident Alien Employee who does not receive any earned income, as defined in Code §911(d)(2), from the Employer which constitutes United States source income, as defined in Code §861(a)(3).
     (3) Reclassified Employees. A Reclassified Employee under a Nonstandardized Plan or a Volume Submitter Plan is an Excluded Employee unless the Employer in Appendix B elects: (a) to include all Reclassified Employees as Eligible Employees; (b) to include one or more categories of Reclassified Employees as Eligible Employees; or (c) to include Reclassified Employees (or one or more groups of Reclassified Employees) as Eligible Employees as to one or more Contribution Types. A Reclassified Employee is any person the Employer does not treat as a common law employee or as a self-employed individual (including, but not limited to, independent contractors, persons the Employer pays outside of its payroll system and out-sourced workers) for federal income tax withholding purposes under Code §3401(a), irrespective of whether there is a binding determination that the individual is an Employee or a Leased Employee of the Employer. Self-Employed Individuals are not Reclassified Employees.
     (4) Part-Time/Temporary/Seasonal Employees. The Employer in its Adoption Agreement may elect to exclude any Employees who it defines in the Adoption Agreement as “part-time,” “temporary” or “seasonal” based on their regularly scheduled Service being less than a specified number of Hours of Service during a relevant Eligibility Computation Period. Notwithstanding any such exclusion, if the Part-Time, Temporary or Seasonal Excluded Employee actually completes at least 1,000 Hours of Service in the relevant Eligibility Computation Period, the affected Excluded Employee is no longer an Excluded Employee and will enter the Plan on the next Entry Date following completion of the Eligibility Computation Period in which he/she completed 1,000 Hours of Service, provided the Employee is employed by the Employer on that Entry Date.
(E) HCE. HCE means a highly compensated Employee, defined under Code §414(q) as an Employee who satisfies one of Sections 1.21(E)(1) or (2) below.
     (1) More than 5% owner. During the Plan Year or during the preceding Plan Year, the Employee is a more than 5% owner of the Employer (applying the constructive ownership rules of Code §318 as modified by Code §416(i)(1)(B)(iii)(I), and applying the principles of Code §318 as modified by Code §416(i)(1)(B)(iii)(I), for an unincorporated entity).
     (2) Compensation Threshold. During the preceding Plan Year (or in the case of a short Plan Year, the immediately preceding 12 month period) the Employee had Compensation in excess of $80,000 (as adjusted for the relevant year by the Commissioner of Internal Revenue at the same time and in the same manner as under Code §415(d), except that the base period is the calendar quarter ending September 30, 1996) and, if the Employer under its Adoption Agreement makes the top-paid group election, was part of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).
     (3) Compensation Definition. For purposes of this Section 1.21(E), “Compensation” means Compensation as defined in Section 4.05(C).
     (4) Top-paid Group and Calendar Year Data. The Plan Administrator must make the determination of who is an HCE, including the determinations of the number and identity of the top-paid 20% group, consistent with Code §414(q) and regulations issued under that Code section. The Employer in its Adoption Agreement may make a calendar year data election to determine the HCEs for the Plan Year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer which reference the HCE definition in Code §414(q). For purposes of this Section 1.21(E), if the current Plan Year is the first year of the Plan, then the term “preceding Plan Year” means the 12-consecutive month period immediately preceding the current Plan Year.
     (5) Highly compensated former employee. The determination of highly compensated former employee status and the rules applicable thereto are determined in accordance with Temporary Reg. §1.414(q)-1T, A-4 and Notice 97-45.
(F) NHCE. NHCE means a nonhighly compensated employee, which is any Employee who is not an HCE.
     1.22 Employee Contribution and DECs. Employee Contribution means a Participant’s after-tax contribution to the Trust and which the Participant designates as an Employee Contribution at the time of contribution. An Elective Deferral (Pre-Tax or Roth) is not an Employee Contribution. A deductible employee contribution (DEC) means certain pre-1987 contributions described in Section 3.13.
     1.23 Employer. Employer means each Signatory Employer, Lead Employer, Related Employer, and Participating Employer as the Plan indicates or as the context requires.
(A) Signatory Employer. The Signatory Employer is the Employer who establishes a Plan under this Prototype Plan or under this Volume Submitter Plan by executing an Adoption Agreement. The Employer for purposes of acting as Plan Administrator, making Plan amendments, restating the Plan, terminating the Plan or performing other ERISA settlor functions, means the Signatory Employer and does not include any Related Employer or Participating Employer. The Signatory Employer also may terminate the participation in the Plan of any Participating Employer upon written notice. The Signatory Employer will provide such notice not less than 30 days prior to the date of termination unless the Signatory Employer determines that the interest of Plan Participants requires earlier termination. See Article XII if the Plan is a Volume Submitter Plan and is a Multiple Employer Plan.
(B) Lead Employer. Lead Employer means the Signatory Employer under a Volume Submitter Plan which is a Multiple Employer Plan. See Section 12.02(B).
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Defined Contribution Prototype Plan
(C) Related Group/Related Employer. A Related Group is a controlled group of corporations (as defined in Code §414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code §414(c)), an affiliated service group (as defined in Code §414(m)) or an arrangement otherwise described in Code §414(o). Each Employer/member of the Related Group is a Related Employer. The term “Employer” includes every Related Employer for purposes of crediting Service and Hours of Service, determining Years of Service and Breaks in Service under Articles II and V, determining Separation from Service, applying the coverage test under Code Section 410(b), applying the Annual Additions Limit and nondiscrimination testing in Article IV, applying the top-heavy rules and the minimum allocation requirements of Article X, applying the definitions of Employee, HCE, Compensation (except as the Employer may elect in its Adoption Agreement relating to allocations) and Leased Employee, applying the safe harbor 401(k) provisions of Article III, applying the SIMPLE 401(k) provisions of Article III and for any other purpose the Code or the Plan require.
(D) Participating Employer. Participating Employer means a Related Employer (to the Signatory Employer or another Related Employer) which signs the Execution Page of the Adoption Agreement or a Participation Agreement to the Adoption Agreement. Only a Participating Employer (or Employees thereof) may contribute to the Plan. A Participating Employer is an Employer for all purposes of the Plan except as provided in Sections 1.23(A) or (B).
     (1) Standardized/Nonstandardized Plan. If the Employer’s Plan is a Standardized Plan, all Employees of the Employer or of any Related Employer, are Eligible Employees, irrespective of whether the Related Employer directly employing the Employee is a Participating Employer. Notwithstanding the immediately preceding sentence, individuals who become Employees of a Related Employer as a result of a transaction described in Code §410(b)(6)(C) are Excluded Employees during the Plan Year in which such transaction occurs nor in the following Plan Year, unless: (a) the Related Employer which employs such Employees becomes during such period a Participating Employer by executing a Participation Agreement to the Adoption Agreement; or (b) as described under Applicable Law, the Plan benefits or coverage change significantly during the transition period resulting in the termination of the transition period. If the Plan is a Nonstandardized Plan, the Employees of a Related Employer are Excluded Employees unless the Related Employer is a Participating Employer.
     (2) Volume Submitter/Multiple Employer Plan. If Article XII applies, a Participating Employer includes an unrelated Employer who executes a Participation Agreement. See Section 12.02(C).
     1.24 Employer Contribution. Employer Contribution means a Nonelective Contribution, a Matching Contribution, an Elective Deferral, a Prevailing Wage Contribution, a Money Purchase Pension Contribution or a Target Benefit Contribution, as the context may require.
     1.25 Entry Date. Entry Date means the date(s) the Employer elects in its Adoption Agreement upon which an Eligible Employee who has satisfied the Plan’s eligibility conditions and who remains employed by the Employer on the Entry Date, commences participation in the Plan or in a part of the Plan.
     1.26 EPCRS. EPCRS means the IRS’s Employee Plans Compliance Resolution System for resolving plan defects, or any successor program.
     1.27 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended, and includes applicable DOL regulations.
     1.28 Final 401(k) Regulations Effective Date. Final 401(k) Regulations Effective Date means the Plan Year beginning in 2006 (or such earlier Plan Year ending after December 29, 2004 as the Plan Administrator operationally applied and as the Employer elects in Appendix B). A reference to the Final 401(k) Regulations Effective Date also includes the final 401(m) regulations as the context requires.
     1.29 401(k) Plan. 401(k) Plan means the 401(k) Plan the Employer establishes under a 401(k) Plan Adoption Agreement. The Plan as the Employer elects under its 401(k) Adoption Agreement may be a Traditional 401(k) Plan, a Safe Harbor 401(k) Plan or a SIMPLE 401(k) Plan. A 401(k) Plan is also a Profit Sharing Plan for purposes of applying the Plan terms, except as to Elective Deferrals, Matching Contributions or otherwise where the Plan specifies provisions which apply either to such Contributions Types or to the overall Plan on account of its status as a 401(k) Plan.
(A) Traditional 401(k) Plan. A Traditional 401(k) Plan is a 401(k) Plan under which Elective Deferrals are subject to nondiscrimination testing under the ADP test and any Matching Contributions and Employee Contributions also are subject to nondiscrimination testing under the ACP test.
(B) Safe Harbor 401(k) Plan. A Safe Harbor 401(k) Plan is a 401(k) Plan under which Elective Deferrals are not subject to nondiscrimination testing under the ADP test because the Plan satisfies the ADP test safe harbor. Any Matching Contributions are subject to the ACP test unless the Plan also satisfies the ACP test safe harbor. Any Employee Contributions are subject to the ACP test.
(C) SIMPLE 401(k) Plan. A SIMPLE 401(k) Plan is a 401(k) Plan which satisfies the contribution and other requirements in Section 3.10 and which is not subject to nondiscrimination testing or certain other requirements as provided in Section 3.10.
     1.30 401(m) Plan. 401(m) Plan means the 401(m) plan, if any, the Employer establishes under its Adoption Agreement. The definitions under Sections 1.29(A), (B), and (C) also apply as to a 401(m) Plan.
     1.31 Hour of Service. Hour of Service means:
               (i) Paid and duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this Paragraph (i) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;
               (ii) Back pay. Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has
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Defined Contribution Prototype Plan
received an award. The Plan Administrator credits Hours of Service under this Paragraph (ii) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and
               (iii) Payment but no duties. Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Plan Administrator will credit no more than 501 Hours of Service under this Paragraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Plan Administrator credits Hours of Service under this Paragraph (iii) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. §2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this Paragraph (iii).
               (iv) Crediting and computation. The Plan Administrator will not credit an Hour of Service under more than one of the above Paragraphs (i), (ii) or (iii). A computation period for purposes of this Section 1.31 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee’s Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.
(A) Method of Crediting Hours of Service. The Employer must elect in its Adoption Agreement the method the Plan Administrator will use in crediting an Employee with Hours of Service and the purpose for which the elected method will apply.
     (1) Actual Method. Under the Actual Method as determined from records, an Employee receives credit for Hours of Service for hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.
     (2) Equivalency Method. Under an Equivalency Method, for each equivalency period for which the Plan Administrator would credit the Employee with at least one Hour of Service, the Plan Administrator will credit the Employee with: (a) 10 Hours of Service for a daily equivalency; (b) 45 Hours of Service for a weekly equivalency; (c) 95 Hours of Service for a semimonthly payroll period equivalency; and (d) 190 Hours of Service for a monthly equivalency.
     (3) Elapsed Time Method. Under the Elapsed Time Method, an Employee receives credit for Service for the aggregate of all time periods (regardless of the Employee’s actual Hours of Service) commencing with the Employee’s Employment Commencement Date, or with his/her Re-Employment Commencement Date, and ending on the date a Break in Service begins. See Section 2.02(C)(4). In applying the Elapsed Time Method, the Plan Administrator will credit an Employee’s Service for any Period of Severance of less than 12-consecutive months and will express fractional periods of Service in days.
          (i) Elapsed Time — Break in Service. Under the Elapsed Time Method, a Break in Service is a Period of Severance of at least 12 consecutive months. In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date the Employee is otherwise absent from Service does not constitute a Break in Service.
          (ii) Elapsed Time — Period of Severance. A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. The continuous period begins on the date the Employee retires, quits, is discharged, or dies or if earlier, the first 12-month anniversary of the date on which the Employee otherwise is absent from Service for any other reason (including disability, vacation, leave of absence, layoff, etc.).
(B) Maternity/Paternity Leave/Family and Medical Leave Act. Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator must credit Hours of Service during the Employee’s unpaid absence period: (1) due to maternity or paternity leave; or (2) as required under the Family and Medical Leave Act. An Employee is on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement with the Employee of an adopted child, or the care of the Employee’s child immediately following the child’s birth or placement. The Plan Administrator credits Hours of Service under this Section 1.31(B) on the basis of the number of Hours of Service for which the Employee normally would receive credit or, if the Plan Administrator cannot determine the number of Hours of Service the Employee would receive credit for, on the basis of 8 hours per day during the absence period. The Plan Administrator will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee’s Break in Service. The Plan Administrator credits all Hours of Service described in this Section 1.31(B) to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his/her absence period begins, the Plan Administrator credits these Hours of Service to the immediately following computation period.
(C) Qualified Military Service. Hour of Service also includes any Service the Plan must credit for contributions and benefits in order to satisfy the crediting of Service requirements of Code §414(u).
     1.32 IRS. IRS means the Internal Revenue Service.
     1.33 Limitation Year. Limitation Year means the consecutive month period the Employer specifies in its Adoption Agreement as applicable to allocations under Article IV. If the Employer elects the same Plan Year and Limitation Year, the Limitation Year is always a 12-consecutive month period even if the Plan Year is a short period, unless the short Plan Year results from an amendment, in which case, the Limitation Year also is a short year. If the Employer amends the Limitation Year to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation
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Defined Contribution Prototype Plan
Year for which the Employer makes the amendment, creating a short Limitation Year.
     1.34 Matching Contribution. Matching Contribution means a fixed or discretionary contribution the Employer makes on account of Elective Deferrals under a 401(k) Plan or on account of Employee Contributions. Matching contributions also include Participant forfeitures allocated on account of such Elective Deferrals or Employee Contributions.
(A) Fixed Matching Contribution. Fixed Matching Contribution means a Matching Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula in the Adoption Agreement. Under the formula, the Employer contributes a specified percentage or dollar amount on behalf of a Participant based on that Participant’s Elective Deferrals or Employee Contributions eligible for a match.
(B) Discretionary Matching Contribution.
Discretionary Matching Contribution means a Matching Contribution which the Employer in its sole discretion elects to make to the Plan. The Employer retains discretion over the Discretionary Matching Contribution rate or amount, the limit(s) on Elective Deferrals or Employee Contributions subject to match, the per Participant match allocation limit(s), the Participants who will receive the allocation, and the time period applicable to any matching formula(s) (collectively, the “matching formula”), except as the Employer otherwise elects in its Adoption Agreement.
(C) QMAC. QMAC means a qualified matching contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Matching Contributions are not 100% Vested at all times if the Employee has a 100% Vested interest solely because of his/her Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant’s QMAC Account under the Plan automatically satisfy and are subject to the QMAC definition.
(D) Regular Matching Contribution. A Regular Matching Contribution is a Matching Contribution which is not a QMAC, a Safe Harbor Matching Contribution or an Additional Matching Contribution.
(E) Basic Matching Contribution. See Section 3.05(E)(4).
(F) Enhanced Matching Contribution. See Section 3.05(E)(5).
(G) Additional Matching Contribution. See Section 3.05(F)(1).
(H) SIMPLE Matching Contribution. See Section 3.10(E)(1).
(I) Safe Harbor Matching Contribution. See Section 3.05(E)(3).
     1.35 Money Purchase Pension Plan/Money Purchase Pension Contribution. Money Purchase Pension Plan means the Money Purchase Pension Plan the Employer establishes under a Money Purchase Pension Plan Adoption Agreement. The Employer Contribution to its Money Purchase Pension Plan is a Money Purchase Pension Contribution. The Employer will make its Money Purchase Pension Contribution as the Employer elects in its Adoption Agreement.
     1.36 Named Fiduciary. The Named Fiduciary is the Employer. The Employer in writing also may designate the Plan Administrator (if the Plan Administrator is not the Employer) and other persons as additional Named Fiduciaries. See Section 8.03. If the Plan is a restated Plan and under the prior plan document a different Named Fiduciary is in place, this Section 1.36 becomes effective on the date the Employer executes this restated Plan unless the Employer designates otherwise in writing.
     1.37 Nonelective Contribution. Nonelective Contribution means a fixed or discretionary Employer Contribution which is not a Matching Contribution, a Money Purchase Pension Contribution or a Target Benefit Contribution.
(A) Fixed Nonelective Contribution. Fixed Nonelective Contribution means a Nonelective Contribution which the Employer, subject to satisfaction of allocation conditions, if any, must make pursuant to a formula (based on Compensation of Participants who will receive an allocation of the contributions or otherwise) in the Adoption Agreement. See 3.04(A)(2).
(B) Discretionary Nonelective Contribution. Discretionary Nonelective Contribution means a Nonelective Contribution which the Employer in its sole discretion elects to make to the Plan. See 3.04(A)(1).
(C) QNEC. QNEC means a qualified nonelective contribution which is 100% Vested at all times and which is subject to the distribution restrictions described in Section 6.01(C)(4)(b). Nonelective Contributions are not 100% Vested at all times if the Employee has a 100% Vested interest solely because of his/her Years of Service taken into account under a vesting schedule. Any Nonelective Contributions allocated to a Participant’s QNEC Account under the Plan automatically satisfy and are subject to the QNEC definition.
(D) SIMPLE Nonelective Contribution. See Section 3.10(E)(1).
(E) Safe Harbor Nonelective Contribution. See Section 3.05(E)(2).
     1.38 Opinion Letter. Opinion Letter means an IRS issued letter as to the acceptability of the form of a Prototype Plan as defined in Section 4.06 of Rev. Proc. 2005-16.
     1.39 Participant. Participant means an Eligible Employee who becomes a Participant in the Plan or as to any Contribution Type as the context requires, in accordance with the provisions of Section 2.01.
     1.40 Plan. Plan means the retirement plan established or continued by the Employer in the form of this Prototype Plan or Volume Submitter Plan, including the Adoption Agreement under which the Employer has elected to establish this Plan. The Employer must designate the name of the Plan in its Adoption Agreement. An Employer may execute more than one Adoption Agreement offered under this Plan, each of which will constitute a separate Plan and Trust established or continued by that Employer. All section
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Defined Contribution Prototype Plan
references within this basic plan document are Plan section references unless the context clearly indicates otherwise. The Plan includes any Appendix permitted by the basic plan document or by the Employer’s Adoption Agreement and which the Employer attaches to its Adoption Agreement.
(A) Multiple Employer Plan (Article XII). Multiple Employer Plan means a Plan in which at least one Employer which is not a Related Employer participates. This Plan may be a Multiple Employer Plan only if maintained on a Volume Submitter Adoption Agreement. Article XII of the Plan applies to a Multiple Employer Plan, but otherwise does not apply to the Plan.
(B) Frozen Plan. See Section 3.01(J).
     1.41 Plan Administrator. Plan Administrator means the Employer unless the Employer designates another person or persons to hold the position of Plan Administrator. Any person(s) the Employer appoints as Plan Administrator may or may not be Participants in the Plan. In addition to its other duties, the Plan Administrator has full responsibility for the Plan’s compliance with the reporting and disclosure rules under ERISA. If the Employer is the Plan Administrator, any requirement under the Plan for communication between the Employer and the Plan Administrator automatically is deemed satisfied, and the Employer has discretion to determine the manner of documenting any decision deemed to be communicated under this provision.
     1.42 Plan Year. Plan Year means the consecutive month period the Employer specifies in its Adoption Agreement.
     1.43 Practitioner. Practitioner means the sponsor as to its Employer clients of the Volume Submitter Plan and as defined in Section 13.04 of Rev. Proc. 2005-16.
     1.44 Predecessor Employer/Predecessor Plan.
(A) Predecessor Employer. A Predecessor Employer is an employer that previously employed one or more of the Employees.
(B) Predecessor Plan. A Predecessor Plan is a Code §401(a) or §403(a) qualified plan the Employer terminated within the five-year period beginning before or after the Employer establishes this Plan, as described in Treas. Reg. §1.411(a)-5(b)(3)(v)(B).
     1.45 Prevailing Wage Contract/Contribution. Prevailing Wage Contract means a contract under which Employees are performing services subject to the Davis-Bacon Act, the McNamara-O’Hara Contract Service Act or any other federal, state or municipal prevailing wage law. A Prevailing Wage Contribution is a contribution the Employer makes to the Plan in accordance with a Prevailing Wage Contract. A Prevailing Wage Contribution is treated as a Nonelective Contribution or other Employer Contribution except as the Plan otherwise provides.
     1.46 Profit Sharing Plan. Profit Sharing Plan means the Profit Sharing Plan the Employer establishes under a Profit Sharing Plan Adoption Agreement.
     1.47 Protected Benefit. Protected Benefit means any accrued benefit described in Treas. Reg. §1.411(d)-4, including any optional form of benefit provided under the Plan which may not (except in accordance with such Regulations) be reduced, eliminated or made subject to Employer discretion.
     1.48 Prototype Plan/Master Plan (M&P Plan). Prototype Plan means as described in Section 4.02 of Rev. Proc. 2005-16 or in any successor thereto under which each adopting Employer establishes a separate Trust. This Plan is not a Master Plan as described in Section 4.01 of Rev. Proc. 2005-16 under which unrelated adopting employers participate in a single funding medium (trust or custodial account). However, the Plan could be a Master Trust under DOL Reg. §2525.103-2(e). A Prototype Plan or a Master Plan must have an Opinion Letter as described in Section 4.06 of Rev. Proc. 2005-16.
     1.49 QDRO. QDRO means a qualified domestic relations order under Code §414(p).
     1.50 Qualified Military Service. Qualified Military Service means qualified military service as defined in Code §414(u)(5). Notwithstanding any provision in the Plan to the contrary, as to Qualified Military Service, the Plan will credit Service under Section 1.31(C), the Employer will make contributions to the Plan and the Plan will provide benefits in accordance with Code §414(u).
     1.51 Restated Plan. A Restated Plan means a plan the Employer adopts in substitution for, and in amendment of, an existing plan, as the Employer elects in its Adoption Agreement. If a Participant incurs a Separation from Service or Severance from Employment before the Employer executes the Adoption Agreement as a Restated Plan, the provisions of the Restated Plan do not apply to the Participant unless he/she has an Account Balance as of the execution date or unless the Employer rehires the Participant.
     1.52 Rollover Contribution. A Rollover Contribution means an amount of cash or property (including a participant loan from another plan) which the Code permits an Eligible Employee or Participant to transfer directly or indirectly to this Plan from another Eligible Retirement Plan (or vice versa) within the meaning of Code §402(c)(8)(B) and Section 6.08(F)(2). A Rollover Contribution will be made to the Plan and not to a Designated IRA within the Plan under Section 3.12, if any.
     1.53 Safe Harbor Contribution. Safe Harbor Contribution means a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement. See Sections 3.05(E)(2) and (3).
     1.54 Salary Reduction Agreement. A Salary Reduction Agreement means a Participant’s written election to make Elective Deferrals to the Plan (including a Contrary Election under Section 3.02(B)(4)), made on the form the Plan Administrator provides for this purpose.
(A) Effective Date. A Salary Reduction Agreement may not be effective earlier than the following date which occurs last: (1) under Article II, the Participant’s Entry Date or, in the case of a re-hired Employee, his/her re-participation date; (2) the execution date of the Salary Reduction Agreement; (3) the date the Employer adopts
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Defined Contribution Prototype Plan
the 401(k) Plan; or (4) the Effective Date of the 401(k) Plan (or Elective Deferral provision within the Plan).
(B) Compensation. A Salary Reduction Agreement must specify the dollar amount of Compensation or the percentage of Compensation the Participant wishes to defer. The Salary Reduction Agreement: (1) applies only to Compensation for Elective Deferral allocation as the Employer elects in its Adoption Agreement and which becomes currently available after the effective date of the Salary Reduction Agreement; and (2) applies to all or to such Elective Deferral Compensation as the Salary Reduction Agreement indicates, including any Participant elections made in the Salary Reduction Agreement.
(C) Additional Rules. The Plan Administrator in the Plan’s Salary Reduction Agreement form, or in a Salary Reduction Agreement policy will specify additional rules and restrictions applicable to a Participant’s Salary Reduction Agreement, including but not limited to those rules regarding changing or revoking a Salary Reduction Agreement. Any such rules and restrictions must be consistent with the Plan and with Applicable Law.
     1.55 Separation from Service/Severance from Employment. Separation from Service means an event after which the Employee no longer has an employment relationship with the Employer maintaining this Plan or with a Related Employer. The Plan applies Separation from Service for all purposes except as otherwise provided. For purposes of distribution of Restricted 401(k) Accounts, the application of Post-Severance Compensation and top-heavy look-back period distributions, the plan will apply the definition of Severance from Employment under EGTRRA §646 (as modified for Code §415 purposes in applying the parent-subsidiary controlled group rules).
     1.56 Service. Service means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees.
(A) Related Employer Service. See Section 1.23(C).
(B) Predecessor Employer/Plan Service. See Section 1.44. If the Employer maintains (by adoption, plan merger or Transfer) the plan of a Predecessor Employer, service of the Employee with the Predecessor Employer is Service with the Employer. If the Employer maintained a Predecessor Plan, for purposes of vesting Service, the Plan Administrator must count service credited to any Employee covered under the Predecessor Plan. If the Employer in its Adoption Agreement elects to disregard vesting Service prior to the time that the Employer maintained the Plan, the Plan Administrator will treat a Predecessor Plan as the Plan for purposes of such election.
(C) Elective Service Crediting. If the Employer does not maintain the plan of a Predecessor Employer, the Plan does not credit Service with the Predecessor Employer, unless the Employer in its Adoption Agreement (or in a Participation Agreement, if applicable) elects to credit designated Predecessor Employer Service and specifies the purposes for which the Plan will credit service with that Predecessor Employer. Unless the Employer under its Adoption Agreement provides for this purpose specific Entry Dates, an Employee who satisfies the Plan’s eligibility condition(s) by reason of the crediting of predecessor service will enter the Plan in accordance with the provisions of Article II as if the Employee were a re-employed Employee on the first day the Plan credits predecessor service.
(D) Standardized Plan. If the Employer’s Plan is a Standardized Plan, the Plan limits the elective crediting of past Predecessor Employer Service to the period which does not exceed 5 years immediately preceding the year in which an amendment crediting such service becomes effective, such credit must be granted to all Employees on a reasonably uniform basis, and the crediting must otherwise comply with Treas. Reg. §1.401(a)(4)-5(a)(3).
     1.57 SIMPLE Contribution. SIMPLE Contribution means a SIMPLE Nonelective Contribution or a SIMPLE Matching Contribution. See Section 3.10(E).
     1.58 Sponsor. Sponsor means the sponsor of this Prototype Plan as to the Sponsor’s adopting Employer clients and as defined in Section 4.07 of Rev. Proc. 2005-16.
     1.59 Successor Plan. Successor Plan means a plan in which at least 50% of the Eligible Employees for the first Plan Year were eligible under a cash or deferred arrangement maintained by the Employer in the prior year, as described in Treas. Reg. §1.401k-2(c)(2)(iii).
     1.60 Target Benefit Plan/Target Benefit Contribution. Target Benefit Plan means the Target Benefit Plan the Employer establishes under the Target Benefit Plan Adoption Agreement. The Employer Contribution to its Target Benefit Plan is a Target Benefit Contribution. The Employer will make its Target Benefit Contribution as the Employer elects in its Adoption Agreement.
     1.61 Taxable Year. Taxable Year means the taxable year of a Participant or of the Employer as the context requires.
     1.62 Transfer. Transfer means the Trustee’s movement of Plan assets from the Plan to another plan (or vice versa) directly as between the trustees and not by means of a distribution. A Transfer may be an Elective Transfer or a Nonelective Transfer. See Section 11.06. A Direct Rollover under Section 6.08(F)(1) is not a Transfer.
     1.63 Trust. Trust means the separate Trust created under the Plan.
     1.64 Trust Fund. Trust Fund means all property of every kind acquired by the Plan and held by the Trust, other than incidental benefit insurance contracts.
     1.65 Trustee/Custodian. Trustee or Custodian means the person or persons who as Trustee or Custodian execute the Adoption Agreement, or any successor in office who in writing accepts the position of Trustee or Custodian. The Employer must designate in its Adoption Agreement whether the Trustee will administer the Trust as a discretionary Trustee or as a nondiscretionary Trustee. See Article VIII. If the Sponsor or Practitioner is a bank, savings and loan association, credit union, mutual fund, insurance company, or other institution qualified to serve as Trustee, a person other than the Sponsor or Practitioner (or its affiliate) may not serve as Trustee or as Custodian of the Plan without the written consent of the Sponsor or Practitioner.
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Defined Contribution Prototype Plan
     1.66 Valuation Date. Valuation Date means the Accounting Date, such additional dates as the Employer in its Adoption Agreement may elect, and any other date that the Plan Administrator designates for the valuation of the Trust Fund.
     1.67 Vested. Vested means a Participant or a Beneficiary has an unconditional claim, legally enforceable against the Plan, to the Participant’s Account Balance or Accrued Benefit or to a portion thereof if not 100% Vested. Vesting means the degree to which a Participant is Vested in one or more Accounts.
     1.68 USERRA. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.
     1.69 Volume Submitter Plan. Volume Submitter Plan means as described in Section 13.01 of Rev. Proc. 2005-16 or in any successor thereto. A Volume Submitter Plan must have an Advisory Letter as described in Section 13.03 of Rev. Proc. 2005-16.
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Defined Contribution Prototype Plan
ARTICLE II
ELIGIBILITY AND PARTICIPATION
     2.01 ELIGIBILITY. Each Eligible Employee becomes a Participant in the Plan in accordance with the eligibility conditions the Employer elects in its Adoption Agreement. The Employer may elect different age and service conditions for different Contribution Types under the Plan.
(A) Maximum Age and Years of Service. For purposes of an Eligible Employee’s participation in the Plan, the Plan may not impose an age condition exceeding age 21 and may not require completion of more than one Year of Service, except under Section 2.02(E).
(B) New Plan. Any Eligible Employee who has satisfied the Plan’s eligibility conditions and who has reached his/her Entry Date as of the Effective Date is eligible to participate as of the Effective Date, assuming the Employer continues to employ the Employee on that date. Any other Eligible Employee becomes eligible to participate: (1) upon satisfaction of the eligibility conditions and reaching his/her Entry Date; or (2) upon reaching his/her Entry Date if such Employee had already satisfied the eligibility conditions prior to the Effective Date.
(C) Restated Plan. If this Plan is a Restated Plan, each Employee who was a Participant in the Plan on the day before the restated Effective Date continues as a Participant in the Restated Plan, irrespective of whether he/she satisfies the eligibility conditions of the Restated Plan, unless the Employer provides otherwise in its Adoption Agreement.
(D) Prevailing Wage Contribution. If the Employer makes Prevailing Wage Contributions to the Plan, except as the Prevailing Wage Contract otherwise provides, no minimum age or service conditions apply to an Eligible Employee’s eligibility to receive Prevailing Wage Contributions under the Plan. The Employer’s Adoption Agreement elections imposing age and service eligibility conditions apply to such an Employee as to non-Prevailing Wage Contributions under the Plan.
(E) Special Eligibility Effective Date (Dual Eligibility). The Employer in its Adoption Agreement may elect to provide a special Effective Date for the Plan’s eligibility conditions, with the effect that such conditions may apply only to Employees who are employed by the Employer after a specified date.
     2.02 APPLICATION OF SERVICE CONDITIONS. The Plan Administrator will apply this Section 2.02 in administering the Plan’s eligibility service condition(s), if any.
(A) Definition of Year of Service. A Year of Service for purposes of an Employee’s participation in the Plan, means the applicable Eligibility Computation Period under Section 2.02(C), during which the Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Eligibility Computation Period.
(B) Counting Years of Service. For purposes of an Employee’s participation in the Plan, the Plan counts all of an Employee’s Years of Service, except as provided in Section 2.03.
(C) Initial and Subsequent Eligibility Computation Periods. If the Plan requires one Year of Service for eligibility and an Employee does not complete one Year of Service during the Initial Eligibility Computation Period, the Plan measures Subsequent Eligibility Computation Periods in accordance with the Employer’s election in its Adoption Agreement. If the Plan measures Subsequent Eligibility Computation Periods on a Plan Year basis, an Employee who receives credit for the required number of Hours of Service during the Initial Eligibility Computation Period and also during the first applicable Plan Year receives credit for two Years of Service under Article II.
     (1) Definition of Eligibility Computation Period. An Eligibility Computation Period is a 12-consecutive month period.
     (2) Definition of Initial Eligibility Computation Period. The Initial Eligibility Computation Period is the Employee’s Anniversary Year which begins on the Employee’s Employment Commencement Date.
     (3) Definition of Anniversary Year. An Employee’s Anniversary Year is the 12-consecutive month period beginning on the Employee’s Employment Commencement Date or beginning on anniversaries thereof.
     (4) Definitions of Employment Commencement Date/Re-Employment Commencement Date. An Employee’s Employment Commencement Date is the date on which the Employee first performs an Hour of Service for the Employer. An Employee’s Re-Employment Commencement Date is the date on which the Employee first performs an Hour of Service for the Employer after the Employer re-employs the Employee.
     (5) Definition of Subsequent Eligibility Computation Period. A Subsequent Eligibility Computation Period is any Eligibility Computation Period after the Initial Eligibility Computation Period, as the Employer elects in its Adoption Agreement.
(D) Entry Date. The Employer in its Adoption Agreement elects the Entry Date(s) and elects whether such Entry Date(s) are retroactive, coincident with or next following an Employee’s satisfaction of the Plan’s eligibility conditions. The Employer may elect to apply different Entry Dates to different Contribution Types. If the Employer makes Prevailing Wage Contributions to the Plan, except as the Prevailing Wage Contract otherwise provides, an Eligible Employee’s Entry Date with regard to such contributions is the Employee’s Employment Commencement Date. The Employer’s Adoption Agreement elections regarding Entry Dates apply to such an Employee as to non-Prevailing Wage Contributions under the Plan.
     (1) Definition of Entry Date. See Section 1.25.
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Defined Contribution Prototype Plan
     (2) Maximum delay in participation. An Entry Date may not result in an Eligible Employee who has satisfied the Plan’s eligibility conditions being held out of Plan participation longer than six months, or if earlier, the first day of the next Plan Year, following completion of the Code §410(a) maximum eligibility requirements.
(E) Alternative Service Conditions. The Employer in its Adoption Agreement may elect to impose for eligibility a condition of less than one Year of Service or of more than one Year of Service, but not exceeding two Years of Service. If the Employer elects an alternative Service condition to one Year of Service or two Years of Service, the Employer must elect in its Adoption Agreement the Hour of Service and other requirement(s), if any, after the Employee completes one Hour of Service. Under any alternative Service condition election, the Plan may not require an Employee to complete more than one Year of Service (1,000 Hours of Service in 12-consecutive months) or two Years of Service if applicable.
     (1) Vesting requirement. If the Employer elects to impose more than a one Year of Service eligibility condition, the Plan Administrator must apply 100% vesting on any Employer Contributions (and the resulting Accounts) subject to that eligibility condition.
     (2) One Year of Service maximum for specified Contributions. The Plan may not require more than one Year of Service for eligibility for an Eligible Employee to make Elective Deferrals, to receive Safe Harbor Contributions or to receive SIMPLE Contributions.
(F) Equivalency or Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Equivalency Method or the Elapsed Time Method in applying the Plan’s eligibility Service condition, the Plan Administrator will credit Service in accordance with Sections 1.31(A)(2) and (3).
     2.03 BREAK IN SERVICE — PARTICIPATION. The Plan Administrator will apply this Section 2.03 if any Break in Service rule applies under the Plan.
(A) Definition of Break in Service. For purposes of this Article II, an Employee incurs a Break in Service if during any applicable Eligibility Computation Period he/she does not complete more than 500 Hours of Service with the Employer. The Eligibility Computation Period under this Section 2.03(A) is the same as the Eligibility Computation Period the Plan uses to measure a Year of Service under Section 2.02. If the Plan applies the Elapsed Time Method of crediting Service under Section 1.31(A)(3), a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months.
(B) Two Year Eligibility. If the Employer under the Adoption Agreement elects a two Years of Service eligibility condition, an Employee who incurs a one year Break in Service prior to completing two Years of Service: (1) is a new Employee on the date he/she first performs an Hour of Service for the Employer after the Break in Service; (2) the Plan disregards the Employee’s Service prior to the Break in Service; and (3) the Employee establishes a new Employment Commencement Date for purposes of the Initial Eligibility Computation Period under Section 2.02(C).
(C) One Year Hold-Out Rule-Participation. The Employer in its Adoption Agreement must elect whether to apply the “one year hold-out” rule under Code §410(a)(5)(C). Under this rule, a Participant will incur a suspension of participation in the Plan after incurring a one year Break in Service and the Plan disregards a Participant’s Service completed prior to a Break in Service until the Participant completes one Year of Service following the Break in Service. The Plan suspends the Participant’s participation in the Plan as of the first day of the Plan Year following the Plan Year in which the Participant incurs the Break in Service.
     (1) Completion of one Year of Service. If a Participant completes one Year of Service following his/her Break in Service, the Plan restores the Participant’s pre-break Service and the Participant resumes active participation in the Plan retroactively to the first day of the Eligibility Computation Period in which the Participant first completes one Year of Service following his/her Break in Service.
     (2) Eligibility Computation Period. The Plan Administrator measures the Initial Eligibility Computation period under this Section 2.03(C) from the date the Participant first receives credit for an Hour of Service following the one year Break in Service. The Plan Administrator measures any Subsequent Eligibility Computation Periods, if necessary, in a manner consistent with the Employer’s Eligibility Computation Period election in its Adoption Agreement, using the Re-Employment Commencement Date in determining the Anniversary Year if applicable.
     (3) Election to limit application to separated Employees. If the Employer elects to apply the one year hold-out rule, the Employer also may elect in its Adoption Agreement to limit application of the rule only to a Participant who has incurred a Separation from Service.
     (4) Application to Employee who did not enter. The Plan Administrator also will apply the one year hold-out rule, if applicable, to an Employee who satisfies the Plan’s eligibility conditions, but who incurs a Separation from Service and a one year Break in Service prior to becoming a Participant.
     (5) No effect on vesting or Earnings. This Section 2.03(C) does not affect a Participant’s vesting credit under Article V and, during a suspension period, the Participant’s Account continues to share fully in Earnings under Article VII.
     (6) No restoration under two year break rule. The Plan Administrator in applying this Section 2.03(C) does not restore any Service disregarded under the Break in Service rule of Section 2.03(B).
     (7) No application to Elective Deferrals in 401(k) Plan. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to apply the Section 2.03(C) one year hold-out rule, the Plan Administrator will not apply such provisions to the Elective Deferral portion of the Plan.
     (8) USERRA. An Employee who has completed Qualified Military Service and who the Employer has rehired under USERRA, does not incur a Break in Service under the Plan by reason of the period of such Qualified Military Service.
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Defined Contribution Prototype Plan
(D) Rule of Parity — Participation. For purposes of Plan participation, the Plan does not apply the “rule of parity” under Code §410(a)(5)(D), unless the Employer in Appendix B elects to apply the rule of parity.
     2.04 PARTICIPATION UPON RE-EMPLOYMENT.
(A) Rehired Participant/Immediate Re-Entry. A Participant who incurs a Separation from Service will reenter the Plan as a Participant on his/her Re-Employment Commencement Date (provided he/she is not an Excluded Employee), subject to any Break in Service rule, if applicable, under Section 2.03.
(B) Rehired Eligible Employee Who Had Satisfied Eligibility. An Eligible Employee who satisfies the Plan’s eligibility conditions, but who incurs a Separation from Service prior to becoming a Participant, subject to any Break in Service rule, if applicable, under Section 2.03, will become a Participant on the later of: (1) the Entry Date on which he/she would have entered the Plan had he/she not incurred a Separation from Service; or (2) his/her Re-Employment Commencement Date.
(C) Rehired Eligible Employee Who Had Not Satisfied Eligibility. An Eligible Employee who incurs a Separation from Service prior to satisfying the Plan’s eligibility conditions becomes a Participant in accordance with the Employer’s Adoption Agreement elections. The Plan Administrator, for purposes of applying any shift in the Eligibility Computation Period, takes into account the Employee’s prior Service and the Employee is not treated as a new hire.
     2.05 CHANGE IN EMPLOYMENT STATUS. The Plan Administrator will apply this Section 2.05 if the Employer in its Adoption Agreement elected to exclude any Employees as Excluded Employees.
(A) Participant Becomes an Excluded Employee. If a Participant has not incurred a Separation from Service but becomes an Excluded Employee (as to any or all Contribution Types), during the period of exclusion the Excluded Employee: (i) will not share in the allocation of the applicable Employer Contributions (including a Top-Heavy Minimum Allocation under Section 10.02 if the Employee is excluded as to all Contribution Types) or Participant forfeitures, based on Compensation paid to the Excluded Employee during the period of exclusion; (ii) may not make Employee Contributions, Rollover Contributions or Designated IRA Contributions; and (iii) if the Plan is a 401(k) Plan and the Participant is an Excluded Employee as to Elective Deferrals, may not make Elective Deferrals as to Compensation paid to the Excluded Employee during the period of exclusion.
     (1) Vesting, accrual, Break in Service and Earnings. A Participant who becomes an Excluded Employee under this Section 2.05(A) continues: (a) to receive Service credit for vesting under Article V for each included vesting Year of Service; (b) to receive Service credit for applying any allocation conditions under Section 3.06 as to Employer Contributions accruing for any non-excluded period and as to Contribution Types for which the Participant is not an Excluded Employee; (c) to receive Service credit in applying the Break in Service rules; and (d) to share fully in Earnings under Article VII.
     (2) Resumption of Eligible Employee status. If a Participant who becomes an Excluded Employee subsequently resumes status as an Eligible Employee, the Participant will participate in the Plan immediately upon resuming eligible status, subject to the Break in Service rules, if applicable, under Section 2.03.
(B) Excluded Employee Becomes Eligible. If an Excluded Employee who is not a Participant becomes an Eligible Employee, he/she will participate immediately in the Plan if he/she has satisfied the Plan’s eligibility conditions and would have been a Participant had he/she not been an Excluded Employee during his/her period of Service. An Excluded Employee receives Service credit for eligibility, for allocation conditions under Section 3.06 (but the Plan disregards Compensation paid while excluded) and for vesting under Article V for each included vesting Year of Service, notwithstanding the Employee’s Excluded Employee status.
     2.06 PARTICIPATION OPT-OUT.
(A) Volume Submitter Plan. If the Plan is a Volume Submitter Plan, the Plan Administrator may elect to permit an Eligible Employee to elect irrevocably to not participate in the Plan (to “opt-out”). The Eligible Employee prior to his/her Entry Date and prior to first becoming eligible under any plan of the Employer as described in Code §219(g)(5)(A), including terminated plans, must file an opt-out election in writing with the Plan Administrator on a form the Plan Administrator provides for this purpose. An Employee’s election not to participate, pursuant to this Section 2.06(A), includes his/her right to make Elective Deferrals, Employee Contributions, Rollover Contributions or Designated IRA Contributions, unless the Plan Administrator’s opt-out form permits an Eligible Employee to opt-out of specified Contribution Types prior to becoming eligible to participate in such Contribution Type. A Participant’s mere failure to make Elective Deferrals or Employee Contributions is not an opt-out under this Section 2.06(A).
(B) Prototype Plan. If the Plan is a Prototype Plan, the Plan does not permit an otherwise Eligible Employee or any Participant to elect to opt-out. However, if the Plan is a Nonstandardized Plan, an Eligible Employee may opt-out in accordance with Section 2.06(A) provided: (1) the Plan terms as in effect prior to restatement under this Plan permitted the opt-out; and (2) the Employee executes the opt-out prior to the date of the Employer’s execution of this Plan as a Restated Plan.
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Defined Contribution Prototype Plan
ARTICLE III
PLAN CONTRIBUTIONS AND FORFEITURES
     3.01 CONTRIBUTION TYPES. The Employer in its Adoption Agreement will elect the Contribution Type(s) and any formulas, allocation methods, conditions and limitations applicable thereto, except where the Plan expressly reserves discretion to the Employer or to the Plan Administrator.
(A) Application of Limits. The Employer’s contribution to the Trust for any Plan Year is subject to Article IV limits and other Plan limits.
(B) Compensation for Allocations/Limit. The Plan Administrator will allocate all Employer Contributions and Elective Deferrals based on the definition of Compensation under Section 1.11 the Employer elects in its Adoption Agreement for a particular Contribution Type. The Plan Administrator in allocating such contributions must limit each Participant’s Compensation to the amount described in Section 1.11(E).
(C) Allocation Conditions. The Plan Administrator will allocate Employer Contributions only to those Participants who satisfy the Plan’s allocation conditions under Section 3.06, if any, for the Contribution Type being allocated.
(D) Top-Heavy. If the Plan is top-heavy, the Employer will satisfy the Top-Heavy Minimum Allocation requirements in accordance with Article X.
(E) Net Profit Not Required. The Employer need not have net profits to make a contribution under the Plan, unless the Employer in its Adoption Agreement specifies a fixed formula based on net profits.
(F) Form of Contribution. Subject to the consent of the Trustee under Article VIII, the Employer may make Employer Contributions to a Profit Sharing Plan, to a 401(k) Plan or to a 401(m) Plan (excluding Elective Deferrals or Employee Contributions) in the form of property instead of cash, provided the contribution of property is not a prohibited transaction under Applicable Law. The Employer may not make contributions in the form of property to its Money Purchase Pension Plan or to its Target Benefit Plan.
(G) Time of Payment of Contribution. The Employer may pay to the Trust its Employer Contributions for any Plan Year in one or more installments, without interest. Unless otherwise required by applicable contract or Applicable Law, the Employer may make an Employer Contribution to the Plan for a particular Plan Year at such time(s) as the Employer in its sole discretion determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Plan Administrator and to the Trustee the Plan Year for which the Employer is making the Employer Contribution. The Plan Administrator will allocate the contribution accordingly.
(H) Return of Employer Contribution. The Employer contributes to the Plan on the condition its contribution is not due to a mistake of fact and the IRS will not disallow the deduction of the Employer Contribution.
     (1) Request for contribution return/timing. The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer Contribution made by the Employer by mistake of fact or the amount of the Employer Contribution disallowed as a deduction under Code §404. The Trustee will not return any portion of the Employer Contribution under the provisions of this Section 3.01(H) more than one year after: (a) the Employer made the contribution by mistake of fact; or (b) the IRS’s disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.
     (2) Earnings. The Trustee will not increase the amount of the Employer Contribution returnable under this Section 3.01(H) for any Earnings increases attributable to the contribution, but the Trustee will decrease the Employer Contribution returnable for any Earnings losses attributable thereto.
     (3) Evidence. The Trustee may require the Employer to furnish the Trustee whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under Applicable Law.
(I) Money Purchase Pension and Defined Benefit Plans. If the Employer’s Plan is a Money Purchase Pension Plan and the Employer also maintains a defined benefit pension plan, notwithstanding the Money Purchase Pension Contribution formula in the Employer’s Adoption Agreement, the Employer’s required contribution to its Money Purchase Pension Plan for a Plan Year is limited to the amount which the Employer may deduct under Code §404(a)(7). If the Employer under Code §404(a)(7) must reduce its Money Purchase Pension Plan contribution, the Plan Administrator will allocate the reduced contribution amount in accordance with the Plan’s allocation formula.
(J) Frozen Plan. The Employer in its Adoption Agreement may elect to treat the Plan as a Frozen Plan. Under a Frozen Plan, the Employer and the Participants will not make any contributions to the Plan. A Frozen Plan remains subject to all qualification and reporting requirements except as Applicable Law otherwise provides and the Plan provisions (other than those relating to ongoing permitted or required contributions) continue in effect until the Employer terminates the Plan. An Eligible Employee will not become a Participant in a Frozen Plan.
     3.02 ELECTIVE DEFERRALS. If the Plan is a 401(k) Plan and the Employer in its Adoption Agreement elects to permit Elective Deferrals, the Plan Administrator will apply the provisions of this Section 3.02. A Participant’s Elective Deferrals will be made pursuant to a Salary Reduction Agreement unless the Employer elects in its Adoption Agreement to apply the Automatic Deferral provision under Section 3.02(B) or the CODA provision under Section 3.02(C).
(A) Limitations. Except as described below regarding Catch-Up Deferrals, the Employer in its Adoption Agreement must elect the Plan limitations, if any, which apply to Elective Deferrals (or separately to Pre-Tax
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Defined Contribution Prototype Plan
Deferrals or to Roth Deferrals, if applicable). Such Plan limitations are in addition to those mandatory limitations imposed under Article IV and under Applicable Law. In applying any such additional Plan limitation, the Plan Administrator will take into account the Compensation for Elective Deferral purposes the Employer elects in the Adoption Agreement. The Plan Administrator in the Salary Reduction Agreement form or in a Salary Reduction Agreement policy (see Section 1.54(C)) may specify additional rules and restrictions applicable to Salary Reduction Agreements. The Employer in a SIMPLE 401(k) Plan may not impose any Plan limit on Elective Deferrals except as provided under Code §408(p). See Section 3.05(C)(2) regarding limits on Elective Deferrals under a safe harbor plan. The Employer may elect a Plan limit in its Adoption Agreement, but if the Employer does not so elect, the Plan Administrator may establish or change a Plan limit on Elective Deferrals from time to time by providing notice to the Participants as is consistent with Applicable Law. Any such limit change made during a Plan Year applies only prospectively.
(B) Automatic Deferrals. The Employer in its Adoption Agreement will elect whether to apply or not apply the Automatic Deferral provisions of this Section 3.02(B).
     (1) Definition of Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of this Section 3.02(B). Under the Automatic Deferral, the Employer automatically will reduce by the Automatic Deferral Amount the Compensation of each Participant affected by the Automatic Deferral under Section 3.02(B)(3), except those Participants who timely make a Contrary Election under Section 3.02(B)(4).
     (2) Definition of Automatic Deferral Amount/Increases. The Automatic Deferral Amount is the amount of Automatic Deferral which the Employer elects in its Adoption Agreement. The Employer in its Adoption Agreement may elect to apply a scheduled increase to the Automatic Deferral Amount. If a Participant subject to the Automatic Deferral elected, before the Effective Date of the Automatic Deferral, to defer an amount which is less than the Automatic Deferral Amount the Employer has elected in its Adoption Agreement, the Automatic Deferral Amount under this Section 3.02(B) includes only the incremental amount necessary to increase the Participant’s Elective Deferral to equal the Automatic Deferral Amount, including any scheduled increases thereto.
     (3) Employees or Participants subject to Automatic Deferral. If the Employer elects to apply the Automatic Deferral, the Employer in its Adoption Agreement will elect which Participants or Employees are affected by the Automatic Deferral on the Effective Date thereof and which Participants, if any, are not subject to the Automatic Deferral.
     (4) Definition of Contrary Election. A Contrary Election is a Participant’s election made after the Effective Date of the Automatic Deferral not to defer any Compensation or to defer an amount which is more or less than the Automatic Deferral Amount.
     (5) Effective Date of Contrary Election. A Participant’s Contrary Election generally is effective as of the first payroll period which follows the Participant’s Contrary Election. However, a Participant may make a Contrary Election which is effective: (a) for the first payroll period in which he/she becomes a Participant if the Participant makes a Contrary Election within a reasonable period following the Participant’s Entry Date and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the Effective Date of the Automatic Deferral, if the Participant makes a Contrary Election not later than the Effective Date of the Automatic Deferral. A Participant who makes a Contrary Election is not thereafter subject to the Automatic Deferral or to any scheduled increases thereto, even if the Participant later revokes or modifies the Contrary Election. A Participant’s Contrary Election continues in effect until the Participant subsequently changes his/her Salary Reduction Agreement.
     (6) Automatic Deferral election notice. If the Employer in its Adoption Agreement elects the Automatic Deferral, the Plan Administrator must provide a notice (consistent with Applicable Law) to each Eligible Employee which explains the effect of the Automatic Deferral and a Participant’s right to make a Contrary Election, including the procedure and timing applicable to the Contrary Election. The Plan Administrator must provide the notice to an Eligible Employee a reasonable period prior to that Employee’s commencement of participation in the Plan subject to the Automatic Deferral. The Plan Administrator also must provide Participants with the effective opportunity to make a Contrary Election at least once during each Plan Year.
     (7) Treatment of Automatic Deferrals/Roth or Pre-Tax. The Plan Administrator will treat Automatic Deferrals as Elective Deferrals for all purposes under the Plan, including application of limitations, nondiscrimination testing and distributions. If the Employer in its Adoption Agreement has elected to permit Roth Deferrals, Automatic Deferrals are Pre-Tax Deferrals unless the Employer in Appendix B elects otherwise.
(C) Cash or Deferred Arrangement (CODA). The Employer in its Adoption Agreement may elect to apply the CODA provisions of this Section 3.02(C). Under a CODA, a Participant may elect to receive in cash his/her proportionate share of the Employer’s cash or deferred contribution, in accordance with the Employer’s Adoption Agreement election. A Participant’s proportionate share of the Employer’s cash or deferred contribution is the percentage of the total cash or deferred contribution which bears the same ratio that the Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of determining each Participant’s proportionate share of the cash or deferred contribution, a Participant’s Compensation is his/her Compensation for Nonelective Contribution allocations (unless the Employer elects otherwise in its Adoption Agreement) as determined under Section 1.11, excluding any effect the proportionate share may have on the Participant’s Compensation for the Plan Year. The Plan Administrator will determine the proportionate share prior to the Employer’s actual contribution to the Trust, to provide the Participants with the opportunity to file cash elections. The Employer will pay directly to the Participant the portion of his/her proportionate share the Participant has elected to receive in cash.
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Defined Contribution Prototype Plan
(D) Catch-Up Deferrals. The Employer in its Adoption Agreement will elect whether or not to permit Catch-Up Eligible Participants to make Catch-Up Deferrals to the Plan under this Section 3.02(D).
     (1) Definition of Catch-Up Eligible Participant. A Catch-Up Eligible Participant is a Participant who is eligible to make Elective Deferrals and who has attained at least age 50 or who will attain age 50 before the end of the Taxable Year in which he/she will make a Catch-Up Deferral. A Participant who dies or who incurs a Separation from Service before actually attaining age 50 in such Taxable Year is a Catch-Up Eligible Participant.
     (2) Definition of Catch-Up Deferral. A Catch-Up Deferral is an Elective Deferral by a Catch-up Eligible Participant and which exceeds: (a) a Plan limit on Elective Deferrals under Section 3.02(A); (b) the Annual Additions Limit under Section 4.05(B); (c) the Elective Deferral Limit under Section 4.10(A); or (d) the ADP Limit under Section 4.10(B).
     (3) Limit on Catch-Up Deferrals. A Participant’s Catch-Up Deferrals for a Taxable Year may not exceed the lesser of: (a) 100% of the Participant’s Compensation for the Taxable Year when added to the Participant’s other Elective Deferrals; or (b) the Catch-Up Deferral dollar limit in effect for the Taxable Year as set forth below:

Year	Non-SIMPLE Plan	SIMPLE Plan

2002	$1,000	$500
2003	$2,000	$1,000
2004	$3,000	$1,500
2005	$4,000	$2,000
2006	$5,000	$2,500
     (4) Adjustment after 2006. After the 2006 Taxable Year, the Secretary of the Treasury will adjust the CatchUp Deferral dollar limit in multiples of $500 under Code §414(v)(2)(C).
     (5) Treatment of Catch-Up Deferrals. Catch-Up Deferrals are not: (a) subject to the Annual Additions Limit under Section 4.05(B); (b) subject to the Elective Deferral Limit under Section 4.10(A); (c) included in a Participant’s ADR in calculating the Plan’s ADP under Section 4.10(B); or (d) taken into account in determining the Highest Contribution Rate under Section 10.06(E). Catch-Up Deferrals are taken into account in determining the Plan’s Top-Heavy Ratio under Section 10.06(K). Otherwise, Catch-Up Deferrals are treated as other Elective Deferrals.
     (6) Universal availability. If the Employer permits Catch-Up Deferrals to its Plan, the right of all Catch-Up Eligible Participants to make Catch-Up Deferrals must satisfy the universal availability requirement of Treas. Reg. §1.414(v)-1(e). If the Employer maintains more than one applicable plan within the meaning of Treas. Reg. §1.414(v)-1(g)(1), and any of the applicable plans permit Catch-Up Deferrals, then any Catch-up Eligible Participant in any such plans must be permitted to have the same effective opportunity to make the same dollar amount of Catch-Up Deferrals. Any Plan-imposed limit on total Elective Deferrals including Catch-Up Deferrals may not be less than 75% of a Participant’s gross Compensation.
(E) Roth Deferrals. Effective for Taxable Years beginning in 2006, the Employer in its 401(k) Plan Adoption Agreement may elect to permit Roth Deferrals. The Employer must also elect to permit Pre-Tax Deferrals if the Employer elects to permit Roth Deferrals. The Plan Administrator will administer Roth Deferrals in accordance with this Section 3.02(E).
     (1) Treatment of Roth Deferrals. The Plan Administrator will treat Roth Deferrals as Elective Deferrals for all purposes of the Plan, except where the Plan or Applicable Law indicate otherwise.
     (2) Separate accounting. The Plan Administrator will establish a Roth Deferral Account for each Participant who makes any Roth Deferrals and Earnings thereon in accordance with Section 7.04(A)(1). The Plan Administrator will establish a Pre-Tax Account and Earnings thereon for each Participant who makes any Pre-Tax Deferrals in accordance with Section 7.04(A)(1). The Plan Administrator will credit only Roth Deferrals and Earnings thereon (allocated on a reasonable and consistent basis) to a Participant’s Roth Deferral Account.
     (3) No re-classification. An Elective Deferral contributed to the Plan either as a Pre-Tax Deferral or as a Roth Deferral may not be re-classified as the other type of Elective Deferral.
(F) Elective Deferrals as Employer Contributions. Where the context requires under the Plan, Elective Deferrals are Employer Contributions except: (1) under Section 3.04 relating to allocation of Employer Contributions; (2) under Section 3.06 relating to allocation conditions; (3) under Section 5.03 relating to vesting; and (4) where the Code prohibits the use of Elective Deferrals to satisfy qualified plan requirements.
     3.03 MATCHING CONTRIBUTIONS. If the Employer elects in its Adoption Agreement to provide for Matching Contributions (or if Section 3.03(C)(2) applies), the Plan Administrator will apply the provisions of this Section 3.03.
(A) Matching Formula: Type, Rate/Amount, Limitations and Time Period. The Employer in its Adoption Agreement must elect the type(s) of Matching Contributions (Fixed or Discretionary Matching Contributions), and as applicable, the Matching Contribution rate(s)/amount(s), the limit(s) on Elective Deferrals or Employee Contributions subject to match, the limit(s) on the amount of Matching Contributions, and the time period the Plan Administrator will apply in the computation of any Matching Contributions. If the Employer in its Adoption Agreement elects to apply any limit on Matching Contributions based on pay periods or on any other time period which is less than the Plan Year, the Plan Administrator will determine the limits in accordance with the time period specified and will not take into account any other Compensation or Elective Deferrals not within the applicable time period, even in the case of a Participant who becomes eligible for the match mid-Plan Year and regardless of the Employer’s election as to Pre-Entry Compensation.
     (1) Fixed Match. The Employer in its Adoption Agreement may elect to make a Fixed Matching Contribution to the Plan under one or more formulas.
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Defined Contribution Prototype Plan
          (a) Allocation. The Employer may contribute on a Participant’s behalf under a Fixed Matching Contribution formula only to the extent that the Participant makes Elective Deferrals or Employee Contributions which are subject to the formula and if the Participant satisfies the allocation conditions for Fixed Matching Contributions, if any, the Employer elects in its Adoption Agreement.
     (2) Discretionary Match. The Employer in its Adoption Agreement may elect to make a Discretionary Matching Contribution to the Plan.
          (a) Allocation. To the extent the Employer makes Discretionary Matching Contributions, the Plan Administrator will allocate the Discretionary Matching Contributions to the Account of each Participant entitled to the match under the Employer’s discretionary matching allocation formula and who satisfies the allocation conditions for Discretionary Matching Contributions, if any, the Employer elects in its Adoption Agreement. The Employer under a Discretionary Matching Contribution retains discretion over the amount of its Matching Contributions, and, except as the Employer otherwise elects in its Adoption Agreement, the Employer also retains discretion over the matching formula. See Section 1.34(B).
     (3) Roth Deferrals. Unless the Employer elects otherwise in its Adoption Agreement, the Employer’s Matching Contributions apply in the same manner to Roth Deferrals as they apply to Pre-Tax Deferrals.
     (4) Contribution timing. Except as described in Section 3.05 regarding a Safe Harbor 401(k) Plan, the time period that the Employer elects for computing its Matching Contributions does not require that the Employer actually contribute the Matching Contribution at any particular time. As to Matching Contribution timing and the ACP test, see Section 4.10(C)(5)(e)(iii).
     (5) Participating Employers. If any Participating Employers contribute Matching Contributions to the Plan, the Employer in its Adoption Agreement must elect: (a) whether each Participating Employer will be subject to the same or different Matching Contribution formulas than the Signatory Employer; and (b) whether the Plan Administrator will allocate Matching Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The allocation of Matching Contributions under this Section 3.03(A)(5) also applies to the allocation of any forfeiture attributable to Matching Contributions and which the Plan allocates to Participants.
(B) Regular Matching Contributions. If the Employer in its Adoption Agreement elects to make Matching Contributions, such contributions are Regular Matching Contributions unless: (i) the Employer in its Adoption Agreement elects to treat some or all Matching Contributions as a Plan-Designated QMAC under Section 3.03(C)(1); or (ii) the Employer makes an Operational QMAC under Section 3.03(C)(2).
     (1) Separate Account. The Plan Administrator will establish a separate Regular Matching Contribution Account for each Participant who receives an allocation of Regular Matching Contributions in accordance with Section 7.04(A)(1).
(C) QMAC. The provisions of this Section 3.03(C) apply to QMAC contributions.
     (1) Plan-Designated QMAC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Matching Contributions as a QMAC (“Plan-Designated QMAC”). If The Employer elects any Plan-Designated QMAC, the Employer in its Adoption Agreement will elect whether to allocate the QMAC to all Participants or only to NHCE Participants. The Plan Administrator will allocate a Plan-Designated QMAC only to those Participants who have satisfied eligibility conditions under Article II to receive Matching Contributions (or if applicable, to receive QMACs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QMACs.
     (2) Operational QMAC. The Employer, to facilitate the Plan Administrator’s correction of test failures under Section 4.10, (or to lessen the degree of such failures), but only if the Plan is using Current Year Testing, also may make Discretionary Matching Contributions as QMACs to the Plan (“Operational QMAC”), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Matching Contributions or Plan-Designated QMACs. The Plan Administrator, in its discretion, will allocate the Operational QMAC, but will limit the allocation of any Operational QMAC only to some or all NHCEs who are ADP Participants or ACP Participants under Sections 4.11(A) and (B). The Plan Administrator may allocate an Operational QMAC to any such NHCE Participants who are eligible to make (and who actually make) Elective Deferrals or Employee Contributions even if such Participants have not satisfied any eligibility conditions under Article II applicable to Matching Contributions (including QMACs) or have not satisfied any allocation conditions under Section 3.06 applicable to Matching Contributions (or to QMACs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the “otherwise excludible employees” rule described in Section 4.06(C), the Plan Administrator also may limit the QMAC allocation to those NHCEs in any disaggregated plan which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan).
     (3) Separate Account. The Plan Administrator will establish a separate QMAC Account for each Participant who receives an allocation of QMACs in accordance with Section 7.04(A)(1).
(D) Matching Catch-Up Deferrals. The Employer in its 401(k) Plan Adoption Agreement must elect whether or not to match any Catch-Up Deferrals if the Plan permits Catch-Up Deferrals. The Employer’s election to match Catch-Up Deferrals will apply to all Matching Contributions or will specify the Fixed Matching Contributions or Discretionary Matching Contributions which apply to the Catch-Up Deferrals. Regardless of the Employer’s Adoption Agreement election, in a Safe Harbor 401(k) Plan, the Plan will apply the Basic Matching Contribution or Enhanced Matching Contribution to Catch-Up Deferrals and if the Plan will satisfy the ACP test safe harbor under Section 3.05(G), the Employer will apply any Additional Matching Contribution to Catch-Up Deferrals.
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Defined Contribution Prototype Plan
(E) Targeting Limitations. Matching Contributions, for nondiscrimination testing purposes, are subject to the targeting limitations in Section 4.10(D). The Employer will not make an Operational QMAC in an amount which exceeds the targeting limitations.
     3.04 NONELECTIVE/EMPLOYER CONTRIBUTIONS. If the Employer elects to provide for Nonelective Contributions to a Profit Sharing Plan or 401(k) Plan (or if Section 3.04(C)(2) applies), or the Plan is a Money Purchase Pension Plan or a Target Benefit Plan, the Plan Administrator will apply the provisions of this Section 3.04.
(A) Amount and Type. The Employer in its Adoption Agreement must elect the type and amount of Nonelective Contributions or other Employer Contributions.
     (1) Discretionary Nonelective Contribution. The Employer in its Adoption Agreement may elect to make Discretionary Nonelective Contributions.
     (2) Fixed Nonelective or other Employer Contributions. The Employer in its Adoption Agreement may elect to make Fixed Nonelective Contributions or Money Purchase Pension Plan or Target Benefit Plan Contributions. The Employer must specify the time period to which any fixed contribution formula will apply (which is deemed to be the Plan Year if the Employer does not so specify) and must elect the allocation method which may be the same as the contribution formula or may be a different allocation method under Section 3.04(B).
     (3) Prevailing Wage Contribution. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to make fixed Employer Contributions pursuant to a Prevailing Wage Contract. In such event, the Employer’s Prevailing Wage Contributions will be made in accordance with the Prevailing Wage Contract, based on hourly rate, employment category, employment classification and such other factors as such contract specifies. The Employer in its Adoption Agreement must elect whether to offset the Employer Contributions (which are not Prevailing Wage Contributions) to this Plan or to another Employer plan, by the amount of the Participant’s Prevailing Wage Contributions. To offset any Employer Contribution, the Prevailing Wage Contribution must comply with any distribution restriction under Section 6.01(C)(4) otherwise applicable to the Employer Contribution being offset and the Plan Administrator must account for the Prevailing Wage Contribution accordingly. See Section 5.03(E) regarding vesting of Prevailing Wage Contributions.
     (4) Participating Employers. If any Participating Employers contribute Nonelective Contributions or other Employer Contributions to the Plan, the Employer in its Adoption Agreement must elect: (a) whether each Participating Employer will be subject to the same or different Nonelective/Employer Contribution formulas under Section 3.04(A) and allocation methods under Section 3.04(B) than the Signatory Employer; and (b) whether, under Section 3.04(B), the Plan Administrator will allocate Nonelective/Employer Contributions only to Participants directly employed by the contributing Employer or to all Participants regardless of which Employer contributes or how much any Employer contributes. The allocation of Nonelective/Employer Contributions under this Section 3.04(A)(4) also applies to the allocation of any forfeiture attributable to Nonelective/Employer Contributions and which the Plan allocates to Participants.
(B) Method of Allocation. The Employer in its Adoption Agreement must specify the method of allocating Nonelective Contributions or other Employer Contributions to the Trust. The Plan Administrator will apply this Section 3.04(B) by including in the allocation only those Participants who have satisfied the Plan’s allocation conditions under Section 3.06, if any, applicable to the contribution. The Plan Administrator, in allocating a contribution under any allocation formula which is based in whole or in part on Compensation, will take into account Compensation under Section 1.11 as the Employer elects in its Adoption Agreement and only will take into account the Compensation of the Participants entitled to an allocation. In addition, if the Employer has elected in its Adoption Agreement to define allocation Compensation over a time period which is less than a full Plan Year, the Plan Administrator will apply the allocation methods in this Section 3.04(B) based on Participant Compensation within the relevant time period.
     (1) Pro rata allocation formula. The Employer in its Adoption Agreement may elect a pro rata allocation formula. Under a pro rata allocation formula, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.
     (2) Permitted disparity allocation formula. The Employer in its Adoption Agreement may elect a two-tiered or a four-tiered permitted disparity formula, providing allocations described in (a) or (b) below, respectively.
          (a) Two-tiered.
               (i) Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation plus Excess Compensation (as the Employer defines that term in its Adoption Agreement) for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this first tier, as a percentage of each Participant’s Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4%, or 4.3%) listed under Section 3.04(B)(2)(c).
               (ii) Tier two. Under the second tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.
          (b) Four-tiered.
               (i) Tier one. Under the first tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant’s Compensation.
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Defined Contribution Prototype Plan
Solely for purposes of this first tier allocation, a “Participant” means, in addition to any Participant who satisfies the allocation conditions of Section 3.06 for the Plan Year, any other Participant entitled to a Top-Heavy Minimum Allocation.
               (ii) Tier two. Under the second tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Excess Compensation (as the Employer defines that term in its Adoption Agreement) for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant’s Excess Compensation.
               (iii) Tier three. Under the third tier, the Plan Administrator will allocate the Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this third tier, as a percentage of each Participant’s Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4%, or 1.3%) listed under Section 3.04(B)(2)(c).
               (iv) Tier four. Under the fourth tier, the Plan Administrator will allocate any remaining Employer Contributions for a Plan Year in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.
     (c) Maximum disparity table. For purposes of the permitted disparity allocation formulas under this Section 3.04(B)(2), the applicable percentage is:

Integration level %	Applicable %	Applicable %
of taxable	for 2-tiered	for 4-tiered
wage base	formula	formula

100%	5.7%	2.7%

More than 80% but less than 100%	5.4%	2.4%

More than 20% (but not less than $10,001) and not more than 80%	4.3%	1.3%

20% (or $10,000, if greater) or less	5.7%	2.7%
          (d) Overall permitted disparity limits.
               (i) Annual overall permitted disparity limit. Notwithstanding Sections 3.04(B)(2)(a) and (b), for any Plan Year the Plan benefits any Participant who benefits under another qualified plan or under a simplified employee pension plan (as defined in Code §408(k)) maintained by the Employer that provides for permitted disparity (or imputes disparity), the Plan Administrator will allocate Employer Contributions to the Account of each Participant in the same ratio that each Participant’s Compensation bears to the total Compensation of all Participants for the Plan Year.
               (ii) Cumulative permitted disparity limit. Effective for Plan Years beginning after December 31, 1994, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. “Total cumulative permitted disparity years” means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, the Plan Administrator will treat all years ending in the same calendar year as the same year. If the Participant has not benefited under a Defined Benefit Plan or under a Target Benefit Plan of the Employer for any year beginning after December 31, 1993, the Participant does not have a cumulative permitted disparity limit.
          For purposes of this Section 3.04(B)(2)(d), a Participant “benefits” under a plan for any Plan Year during which the Participant receives, or is deemed to receive, a contribution allocation in accordance with Treas. Reg. §1.410(b)-3(a).
          (e) Pro-ration of integration level. In the event that the Plan Year is less than 12 months and the Plan Administrator will allocate the Employer Contribution based on Compensation for the short Plan Year, the Plan Administrator will pro rate the integration level based on the number of months in the short Plan Year. The Plan Administrator will not pro rate the integration level in the case of: (i) a Participant who participates in the Plan for less than the entire 12 month Plan Year and whose allocation is based on Participating Compensation; (ii) a new Plan established mid-Plan Year, but with an Effective Date which is as of the beginning of the Plan Year; or (iii) a terminating Plan which bases allocations on Compensation through the effective date of the termination, but where the Plan Year continues for the balance of the full 12 month Plan Year.
     (3) Classifications allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to specify classifications of Participants to whom the Plan Administrator will allocate any Employer Contribution.
          (a) Volume Submitter. The Employer in its Volume Submitter Plan may elect to specify any number of classifications and a classification may consist of any number of Participants. The Employer also may elect to put each Participant in his/her own classification. The Plan Administrator will apportion the Employer Contribution for a Plan Year to the classifications as the Employer designates at the time that the Employer makes the contribution. If there is more than one Participant in a classification, the Plan Administrator will allocate the Employer Contribution for the Plan Year within each classification as the Employer elects in its Adoption Agreement which may be: (i) in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Plan Year Compensation for all Participants within the same classification (pro rata); or (ii) the same dollar amount to each Participant within a classification. If a Participant during a Plan Year shifts from one classification to another, the Plan Administrator will apportion the Participant’s allocation during that Plan Year pro rata based on the Participant’s Compensation while a member of each classification, unless the Employer in Appendix B: (i) specifies apportionment
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Defined Contribution Prototype Plan
based on the number of months or days a Participant spends in a classification; or (ii) elects that the Employer in a nondiscriminatory manner will direct the Plan Administrator as to which classification the Participant will participate in during that entire Plan Year.
          (b) Nonstandardized Plan. The Employer in its Nonstandardized Plan may elect to specify any number of classifications and a classification may consist of any number of Participants. The Employer also may elect to put each Participant in his/her own classification. Notwithstanding the foregoing, each NHCE classification must be reasonable as described in Treas. Reg. §1.410(b)-4(b) and the maximum number of HCE and NHCE allocation rates is restricted as described below. The Plan Administrator will apportion the Employer Contribution for a Plan Year to the classifications as the Employer designates at the time that the Employer makes the contribution. If there is more than one Participant in a classification, the Plan Administrator will allocate the Employer Contribution for the Plan Year within each classification in the same ratio that each Participant’s Compensation for the Plan Year bears to the total Plan Year Compensation for all Participants within the same classification (pro rata). The maximum number of allocation rates that the Plan may have during a Plan Year: (i) in the case of HCEs, is the number of eligible HCEs with a limit of 25 allocation rates; and (ii) in the case of the NHCEs, is as follows:

Number of eligible NHCEs	Allocation rates

2 or less	1
3-8	2
9-11	3
12-19	4
20-29	5
30 or more	see below
If there are 30 or more eligible NHCEs, the maximum number of allocation rates is equal to the number of eligible NHCEs, divided by the number 5 (rounded to the next lowest whole number if the result is not a whole number), with a maximum of 25 allocation rates. For this purpose, an “allocation rate” is the Participant’s allocation under this Section 3.04(B)(3)(b), divided by Compensation for nondiscrimination testing under Section 1.11(F). If, in any Plan Year, the number of classifications the Employer has elected in the Adoption Agreement exceeds the maximum number of allocation rates, the Employer will direct the Plan Administrator to allocate the Employer Contribution in a manner that results in more than one classification receiving the same allocation rate, and as is sufficient to bring the number of allocation rates within limits. If a Participant during a Plan Year shifts from one classification to another, the Employer in a nondiscriminatory manner will direct the Plan Administrator as to which classification the Participant will participate in during that entire Plan Year; a Participant may not participate in more than one classification during a Plan Year. The limitations of this Section 3.04(B)(3)(b) apply if the Employer’s adoption of this Plan is a new Plan and in the case of a Restated Plan, these limitations apply for Plan Years which begin after the date the Employer executes the Restated Plan. For Plan Years up to and including the Plan year in which the Employer adopts the Plan as a Restated Plan, the Employer will apply the Plan terms as in effect under the prior Plan.
     (4) Super-integrated allocation formula. The Employer in its Volume Submitter Plan may elect a super- integrated allocation formula. The Plan Administrator will allocate the Employer Contribution for the Plan Year in accordance with the tiers of priority that the Employer elects in its Adoption Agreement. The Plan Administrator will not allocate to the tier with the next lower priority until the Employer has contributed an amount sufficient to maximize the allocation under the immediately preceding tier.
     (5) Age-based allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect an age-based allocation formula. The Plan Administrator will allocate the Employer Contribution for the Plan Year in the same ratio that each Participant’s Benefit Factor for the Plan Year bears to the sum of the Benefit Factors of all Participants for the Plan Year.
          (a) Definition of Benefit Factor. A Participant’s Benefit Factor is his/her Compensation for the Plan Year multiplied by the Participant’s Actuarial Factor.
          (b) Definition of Actuarial Factor. A Participant’s Actuarial Factor is the factor that the Plan Administrator establishes based on the interest rate and mortality table the Employer elects in its Adoption Agreement. If the Employer elects to use the UP-1984 table, a Participant’s Actuarial Factor is the factor in Table I of Appendix D to the Adoption Agreement or is the product of the factors in Tables I and II of Appendix D to the Adoption Agreement if the Plan’s Normal Retirement Age is not age 65. If the Employer in its Adoption Agreement elects to use a table other than the UP-1984 table, the Plan Administrator will determine a Participant’s Actuarial Factor in accordance with the designated table (which the Employer will attach to the Adoption Agreement as a substituted Appendix D) and the Adoption Agreement elected interest rate.
     (6) Uniform points allocation formula. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect a uniform points allocation formula. The Plan Administrator will allocate any Employer Contribution for a Plan Year in the same ratio that each Participant’s points bear to the total points of all Participants for the Plan Year. The Plan Administrator determines a Participant’s points in accordance with the Employer’s Adoption Agreement elections under which the Employer will elect to define points based on Years of Service, Compensation and/or age.
     (7) Incorporation of fixed or Prevailing Wage Contribution formula. The Employer in its Adoption Agreement may elect to allocate Employer Contributions in accordance with the Plan’s fixed Employer Contribution formula. In such event, the Plan Administrator will allocate the Employer Contributions for a Plan Year in accordance with the Fixed Nonelective or other Employer Contribution formula or in accordance with the Prevailing Wage Contribution formula the Employer has elected under Sections 3.04(A)(2) or (3).
     (8) Target Benefit/Money Purchase allocation formula. The Plan Administrator will allocate the Employer Contributions for a Plan Year to its Money Purchase Pension Plan or to its Target Benefit Plan as provided in the Employer’s Adoption Agreement.
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Defined Contribution Prototype Plan
(C) QNEC. The provisions of this Section 3.04(C) apply to QNEC contributions.
     (1) Plan-Designated QNEC. The Employer in its 401(k) Plan Adoption Agreement will elect whether or not to treat some or all Nonelective Contributions as a QNEC (“Plan-Designated QNEC”). If the Employer elects any Plan-Designated QNECs, the Employer in its Adoption Agreement will elect whether to allocate a Plan-Designated QNEC to all Participants or only to NHCE Participants and the Employer in its Adoption Agreement also must elect a QNEC allocation method as follows: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method subject to the testing limitations of Section 3.04(C)(5). The Plan Administrator will allocate an QNEC under this Section 3.04(C)(1) only to those Participants who have satisfied eligibility conditions under Article II to receive Nonelective Contributions (or if applicable, to QNECs) and who have satisfied any allocation conditions under Section 3.06 the Employer has elected in the Adoption Agreement as applicable to QNECs.
     (2) Operational QNEC. The Employer, to facilitate the Plan Administrator’s correction of test failures under Section 4.10, (or to lessen the degree of such failures), but only if the Plan is using Current Year Testing, also may make Discretionary Nonelective Contributions as QNECs to the Plan (“Operational QNEC”), irrespective of whether the Employer in its Adoption Agreement has elected to provide for any Nonelective Contributions or Plan-Designated QNECs. The Plan Administrator, in its discretion, will allocate the Operational QNEC, but will limit the allocation of any Operational QNEC only to some or all NHCE Participants who are ADP Participants or ACP Participants under Sections 4.11(A) and (B). The Plan Administrator operationally must elect whether to allocate an Operational QNEC to NHCE ADP Participants: (a) pro rata in relation to Compensation; (b) in the same dollar amount without regard to Compensation (flat dollar); (c) under the reverse allocation method; or (d) under any other method; provided, that any QNEC allocation is subject to the limitations of Section 3.04(C)(5). The Plan Administrator may allocate an Operational QNEC to any NHCE ADP or ACP Participants even if such Participants have not satisfied any eligibility conditions under Article II applicable to Nonelective Contributions (including QNECs) or have not satisfied any allocation conditions under Section 3.06 applicable to Nonelective Contributions (or to QNECs). Where the Plan Administrator disaggregates the Plan for coverage and for nondiscrimination testing under the “otherwise excludible employees” rule described in Section 4.06(C), the Plan Administrator also may limit the QNEC allocation to those NHCEs in any disaggregated “plan” which actually is subject to ADP and ACP testing (because there are HCEs in that disaggregated plan), The Employer may designate all or any part of its Prevailing Wage Contribution as a QNEC, provided that the Prevailing Wage Contribution qualifies as a QNEC and that QNEC treatment is not inconsistent with the Prevailing Wage Contract.
     (3) Reverse QNEC allocation. Under the reverse QNEC allocation method, the Plan Administrator (subject to Section 3.06 if applicable), will allocate a QNEC first to the NHCE Participant(s) with the lowest Compensation for the Plan Year in an amount not exceeding the Annual Additions Limit for each Participant, with any remaining amounts allocated to the next highest paid NHCE Participant(s) not exceeding his/her Annual Additions Limit and continuing in this manner until the Plan Administrator has fully allocated the QNEC.
     (4) Separate Account. The Plan Administrator will establish a separate QNEC Account for each Participant who receives an allocation of QNECs in accordance with Section 7.04(A)(1).
     (5) Anti-conditioning and targeting. The Employer in its Adoption Agreement and the Plan Administrator in operation may not condition the allocation of any QNEC under this Section 3.04(C), on whether a Participant has made Elective Deferrals. The nondiscrimination testing of QNECs also is subject to the targeting limitations of Section 4.10(D). The Employer will not make an Operational QNEC in an amount which exceeds the targeting limitations.
     (6) Standardized Plan limitation. The Employer in its Standardized Plan may not elect a reverse QNEC allocation method or any similar QNEC allocation method even if such allocation would comply with Section 3.04(C)(5).
(D) Qualified Replacement Plan. The Employer may establish or maintain this Plan as a qualified replacement plan as described in Code §4980 under which the Plan may receive a Transfer from a terminating qualified plan the Employer also maintains. The Plan Administrator will credit the transferred amounts to a suspense account under the Plan and thereafter the Plan Administrator will allocate the transferred amounts under this Section 3.04(D) in the same manner as the Plan Administrator allocates Employer Nonelective Contributions.
     3.05 SAFE HARBOR 401(k) CONTRIBUTIONS. The Employer in its 401(k) Plan Adoption Agreement may elect to apply to its Plan the safe harbor provisions of this Section 3.05.
(A) Prior Election and Notice/12 Month Plan Year. Except as otherwise provided in this Plan or in accordance with Applicable Law, an Employer: (i) prior to beginning of the Plan Year to which the safe harbor provisions apply, must elect the safe harbor plan provisions of this Section 3.05; (ii) prior to the beginning of the Plan Year to which the safe harbor provisions apply, must satisfy the applicable notice requirements; and (iii) must apply the safe harbor provisions for the entire 12 month safe harbor Plan Year.
     (1) Short Plan Year. An Employer’s Plan may be a Safe Harbor 401(k) Plan in a short Plan Year: (a) as provided in Sections 3.05(I)(3) or (4), relating to the initial safe harbor Plan Year; (b) after the Final 401(k) Regulations Effective Date if the Employer creates a short Plan Year by changing its Plan Year, provided that the Employer maintains the Plan as a Safe Harbor 401(k) Plan in the Plan Years both before and after the short Plan Year as described in Treas. Reg. §1.401(k)-3(e)(3); or (c) after the Final 401(k) Regulations Effective Date if the short Plan Year is the result of the Employer’s termination of the Plan under Section 3.05(I)(5).
(B) Effect/Remaining Terms/Testing Status. The provisions of this Section 3.05 apply to an electing
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Defined Contribution Prototype Plan
Employer notwithstanding any contrary provision of the Plan and all other remaining Plan terms continue to apply to the Employer’s Safe Harbor 401(k) Plan. An Employer which elects and operationally satisfies the safe harbor provisions of this Section 3.05 is not subject to the nondiscrimination provisions of Section 4.10(B) (ADP test). An electing Employer which provides for an Enhanced Matching Contribution under Section 3.05(E)(5) or for Additional Matching Contributions under Section 3.05(F) is subject to the nondiscrimination provisions of Section 4.10(C) (ACP test), unless the Employer elects in its Adoption Agreement to apply the ACP test safe harbor described in Section 3.05(G). If the Plan is a Safe Harbor 401(k) Plan, for purposes of testing in future (non-safe harbor) Plan Years, the Plan in the safe harbor Plan Year is deemed to be using Current Year Testing as to the ADP test and is deemed to be using Current Year Testing for the ACP test if the Plan in the safe harbor Plan Year satisfies the ACP test safe harbor. If a Safe Harbor 401(k) Plan is subject to Sections 3.05(I)(1) or (2), the Plan in such Plan Year is deemed to be using Current Year Testing for both the ADP and ACP tests.
(C) Compensation for Allocation. In allocating Safe Harbor Contributions and Additional Matching Contributions that satisfy the ACP test safe harbor under Section 3.05(G) and for Elective Deferral allocation under this Section 3.05, the following provisions apply:
     (1) Safe Harbor and Additional Matching allocation. For purposes of allocating the Employer’s Safe Harbor Contributions and ACP test safe harbor Additional Matching Contributions, if any, Compensation is limited as described in Section 1.11(E) and Employer must elect under its Adoption Agreement a nondiscriminatory definition of Compensation as described in Section 1.11(F). The Employer in its Adoption Agreement may not elect to limit NHCE Compensation to a specified dollar amount, except as required under Section 1.11(E).
     (2) Deferral allocation. An Employer in its Adoption Agreement may elect to limit the type of Compensation from which a Participant may make an Elective Deferral to any reasonable definition. The Employer in its Adoption Agreement also may elect to limit the amount of a Participant’s Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount, provided each Eligible NHCE Participant may make Elective Deferrals in an amount sufficient to receive the maximum Matching Contribution, if any, available under the Plan and may defer any lesser amount. However, a Participant may not make Elective Deferrals in the event that the Participant is suspended from doing so under Section 6.07(A)(2), relating to hardship distributions or to the extent that the allocation would exceed a Participant’s Annual Additions Limit in Section 4.05(B) or the maximum Deferral Limit in Section 4.10(A). If the Plan permits Roth Deferrals in addition to Pre-Tax Deferrals, Elective Deferrals for purposes of Section 3.05 includes both Roth Deferrals and Pre-Tax Deferrals.
(D) “Early” Elective Deferrals/Delay of Safe Harbor Contribution. If the Employer in its Adoption Agreement elects any age and service eligibility requirements for Elective Deferrals that are less than age 21 and one Year of Service (with one Year of Service being defined as completion of 1,000 Hours of Service during the relevant Eligibility Computation Period), the Employer in its Adoption Agreement may elect to limit Safe Harbor Contributions to the Participants who have attained age 21 and who have satisfied the foregoing one Year of Service requirement. The Plan Administrator under this Adoption Agreement election will apply the OEE rule under Section 4.06(C) and will perform the ADP (and ACP) tests as necessary for the Participants who are in the disaggregated plan which benefits the Otherwise Excludible Employees. The disaggregated plan which benefits the Includible Employees is a Safe Harbor 401(k) Plan under this Section 3.05. However, nothing in this Section 3.05(D) affects the obligation of the Employer under Article X in the event that the Plan is top-heavy, to provide a Top-Heavy Minimum Allocation for Non-Key Employee Participants in the Elective Deferral component of the Plan who have not satisfied the age and service requirements applicable to the Safe Harbor Contributions. Under this Section 3.05(D), eligibility for Additional Matching Contributions and for Nonelective Contributions which are not Safe Harbor Nonelective Contributions is controlled by the Employer’s Adoption Agreement elections and is not necessarily limited to age 21 and one Year of Service as is the case for Safe Harbor Contributions. However, as to ACP test safe harbor treatment for Additional Matching Contributions, see Section 3.05(F)(3).
(E) Safe Harbor Contributions/ADP Test Safe Harbor. An Employer which elects under this Section 3.05(E) to apply the safe harbor provisions, must satisfy the ADP test safe harbor contribution requirement under Code §401(k)(12) by making a Safe Harbor Contribution to the Plan. Except as otherwise provided in this Section 3.05, the Employer must make its Safe Harbor Contributions (and any Additional Matching Contributions which will satisfy the ACP test safe harbor), no later than twelve months after the end of the Plan Year to which such contributions are allocated. If the Employer satisfies this Section 3.05(E) and the remaining applicable provisions of Section 3.05, Elective Deferrals are not subject to nondiscrimination testing under Section 4.10(B) (ADP test). The Employer in its Adoption Agreement may elect to apply forfeitures toward satisfaction of the Employer’s required Safe Harbor Contribution.
     (1) Definition of Safe Harbor Contribution. A Safe Harbor Contribution is a Safe Harbor Nonelective Contribution or a Safe Harbor Matching Contribution as the Employer elects in its Adoption Agreement.
     (2) Definition of Safe Harbor Nonelective Contribution. A Safe Harbor Nonelective Contribution is a Fixed Nonelective Contribution in an amount the Employer elects in its Adoption Agreement, which must equal at least 3% of each Participant’s Compensation unless the Employer elects to limit Safe Harbor Nonelective Contributions to NHCEs under Section 3.05(E)(8) or unless Section 3.05(D) applies. A Safe Harbor Nonelective Contribution is a QNEC.
     (3) Definition of Safe Harbor Matching Contribution. A Safe Harbor Matching Contribution is a Basic Matching Contribution or an Enhanced Matching Contribution. Under a Safe Harbor Matching Contribution an HCE may not receive a greater rate of match at any level of Elective Deferrals than any NHCE. A Safe Harbor Matching Contribution is a QMAC.
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Defined Contribution Prototype Plan
     (4) Definition of Basic Matching Contribution. A Basic Matching Contribution is a Fixed Matching Contribution equal to 100% of a Participant’s Elective Deferrals which do not exceed 3% of Compensation, plus 50% of Elective Deferrals which exceed 3%, but do not exceed 5% of Compensation.
     (5) Definition of Enhanced Matching Contribution. An Enhanced Matching Contribution is a Fixed Matching Contribution made in accordance with any formula the Employer elects in its Adoption Agreement under which: (a) at any rate of Elective Deferrals, a Participant receives a Matching Contribution which is at least equal to the match the Participant would receive under the Basic Matching Contribution formula; and (b) the rate of match does not increase as the rate of Elective Deferrals increases.
     (6) Time period for computing/contributing Safe Harbor Matching Contribution.
          (a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer’s Safe Harbor Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Safe Harbor Matching Contribution based on the Plan Year.
          (b) Contribution deadline. If the Employer elects to compute its Safe Harbor Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Safe Harbor Matching Contributions to the Plan no later than the end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Safe Harbor Matching Contribution was made. If the Employer fails to contribute by the foregoing deadline, the Employer will correct the operational failure by contributing the Safe Harbor Matching Contribution as soon as is possible and will also contribute Earnings on the Contribution. See Section 7.08. If the time period for computing the Safe Harbor Matching Contribution is the Plan Year, the Employer must contribute the Safe Harbor Matching Contribution to the Plan no later than twelve months after the end of the Plan Year to which the Safe Harbor Contribution is allocated.
     (7) No allocation conditions. The Plan Administrator must allocate the Employer’s Safe Harbor Contribution without regard to the Section 3.06 allocation conditions, if any, the Employer has elected as to non-Safe Harbor Contributions.
     (8) NHCEs must receive allocation; further election of allocation group. Subject to Section 3.05(D), the Plan Administrator must allocate the Safe Harbor Contribution to NHCE Participants, which for purposes of Section 3.05 means NHCEs who are eligible to make Elective Deferrals. The Employer in its Adoption Agreement, must elect whether to allocate Safe Harbor Contributions: (a) to all Participants; (b) only to NHCE Participants; or (c) to NHCE Participants and to designated HCE Participants.
     (9) 100% vesting/distribution restrictions. A Participant’s Account Balance attributable to Safe Harbor Contributions at all times is 100% Vested and is subject to the distribution restrictions described in Section 6.01(C)(4)(b).
     (10) Possible application of ACP test. If the Plan’s sole Matching Contribution is a Basic Matching Contribution, the Basic Matching Contribution is not subject to nondiscrimination testing under Section 4.10(C) (ACP test). The Employer in its Adoption Agreement must elect whether to satisfy the ACP test safe harbor amount limitation under Section 3.05(G) with respect to the Employer’s Enhanced Matching Contributions or to test its Enhanced Matching Contributions under Section 4.10(C) (ACP test). As of the Final 401(k) Regulations Effective Date, the Employer in its Adoption Agreement may elect to test Enhanced Matching Contributions using Current Year Testing or Prior Year Testing. Prior to the Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.
     (11) Application to other allocations/testing. Except as the Employer otherwise elects in Appendix B and as described below as to permitted disparity, any Safe Harbor Nonelective Contributions will be applied toward (offset) any other allocation to a Participant of a non-Safe Harbor Nonelective Contribution. An Employer electing to apply the general nondiscrimination test under Section 4.06(C), may include Safe Harbor Nonelective Contributions in applying the general test. An Employer which has elected in its Adoption Agreement to apply permitted disparity in allocating the Employer’s Nonelective Contributions made in addition to Safe Harbor Nonelective Contributions may not include within the permitted disparity formula allocation any of the Employer’s Safe Harbor Nonelective Contributions.
     (12) Contribution to another plan. An Employer in its Adoption Agreement may elect to make the Safe Harbor Contribution to another Defined Contribution Plan the Employer maintains provided: (a) this Plan and the other plan have the same Plan Years; (b) each Participant eligible for Safe Harbor Contributions under this Plan is eligible to participate in the other plan; and (c) the other plan provides that 100% vesting and the distribution restrictions under Section 6.01(C)(4)(b) apply to the Safe Harbor Contribution Account maintained within the other plan. An Employer cannot apply any Safe Harbor Contributions to satisfy the 401(k) safe harbor requirements in more than one plan.
(F) Additional Matching Contributions. The Employer in its Adoption Agreement may elect to make Additional Matching Contributions to its safe harbor Plan under this Section 3.05(F).
     (1) Definition of Additional Matching Contributions. Additional Matching Contributions are Fixed or Discretionary Matching Contributions(“Fixed Additional Matching Contributions” or “Discretionary Additional Matching Contributions”) the Employer makes to its Safe Harbor 401(k) Plan (including a Safe Harbor 401(k) Plan the Employer elected into during the Plan Year under Section 3.05(I)(1)) and are not Safe Harbor Matching Contributions. Additional Matching Contributions are in addition to whatever type of Safe Harbor Contributions the Employer makes to satisfy the ADP test safe harbor under Section 3.05(E). If the Employer under Section 3.05(I)(1) does not elect into the safe harbor as of a Plan Year, any Matching Contributions for that Plan Year are not Additional Matching Contributions and as such cannot qualify for the ACP test safe harbor.
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Defined Contribution Prototype Plan
     (2) Safe harbor or testing. The Employer in its Adoption Agreement must elect whether to subject the Additional Matching Contributions to the ACP test safe harbor requirements of Section 3.05(G), or for the Plan Administrator to test the Additional Matching Contributions (and any Safe Harbor Matching Contribution) for nondiscrimination under Section 4.10(C) (ACP test). If the Employer under section 3.05(I)(1) elects during the Plan Year to become a Safe Harbor 401(k) Plan, any Additional Matching which satisfies the ACP test safe harbor requirements is not subject to the ACP test. As of the Final 401(k) Regulations Effective Date, the Employer in its Adoption Agreement may elect to test Additional Matching Contributions (and any Safe Harbor Matching Contribution) using Current Year Testing or Prior Year Testing. Prior to such Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.
     (3) Eligibility, vesting, allocation conditions and distributions. The Employer must elect in its Adoption Agreement the eligibility conditions, vesting schedule, allocation conditions and distribution provisions applicable to the Employer’s Additional Matching Contributions. To satisfy the ACP safe harbor under Section 3.05(G), effective as of the Final 401(k) Regulations Effective Date, any allocation conditions the Employer otherwise elects in its Adoption Agreement do not apply to Additional Matching Contributions. However, regardless of whether the Employer elects to treat the Additional Matching Contributions as being subject to the ACP test safe harbor, the Employer may elect: (a) to apply a vesting schedule to the Additional Matching Contributions; and (b) to treat the Additional Matching Contributions Account as not subject to the distribution restrictions under Section 6.01(C)(4)(b). If the Employer wishes to apply the ACP test safe harbor to Additional Matching Contributions, the Employer must not elect eligibility conditions applicable to the Additional Matching Contribution which exceed age 21 and one Year of Service and the Employer must elect eligibility conditions which are the same as it elects for the Safe Harbor Contribution.
     (4) Time period for computing/contributing Additional Matching Contributions.
          (a) Computation. The Employer in its Adoption Agreement must elect the applicable time period for computing the Employer’s Additional Matching Contributions. If the Employer fails to so elect, the Employer is deemed to have elected to compute its Additional Matching Contribution based on the Plan Year.
          (b) Contribution deadline. This Section 3.05(F)(4)(b) applies if the Employer in its Adoption Agreement elects to apply the ACP test safe harbor under Section 3.05(G) to its Additional Matching Contributions. If the Employer elects to compute its Additional Matching Contribution based on a time period which is less than the Plan Year, the Employer must contribute the Additional Matching Contributions to the Plan no later than the end of the Plan Year quarter which follows the quarter in which the Elective Deferral that gave rise to the Additional Matching Contribution was made. If the Employer fails to contribute by the foregoing deadline, the Employer will correct the operational failure by contributing the Additional Matching Contribution as soon as is possible and will also contribute Earnings on the Contribution. See Section 7.08. If the Employer elects to apply the ACP test safe harbor and elects the Plan Year as the time period for computing the Additional Matching Contribution, the Employer must contribute the Additional Matching Contribution to the Plan no later than twelve months after the end of the Plan Year to which the Additional Matching Contribution is allocated.
(G) ACP test safe harbor. The Employer in its Adoption Agreement will elect whether (i) to apply the amount limitations under this Section 3.05(G) in order to comply with the ACP test safe harbor as described in this Section 3.05(G); or (ii) the Plan Administrator must test all Matching Contributions unless the Plan’s only Matching Contribution is a Basic Matching Contribution. If the Employer elects to test, the Employer will elect whether to perform the ACP test using Current Year or Prior Year Testing. Prior to the Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.
     (1) Amount limitations. Under the ACP test safe harbor: (a) the Employer may not make Matching Contributions as to a Participant’s Elective Deferrals which exceed 6% of the Participant’s Plan Year Compensation; (b) the amount of any Discretionary Additional Matching Contribution allocated to any Participant may not exceed 4% of the Participant’s Plan Year Compensation; (c) the rate of Matching Contributions may not increase as the rate of Elective Deferrals increases; and (d) an HCE may not receive a rate of match greater than any NHCE (taking into account HCE aggregation under Section 4.10(C)(6)). Requirement (d) does not apply prior to the Final 401(k) Regulations Effective Date, where such requirement is failed due to the application of Section 3.06 allocation conditions.
     (2) No partial ACP test safe harbor. If the Employer’s Plan has more than one Matching Contribution formula, each Matching Contribution formula must satisfy the ACP test safe harbor or the Plan Administrator must test all of the Employer’s Matching Contributions together under Section 4.10(C) (ACP test).
     (3) Employee Contributions. If the Employer in its Adoption Agreement has elected to permit Employee Contributions under the Plan: (a) any Employee Contributions do not satisfy the ACP test safe harbor and the Plan Administrator must test the Employee Contributions under Section 4.10(C) (ACP test) using Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement; and (b) if the Employer in its Adoption Agreement elects to match the Employee Contributions, the Plan Administrator in applying the 6% amount limit in Section 3.05(G)(1) must aggregate a Participant’s Elective Deferrals and Employee Contributions which are subject to the 6% limit. Prior to the Final 401(k) Regulations Effective Date, the Employer was limited to Current Year Testing under Notice 98-52.
(H) Safe Harbor Notice. The Plan Administrator must provide a safe harbor notice to each Participant a reasonable period prior to each Plan Year for which the Employer in its Adoption Agreement has elected to apply the safe harbor provisions.
     (1) Deemed reasonable notice. The Plan Administrator is deemed to provide timely notice if the
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Defined Contribution Prototype Plan
Plan Administrator provides the safe harbor notice at least 30 days and not more than 90 days prior to the beginning of the safe harbor Plan Year.
     (2) Mid-year notice/new Participant or Plan. If: (a) an Employee becomes eligible to participate in the Plan during a safe harbor Plan Year, but after the Plan Administrator has provided the annual safe harbor notice for that Plan Year; (b) the Employer adopts mid-year a new Safe Harbor 401(k) Plan; or (c) the Employer amends mid-year its existing Profit Sharing Plan to add a 401(k) feature and also elects safe harbor status, the Plan Administrator must provide the safe harbor notice a reasonable period (with 90 days being deemed reasonable) prior to and no later than the Employee’s Entry Date.
     (3) Content. The safe harbor notice must provide comprehensive information regarding the Participants’ rights and obligations under the Plan and must be written in a manner calculated to be understood by the average Participant. The Plan Administrator’s notice must satisfy the content requirements of Treas. Reg. §1.401(k)-3(d).
     (4) Election following notice. A Participant may make or modify a Salary Reduction Agreement under the Employer’s Safe Harbor 401(k) Plan for 30 days following receipt of the safe harbor notice, or if greater, for the period the Plan Administrator specifies in the Salary Reduction Agreement.
     (5) Notice failure. If the Plan Administrator for any Plan Year fails to give a timely safe harbor notice or gives a notice which does not satisfy the safe harbor notice content requirements, the Plan is not a Safe Harbor 401(k) Plan for that Plan Year and the Plan Administrator will test the Plan Year Elective Deferrals and Matching Contributions, if any, under Sections 4.10(B) and (C). In such event, notwithstanding the Plan’s failure to attain safe harbor status, any Adoption Agreement elections related to the Safe Harbor Contributions continue to apply unless and until the Employer amends the Plan. Notwithstanding the foregoing, if the Employer corrects the safe harbor notice failure under Section 7.08, the Plan is a Safe Harbor 401(k) Plan for the applicable Plan Year.
(I) Mid-Year Changes in Safe Harbor Status.
     (1) Contingent (“maybe”) notice and supplemental notice-delayed election of Safe Harbor Nonelective Contributions. The Employer during any Plan Year may elect for its Plan to become a Safe Harbor 401(k) Plan under this Section 3.05(I)(1) for that Plan Year, provided: (i) the Plan is using Current Year Testing; (ii) the Employer amends the Plan to add the safe harbor provisions not later than 30 days prior to the end of the Plan Year and to apply the safe harbor provisions for the entire Plan Year; (iii) the Employer elects to satisfy the Safe Harbor Contribution requirement using the Safe Harbor Nonelective Contribution; and (iv) the Plan Administrator provides a notice (“maybe notice”) to Participants prior to the beginning of the Plan Year for which the safe harbor amendment may become effective, that the Employer later may elect to become a Safe Harbor 401(k) Plan for that Plan Year using the Safe Harbor Nonelective Contribution and that if the Employer does so, the Plan Administrator will provide a supplemental notice to Participants at least 30 days prior to the end of that Plan Year informing Participants of the Employer’s election to provide the Safe Harbor Nonelective Contribution for that Plan Year. The Employer elects into the safe harbor by timely giving the supplemental notice and by amending the Plan as described above. Except as otherwise specified, the Participant notices described in this Section 3.05(I)(1) also must satisfy the requirements applicable to safe harbor notices under Section 3.05(H).
          (a) Effect on Additional Matching Contributions. If the Employer gives a maybe notice under this Section 3.05(I)(1), and then gives the supplemental notice electing into the ADP test safe harbor for the Plan Year, any Additional Matching Contribution the Employer elects in its Adoption Agreement will be subject to the ACP test safe harbor or will be subject to testing under Section 4.10(C) (ACP test) using Current Year Testing, based on the Employer’s Adoption Agreement elections relating to the Additional Matching Contributions. If the Employer does not give a supplemental notice, any Matching Contributions are not Additional Matching Contributions in that Plan Year and the Plan Administrator will test all such Matching Contributions under Section 4.10(C) (ACP test) using Current Year Testing.
     (2) Exiting safe harbor matching. The Employer may amend its Safe Harbor 401(k) Plan during a Plan Year to reduce or eliminate prospectively, any or all Safe Harbor Matching Contributions or Additional Matching Contributions, provided: (a) the Plan Administrator provides a notice to the Participants which explains the effect of the amendment, specifies the amendment’s Effective Date and informs Participants they will have a reasonable opportunity to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; (b) Participants have a reasonable opportunity and period prior to the Effective Date of the amendment to modify their Salary Reduction Agreements, and if applicable, Employee Contributions; and (c) the amendment is not effective earlier than the later of: (i) 30 days after the Plan Administrator gives notice of the amendment; or (ii) the date the Employer adopts the amendment. An Employer which amends its Safe Harbor 401(k) Plan to eliminate or reduce the any Matching Contribution under this Section 3.05(I)(2), effective during the Plan Year, must continue to apply all of the safe harbor requirements of this Section 3.05 until the amendment becomes effective and also must apply for the entire Plan Year, using Current Year Testing, the nondiscrimination test under Section 4.10(B) (ADP test) and the nondiscrimination test under Section 4.10(C) (ACP test). However, any Employer which eliminates only an Additional Matching Contribution does not need to test under the ADP test provided that the Plan still satisfies the ADP test safe harbor.
     (3) Amendment of non-401(k) Plan into safe harbor status. An Employer maintaining a Profit Sharing Plan or pre-ERISA Money Purchase Pension Plan, during a Plan Year, may amend prospectively its Plan to become a Safe Harbor 401(k) Plan provided: (a) the Employer’s Plan is not a Successor Plan; (b) the Participants may make Elective Deferrals for at least 3 months during the Plan Year; (c) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the 401(k) arrangement; and (d) the Plan commencing on the Effective Date of the amendment (or such earlier date as the Employer will
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Defined Contribution Prototype Plan
specify in its Adoption Agreement), satisfies all of the safe harbor requirements of this Section 3.05.
     (4) New Plan/new Employer. An Employer (including a new Employer) may establish a new Safe Harbor 401(k) Plan which is not a Successor Plan, provided; (a) the Plan Year is at least 3 months long; (b) the Plan Administrator provides the safe harbor notice described in Section 3.05(H) a reasonable time prior to and not later than the Effective Date of the Plan; and (c) the Plan commencing on the Effective Date of the Plan satisfies all of the safe harbor requirements of this Section 3.05. If the Employer is new, the Plan Year may be less than 3 months provided the Plan is in effect as soon after the Employer is established as it is administratively feasible for the Employer to establish the Plan.
     (5) Plan termination. An Employer may terminate its Safe Harbor 401(k) Plan mid-Plan Year in accordance with Article XI and this Section 3.05(I)(5).
          (a) Acquisition/disposition or substantial business hardship. If the Employer terminates its Safe Harbor 401(k) Plan resulting in a short Plan Year, and the termination is on account of an acquisition or disposition transaction described in Code §410(b)(6)(C), or if termination is on account the Employer’s substantial business hardship, within the meaning of Code §412(d), the Plan remains a Safe Harbor 401(k) Plan for the short Plan Year provided that the Employer satisfies this Section 3.05 through the Effective Date of the Plan termination.
          (b) Other termination. If the Employer terminates its Safe Harbor 401(k) Plan for any reason other than as described in Section 3.05(I)(5)(a), and the termination results in a short Plan Year, the Employer must conduct the termination under the provisions of Section 3.05(I)(2), except that the Employer need not provide Participants with the right to change their Salary Reduction Agreements.
     3.06 ALLOCATION CONDITIONS. The Employer in its Adoption Agreement will elect the allocation conditions, if any, which the Plan Administrator will apply in allocating Employer Contributions (except for those contributions described below) and in allocating forfeitures allocated as an Employer Contribution under the Plan.
(A) Contributions Not Subject to Allocation Conditions. The Employer may not elect to impose any allocation conditions on: (1) Elective Deferrals; (2) Safe Harbor Contributions; (3) commencing as of the Final 2004 401(k) Regulations Effective Date, Additional Matching Contributions to which the Employer elects to apply the ACP test safe harbor; (4) Employee Contributions; (5) Rollover Contributions; (6) Designated IRA Contributions; (7) SIMPLE Contributions; or (8) Prevailing Wage Contributions, except as may be required by the Prevailing Wage Contract. The Plan Administrator also may elect under Sections 3.03(C)(2) and 3.04(C)(2), not to apply to any Operational QMAC or Operational QNEC any allocation conditions otherwise applicable to Matching Contributions (including QMACs) or to Nonelective Contributions (including QNECs).
(B) Conditions. The Employer in its Adoption Agreement may elect to impose allocation conditions based on Hours of Service or employment at a specified time (or both), in accordance with this Section 3.06(B). The Employer may elect to impose different allocation conditions to different Employer Contribution Types under the Plan. A Participant does not accrue an Employer Contribution or forfeiture allocated as an Employer Contribution with respect to a Plan Year or other applicable period, until the Participant satisfies the allocation conditions for that Employer Contribution Type.
     (1) Hours of Service requirement. Except as required to satisfy the Top-Heavy Minimum Allocation, the Plan Administrator will not allocate any portion of an Employer Contribution for a Plan Year to any Participant’s Account if the Participant does not complete the applicable minimum Hours of Service (or consecutive calendar days of employment under the Elapsed Time Method) requirement the Employer specifies in its Adoption Agreement for the relevant period.
          (a) 1,000 HOS in Plan Year/other HOS requirement. The Employer in its Nonstandardized Plan or Volume Submitter Plan may elect to require a Participant to complete: (i) 1,000 Hours of Service during the Plan Year (or to be employed for at least 182 consecutive calendar days under the Elapsed Time Method); (ii) a specified number of Hours of Service during the Plan Year which is less than 1,000 Hours of Service; or (iii) a specified number of Hours of Service within the time period the Employer elects in its Adoption Agreement, but not exceeding 1,000 Hours of Service in a Plan Year.
          (b) 501 HOS/terminees. The Employer in its Adoption Agreement may elect to require a Participant to complete during a Plan Year 501 Hours of Service (or to be employed for at least 91 consecutive calendar days under the Elapsed Time Method) to share in the allocation of Employer Contributions for that Plan Year where the Participant is not employed by the Employer on the last day of that Plan Year, including the Plan Year in which the Employer terminates the Plan.
          (c) Short Plan Year or allocation period. This Section 3.06(B)(1)(c) applies to any Plan Year or to any other allocation time period under the Adoption Agreement which is less than 12 months, where in either case, the Employer creates a short allocation period on account of a Plan amendment, the termination of the Plan or the adoption of the Plan with an initial short Plan Year. In the case of any short allocation period, the Plan Administrator will prorate any Hour of Service requirement based on the number of days in the short allocation period divided by the number of days in the normal allocation period, using 365 days in the case of Plan Year allocation period. The Employer in Appendix B may elect not to pro-rate Hours of Service in any short allocation period or to apply a monthly pro-ration method.
     (2) Last day requirement.
          (a) Standardized Plan. If the Plan is a Standardized Plan, a Participant who is employed by the Employer on the last day of a Plan Year will share in the allocation of Employer Contributions for that Plan Year without regard to the Participant’s Hours of Service completed during that Plan Year.
          (b) Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or
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Defined Contribution Prototype Plan
Volume Submitter Plan may elect to require a Participant to be employed by the Employer on the last day of the Plan Year or other specified period or on a specified date. If the Plan is a Nonstandardized or Volume Submitter Money Purchase Pension Plan or Target Benefit Plan, the Plan expressly conditions Employer Contribution allocations on a Participant’s employment with the Employer on the last day of the Plan Year for the Plan Year in which the Employer terminates or freezes the Plan, even if the Employer in its Adoption Agreement did not elect the “last day of the Plan Year” allocation condition.
(C) Time Period. The Employer in its Adoption Agreement will elect the time period to which the Plan Administrator will apply any allocation condition. The Employer may elect to apply the same time period to all Contribution Types or to elect a different time period based on Contribution Type.
(D) Death, Disability or Normal Retirement Age. The Employer in its Adoption Agreement will elect whether any elected allocation condition applies or is waived for a Plan Year if a Participant incurs a Separation from Service during the Plan Year on account of the Participant’s death, Disability or attainment of Normal Retirement Age in the current Plan Year or on account of the Participant’s Disability or attainment of Normal Retirement Age in a prior Plan Year. The Employer’s election may be based on Contribution Type or may apply to all Contribution Types.
(E) No Other Conditions. In allocating Employer Contributions under the Plan, the Plan Administrator will not apply any other allocation conditions except those the Employer elects in its Adoption Agreement or otherwise as the Plan may require.
(F) Suspension of Allocation Conditions in a Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized Plan or Volume Submitter Plan will elect whether to apply the suspension provisions of this Section 3.06(F). If: (i) Section 3.06(F) applies; (ii) the Plan (or any component part of the Plan) in any Plan Year must perform coverage testing; and (iii) the Plan (or component part of the Plan) fails to satisfy coverage under the ratio percentage test under Treas. Reg. §1.410(b)-2(b)(2), the Plan suspends for that Plan Year any Plan (or component part of the Plan) allocation conditions in accordance with this Section 3.06(F). If the Plan Administrator must perform coverage testing, the Administrator will apply testing separately as required to each component part of the Plan after applying the aggregation and disaggregation rules under Treas. Reg. §§1.410(b)—6 and —7.
     (1) No average benefit test. If the Employer elects to apply this Section 3.06(F), the Plan Administrator may not apply the average benefit test under Treas. Reg. §1.410(b)-2(b)(3), to determine satisfaction of coverage or to correct a coverage failure, as to the Plan or to the component part of the Plan to which this Section 3.06(F) applies, unless the Plan or component still fails coverage after application of this Section 3.06(F). The restriction in this Section 3.06(F)(1) does not apply as to application of the average benefit test in performing nondiscrimination testing.
     (2) Methodology. If this Section 3.06(F) applies for a Plan Year, the Plan Administrator, in the manner described herein, will suspend the allocation conditions for the NHCEs who are included in the coverage test and who are Participants in the Plan (or component part of the Plan) but who are not benefiting thereunder (within the meaning of Treas. Reg. §1.410(b)-3), such that enough additional NHCEs are benefiting under the Plan (or component part of the Plan) to pass coverage under the ratio percentage test. The ordering of suspension of allocation conditions is in the following priority tiers and if more than one NHCE in any priority tier satisfies the conditions for suspension (but all are not needed to benefit to pass coverage), the Plan Administrator will apply the suspension beginning first with the NHCE(s) in that suspension tier with the lowest Compensation during the Plan Year:
          (a) Last day. Those NHCE(s) employed by the Employer on the last day of the Plan Year, without regard to the number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(b).
          (b) Latest Separation. Those NHCE(s) who have the latest Separation from Service date during the Plan Year, without regard to the number of Hours of Service in the Plan Year. If necessary to pass coverage, the Plan Administrator then will apply Section 3.06(F)(2)(c).
          (c) Most Hours of Service (more than 500). Those NHCE(s) with the greatest number of Hours of Service during the Plan Year but who have more than 500 Hours of Service.
     (3) Appendix B. The Employer in Appendix B may elect a different order of the suspension tiers, may elect to use Hours of Service (in lieu of Compensation) as a tiebreaker within any tier or may elect additional or other suspension tiers which are objective and not subject to Employer discretion.
     (4) Separate Application to Nonelective and Matching. If applicable under the Plan, the Employer in its Adoption Agreement will elect whether to apply this Section 3.06(F): (a) to both Nonelective Contributions and to Matching Contributions if both components fail the ratio percentage test; (b) only to Nonelective Contributions if this component fails the ratio percentage test; or (c) only to Matching Contributions if this component fails the ratio percentage test.
(G) Conditions Apply to Re-Hired Employees. If a Participant incurs a Separation from Service and subsequently is re-hired and resumes participation in the same Plan Year as the Separation from Service or in any subsequent Plan Year, the allocation conditions under this Section 3.06, if any, continue to apply to the re-hired Employee/Participant in the Plan Year in which he/she is re-hired, unless the Employer elects otherwise in Appendix B.
     3.07 FORFEITURE ALLOCATION. The amount of a Participant’s Account forfeited under the Plan is a Participant forfeiture. The Plan Administrator, subject to Section 3.06 as applicable, will allocate Participant forfeitures at the time and in the manner the Employer specifies in its Adoption Agreement.
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Defined Contribution Prototype Plan
(A) Allocation Method. The Employer in its Adoption Agreement must specify the method the Plan Administrator will apply to allocate forfeitures.
     (1) 401(k) forfeiture source. If the Plan is a 401(k) Plan, the Employer in its Adoption Agreement may elect a different allocation method based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation method to all forfeitures.
          (a) Attributable to Matching. A Participant’s forfeiture is attributable to Matching Contributions if the forfeiture is: (i) from the non-Vested portion of a Matching Contribution Account forfeited in accordance with Section 5.07 or, if applicable, Section 7.07; (ii) a non-Vested Excess Aggregate Contribution (including Allocable Income) forfeited in correcting for nondiscrimination failures under Section 4.10(C); or (iii) an Associated Matching Contribution.
          (b) Definition of Associated Matching Contribution. An Associated Matching Contribution includes any Vested or non-Vested Matching Contribution (including Allocable Income) made as to Elective Deferrals or Employee Contributions the Plan Administrator distributes under Section 4.01(E) (Excess Amount), Section 4.10(A) (Excess Deferrals), Section 4.10(B) (ADP test), Section 4.10(C) (ACP test) or Section 7.08 relating to Plan correction.
          (c) Forfeiture or distribution of Associated Match. An Employee forfeits an Associated Matching Contribution unless the Matching Contribution is a Vested Excess Aggregate Contribution distributed in accordance with Section 4.10(C) (ACP test). A forfeiture under this Section 3.07(A)(1)(c) occurs in the Plan Year following the Testing Year (unless the Employer in Appendix B elects that the forfeiture occurs in the Testing Year) and the forfeiture is allocated in the Plan Year described in Section 3.07(B). See Section 3.07(B)(1) as to nondiscrimination testing of allocated forfeitures. In the event of correction under Section 7.08 resulting in forfeiture of Associated Matching Contributions, the forfeiture occurs in the Plan Year of correction.
     (2) Application of “reduce” option/excess forfeitures. If the Employer elects to allocate forfeitures to reduce Nonelective or Matching Contributions and the allocable forfeitures for the forfeiture allocation Plan Year described in Section 3.07(B) exceed the amount of the applicable contribution for that Plan Year to which the Plan Administrator would apply the forfeitures (or there are no applicable contributions under the Plan), the Plan Administrator will allocate the remaining forfeitures in the forfeiture allocation Plan Year. In such event, the Plan Administrator will allocate the remaining forfeitures as an additional Discretionary Nonelective Contribution or as a Discretionary Matching Contribution, as the Plan Administrator determines.
     (3) Plan expenses. If the Employer in its Adoption Agreement elects to apply forfeitures to the payment of Plan expenses under Section 7.04(C), which for this purpose may also include any Earnings on the forfeitures, the Employer must elect a secondary allocation method so that if the forfeitures exceed the Plan’s expenses, the Plan Administrator will apply any remaining forfeitures under the secondary method the Employer has elected in its Adoption Agreement.
     (4) Safe harbor-top-heavy exempt fail-safe. If the Employer has a Safe Harbor 401(k) Plan which otherwise qualifies for exemption from the top-heavy requirements of Article X, the Employer in its Adoption Agreement may elect to limit the allocation of all Plan forfeitures in such a manner as to avoid inadvertent application of the top-heavy requirements on account of a forfeiture allocation. If the Employer in its Adoption Agreement elects this “fail-safe” provision, the Plan Administrator will allocate forfeitures in the following order of priority: (a) first to reduce Safe Harbor Contributions; (b) then to reduce Fixed Additional Matching Contributions if any, which satisfy the ACP test safe harbor under Section 3.05(G); (c) then as Discretionary Additional Matching Contributions which satisfy the ACP safe harbor (without regard to whether the Employer in its Adoption Agreement has elected Discretionary Additional Matching Contributions); and (d) then to pay Plan expenses. If the Employer elects to allocate forfeitures under this Section 3.07(A)(4), the Plan Administrator will apply this Section 3.07(A)(4) regardless of whether the Employer in any Plan Year actually satisfies all conditions necessary for the Plan to be top-heavy exempt. The Employer in Appendix B may elect to alter the forfeiture allocation ordering rules of this Section 3.07(A)(4).
     (5) No allocation to Elective Deferral Accounts. The Plan Administrator will not allocate forfeitures to any Participant’s Elective Deferral Account, including his/her Roth Deferral Account.
     (6) Allocation under classifications. If the Employer in its Adoption Agreement has elected to allocate its Nonelective Contributions based on classifications of Participants, the Plan Administrator will allocate any forfeitures which under the Plan are allocated as additional Nonelective Contributions: (a) first to each classification pro rata in relation to the Employer’s Nonelective Contribution to that classification for the forfeiture allocation Plan Year described in Section 3.07(B); and (b) second, the total amount of forfeitures allocated to each classification under (a) are allocated in the same manner as are the Nonelective Contributions to be allocated to that classification.
(B) Timing (forfeiture allocation Plan Year). The Employer in its Adoption Agreement must elect as to forfeitures occurring in a Plan Year, whether the Plan Administrator will allocate the forfeitures in the same Plan Year in which the forfeitures occur or will allocate the forfeitures in the Plan Year which next follows the Plan Year in which the forfeitures occur. See Sections 3.07(A)(1)(c), 5.07 and 7.07 as to when a forfeiture occurs.
     (1) 401(k) Plans/allocation timing and retesting. If the Plan is a 401(k) Plan, the Employer may elect different allocation timing based on the forfeiture source (from Nonelective Contributions or from Matching Contributions) or may elect to apply the same allocation timing to all forfeitures. If the 401(k) Plan is subject to the ACP test and allocates any forfeiture as a Matching Contribution, the following re-testing rules apply. If, under the Plan, the Plan Administrator will allocate the forfeiture in the same Plan Year in which the forfeiture occurs, the Plan Administrator will not re-run the ACP test. If the Plan Administrator allocates the forfeiture in the Plan Year which follows the Plan Year in which the forfeiture
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Defined Contribution Prototype Plan
occurs, the Plan Administrator will include the allocated forfeiture in the ACP test for the forfeiture allocation Plan Year. If the Plan allocates any forfeiture as a Nonelective Contribution, the allocation, in the forfeiture allocation Plan Year, is subject to any nondiscrimination testing which applies to Nonelective Contributions for that Plan Year.
     (2) Contribution amount and timing not relevant. The forfeiture allocation timing rules in this Section 3.07(B) apply irrespective of when the Employer makes its Employer Contribution for the forfeiture allocation Plan Year, and irrespective of whether the Employer makes an Employer Contribution for that Plan Year.
(C) Administration of Account Pending/Incurring Forfeiture. The Plan Administrator will continue to hold the undistributed, non-Vested portion of the Account of a Participant who has incurred a Separation from Service solely for his/her benefit until a forfeiture occurs at the time specified in Section 5.07 or if applicable, until the time specified in Section 7.07.
(D) Participant Does Not Share in Own Forfeiture. A Participant will not share in the allocation of a forfeiture of any portion of his/her Account, even if the Participant otherwise is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan Year described in Section 3.07(B). If the forfeiting Participant is entitled to an allocation of Employer Contributions and forfeitures in the forfeiture allocation Plan Year, the Plan Administrator only will allocate to the Participant a share of the allocable forfeitures attributable to other forfeiting Participants.
(E) Plan Merger. In the event that the Employer merges another plan into this Plan, and does not fully vest upon merger the participant accounts in the merging plan, the Plan Administrator will allocate any post-merger forfeitures attributable to the merging plan in accordance with the Employer’s elections in its Adoption Agreement. The Employer may elect to limit any such forfeiture allocation only to those Participants who were also participants in the merged plan, but in the absence of such an election, all Participants who have satisfied any applicable allocation conditions under Section 3.06 will share in the forfeiture allocation.
     3.08 ROLLOVER CONTRIBUTIONS. The Plan Administrator will apply this Section 3.08 in administering Rollover Contributions to the Plan, if any.
(A) Policy Regarding Rollover Acceptance. The Plan Administrator, operationally and on a nondiscriminatory basis, may elect to permit or not to permit Rollover Contributions to this Plan or may elect to limit an Eligible Employee’s right or a Participant’s right to make a Rollover Contribution. The Plan Administrator also may adopt, amend or terminate any policy regarding the Plan’s acceptance of Rollover Contributions.
     (1) Rollover documentation. If the Plan Administrator permits Rollover Contributions, any Participant (or as applicable, any Eligible Employee), with the Plan Administrator’s written consent and after filing with the Plan Administrator the form prescribed by the Plan Administrator, may make a Rollover Contribution to the Trust. Before accepting a Rollover Contribution, the Plan Administrator may require a Participant (or Eligible Employee) to furnish satisfactory evidence the proposed transfer is in fact a “rollover contribution” which the Code permits an employee to make to a qualified plan.
     (2) Declination/related expense. The Plan Administrator, in its sole discretion, may decline to accept a Rollover Contribution of property which could: (a) generate unrelated business taxable income; (b) create difficulty or undue expense in storage, safekeeping or valuation; or (c) create other practical problems for the Plan or Trust. The Plan Administrator also may accept the Rollover Contribution on condition that the Participant’s or Employee’s Account is charged with all expenses associated therewith.
(B) Limited Testing. A Rollover Contribution is not an Annual Addition under Section 4.05(A) and is not subject to nondiscrimination testing except as a “right or feature” within the meaning of Treas. Reg. §1.401(a)(4)-4.
(C) Pre-Participation Rollovers. If an Eligible Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan’s eligibility conditions or prior to reaching his/her Entry Date, the Plan Administrator and Trustee must treat the Employee as a limited Participant (as described in Rev. Rul. 96-48 or in any Applicable Law). A limited Participant does not share in the Plan’s allocation of Employer Contributions nor Participant forfeitures and may not make Elective Deferrals if the Plan is a 401(k) Plan, until he/she actually becomes a Participant in the Plan. If a limited Participant has a Separation from Service prior to becoming a Participant in the Plan, the Trustee will distribute his/her Rollover Contributions Account to him/her in accordance with Section 6.01(A).
(D) May Include Employee Contributions and Roth Deferrals. A Rollover Contribution may include Employee Contributions and Roth Deferrals made to another plan, as adjusted for Earnings. In the case of Employee Contributions: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a); and (2) the Plan must account separately for the Rollover Contribution, including the Employee Contribution and the Earnings thereon. In the case of Roth Deferrals: (1) such amounts must be directly rolled over into this Plan from another plan which is qualified under Code §401(a) or from a 403(b) plan; (2) the Plan must account separately for the Rollover Contribution, including the Roth Deferrals and the Earnings thereon; and (3) as to rollovers which occur on or after April 30, 2007, this Plan must be a 401(k) Plan which permits Roth Deferrals.
     3.09 EMPLOYEE CONTRIBUTIONS. An Employer must elect in its Adoption Agreement whether to permit Employee Contributions. If the Employer elects to permit Employee Contributions, the Employer also must specify in its Adoption Agreement any limitations which apply to Employee Contributions. If the Employer permits Employee Contributions, the Plan Administrator operationally will determine if a Participant will make Employee Contributions through payroll deduction or by other means.
(A) Testing. Employee Contributions must satisfy the nondiscrimination requirements of Section 4.10(C) (ACP test).
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Defined Contribution Prototype Plan
(B) Matching. The Employer in its Adoption Agreement must elect whether the Employer will make Matching Contributions as to any Employee Contributions and, as applicable, the matching formula. Any Matching Contribution must satisfy the nondiscrimination requirements of Section 4.10(C) (ACP test), unless the Matching Contributions satisfy the ACP test safe harbor under a Safe Harbor 401(k) Plan.
     3.10 SIMPLE 401(k) CONTRIBUTIONS. The Employer in its Adoption Agreement may elect to apply to its Plan the SIMPLE 401(k) provisions of this Section 3.10 if the Employer is eligible under Section 3.10(B). The provisions of this Section 3.10 apply to an electing Employer notwithstanding any contrary provision in the Plan.
(A) Plan Year. An Employer electing to apply this Section 3.10 must have a 12 month calendar year Plan Year except that in the case of an Employer adopting a new SIMPLE 401(k) Plan, the Employer must adopt the Plan no later than October 1 with a calendar year Plan Year of at least 3 months.
(B) Eligible Employer. An Employer may elect to apply this Section 3.10 if: (i) the Plan Year is the calendar year; (ii) the Employer (including Related Employers under Section 1.23(C)) has no more than 100 Employees who received Compensation of at least $5,000 in the immediately preceding calendar year; and (iii) the Employer (including Related Employers under Section 1.23(C)) does not maintain any other plan as described in Code §219(g)(5), to which contributions were made or under which benefits were accrued for Service by an Eligible Employee in the Plan Year to which the SIMPLE 401(k) provisions apply.
     (1) Loss of eligible employer status. If an electing Employer fails for any subsequent calendar year to satisfy all of the Section 3.10(B) requirements, including where the Employer is involved in an acquisition, disposition or similar transaction under which the Employer satisfies Code §410(b)(6)(C)(i), the Employer remains eligible to maintain the SIMPLE 401(k) Plan for two additional calendar years following the last year in which the Employer satisfied the requirements.
(C) Compensation. For purposes of this Section 3.10, Compensation is limited as described in Section 1.11(E) and: (1) in the case of an Employee, means Code §3401(a) Wages but increased by the Employee’s Elective Deferrals under this Plan or any other 401(k) arrangement, SIMPLE IRA, SARSEP, 403(b) annuity or 457 plan of the Employer; and (2) in the case of a Self-Employed Individual, means Earned Income determined by disregarding contributions made to this Plan.
(D) Participant Elective Deferrals. Each Participant may enter into a Salary Reduction Agreement to make Elective Deferrals in each calendar year to the SIMPLE 401(k) Plan in accordance with this Section 3.10(D).
     (1) Amount Table. A Participant’s annual Elective Deferrals may not exceed the amount in the table below, and, commencing in 2006, such other amount as in effect under Code §408(p)(2)(E) under which Treasury adjusts the limit in $500 increments.

Year	Amount
2002	$7,000
2003	$8,000
2004	$9,000
2005	$10,000
     (2) Catch-Ups. If the Employer in its Adoption Agreement elects to permit Catch-Up Deferrals, a Catch-Up Eligible Participant also may make Catch-Up Deferrals to the SIMPLE 401(k) Plan in accordance with Section 3.02(D).
     (3) Election timing. A Participant may elect to make Elective Deferrals or to modify a Salary Reduction Agreement at any time in accordance with the Plan Administrator’s SIMPLE 401(k) Plan Salary Reduction Agreement form, but the form must be provided at least 60 days prior to the beginning of each SIMPLE Plan Year or at least 60 days prior to commencement of participation for the Participant to make or modify his/her Salary Reduction Agreement. A Participant also may at any time terminate prospectively his/her Salary Reduction Agreement applicable to the Employer’s SIMPLE 401(k) Plan.
(E) Employer SIMPLE 401(k) contributions. An Employer which elects to apply this Section 3.10 must make an annual SIMPLE Contribution to the Plan as described in this Section 3.10(E). The Employer operationally must elect for each SIMPLE Plan Year which type of SIMPLE Contribution the Employer will make.
     (1) Definition of SIMPLE Contribution. A SIMPLE Contribution is one of the following Employer Contribution types: (a) a SIMPLE Matching Contribution equal to 100% of each Participant’s Elective Deferrals but not exceeding 3% of Plan Year Compensation or such lower percentage as the Employer may elect under Code §408(p)(2)(C)(ii)(II); or (b) a SIMPLE Nonelective Contribution equal to 2% of Plan Year Compensation for each Participant whose Compensation is at least $5,000.
(F) SIMPLE 401(k) notice. The Plan Administrator must provide notice to each Participant a reasonable period of time before the 60th day prior to the beginning of each SIMPLE 401(k) Plan Year, describing the Participant’s Elective Deferral rights and the Employer’s SIMPLE Contributions which the Employer will make for the Plan Year described in the notice.
(G) Application of remaining Plan provisions.
     (1) Annual Additions. All contributions to the SIMPLE 401(k) Plan are Annual Additions under Section 4.05(A) and subject to the Annual Additions Limit.
     (2) No allocation conditions. The Employer in its Adoption Agreement may not elect to apply any Section 3.06 allocation conditions to the Plan Administrator’s allocation of SIMPLE Contributions.
     (3) No other contributions. No contributions other than those described in this Section 3.10 or Rollover Contributions described in Section 3.08 may be made to the SIMPLE 401(k) Plan.
(4) Vesting. All SIMPLE Contributions and Accounts attributable thereto are 100% Vested at all
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Defined Contribution Prototype Plan
times and in the event of a conversion of a non-SIMPLE 401(k) Plan into a SIMPLE 401(k) Plan, all Account Balances in existence on the first day of the Plan Year to which the SIMPLE 401(k) provisions apply, become 100% Vested.
     (5) No nondiscrimination testing. A SIMPLE 401(k) Plan is not subject to nondiscrimination testing under Section 4.10(B) (ADP test) or Section 4.10(C) (ACP test) of the Plan.
     (6) No top-heavy. A SIMPLE 401(k) Plan is not subject to the top-heavy provisions of Article X.
     (7) Remaining Plan terms. Except as otherwise described in this Section 3.10, if an Employer has elected in its Adoption Agreement to apply the SIMPLE 401(k) provisions of this Section 3.10, the Plan Administrator will apply the remaining Plan provisions to the Employer’s Plan.
     3.11 USERRA CONTRIBUTIONS.
(A) Application. This Section 3.11 applies to an Employee who: (1) has completed Qualified Military Service under USERRA; (2) the Employer has rehired under USERRA; and (3) is a Participant entitled to makeup contributions under Code §414(u).
(B) Employer Contributions. The Employer will makeup any Employer Contribution the Employer would have made and which the Plan Administrator would have allocated to the Participant’s Account had the Participant remained employed by the Employer during the period of Qualified Military Service.
(C) Compensation. For purposes of this Section 3.11, the Plan Administrator will determine an effected Participant’s Compensation as follows. A Participant during his/her period of Qualified Military Service is deemed to receive Compensation equal to that which the Participant would have received had he/she remained employed by the Employer, based on the Participant’s rate of pay that would have been in effect for the Participant during the period of Qualified Military Service. If the Compensation during such period would have been uncertain, the Plan Administrator will use the Participant’s actual average Compensation for the 12 month period immediately preceding the period of Qualified Military Service, or if less, for the period of employment.
(D) Elective Deferrals/Employee Contributions. If the Plan provided for Elective Deferrals or for Employee Contributions during a Participant’s period of Qualified Military Service, the Plan Administrator must allow a Participant under this Section 3.11 to make up such Elective Deferrals or Employee Contributions to his/her Account. The Participant may make up the maximum amount of Elective Deferrals or Employee Contributions which he/she under the Plan terms would have been able to contribute during the period of Qualified Military Service (less any such amounts the Participant actually contributed during such period) and the Participant must be permitted to contribute any lesser amount as the Plan would have permitted. The Participant must make up any contribution under this Section 3.11(D) commencing on his/her Re-Employment Commencement Date and not later than 5 years following reemployment (or if less, a period equal to 3 times the length of the Participant’s Qualified Military Service triggering such make-up contribution).
(E) Matching Contributions. The Employer will makeup any Matching Contribution that the Employer would have made and which the Plan Administrator would have allocated to the Participant’s Account during the period of Qualified Military Service, but based on any make-up Elective Deferrals or make-up Employee Contributions that the Participant makes under Section 3.11(D).
(F) Limitations/Testing. Any contribution made under this Section 3.11 does not cause the Plan to violate and is not subject to testing under: (1) nondiscrimination requirements including under Code §401(a)(4), the ADP test, the ACP test, the safe harbor 401(k) rules or the SIMPLE 401(k) rules; (2) top-heavy requirements under Article X; or (3) coverage under Code §410(b).
Contributions under this Section 3.11 are Annual Additions and are tested under Section 4.10(A) (Elective Deferral Limit) in the year to which such contributions are allocated, but not in the year in which such contributions are made.
(G) No Earnings. A Participant receiving any make-up contribution under this Section 3.11 is not entitled to an allocation of any Earnings on any such contribution prior to the time that the Employer actually makes the contribution (or timely deposits the Participant’s own make-up Elective Deferrals or Employee Contributions) to the Trust.
(H) No Forfeitures. A Participant receiving any makeup allocation under this Section 3.11 is not entitled to an allocation of any forfeitures allocated during the Participant’s period of Qualified Military Service.
(I) Allocation Conditions. For purposes of applying any Plan allocation conditions under Section 3.06, the Plan Administrator will treat any period of Qualified Military Service as Service.
(J) Other Rules. The Plan Administrator in applying this Section 3.11 will apply DOL Reg. §1002.259-267, and any other Applicable Law addressing the application of USERRA to the Plan.
     3.12 DESIGNATED IRA CONTRIBUTIONS. The Employer in its Adoption Agreement may elect to permit Participants to make Designated IRA Contributions to its Plan. Designated IRA Contributions are subject to the provisions of this Section 3.12.
(A) Effective Date. The Employer may elect in its Adoption Agreement to apply the Designated IRA Contribution provisions to any Plan Years beginning after December 31, 2002. For Plan Years commencing after 2003, the Employer may accept Designated IRA Contributions during such Plan Year only if the Employer elects to apply the provisions of this Section 3.12 (or otherwise adopted a good faith amendment under Code §408(q)), prior to the Plan Year for which the Designated IRA Contribution provisions will apply.
(B) Traditional or Roth IRA. The Employer in its Adoption Agreement may elect to treat Designated IRA Contributions as traditional IRA contributions, as Roth IRA contributions or as consisting of either type, at the Participant’s election.
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Defined Contribution Prototype Plan
(C) Account or Annuity. The Employer in its Adoption Agreement may elect to establish Accounts to receive Designated IRA Contributions either as individual retirement accounts, as individual retirement annuities or as consisting of either type, at the Participant’s election.
     (1) Trustee or Custodian. A trustee or custodian satisfying the requirements of Code §408(a)(2) must hold Designated IRA Contributions Accounts. If the Trustee holding the Designated IRA Contribution assets is a non-bank trustee, the Trustee, upon receipt of notice from the Commissioner of Internal Revenue that substitution is required because the Trustee has failed to comply with the requirements of Treas. Reg. §1.408-2(e), will substitute another trustee in its place.
     (2) Additional IRA requirements. All Designated IRA Contributions: (a) must be made in cash; (b) are subject to the IRA contribution limits under Code §408(a)(1) set forth below, including cost-of living adjustments after 2008 in $500 increments under Code §219(b)(5)(C) and as to Catch-Up Eligible Participants to the IRA Catch-Up limits set forth below; and (c) must be 100% Vested.

Taxable Year	IRA contribution limit

2003	$3,000
2004	$3,000
2005	$4,000
2006	$4,000
2007	$4,000
2008 and beyond	$5,000

Taxable year	IRA Catch-Up limit

2003	$500
2004	$500
2005	$500
2006 and beyond	$1,000
     (3) Not for deposit of SEP or SIMPLE IRA amounts/no Rollover Contributions. An Employer which maintains a SEP or a SIMPLE IRA may not deposit contributions under these arrangements to the Designated IRA Contribution Accounts under this Section 3.12. A Participant may not make a Rollover Contribution to his/her Designated IRA Contribution Account.
(4) Designated Roth IRA Contributions.
          (a) Contribution Limit. A Participant’s contribution to the Designated Roth IRA and to all other Roth IRAs for a Taxable Year may not exceed the lesser of the amount described in Section 3.12(C)(2) or the Participant’s Compensation under Section 3.12(C)(4)(c). However, if (i) and/or (ii) below apply, the maximum (non-rollover) contribution that can be made to all the Participant’s Roth IRAs (including to this Designated Roth IRA which must be a non-Rollover Contribution) for a Taxable Year is the smaller amount determined under (i) or (ii).
               (i) General. The maximum contribution is phased out ratably between certain levels of modified adjusted gross income (“modified AGI,” defined in Section 3.12(C)(4)(b)) as follows:

Filing	Full	Phase-out	No
Status	Contribution	Range	Contribution
Single/ Head of Household	$95,000 or less	$95,000-$110,000	$110,000 or more
Joint/Qualifying Widow(er)	$150,000 or less	$150,000-$160,000	$160,000 or more
Married- Separate	$0	$0-$10,000	$10,000 or more
If the Participant’s modified AGI for a Taxable Year is in the phase-out range, the maximum contribution determined above for that Taxable Year is rounded up to the next multiple of $10 and is not reduced below $200.
               (ii) Roth and non-Roth IRA contributions. If the Participant makes (non-rollover) contributions to both Roth and non-Roth IRAs for a Taxable Year, the maximum contribution that can be made to all of the Participant’s Roth IRAs for that Taxable Year is reduced by the contributions made to the Participant’s non-Roth IRAs for the Taxable Year.
               (iii) Conversion. A Participant may convert a Designated non-Roth IRA Contributions Account to a Designated Roth IRA Contributions Account in accordance with Treas. Reg. §1.408A-4 unless: (A) the Participant is married and files a separate return, (B) the Participant is not married and has modified AGI in excess of $100,000 or (C) the Participant is married and together the Participant and the Participant’s spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, spouses are not treated as married for a taxable year if they have lived apart at all times during that Taxable Year and file separate returns for the Taxable Year. A Participant may not effect a conversion by means of contributing a Rollover Contribution to his/her Designated IRA under this Plan.
          (b) Modified AGI. For purposes of Section 3.12(C)(4)(a), a Participant’s modified AGI for a Taxable Year is defined in Code §408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a non-Roth IRA conversion.
          (c) Compensation. For purposes of Section 3.12(C)(4)(a), Compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Code §401(c)(2) (reduced by the deduction the Self-Employed Individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Code §401(c)(2) shall be applied as if the term “trade or business” for purposes of Code §1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. Compensation includes any amount includible in the Participant’s gross income under Code §71 with respect to a divorce or separation instrument
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Defined Contribution Prototype Plan
described in Code §71(b)(2)(A). In the case of a married Participant filing a joint return, the greater compensation of his or her spouse is treated as the Participant’s Compensation, but only to the extent that such spouse’s compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.
(D) Accounting and Investments. The Plan Administrator may cause Designated IRA Contributions to be held and invested: (1) in a separate trust for each Participant; (2) as a single trust holding all Participant Designated IRA Contributions; or (3) as part of a single trust holding all of the assets of the Plan. If the Plan Administrator establishes a single trust under clause (2) or (3), the Plan Administrator must account separately for each Participant’s Designated IRA Contributions and for the Earnings attributable thereto. If the Designated IRA Contributions are invested in an individual retirement annuity, the Plan Administrator may establish separate annuity contracts for each Participant’s Designated IRA Contributions or may establish a single annuity contract for all Participants, with separate accounting for each Participant. If the Plan Administrator establishes a single annuity contract, such contract must be separate from any other annuity contract under the Plan. The Plan Administrator also may invest Designated IRA Contributions in any common or collective fund under Sections 8.02 or 8.09. The Trust provisions of Article VIII otherwise apply to the investment of Designated IRA Contributions except that no part of such contributions may be invested in life insurance contracts and a Participant may not borrow from a Designated IRA Contributions Account or take such amounts into account in determining the maximum amount available for a loan from the Participant’s other Plan assets. The Plan Administrator or Trustee/Custodian may not cause Designated IRA Contribution Accounts to be commingled with any non-Plan assets. Any Designated IRA Contribution Account is established for the exclusive benefit of the affected Participant and his/her Beneficiaries. No part of the Trust attributable to Designated IRA Contributions may be invested in collectibles as described in Code §408(m), except as may be permitted under Code §408(m)(3).
(E) Participant Contribution and Designation. A Participant may make Designated IRA Contributions directly or through payroll withholding as the Plan Administrator may permit. At the time of the Participant’s contribution (or when the Designated IRA Contribution is withheld from payroll), the Participant must designate the contribution as a Designated IRA Contribution and if applicable, also must designate whether the contribution is traditional or Roth and whether the account is an individual retirement account or an individual retirement annuity.
(F) Treatment as IRA. For all purposes of the Code except as otherwise provided in this Section 3.12, Designated IRA Contributions are subject to the IRA rules under Code §§408 and 408A as applicable. Designated IRA Contributions are not Annual Additions under Section 4.05(A) and are not subject to any testing under Article IV.
(G) Reporting. The Designated IRA Contribution Trustee or Custodian must comply with all Code §408(i) reporting requirements, including providing required information regarding RMDs.
(H) Distribution/RMDs. Designated IRA Contribution Accounts are distributable under Section 6.01(C)(4)(g) and are subject to the RMD requirements of Section 6.02 (and to the Adoption Agreement elections described therein) except that: (1) the Participant’s RBD (only as it relates to the Designated IRA Contribution Account) is determined under Section 6.02(E)(7)(a) referencing age 70 1/2 and without regard to 5% owner or continuing employment status; (2) if the Designated IRA Contribution Account is a Roth Account, there are no lifetime RMDs; and (3) to the extent that the provisions of Section 6.02 differ, RMDs from Designated IRA Contribution Accounts otherwise are subject to the required minimum distribution rules applicable to IRAs under Code §§408(a)(6) or 408A(c)(5) as applicable, and under the corresponding Treasury Regulations, which are incorporated by reference herein.
     3.13 DEDUCTIBLE EMPLOYEE CONTRIBUTIONS (DECs). A DEC is a Deductible Employee Contribution made to the Plan for a Taxable Year commencing prior to 1987. If a Participant has made DECs to the Plan, the Plan Administrator must maintain a separate Account for the Participant’s DECs as adjusted for Earnings, including DECs which are part of a Rollover Contribution described in Section 3.08. The DECs Account is part of the Participant’s Account for all purposes of the Plan, except for purposes of determining the Top-Heavy Ratio under Section 10.01. The Plan Administrator may not use a Participant’s DECs Account to purchase life insurance on the Participant’s behalf. DECs are distributable under Section 6.01(C)(4)(e).
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Defined Contribution Prototype Plan
ARTICLE IV
LIMITATIONS AND TESTING
     4.01 ANNUAL ADDITIONS LIMIT — NO OTHER PLANS.
(A) Application of this Section. This Section 4.01 applies only to Participants in this Plan who do not participate, and who have never participated, in another qualified plan, individual medical account (as defined in Code §415(l)(2)), simplified employee pension plan (as defined in Code §408(k)) or welfare benefit fund (as defined in Code §419(e)) maintained by the Employer, which provides an Annual Addition.
(B) Limitation. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant’s Account for a Limitation Year may not exceed the Annual Additions Limit.
(C) Actions to Prevent Excess Annual Additions. If the Annual Additions the Plan Administrator otherwise would allocate under the Plan to a Participant’s Account for the Limitation Year would exceed the Annual Additions Limit, the Plan Administrator will not allocate the Excess Amount, but instead will take any reasonable, uniform and nondiscriminatory action the Plan Administrator determines necessary to avoid allocation of an Excess Amount. Such actions include, but are not limited to, those described in this Section 4.01(C). If the Plan is a 401(k) Plan, the Plan Administrator may apply this Section 4.01 in a manner which maximizes the allocation to a Participant of Employer Contributions (exclusive of the Participant’s Elective Deferrals). Notwithstanding any contrary Plan provision, the Plan Administrator, for the Limitation Year, may: (1) suspend or limit a Participant’s additional Employee Contributions or Elective Deferrals; (2) notify the Employer to reduce the Employer’s future Plan contribution(s) as necessary to avoid allocation to a Participant of an Excess Amount; or (3) suspend or limit the allocation to a Participant of any Employer Contribution previously made to the Plan (exclusive of Elective Deferrals) or of any Participant forfeiture. If an allocation of Employer Contributions previously made (excluding a Participant’s Elective Deferrals) or of Participant forfeitures would result in an Excess Amount to a Participant’s Account, the Plan Administrator will allocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this allocation in accordance with the Plan’s allocation method as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions. If the Plan Administrator allocates to a Participant an Excess Amount, Plan Administrator must dispose of the Excess Amount in accordance with Section 4.01(E).
(D) Estimated and Actual Compensation. Prior to the determination of the Participant’s actual Compensation for a Limitation Year, the Plan Administrator may determine the Annual Additions Limit on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The Plan Administrator must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer Contributions (including any allocation of forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior Limitation Years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Annual Additions Limit for the Limitation Year on the basis of the Participant’s actual Compensation for such Limitation Year.
(E) Disposition of Allocated Excess Amount. If a Participant receives an allocation of an Excess Amount for a Limitation Year, the Plan Administrator will dispose of such Excess Amount in accordance with this Section 4.01(E).
     (1) Employee Contributions. The Plan Administrator first will return to the Participant any Employee Contributions (adjusted for Earnings) and will forfeit any Associated Matching Contributions, to the extent necessary to reduce or eliminate the Excess Amount.
     (2) Elective Deferrals. The Plan Administrator next will distribute to the Participant any Elective Deferrals (adjusted for Earnings) and will forfeit any Associated Matching Contributions, to the extent necessary to reduce or eliminate the Excess Amount. If a Participant who will receive a distribution of an Excess Amount has, in the Plan Year for which the corrective distribution is made, contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participants to elect the source(s) from which the corrective distribution will be made. However, the amount of a corrective distribution of an Excess Amount to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.01(E)(2) may not exceed the amount of the Participant’s Pre-Tax Deferrals or Roth Deferrals for the correction year.
     (3) Excess Amount remains/Participant still covered. If, after the application of Sections 4.01(E)(1) and (2), an Excess Amount still exists and the Plan covers the Participant at the end of the Limitation Year, the Plan Administrator then will use the Excess Amount(s) to reduce future Employer Contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. If the Employer’s Plan is a Profit Sharing Plan, a Participant who is an HCE may elect to limit his/her Compensation for allocation purposes to the extent necessary to reduce his/her allocation for the Limitation Year to the Annual Additions Limit and to eliminate the Excess Amount. The Plan Administrator under this Section 4.01(E)(3) will not distribute any Excess Amount(s) to Participants or to former Participants.
     (4) Excess Amount remains/Participant not covered/suspense account. If, after the application of Sections 4.01(E)(1) and (2), an Excess Amount still exists and the Plan does not cover the Participant at the end of the Limitation Year, the Plan Administrator then will hold the Excess Amount unallocated in a suspense account. The Plan Administrator will apply the suspense account to reduce Employer Contributions (including the allocation of forfeitures) for all remaining Participants in
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Defined Contribution Prototype Plan
the next Limitation Year, and in each succeeding Limitation Year if necessary. Neither the Employer nor any Employee may contribute to the Plan for any Limitation Year in which the Plan is unable to allocate fully a suspense account maintained pursuant to this Section 4.01(E)(4). Amounts held unallocated in a suspense account will not share in any allocation of Earnings. The Plan Administrator under this Section 4.01(E)(4) will not distribute any Excess Amount(s) to Participants or to former Participants.
     (5) Applicable Law. In addition to any other method described in this Section 4.01(E), the Plan Administrator may dispose of any allocated Excess Amount in accordance with Applicable Law.
     4.02 ANNUAL ADDITIONS LIMIT — OTHER 415 AGGREGATED PLANS.
(A) Application of this Section. This Section 4.02 applies only to Participants who, in addition to this Plan, participate in one or more Code §415 Aggregated Plans.
     (1) Definition of Code §415 Aggregated Plans. Code §415 Aggregated Plans means M&P Defined Contribution Plans, welfare benefit funds (as defined in Code §419(e)), individual medical accounts (as defined in Code §415(l)(2)), or simplified employee pension plans (as defined in Code §408(k)) maintained by the Employer and which provide an Annual Addition during the Limitation Year.
(B) Combined Plans Limitation. The amount of Annual Additions which the Plan Administrator may allocate under this Plan to a Participant’s Account for a Limitation Year may not exceed the Combined Plans Limitation.
     (1) Definition of Combined Plans Limitation. The Combined Plans Limitation is the Annual Additions Limit, reduced by the sum of any Annual Additions allocated to the Participant’s accounts for the same Limitation Year under the Code §415 Aggregated Plans.
     (2) Prevention. If the amount the Employer otherwise would allocate to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this Section 4.02(B) Combined Plans Limitation, the Employer will reduce the amount of its allocation to that Participant’s Account in the manner described in Section 4.01(C), so the Annual Additions under all of the Code §415 Aggregated Plans for the Limitation Year will equal the Annual Additions Limit.
     (3) Correction. If the Plan Administrator allocates to a Participant an amount attributed to this Plan under Section 4.02(D) which exceeds the Combined Plans Limitation, the Plan Administrator must dispose of the Excess Amount in accordance with Section 4.02(E).
(C) Estimated and Actual Compensation. Prior to the determination of the Participant’s actual Compensation for the Limitation Year, the Plan Administrator may determine the Combined Plans Limitation on the basis of the Participant’s estimated annual Compensation for such Limitation Year. The Plan Administrator will make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce the allocation of any Employer Contribution (including the allocation of Participant forfeitures) based on estimated annual Compensation by any Excess Amounts carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Combined Plans Limitation on the basis of the Participant’s actual Compensation for such Limitation Year.
(D) Ordering Rules. If a Participant’s Annual Additions under this Plan and the Code §415 Aggregated Plans result in an Excess Amount, such Excess Amount will consist of the Amounts last allocated. The Plan Administrator will determine the Amounts last allocated by treating the Annual Additions attributable to a simplified employee pension as allocated first, followed by allocation to a welfare benefit fund or individual medical account, irrespective of the actual allocation date. If the Plan Administrator allocates an Excess Amount to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will equal the product of:
     (1) the total Excess Amount allocated as of such date, multiplied by
     (2) the ratio of (a) the Annual Additions allocated to the Participant as of such date for the Limitation Year under the Plan to (b) the total Annual Additions allocated to the Participant as of such date for the Limitation Year under this Plan and the Code §415 Aggregated Plans.
(E) Disposition of Allocated Excess Amount
Attributable to Plan. The Plan Administrator will dispose of any allocated Excess Amounts described in and attributed to this Plan under Section 4.02(D) as provided in Section 4.01(E).
     4.03 OTHER DEFINED CONTRIBUTION PLANS LIMITATION.
(A) Application of this Section. This Section 4.03 applies only to Participants who, in addition to this Plan, participate in one or more qualified Defined Contribution Plans maintained by the Employer during the Limitation Year, but which are not M&P plans described in Section 4.02.
(B) Limitation. If a Participant is a participant in another Defined Contribution Plan maintained by the Employer, but which plan is not an M&P plan described in Section 4.02, the Plan Administrator must limit the allocation to the Participant of Annual Additions under this Plan as provided in Section 4.02, as though the other Defined Contribution Plan were an M&P plan.
     4.04 NO COMBINED DCP/DBP LIMITATION. If the Employer maintains a Defined Benefit Plan, or has ever maintained a Defined Benefit Plan which the Employer has terminated, this Plan does not calculate a combined 415 limit based on the Defined Benefit Plan and this Plan.
     4.05 DEFINITIONS: SECTIONS 4.01-4.04. For purposes of Sections 4.01 through 4.04:
(A) Annual Additions. Annual Additions means the sum of the following amounts allocated to a Participant’s Account for a Limitation Year: (1) Employer Contributions (including Elective Deferrals); (2) forfeitures; (3) Employee Contributions; (4) Excess Amounts reapplied to reduce Employer Contributions under Section 4.01(E)
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Defined Contribution Prototype Plan
or Section 4.02(E); (5) amounts allocated after March 31, 1984, to an individual medical account (as defined in Code §415(l)(2)) included as part of a pension or annuity plan maintained by the Employer; (6) contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key-employee (as defined in Code §419A(d)(3)) under a welfare benefit fund (as defined in Code §419(e)) maintained by the Employer; (7) amounts allocated under a Simplified Employee Pension Plan; and (8) corrected (distributed) Excess Contributions and corrected (distributed) Excess Aggregate Contributions. Excess Deferrals which the Plan Administrator corrects by distribution by April 15 of the following calendar year, are not Annual Additions. Catch-up Contributions and Designated IRA Contributions are not Annual Additions.
(B) Annual Additions Limit. Annual Additions Limit means the lesser of: (i) $40,000 (or, if greater, the $40,000 amount as adjusted under Code §415(d)), or (ii) 100% of the Participant’s Compensation paid or accrued for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year (other than as a result of the termination of the Plan), the Plan Administrator will multiply the $40,000 (as adjusted) limitation by the following fraction:
Number of months (or fractional parts thereof) in the short Limitation Year 12
The 100% Compensation limitation in clause (ii) above does not apply to any contribution for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) which otherwise is an Annual Addition.
     (1) Single plan treatment of Defined Contribution Plans. For purposes of applying the Annual Additions Limit, the Plan Administrator must treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan. Solely for purposes of Sections 4.01 through 4.04, employee contributions made to a Defined Benefit Plan maintained by the Employer is a separate Defined Contribution Plan. The Plan Administrator also will treat as a Defined Contribution Plan an individual medical account (as defined in Code §415(l)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code §419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code §419A(d)(3)).
     (2) Single plan treatment of Defined Benefit Plans. For purposes of applying the Annual Additions Limit, the Plan Administrator will treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.
(C) Compensation. Compensation for purposes of Code §415 testing means Compensation as defined in Section 1.11(B)(1), (2), (3), or (4), except: (i) Compensation includes Elective Deferrals under Section 1.11(D), irrespective of whether the Employer has elected in its Adoption Agreement to include Elective Deferrals in Compensation for allocation purposes; (ii) Compensation for the entire Limitation Year is taken into account even if the Employer in its Adoption Agreement has elected to include only Participating Compensation for allocation purposes; (iii) Compensation excludes Post-Severance Compensation as defined in Section 1.11(I) unless the Employer in Appendix B elects to include it for purposes of this Section 4.05(C) (and regardless of the Employer’s possible Post-Severance Compensation elections in Appendix B as they relate to allocations); and (iv) any other Compensation adjustment or exclusion the Employer has elected in its Adoption Agreement for allocation purposes does not apply.
     (1) Effective Date 415 Post-Severance Compensation. The Post-Severance Compensation provisions described in clause (iii) of Section 4.05(C) apply effective as of the date the Employer elects in Appendix B, but may not be effective earlier than January 1, 2005.
     (2) “First few weeks rule.” The Plan Administrator operationally, but on a uniform and consistent basis as to similarly situated Participants, may elect to include in Compensation for Code §415 purposes Compensation earned in such Limitation Year but which, solely because of payroll timing, is paid in the first few weeks of the next following Limitation Year as described in Treas. Reg. §1.415-2(d)(5)(i) and in Prop. Treas. Reg. §1.415(c)-2(e)(2). This Section 4.05(C)(2) applies to Code §415 testing Compensation but does not affect Compensation for allocation purposes.
(D) Employer. Employer means the Employer and any Related Employer. Solely for purposes of applying the Annual Additions Limit, the Plan Administrator will determine Related Employer status by modifying Code §§414(b) and (c) in accordance with Code §415(h).
(E) Excess Amount. Excess Amount means the excess of the Participant’s Annual Additions for the Limitation Year over the Annual Additions Limit.
(F) Limitation Year. See Section 1.33.
(G) M&P Plan. M&P Plan means a Prototype Plan or a Master Plan. See Section 1.48.
     4.06 ANNUAL TESTING ELECTIONS. The Plan Administrator may elect to test for coverage and nondiscrimination by applying, as applicable, annual testing elections under this Section 4.06.
(A) Changes and Uniformity. In applying any testing election, the Plan Administrator may elect to apply or not to apply such election in any Testing Year, consistent with this Section 4.06. However, the Plan Administrator will apply the testing elections in effect within a Testing Year uniformly to all similarly situated Participants.
(B) Plan Specific Elections. The Employer in its Adoption Agreement must elect for the Plan Administrator to apply the following annual testing elections: (1) nondiscrimination testing under the ADP and ACP tests as a Traditional 401(k) Plan; (2) no nondiscrimination testing as a Safe Harbor 401(k) Plan or nondiscrimination testing under the ACP test as an ADP only Safe Harbor 401(k) Plan; (3) no nondiscrimination testing as a SIMPLE 401(k) Plan; (4) the top-paid group election under Code §414(q)(1)(B)(ii); (5) the calendar year data election under Notice 97-45 or other Applicable Law; (6) Current or Prior Year Testing as a Traditional 401(k) Plan or as an ADP only Safe Harbor 401(k) Plan
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Defined Contribution Prototype Plan
under Treas. Reg. §§1.401(k)-2(a)(2)(ii) and 1.401(m)-2(a)(2)(ii) and under Notice 98-1 as applicable; and (7) any other testing election which the IRS in the future specifies in written guidance as being subject to a requirement of the Employer making a Plan (versus an operational) election.
(C) Operational Elections. The Plan Administrator operationally may apply any testing election available under Applicable Law, other than those plan specific elections described in 4.06(B), including but not limited to: (i) the “otherwise excludible employees rule” (“OEE rule”) under Code §410(b)(4)(B); (ii) the “early participation rule” (“EP rule”) under Code §§401(k)(3)(F) and 401(m)(5)(C); (iii) except as Section 4.07 may limit, the application of any Code §414(s) nondiscriminatory definition of compensation for nondiscrimination testing, regardless of the Plan’s definitions of Compensation for any other purpose; (iv) application of the general nondiscrimination test under Treas. Reg. §1.401(a)(4)-2(c); (v) application of the “compensation ratio test” under Treas. Reg. §1.414(s)-1(d)(3); (vi) application of imputed permitted disparity under Treas. Reg. §1.401(a)(4)-7; (vii) application of restructuring under Treas. Reg. §1.401(a)(4)-9; (viii) application of the average benefit test under Code §410(b)(2), except as limited under Section 3.06(F); (ix) application of permissive aggregation under Code §410(b)(6)(B); (x) application of the “qualified separate line of business rules” under Code §410(b)(5); (xi) shifting Elective Deferrals from the ADP test to the ACP test; (xii) shifting QMACs from the ACP test to the ADP test; or (xiii) application of the “2 1/2 month rule” in the ADP test under Treas. Reg. §1.401(k)-2(a)(4)(i)(B)(2).
     (1) Application of otherwise excludible employees and early participation rules. In applying the OEE and EP rules in clauses (i) and (ii) of Section 4.06(C) above, the Plan Administrator will apply the following provisions.
          (a) Definitions of Otherwise Excludible Employees and Includible Employees. For purposes of this Section 4.06(C), an Otherwise Excludible Employee means a Participant who has not reached the CrossOver Date. For purposes of this Section 4.06(C), an Includible Employee means a Participant who has reached the Cross-Over Date.
          (b) Satisfaction of coverage. To apply the OEE or EP rules for nondiscrimination testing, the Plan must satisfy coverage as to the disaggregated plans under Code §410(b)(4)(B).
          (c) Definition of Cross-Over Date. The Cross-Over Date under the OEE rule means when an Employee changes status from the disaggregated plan benefiting the Otherwise Excludible Employees to the disaggregated plan benefiting the Includible Employees. The Cross-Over Date has the same meaning under the EP rule except it is limited only to NHCEs. Under the EP rule, all HCE Participants remain subject to nondiscrimination testing.
          (d) Determination of Cross-Over Date. The Plan Administrator may elect to determine the CrossOver Date for an Employee by applying any date which is not later than the maximum permissible entry date under Code §410(a)(4).
          (e) Amounts in testing in Cross-Over Plan Year. For purposes of the OEE rule, the Plan Administrator will count the total Plan Year Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the Includible Employees plan test for the Employees who become Includible Employees during such Plan Year. For purposes of applying the EP rule, the Plan Administrator will count the Elective Deferrals, Matching Contributions, Employer Contributions, and Compensation in the single test for the Includible Employees, but only such of these items as are attributable to the period on and following the Cross-Over Date.
          (f) Application of other conventions. Notwithstanding Sections 4.06(C)(1)(c), (d), and (e): (i) the Plan Administrator operationally may apply Applicable Law; (ii) the Plan Administrator under a Restated Plan operationally may apply the Plan terms commencing in the Plan Year beginning after the Employer executes the Restated Plan in lieu of applying the Plan terms retroactive to the Plan’s restated Effective Date; and (iii) the Plan Administrator operationally may apply any other reasonable conventions, uniformly applied within a Plan Year, provided that any such convention is not inconsistent with Applicable Law.
          (g) Allocations not effected by testing. The Plan Administrator’s election to apply the OEE or EP rules for testing does not control the Plan allocations, or the Compensation or Elective Deferrals taken into account for Plan allocations. The Plan Administrator will determine Plan allocations, and Compensation and Elective Deferrals for Plan allocations, based on the Employer’s Adoption Agreement elections, including elections relating to Participating Compensation or Plan Year Compensation. For this purpose, an election of Participating Compensation means Compensation and Elective Deferrals on and following the Cross-Over Date as to the allocations for the disaggregated plan benefiting the Includible Employees.
(D) Election Timing. Except where the Plan or Applicable Law specifies another deadline for making a Plan specific annual testing election under Section 4.06(B), the Plan Administrator may make any such testing election, and the Employer must amend the Plan as necessary to reflect the election, by the end of the Testing Year. As to any Plan Year ending before the issuance of Rev. Proc. 2005-66, the Plan Administrator may make any Plan specific testing election under Section 4.06(B) and the Employer may make an amendment reflecting such election, as provided under Applicable Law. The Plan Administrator may make operational testing elections under Section 4.06(C) as provided under Applicable Law. If the Employer is correcting an operational Plan failure under EPCRS, the Employer may make an annual testing election for any Testing Year at the time the Employer makes the correction.
(E) Coverage Transition Rule. The Plan Administrator in determining the Plan’s compliance with the coverage requirements of Code §410(b), in the case of certain acquisitions or dispositions described in Code §410(b)(6)(C) and in the regulations thereunder, will apply the “coverage transition rule” described therein.
     4.07 TESTING BASED ON BENEFITS. In applying the general nondiscrimination test under Section 4.06(C)
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Defined Contribution Prototype Plan
to any non-uniform Plan allocation, the Plan Administrator may elect to test using allocation rates or using equivalent accrual (benefit) rates (“EBRs”) as defined in Treas. Reg. §1.401(a)(4)-(8)(b)(2). In the event that the Plan Administrator elects to test using EBRs, the Plan must comply with this Section 4.07.
(A) Gateway Contribution. Except as provided in Section 4.07(A)(2), if the Employer in its Nonstandardized Plan or Volume Submitter Plan elects an allocation of its Nonelective Contribution which is: (i) based on classifications under Section 3.04(B)(3); (ii) super integrated under Section 3.04(B)(4); or (iii) age-based under Section 3.04(B)(5), and the Plan Administrator will perform nondiscrimination testing using EBRs, the Employer must make a Gateway Contribution. Except as provided in Section 4.07(A)(2), the Employer also must make a Gateway Contribution where the Employer in its Adoption Agreement has elected a nonuniform allocation and the Plan Administrator performs nondiscrimination testing using EBRs.
     (1) Definition of Gateway Contribution. A Gateway Contribution is an additional Employer Contribution or Nonelective Contribution in an amount necessary to satisfy the minimum allocation gateway requirement described in Treas. Reg. §1.401(a)(4)-8(b)(1)(vi).
     (2) Exception to Gateway Contribution requirement. An Employer is not required to make any Gateway Contribution in the event that the Employer’s elected allocation under Section 4.07(A) satisfies; (a) the “broadly available allocation rate” requirements; (b) the “age-based allocation with a gradual age or service schedule” requirements; or (c) the uniform target benefit allocation requirements each as described in Treas. Reg. §1.401(a)(4)-8(b)(1)(B).
(B) Eligibility for Gateway Contribution. The Plan Administrator will allocate any Gateway Contribution for a Plan Year to each NHCE Participant who receives an allocation of any Employer Contribution or Nonelective Contribution for such Plan Year. The Plan Administrator will allocate the Gateway Contribution without regard to any allocation conditions under Section 3.06 otherwise applicable to Employer Contributions or Nonelective Contributions under the Plan. However, if the Plan Administrator disaggregates the Plan for testing pursuant to the OEE rule under Section 4.06(C), the Otherwise Excludible Employees will not receive an allocation of any Gateway Contribution unless such an allocation is necessary to satisfy Code §401(a)(4).
(C) Amount of Gateway Contribution. The Plan Administrator will allocate any Gateway Contribution pro rata based on the Compensation of each Participant who receives a Gateway Contribution allocation for the Plan Year, but in no event will an allocation of the Gateway Contribution to any Participant exceed the lesser of: (1) 5% of Compensation; or (2) one-third (1/3) of the Highest Allocation Rate for the Plan Year. The Plan Administrator will reduce (offset) the Gateway Contribution allocation for a Participant under either the 5% or the 1/3 Gateway Contribution alternative, by the amount of any other Employer Contributions or Nonelective Contributions the Plan Administrator allocates (including forfeitures allocated as an Employer Contribution or Nonelective Contribution and Safe Harbor Nonelective Contributions, but excluding other QNECs, as defined under Section 1.37(C)) for the same Plan Year to such Participant; provided that if an NHCE is receiving only a QNEC and the QNEC amount equals or exceeds the Gateway Contribution, the QNEC satisfies the Gateway Contribution requirement as to that NHCE. Notwithstanding the foregoing, the Employer may increase the Gateway Contribution to satisfy the provisions of Treas. Reg. §1.401(a)(4)-9(b)(2)(v)(D) if the Plan consists (for nondiscrimination testing purposes) of one or more Defined Contribution Plans and one or more Defined Benefit Plans.
(D) Compensation for 5% Gateway Contribution. For allocation purposes under the 5% Gateway Contribution alternative, “Compensation” means as the Employer elects in the Adoption Agreement, except that the Plan Administrator: (1) will include Elective Deferrals; (2) will limit Compensation to Participating Compensation; and (3) will disregard any other modifications to Compensation the Employer elects in its Adoption Agreement.
(E) Compensation for Determination of Highest Rate and 1/3 Gateway Contribution. The Plan Administrator under the 1/3 Gateway Contribution alternative: (i) will determine the Highest Allocation Rate and the resulting Gateway Contribution rate for the NHCE Participants entitled to the Gateway Contribution; and (ii) will allocate the Gateway Contribution, based on Compensation the Employer elects in its Adoption Agreement, provided that such definition satisfies Code §414(s) and if it does not, the Plan Administrator will allocate the Gateway Contribution based on a Code §414(s) definition which the Plan Administrator operationally selects.
     (1) Definition of Highest Allocation Rate. The Highest Allocation Rate means the greatest allocation rate of any HCE Participant and is equal to the Participant’s total Employer Contribution or Nonelective Contribution allocation (including any QNECs, Safe Harbor Nonelective Contributions and forfeitures allocated as a Nonelective Contribution or forfeitures allocated as a Money Purchase Pension Contribution) divided by his/her Compensation, as described in this Section 4.07(E).
(F) Employer Contribution Excludes Match. For purposes of this Section 4.07, an Employer Contribution excludes Matching Contributions.
     4.08 AMENDMENT TO PASS TESTING. In the event that the Plan fails to satisfy Code §§410 or 401(a)(4) in any Plan Year, the Employer may elect to amend the Plan consistent with Treas. Reg. §1.401(a)(4)-11(g) to correct the failure. The Employer may make such an amendment in any form or manner as the Employer deems reasonable, but otherwise consistent with Section 11.02. Any amendment under this Section 4.08 will not affect reliance on the Plan’s Opinion Letter or Advisory Letter.
     4.09 APPLICATION OF COMPENSATION LIMIT. The Plan Administrator in performing any nondiscrimination testing under this Article IV will limit each Participant’s Compensation to the amount described in Section 1.11(E).
     4.10 401(k) (OR OTHER PLAN) TESTING. The Plan Administrator will test Elective Deferrals, Matching Contributions and Employee Contributions under the
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Defined Contribution Prototype Plan
Employer’s 401(k) Plan or other Plan as applicable, in accordance with this Section 4.10. The Plan Administrator, in applying this Section 4.10 will apply the Final 401(k) Regulations Effective Date.
(A) Annual Elective Deferral Limitation. A Participant’s Elective Deferrals for a Taxable Year may not exceed the Elective Deferral Limit.
     (1) Definition of Elective Deferral Limit. The Elective Deferral Limit is the Code §402(g) limitation on each Participant’s Elective Deferrals for each Taxable Year. If the Participant’s Taxable Year is not a calendar year, the Plan Administrator must apply the Code §402(g) limitation in effect for the calendar year in which the Participant’s Taxable Year begins.
     (2) Definition of Excess Deferral. A Participant’s Excess Deferral is the amount of Elective Deferrals for a Taxable Year which exceeds the Elective Deferral Limit.
     (3) Elective Deferral Limit amount. The Elective Deferral Limit is the following amount for each Taxable Year:

Year	Amount

2002	$11,000
2003	$12,000
2004	$13,000
2005	$14,000
2006	$15,000
     (4) COLA after 2006. After the 2006 Taxable Year, the Elective Deferral Limit is subject to adjustment in multiples of $500 under Code §402(g)(4).
     (5) Suspension after reaching limit. If, pursuant to a Salary Reduction Agreement or pursuant to a CODA election, the Employer determines a Participant’s Elective Deferrals to the Plan for a Taxable Year would exceed the Elective Deferral Limit, the Employer will suspend the Participant’s Salary Reduction Agreement, if any, until the following January 1 and will pay to the Participant in cash the portion of the Elective Deferrals which would result in the Participant’s Elective Deferrals for the Taxable Year exceeding the Elective Deferral Limit.
     (6) Correction. If the Plan Administrator determines a Participant’s Elective Deferrals already contributed to the Plan for a Taxable Year exceed the Elective Deferral Limit, the Plan Administrator will distribute the Excess Deferrals as adjusted for Allocable Income, no later than April 15 of the following Taxable Year (or if later, the date permitted under Code §§7503 or 7508A). See Section 4.11(C)(1) as to Gap Period income.
     (7) 415 interaction. If the Plan Administrator distributes the Excess Deferrals by the April 15 deadline under Section 4.10(A)(6), the Excess Deferrals are not an Annual Addition under Section 4.05, and the Plan Administrator may make the distribution irrespective of any other provision under this Plan or under the Code. Elective Deferrals distributed to a Participant as an Excess Amount in accordance with Sections 4.01 through 4.03 are not taken into account in determining the Participant’s Elective Deferral Limit.
     (8) ADP interaction. The Plan Administrator will reduce the amount of Excess Deferrals for a Taxable Year distributable to a Participant by the amount of Excess Contributions (as determined in Section 4.10(B)), if any, previously distributed to the Participant for the Plan Year beginning in that Taxable Year.
     (9) More than one plan. If a Participant participates in another plan subject to the Code §402(g) limitation under which he/she makes elective deferrals pursuant to a 401(k) Plan, elective deferrals under a SARSEP, elective contributions under a SIMPLE IRA or salary reduction contributions to a tax-sheltered annuity (irrespective of whether the Employer maintains the other plan), the Participant may provide to the Plan Administrator a written claim for Excess Deferrals made to the Plan for a Taxable Year. The Participant must submit the claim no later than the March 1 following the close of the particular Taxable Year and the claim must specify the amount of the Participant’s Elective Deferrals under this Plan which are Excess Deferrals. The Plan Administrator may require the Participant to provide reasonable evidence of the existence of and the amount of the Participant’s Excess Deferrals. If the Plan Administrator receives a timely claim which it approves, the Plan Administrator will distribute the Excess Deferrals (as adjusted for Allocable Income under Section 4.11(C)(1)) the Participant has assigned to this Plan, in accordance with this Section 4.10(A). If a Participant has Excess Deferrals because of making Elective Deferrals to this Plan and other plans of the Employer (but where the Elective Deferral Limit is not exceeded based on Deferrals to any single plan), the Participant for purposes of this Section 4.10(A)(9) is deemed to have notified the Plan Administrator of this Plan of the Excess Deferrals.
     (10) Roth and Pre-Tax Deferrals. If a Participant who will receive a distribution of Excess Deferrals, in the Taxable Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Deferrals to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(A)(10) may not exceed the amount of the Participant’s Pre-Tax Deferrals or Roth Deferrals for the Taxable Year of the correction.
(B) Actual Deferral Percentage (ADP) Test. If the Employer in its Adoption Agreement has elected to test its 401(k) Plan as a Traditional 401(k) Plan, a Participant’s Elective Deferrals for a Plan Year may not exceed the ADP Limit.
     (1) Definition of ADP Limit. The ADP Limit is the maximum dollar amount of Elective Deferrals each HCE Participant may defer under the Plan such that the Plan passes the ADP test for that Plan Year.
     (2) Definition of Excess Contributions. Excess Contributions are the amount of Elective Deferrals made by the HCEs which exceed the ADP Limit and which may not be recharacterized as Catch-Up Contributions.
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
     (3) ADP test. For each Plan Year, Elective Deferrals satisfy the ADP test if they satisfy either of the following tests:
          (a) 1.25 test. The ADP for the HCE Group does not exceed 1.25 times the ADP of the NHCE Group; or
          (b) 2 percent test. The ADP for the HCE Group does not exceed the ADP for the NHCE Group by more than two percentage points and the ADP for the HCE Group is not more than twice the ADP for the NHCE Group.
     (4) Calculation of ADP. The ADP for either group is the average of the separate ADRs calculated to the nearest one-hundredth of one percent for each ADP Participant who is a member of that group. The Plan Administrator will include in the ADP test as a zero an ADP Participant who elects not to make Elective Deferrals to the Plan for the Testing Year.
          (a) Definition of ADR (actual deferral ratio). An ADP Participant’s ADR for a Plan Year is the ratio of the ADP Participant’s Elective Deferrals, but excluding Catch-Up Contributions, for the Plan Year to the ADP Participant’s Compensation for the Plan Year.
          (b) Definitions of ADP Participant and HCE and NHCE Groups. See Sections 4.11(B), (G), and (H).
          (c) Excess Deferrals interaction. In determining the ADP, the Plan Administrator must include any HCE’s Excess Deferrals (whether or not corrected), as described in Section 4.10(A), to this Plan or to any other Plan of the Employer and the Plan Administrator will disregard any NHCE’s Excess Deferrals.
          (d) QNECs and QMACs. The Plan Administrator operationally may include in the ADP test, QNECs and QMACs the Plan Administrator does not use in the ACP test, provided that the Plan passes the ACP test before and after the shifting of any amount from the ACP test to the ADP test. The Plan Administrator may use QNECs or QMACs in the ADP test provided such amounts are not impermissibly targeted under Section 4.10(D).
          (e) Shifting Elective Deferrals to ACP. The Plan Administrator will not count in the ADP test any Elective Deferrals the Plan Administrator operationally elects to shift to the ACP test; provided that the Plan must pass the ADP test both taking into account and disregarding the Elective Deferrals the Plan Administrator shifts to the ACP test.
          (f) Current/Prior Year Testing.
               (i) Election. In determining whether the Plan’s 401(k) arrangement satisfies the ADP test, the Plan Administrator will use Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer elects in the case of a Restated Plan).
               (ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section 4.06(D). The Employer under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.
               (iii) Deferrals and QNEC/QMAC deadline/limitation under Prior Year Testing. The Plan Administrator may include Elective Deferrals, QNECs or QMACs in determining the HCE or NHCE ADP only if the Employer makes such contribution to the Plan within 12 months following the end of the Plan Year to which the Elective Deferral relates or to which the Plan Administrator will allocate the QNEC or QMAC. Under Prior Year Testing, to count the QNEC or QMAC in the ADP test, the Employer must contribute a QNEC or QMAC by the end of the Testing Year. If the Employer’s adoption of this Plan is a new Plan (and in the case of a Restated Plan for Testing Years which begin after the date the Employer executes the Restated Plan), the Employer may not make an Operational QNEC or QMAC if the Plan uses Prior Year Testing.
               (iv) First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Elective Deferrals, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ADP for the NHCE Group is equal to the greater of 3% or the actual ADP for the NHCE Group in the first Plan Year. If the Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ADP for the NHCE Group in the ADP test for the second Plan Year.
               (v) Plan coverage changes under Prior Year Testing. If the Employer’s Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(k)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs’ ADP for the prior year.
               (vi) Shifting contributions and switching from Current Year to Prior Year. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator switched to Prior Year Testing, the Plan Administrator in applying Prior Year Testing must disregard the shifted amount. As of the Final 401(k) Regulations Effective Date, the Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the original test without regard to the shift in the previous Testing Year.
     (5) Special aggregation rule for HCEs. To determine the ADR of any HCE, the Plan Administrator must take into account any Elective Deferrals made by
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
the HCE (and if used in the ADP test, any QNECs and QMACs allocated to the HCE) under any other 401(k) Plan maintained by the Employer, unless the Elective Deferrals are to an ESOP before the Final 401(k) Regulations Effective Date. If the 401(k) Plans have different Plan Years, the Plan Administrator will determine the combined Elective Deferrals on the basis of the Plan Years ending in the same calendar year. For Plan Years beginning on or after the Final 401(k) Regulations Effective Date, if the 401(k) Plans have different Plan Years, all Elective Deferrals made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(B)(5) to plans which may not be aggregated under Treas. Reg. §1.401(k)-2(a)(3)(ii)(B).
     (6) Aggregation of certain 401(k) plans. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(k) Plans to determine whether the plans satisfy the ADP test. This aggregation rule applies to the ADR determination for all ADP Participants (and ADP participants under the other plans), irrespective of whether an ADP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different Plan Years; (b) a Safe Harbor 401(k) Plan with a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year Testing); or (d) any other plans which must be disaggregated under Treas. Reg. §1.401(k)-1(b)(4)(iv). For Plan Years prior to the Final 401(k) Regulations Effective Date, the Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(k) Plans under this Section 4.10(B)(6) is using Prior Year Testing, the Plan Administrator must adjust the NHCE Group ADP for the prior year as provided in Section 4.10(B)(4)(f)(v).
     (7) Characterization of Excess Contributions. If, pursuant to Section 4.10(B)(4)(d), the Plan Administrator has elected to include QMACs in the ADP test, any Excess Contributions are attributable proportionately to Elective Deferrals and to QMACs in the ADP test allocated on the basis of those Elective Deferrals. The Plan Administrator will reduce the amount of Excess Contributions for a Plan Year distributable to an HCE by the amount of Excess Deferrals (as determined in Section 4.10(A)), if any, previously distributed to that Employee for the Employee’s Taxable Year ending in that Plan Year.
     (8) Distribution of Excess Contributions. If the Plan Administrator determines the Plan fails to satisfy the ADP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Excess Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).
          (a) Calculation of total Excess Contributions. The Plan Administrator will determine the total amount of the Excess Contributions to the Plan by starting with the HCE(s) who has the greatest ADR, reducing his/her ADR (but not below the next highest ADR), then, if necessary, reducing the ADR of the HCE(s) at the next highest ADR, including the ADR of the HCE(s) whose ADR the Plan Administrator already has reduced (but not below the next highest ADR), and continuing in this manner until the ADP for the HCE Group is equal to the ADP Limit. All reductions under this Section 4.10(B)(8)(a) are to the ADR only and do not result in any actual distributions.
          (b) Apportionment and distribution of Excess Contributions. After the Plan Administrator has determined the total Excess Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute to each HCE his/her respective share of the Excess Contributions. The Plan Administrator will determine each HCE’s share of Excess Contributions by starting with the HCE(s) who has the highest dollar amount of Elective Deferrals, reducing his/her Elective Deferrals (but not below the next highest dollar amount of Elective Deferrals), then, if necessary, reducing the Elective Deferrals of the HCE(s) at the next highest dollar amount of Elective Deferrals including the Elective Deferrals of the HCE(s) whose Elective Deferrals the Plan Administrator already has reduced (but not below the next highest dollar amount of Elective Deferrals), and continuing in this manner until the Trustee has distributed all Excess Contributions.
          (c) Roth and Pre-Tax Deferrals. If an HCE who will receive a distribution of Excess Contributions, in the Plan Year for which the corrective distribution is made, has contributed both Pre-Tax Deferrals and Roth Deferrals, the Plan Administrator operationally will determine the Elective Deferral Account source(s) from which it will direct the Trustee to make the corrective distribution. The Plan Administrator also may permit the affected Participant to elect the source(s) from which the Trustee will make the corrective distribution. However, the amount of a corrective distribution of Excess Contributions to any Participant from the Pre-Tax Deferral or Roth Deferral sources under this Section 4.10(B)(8)(c) may not exceed the amount of the Participant’s Pre-Tax Deferrals or Roth Deferrals for the Testing Year.
          (d) Catch-Up Deferrals re-characterized. If the Plan permits Catch-Up Contributions and a Catch-Up Eligible Participant exceeds his/her ADP Limit and the Plan Administrator otherwise would distribute the Participant’s Excess Contributions, the Plan Administrator instead will re-characterize as a Catch-Up Deferral the portion of such Excess Contributions as is equal to the Participant’s unused Catch-Up Deferral Limit applicable to the Testing Year. Any such re-characterized Excess Contribution, plus Allocable Income, will remain in the Participant’s Account and the Plan Administrator, for purposes of determining ADP test correction, will treat the re-characterized amount, including Allocable Income, as having been distributed. If the Employer in its Adoption Agreement has elected to match Catch-Up Deferrals, the Plan Administrator will retain in the affected Participant’s Account any Matching Contributions made with respect to any Excess Contributions which the Plan Administrator re-characterizes under this Section 4.10(B)(8)(d).
     (9) Allocable Income/Testing Year and Gap Period. A corrective distribution under Section 4.10(B)(8) must include Allocable Income. See Section 4.11(C)(2).
     (10) Treatment as Annual Additions. Distributed Excess Contributions are Annual Additions under
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.
     (11) Re-characterization as Employee Contributions. In addition to the other correction methods under this Section 4.10(B), the Plan Administrator operationally may elect to correct an ADP test failure by re-characterizing the Elective Deferrals in excess of the ADP Limit as Employee Contributions in accordance with Treas. Reg. §1.401(k)-2(b)(3).
(C) Actual Contribution Percentage (ACP) Test. If: (i) the Employer in its Adoption Agreement has elected to test its Plan as a traditional 401(k) Plan; (ii) the Employer under its 401(k) Plan has elected only ADP safe harbor plan status and the Employer makes Matching Contributions; or (iii) under any Plan there are Employee Contributions or Matching Contributions (not exempted from ACP testing), a Participant’s Aggregate Contributions may not exceed the ACP Limit.
     (1) Definition of ACP Limit. The ACP Limit is the maximum dollar amount of Aggregate Contributions that each HCE may receive or may make under the Plan such that the Plan passes the ACP test.
     (2) Definition of Aggregate Contributions. Aggregate Contributions are Matching Contributions and Employee Contributions. Aggregate Contributions also include any QMACs, QNECs and Elective Deferrals the Plan Administrator includes in the ACP test.
     (3) Definition of Excess Aggregate Contributions. Excess Aggregate Contributions are the amount of Aggregate Contributions allocated on behalf of the HCEs which cause the Plan to fail the ACP test.
     (4) ACP test. For each Plan Year, Aggregate Contributions satisfy the ACP test if they satisfy either of the following tests:
          (a) 1.25 test. The ACP for the HCE Group does not exceed 1.25 times the ACP of the NHCE Group; or
          (b) 2 percent test. The ACP for the HCE Group does not exceed the ACP for the NHCE Group by more than two percentage points and the ACP for the HCE Group is not more than twice the ACP for the NHCE Group.
     (5) Calculation of ACP. The ACP for either group is the average of the separate ACRs calculated to the nearest one-hundredth of one percent for each ACP Participant who is a member of that group. The Plan Administrator will include in the ACP test as a zero an ACP Participant who for the Testing Year: (i) is eligible to make Employee Contributions but who does not do so; or (ii) is eligible to make Elective Deferrals and to receive an allocation of any Matching Contributions based on Elective Deferrals but who does not make any Elective Deferrals. An Employee who fails to satisfy an allocation condition applicable to Matching Contributions is excluded from the ACP test unless the Employee is eligible to make Employee Contributions or the Plan Administrator re-characterizes any of the Employee’s Elective Deferrals as Employee Contributions.
          (a) Definition of ACR (actual contribution ratio). An ACP Participant’s ACR for a Plan Year is the ratio of the ACP Participant’s Aggregate Contributions for the Plan Year to the ACP Participant’s Compensation for the Plan Year.
          (b) Definitions of ACP Participant and HCE and NHCE Groups. See Section 4.11(A), (G), and (H).
          (c) QNECs and Elective Deferrals. The Plan Administrator operationally may include in the ACP test QNECs and Elective Deferrals the Plan Administrator does not use in the ADP test, provided that the Plan passes the ADP test before and after the shifting of any amount from the ADP test to the ACP test. The Plan Administrator may use QNECs in the ACP test provided such amounts are not impermissibly targeted under Section 4.10(D).
          (d) Shifting QMACs to ADP. The Plan Administrator will not count in the ACP test any QMACs the Plan Administrator operationally elects to shift to the ADP test; provided that the Plan must pass the ACP test both taking into account and disregarding the QMACs the Plan Administrator shifts to the ADP test.
          (e) Current/Prior Year Testing.
               (i) Election. In determining whether the Plan’s 401(k) arrangement satisfies the ACP test, the Plan Administrator will use Current Year Testing or Prior Year Testing as the Employer elects in its Adoption Agreement. Any such election applies for such Testing Years as the Employer elects (and retroactively as the Employer elects in the case of a Restated Plan).
               (ii) Permissible changes. The Employer may amend its Adoption Agreement to change from Prior Year Testing to Current Year Testing at any time, subject to Section 4.06(D). The Employer, under Section 4.06(D) may amend its Adoption Agreement to change from Current Year Testing to Prior Year Testing only: (A) if the Plan has used Current Year Testing in at least the 5 immediately preceding Plan Years (or if the Plan has not been in existence for 5 Plan Years, the number of Plan Years the Plan has been in existence); (B) the Plan is the result of aggregation of 2 or more plans and each of the aggregated plans used Current Year Testing for the period described in clause (A); or (C) a transaction occurs to which the coverage transition rule under Code §410(b)(6)(C) applies and as a result, the Employer maintains a plan using Prior Year Testing and a plan using Current Year Testing. Under clause (C), the Employer may make an amendment to change to Prior Year Testing at any time during the coverage transition period.
               (iii) Employee Contribution, Matching and QNEC deadline/limitation under Prior Year Testing. The Plan Administrator includes Employee Contributions in the ACP test in the Testing Year in which the Employer withholds the Employee Contributions from the Participant’s pay, provided such contributions are contributed to the Trust within a reasonable period thereafter. The Plan Administrator may include Matching Contributions and QNECs in determining the HCE or NHCE ACP only if the Employer makes such contribution to the Plan within 12 months following the end of the Plan Year to which the Plan Administrator will allocate the Matching Contribution or QNEC. Under Prior Year Testing, to count the QNEC in the ACP test, the Employer must contribute a QNEC by the end of the
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
Testing Year. If the Employer’s adoption of this Plan is a new Plan (and in the case of a restated Plan effective for Testing Years which begin after the date the Employer executes the restated Plan), the Employer may not make an Operational QNEC if the Plan uses Prior Year Testing.
               (iv) First Plan Year under Prior Year Testing. For the first Plan Year the Plan permits Matching Contributions or Employee Contributions, if the Plan is not a Successor Plan and is using Prior Year Testing, the prior year ACP for the NHCE Group is equal to the greater of 3% or the actual ACP for the NHCE Group in the first Plan Year. If the Plan continues to use Prior Year Testing in the second Plan Year, the Plan Administrator must use the actual first Plan Year ACP for the NHCE Group in the ACP test for the second Plan Year.
               (v) Plan coverage changes under Prior Year Testing. If the Employer’s Plan is using Prior Year Testing and the Plan experiences a plan coverage change under Treas. Reg. §1.401(m)-2(c)(4), the Plan Administrator will make any adjustments such regulations may require to the NHCEs’ ACP for the prior year.
               (vi) Shifting contributions and switching from Current Year to Prior Year. If the Plan Administrator is using Current Year Testing and shifts an Elective Deferral to the ACP test or shifts a QMAC to the ADP test, then, in the subsequent Testing Year for which the Plan Administrator switched to Prior Year Testing, the Plan Administrator in applying Prior Year Testing must disregard the shifted amount. As of the Final 401(k) Regulations Effective Date, the Plan Administrator in applying Prior Year Testing in such subsequent Testing Year will restore the ADP and ACP to their original amounts, leaving the shifted amount in the original test without regard to the shift in the previous Testing Year.
     (6) Special aggregation rule for HCEs. To determine the ACR of any HCE, the Plan Administrator must take into account any Aggregate Contributions allocated to the HCE under any other 401(m) Plan maintained by the Employer, unless the Aggregate Contributions are to an ESOP before the Final 401(k) Regulations Effective Date. If the 401(m) Plans have different Plan Years, the Plan Administrator will determine the combined Aggregate Contributions on the basis of the Plan Years ending in the same calendar year. For Plan Years beginning on or after the Final 401(k) Regulations Effective Date, if the 401(m) Plans have different Plan Years, all Aggregate Contributions made during the Plan Year will be aggregated. Notwithstanding the foregoing, the Plan Administrator will not apply the aggregation rule of this Section 4.10(C)(6) to plans which may not be aggregated under Treas. Reg. §1.401(m)-2(a)(3)(ii)(B).
     (7) Aggregation of certain 401(m) plans. If the Employer treats two or more plans as a single plan for coverage or nondiscrimination purposes, the Employer must combine the 401(m) Plans under such plans to determine whether the plans satisfy the ACP test. This aggregation rule applies to the ACR determination for all ACP Participants (and ACP participants under the other plans), irrespective of whether an ACP Participant is an HCE or an NHCE. An Employer may not aggregate: (a) plans with different Plan Years; (b) a Safe Harbor 401(k) Plan with a non-Safe Harbor 401(k) Plan; (c) plans which use different testing methods (Current Year Testing versus Prior Year Testing); or (d) any other plans which must be disaggregated under Treas. Reg. §1.401(k)-1(b)(4)(iv). For Plan Years prior to the Final 401(k) Regulations Effective Date, the Employer may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan). If the Employer aggregating 401(m) Plans under this Section 4.10(C)(7) is using Prior Year Testing, the Plan Administrator must adjust the NHCE Group ACP for the prior year as provided in Section 4.10(C)(5)(e)(v).
(8) Distribution of Excess Aggregate Contributions. If the Plan Administrator determines the Plan fails to satisfy the ACP test for a Plan Year, the Trustee, as directed by the Plan Administrator, by the end of the Plan Year which follows the Testing Year (or any later date determined under Code §7508A), must distribute the Vested Excess Aggregate Contributions, as adjusted for Allocable Income under Section 4.11(C)(2).
          (a) Calculation of total Excess Aggregate Contributions. The Plan Administrator will determine the total amount of the Excess Aggregate Contributions by starting with the HCE(s) who has the greatest ACR, reducing his/her ACR (but not below the next highest ACR), then, if necessary, reducing the ACR of the HCE(s) at the next highest ACR level, including the ACR of the HCE(s) whose ACR the Plan Administrator already has reduced (but not below the next highest ACR), and continuing in this manner until the ACP for the HCE Group satisfies the ACP test. All reductions under this Section 4.10(C)(8)(a) are to the ACR only and do not result in any actual distributions.
          (b) Apportionment and distribution of Excess Aggregate Contributions. After the Plan Administrator has determined the total Excess Aggregate Contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute (to the extent Vested) to each HCE his/her respective share of the Excess Aggregate Contributions. The Plan Administrator will determine each HCE’s share of Excess Aggregate Contributions by starting with the HCE(s) who has the highest dollar amount of Aggregate Contributions, reducing the amount of his/her Aggregate Contributions (but not below the next highest dollar amount of the Aggregate Contributions), then, if necessary, reducing the amount of Aggregate Contributions of the HCE(s) at the next highest dollar amount of Aggregate Contributions, including the Aggregate Contributions of the HCE(s) whose Aggregate Contributions the Plan Administrator already has reduced (but not below the next highest dollar amount of Aggregate Contributions), and continuing in this manner until the Trustee has distributed all Excess Aggregate Contributions.
     (9) Allocable Income/Testing Year and Gap Period. The Plan Administrator will calculate and will distribute Excess Aggregate Contribution Allocable Income in the same manner as described in Section 4.10(B)(9) for Excess Contributions.
     (10) Testing and correction ordering. If the Plan Administrator must perform both the ADP and ACP tests in a given Plan Year, the Plan Administrator may perform the tests and undertake correction of a failed test in any order that the Plan Administrator determines and which is not inconsistent with Applicable Law, with a view toward preserving Plan benefits, maximizing Employer
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
Contributions in the Plan versus Employee Contributions or Elective Deferrals, and minimizing forfeitures. Toward this end, the Plan Administrator may treat an HCE’s allocable share of Excess Aggregate Contributions in the following priority: (a) first as attributable to his/her Employee Contributions and Matching Contributions thereon, if any; (b) then as attributable to Matching Contributions allocable as to Excess Contributions determined under the ADP test such that the Plan Administrator distributes any Vested Excess Aggregate Contribution to reduce the amount of Associated Matching Contribution subject to forfeiture (irrespective of vesting). See Section 3.07(B)(1) as to testing or retesting related to forfeiture allocations. To the extent that distributed Excess Aggregate Contributions include Elective Deferrals, and the Participant in that Testing Year made both Pre-Tax Deferrals and Roth Deferrals, the ordering rules under Sections 4.10(A)(10) and 4.10(B)(8)(c) apply.
     (11) Vesting/forfeiture of non-Vested Excess Aggregates. To the extent an HCE’s Excess Aggregate Contributions are attributable to Matching Contributions, and he/she is not 100% Vested in his/her Matching Contribution Account, the Plan Administrator will distribute only the Vested portion and will forfeit the non-Vested portion. The Vested portion of the HCE’s Excess Aggregate Contributions attributable to Employer Matching Contributions is the total amount of such Excess Aggregate Contributions (as adjusted for allocable income) multiplied by his/her Vested percentage (determined as of the last day of the Plan Year for which the Employer made the Matching Contribution).
     (12) Treatment as Annual Addition. Distributed Excess Aggregate Contributions are Annual Additions under Sections 4.01 through 4.05 in the Limitation Year in which such amounts were allocated.
(D) QNEC, Matching and QMAC Targeting Restrictions. The Plan Administrator in performing the ADP or ACP tests may not include in the tests any impermissibly targeted QNEC or Matching Contribution as described in this Section 4.10(D). These targeting restrictions apply as of the Final 401(k) Regulations Effective Date to Matching Contributions, to Plan-Designated and Operational QNECs and to Plan-Designated and Operational QMACs. The Employer will not contribute Operational QNECs or QMACs which would violate the targeting restrictions.
     (1) QNEC targeting rules. The Plan Administrator may include in the ADP test or in the ACP test only such amounts of any QNEC as are not impermissibly targeted. A QNEC is impermissibly targeted if the QNEC amount allocated to any NHCE exceeds the greater of: (a) 5% of Compensation; or (b) 2 times the Plan’s Representative Contribution Rate.
          (a) Definition of Representative Contribution Rate.
               (i) ADP. The Plan’s ADP Representative Contribution Rate is the lowest ADP Applicable Contribution Rate of any ADP Participants who are NHCEs in a group consisting of: (A) any one-half of the ADP Participants who are NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ADP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.
               (ii) ACP. The Plan’s ACP Representative Contribution Rate is the lowest ACP Applicable Contribution Rate of any ACP Participants who are NHCEs in a group consisting of: (A) any one-half of the ACP Participants who are NHCEs for the Plan Year; or (B) if it would result in a greater Representative Contribution Rate than under clause (A), all of the ACP Participants who are NHCEs and who are employed by the Employer on the last day of the Plan Year.
          (b) Definition of Applicable Contribution Rate.
               (i) ADP. The Applicable Contribution Rate of an ADP Participant who is an NHCE for the ADP test is the sum of the NHCE’s QNECs and QMACs used in the ADP test, divided by the NHCE’s Compensation.
               (ii) ACP. The Applicable Contribution Rate of an ACP Participant who is an NHCE for the ACP test is the sum of the NHCE’s Matching Contributions and QNECs used in the ACP test, divided by the NHCE’s Compensation.
          (c) QNEC in ACP test. The Plan Administrator may not use in the ADP test or take into account in determining the Plan’s Representative Contribution Rate, any QNEC the Plan Administrator applies to the ACP test.
          (d) Prevailing Wage Contribution. Notwithstanding Section 4.10(D)(1), the Plan Administrator may count in the ADP test QNECs which are Prevailing Wage Contributions to the extent that such QNECs do not exceed 10% of Compensation. The Plan Administrator also may count in the ACP test a QNEC which is a Prevailing Wage Contribution up to an additional 10% of Compensation, such that the combined QNEC amount does not exceed 20% of Compensation and not more than 10% in either test.
     (2) Matching Contribution targeting rules. The Plan Administrator may include in the ACP test only such Matching Contribution amounts (including QMACs) as are not impermissibly targeted. A Matching Contribution is impermissibly targeted if the Matching Contribution amount allocated to any NHCE exceeds the greatest of: (i) 5% of Compensation; (ii) the amount of the NHCE’s Elective Deferrals; or (iii) the product of 2 times the Plan’s Representative Matching Rate and the NHCE’s Elective Deferrals for the Plan Year.
          (a) Definition of Representative Matching Rate. The Plan’s Representative Matching Rate is the lowest Matching Rate for any ACP Participants who are NHCEs in a group consisting of: (i) any one-half of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year; or if it would result in a greater Representative Matching Rate, (ii) all of the ACP Participant NHCEs who make Elective Deferrals for the Plan Year and who are employed by the Employer on the last day of the Plan Year.
          (b) Definition of Matching Rate. The Matching Rate for an NHCE is the NHCE’s Matching Contributions divided by his/her Elective Deferrals; provided that if the Matching Rate is not the same for all
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Defined Contribution Prototype Plan
levels of Elective Deferrals, the Plan Administrator will determine each NHCE’s Matching Rate by assuming an Elective Deferral equal to 6% of Compensation.
          (c) Employee Contributions. If the Plan permits Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by adding together an NHCE’s Employee Contributions and Elective Deferrals. If the Plan provides a Matching Contribution only as to Employee Contributions, the Plan Administrator will apply this Section 4.10(D)(2) by substituting the Employee Contributions for Elective Deferrals.
     (3) Accrued fixed contributions. The Employer must contribute any accrued fixed contribution, even if any or all of such contribution is impermissibly targeted under this Section 4.10(D).
     4.11 DEFINITIONS: SECTIONS 4.06-4.10. For purposes of Sections 4.06 through 4.10:
(A) ACP Participant. ACP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II and the allocation conditions under Section 3.06 applicable to Matching Contributions such that the Participant would be entitled to a Matching Contribution allocable to the Testing Year if he/she makes an Elective Deferral. An ACP Participant also includes an Eligible Employee who has satisfied the eligibility requirements under Article II applicable to Employee Contributions and who has the right at any time during the Testing Year to make Employee Contributions. Any Employee with zero Compensation for the Testing Year is not an ACP Participant.
(B) ADP Participant. ADP Participant means an Eligible Employee who has satisfied the eligibility requirements under Article II applicable to any Elective Deferrals and who has the right at any time during the Testing Year to make Elective Deferrals. Any Employee with zero Compensation for the Testing Year is not an ADP Participant. A Participant is an ADP Participant even if he/she may not make Elective Deferrals for all or any part of the Testing Year because of the Annual Additions Limit or suspension based on a hardship distribution under Section 6.07.
(C) Allocable Income. Allocable Income means as follows:
     (1) Excess Deferrals. For purposes of making a distribution of Excess Deferrals pursuant to Section 4.10(A), Allocable Income means Earnings allocable to the Excess Deferrals for the Taxable Year in which the Participant made the Excess Deferral. The Plan Administrator also will distribute Gap Period income with respect to Excess Deferrals in Taxable Years which began on or after January 1, 2007, if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant’s Account. The Plan Administrator will not distribute Gap Period income with respect to Excess Deferrals occurring before the above date unless the Employer elects otherwise in Appendix B.
          (a) Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Taxable Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants’ Accounts; or (ii) the “alternative method” under Treas. Reg. §1.402(g)-1(e)(5)(iii). See Section 4.11(C)(2)(a) as to the alternative method except the Plan Administrator will apply such modifications as are necessary to determine Taxable Year Allocable Income with respect to the Excess Deferrals.
          (b) Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(1)(a) methods, or may apply the “safe harbor method” under Treas. Reg. §1.402(g)-1(e)(5)(iv). See Section 4.11(C)(2)(b) as to the safe harbor method except the Plan Administrator will apply such modifications as are necessary to determine Gap Period Allocable Income with respect to the Excess Deferrals. Under a reasonable method described in Section 4.11(C)(1)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.
     (2) Excess Contributions/Aggregates. For purposes of making a distribution of Excess Contributions under Section 4.10(B) and Excess Aggregate Contributions under Section 4.10(C), Allocable Income means Earnings allocable to such amounts. For Plan Years beginning on or after the Final 401(k) Regulations Effective Date, the Plan Administrator must calculate Allocable Income for the Testing Year and also for the Gap Period; provided that the Plan Administrator will calculate and distribute the Gap Period Allocable Income only if the Plan Administrator in accordance with the Plan terms otherwise would allocate the Gap Period Allocable Income to the Participant’s Account. For Plan Years beginning prior to the Final 401(k) Regulations Effective Date, the Plan Administrator will not distribute Gap Period income with respect to Excess Contributions or Excess Aggregate Contributions occurring before the above date unless the Employer elects otherwise in Appendix B.
          (a) Reasonable or alternative (pro rata) method. To calculate such Allocable Income for the Testing Year, the Plan Administrator will use: (i) a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan Administrator to allocate Earnings to Participants’ Accounts; or (ii) the “alternative method” under Treas. Reg. §§1.401(k)-2(b)(2)(iv)(C) and 1.401(m)-2(b)(2)(iv)(C). Under the alternative method, the Plan Administrator will determine the Allocable Income for the Testing Year by multiplying the Testing Year income with respect to Participant’s Excess Contributions (or Excess Aggregate Contributions) by a fraction, the numerator of which is the Participant’s Excess Contributions (or Excess Aggregate Contributions) and the denominator of which is the Participant’s end of the Testing Year Account Balance attributable to Elective Deferrals (or Matching Contributions and Employee Contributions) and any other amounts included in the ADP test (or ACP test), but disregarding Earnings on such amounts for the Testing Year.
          (b) Gap Period. To calculate Gap Period Allocable Income, the Plan Administrator may use either of the Section 4.11(C)(2)(a) “reasonable method” or “alternative method” (but as modified to include the Gap Period), or may apply the “safe harbor method” under
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Defined Contribution Prototype Plan
Treas. Reg. §§1.401(k)-2(b)(2)(iv)(D) and 1.401(m)-2(b)(2)(iv)(D). Under the safe harbor method, the Gap Period Allocable Income is equal to 10% of the Testing Year income determined under alternative method, multiplied by the number of calendar months in the Gap Period. If a corrective distribution is made on or before the 15th day of a month, that month is disregarded in determining the number of months in the Gap Period. If the corrective distribution is made after the 15th day of the month, that month is included in such calculation. Under a reasonable method described in Section 4.11(C)(2)(a), clause (i), the Plan Administrator may determine the Allocable Income as of a date which is no more than 7 days prior to the date of the corrective distribution.
(D) Compensation. Compensation means, except as otherwise provided in this Article IV, Compensation as defined for nondiscrimination purposes in Section 1.11(F).
(E) Current Year Testing. Current Year Testing means for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data from the Testing Year in determining the ADP or ACP for the NHCE Group.
(F) Gap Period. Gap Period means the period commencing on the first day of the next Plan Year following the Testing Year and ending on the date the Plan Administrator distributes Excess Contributions or Excess Aggregate Contributions for the Testing Year. As to Excess Deferrals, Gap Period means the period commencing on the first day of the next Taxable Year following the Taxable Year in which the Participant made the Excess Deferrals and ending on the date the Plan Administrator distributes the Excess Deferrals.
(G) HCE Group. HCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are HCEs for the Testing Year.
(H) NHCE Group. NHCE Group means the group of ADP Participants or ACP Participants (as the context requires) who are NHCEs for the Testing Year, or for the immediately prior Plan Year under Prior Year Testing, except as the Testing Year may apply in the first Plan Year.
(I) Prior Year Testing. Prior Year Testing means for purposes of the ADP test described in Section 4.10(B) and the ACP test described in Section 4.10(C), the use of data from the Plan Year immediately prior to the Testing Year in determining the ADP or ACP for the NHCE Group.
(J) Testing Year. Testing Year means the Plan Year for which the Plan Administrator is performing coverage or nondiscrimination testing including the ADP test or the ACP test.
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Defined Contribution Prototype Plan
ARTICLE V
VESTING
     5.01 NORMAL/EARLY RETIREMENT AGE. The Employer in its Adoption Agreement must specify the Plan’s Normal Retirement Age. If the Employer fails to specify the Plan’s Normal Retirement Age in its Adoption Agreement, the Employer is deemed to have elected age 65 as the Plan’s Normal Retirement Age. The Employer in its Adoption Agreement may specify an Early Retirement Age. A Participant’s Account Balance derived from Employer contributions is 100% Vested upon and after his/her attaining Normal Retirement Age (or if applicable, Early Retirement Age) if the Participant is employed by the Employer on or after that date and regardless of the Participant’s Years of Service for vesting or the Employer’s Adoption Agreement elected vesting schedules.
     5.02 PARTICIPANT DEATH OR DISABILITY. The Employer must elect in its Adoption Agreement whether a Participant’s Account Balance derived from Employer Contributions is 100% Vested if the Participant’s Separation from Service is a result of his/her death or Disability.
     5.03 VESTING SCHEDULE.
(A) General. Except as provided in Sections 5.01 and 5.02, or unless the Employer in its Adoption Agreement elects immediate vesting, for each Year of Service as described in Section 5.05, a Participant’s Vested percentage of his/her Account Balance derived from Nonelective Contributions, Regular Matching Contributions, Additional Matching Contributions, Money Purchase Pension Contributions or Target Benefit Contributions equals the percentage under the appropriate vesting schedule the Employer has elected in its Adoption Agreement.
     (1) Matching/ top-heavy schedule. The Employer must elect to apply a top-heavy (or modified top-heavy) vesting schedule to the Regular Matching Contributions and to the Additional Matching Contributions. The top-heavy vesting schedule applies to all Regular Matching Contributions Accounts and Additional Matching Contributions Accounts of all Participants who have at least one Hour of Service in a Plan Year beginning after December 31, 2001, regardless of when the Matching Contributions were made. However, the Employer in Appendix B: (a) may elect to apply the top-heavy vesting schedule only to Regular Matching Contributions and Additional Matching Contributions made in Plan Years beginning after December 31, 2001 and to the associated Earnings; and (b) may elect to apply top-heavy vesting to the affected Matching Contributions for all Participants even if they do not have one Hour of Service in a Plan Year beginning after December 31, 2001. If the Employer elects in its Adoption Agreement to apply a non-top-heavy schedule to Employer Contributions other than Matching Contributions, the Employer must also elect in its Adoption Agreement, that in the event that the Plan becomes top-heavy and then later becomes non-top-heavy, whether to return to the elected non-top-heavy schedule commencing in the non-top-heavy Plan Year. If the Employer elects a non-compliant top-heavy schedule, the Plan Administrator will apply a top-heavy schedule under the Plan which most closely approximates the Employer’s elected schedule (graded or cliff).
     (2) Election of different schedules. Subject to Section 5.03(A)(1), the Employer in its Adoption Agreement must elect whether the Plan will apply the same vesting schedule or a different vesting schedule to Employer Contributions (other than Matching Contributions), Regular Matching Contributions and Additional Matching Contributions.
(B) Vesting Schedules. For purposes of the Employer’s elections under its Adoption Agreement, “6-year graded,” “3-year cliff,” “7-year graded” or “5-year cliff” means an Employee’s Vested percentage, based on each included Year of Service, under the following applicable schedule:

6-year graded	7-year graded

0-1 year / 0%	0-2 years / 0%
2 years / 20%	3 years / 20%
3 years / 40%	4 years / 40%
4 years / 60%	5 years / 60%
5 years / 80%	6 years / 80%
6 years / 100%	7 years / 100%

3-year cliff	5-year cliff

0-2 years / 0%	0-4 years / 0%
3 years / 100%	5 years / 100%
(C) “Grossed-Up” Vesting Formula. If the Trustee makes a distribution (other than a Cash-Out Distribution described in Section 5.04) to a Participant from an Account which is not fully Vested, and the Participant has not incurred a Forfeiture Break in Service, the provisions of this Section 5.03(C) apply to the Participant’s Account Balance.
     (1) Separate Account/formula. The Plan Administrator will establish a separate account for the Participant’s Account Balance at the time of the distribution. At any relevant time following the distribution, the Plan Administrator will determine the Participant’s Vested Account Balance in such separate account derived from Employer Contributions in accordance with the following formula: P(AB + D) - D. To apply this formula, “P” is the Participant’s current vesting percentage at the relevant time, “AB” is the Participant’s Employer-derived Account Balance at the relevant time and “D” is the amount of the earlier distribution. If, under a Restated Plan, the Plan has made distribution to a partially-Vested Participant prior to its restated Effective Date and is unable to apply the cash-out provisions of Section 5.04 to that prior distribution, this special vesting formula also applies to that Participant’s remaining Account Balance.
     (2) Alternative formula. The Employer, in Appendix B, may elect to modify this formula to read as follows: P(AB + (R x D)) – (R x D). For purposes of this alternative formula, “R” is the ratio of “AB” to the Participant’s Employer-derived Account Balance immediately following the earlier distribution.
     (3) Application to Contribution Type. If a Participant will receive a distribution from a particular Contribution Type, the Plan Administrator in applying this
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Defined Contribution Prototype Plan
Section 5.03(C) will determine the Participant’s Vested Account Balance for the Participant’s Contribution Type separately.
(D) Special Vesting Elections. The Employer in its Adoption Agreement may elect other specified vesting provisions which are consistent with Code §411 and Applicable Law.
(E) Fully Vested Amounts. A Participant has a 100% Vested interest at all times in his/her Accounts attributable to Elective Deferrals, Employee Contributions, QNECs, QMACs, Safe Harbor Contributions, SIMPLE Contributions, Rollover Contributions, DECs and Designated IRA Contributions. A Participant has a 100% Vested interest at all times in his/her Account attributable to Prevailing Wage Contributions unless the Prevailing Wage Contract does not provide for 100% vesting in which event vesting is in accordance with the Prevailing Wage Contract. However, a Participant has a 100% Vested interest at all times in his/her Account attributable to Prevailing Wage Contributions which are used as QNECs or which are used to offset QNECs, QMACs, Safe Harbor Contributions, or SIMPLE Contributions.
(F) Mergers/Transfers. A merger or Transfer of assets from another Defined Contribution Plan to this Plan does not result, solely by reason of the merger or Transfer, in 100% vesting of the merged or transferred assets. The Plan Administrator operationally and on a uniform and nondiscriminatory basis will determine in the case of a merger or other Transfer to the Plan whether: (1) to vest immediately all transferred assets; (2) to vest the transferred assets in accordance with the Plan’s vesting schedule applicable to the Contribution Type being transferred but subject to the requirements of Section 5.08; or (3) to vest the transferred assets in accordance with the transferor plan’s vesting schedule(s) applicable to the Contribution Types being transferred, as such schedules existed on the date of the Transfer. The Employer may elect to record such information in its Adoption Agreement as a special vesting election.
     5.04 CASH-OUT DISTRIBUTION/POSSIBLE RESTORATION.
(A) Effect of Cash-Out Distribution. If, pursuant to Article VI, a partially-Vested Participant receives a Cash-Out Distribution before he/she incurs a Forfeiture Break in Service the Participant will incur an immediate forfeiture of the non-Vested portion of his/her Account Balance.
     (1) Definition of Cash-Out Distribution. A Cash-Out Distribution is a distribution to the Participant or a Direct Rollover for the Participant (whether a Mandatory Distribution or a Distribution Requiring Consent as described in Article VI), of his/her entire Vested Account Balance (including Elective Deferrals and Employee Contributions if any) due to the Participant’s Separation from Service or Severance from Employment.
     (2) Allocation in Cash-Out Year. If a partially-Vested Participant’s Account is entitled to an allocation of Employer Contributions or Participant forfeitures for the Plan Year in which he/she otherwise would incur a forfeiture by reason of a Cash-Out Distribution, the Plan Administrator will make the additional allocation of Employer Contributions and forfeitures without regard to whether the Participant previously received a Cash-Out Distribution; provided, that the Plan Administrator, in accordance with Section 3.07(D), will not allocate to such Participant any of his/her own forfeiture resulting from the Cash-Out Distribution. A partially-Vested Participant is a Participant whose Vested percentage determined under Section 5.03 is more than 0% but is less than 100%.
(B) Forfeiture Restoration and Conditions for Restoration. A partially-Vested Participant re-employed by the Employer after receiving a Cash-Out Distribution of the Vested percentage of his/her Account Balance may repay to the Trust the entire amount of the Cash-Out Distribution (including Elective Deferrals and Employee Contributions if any) without any adjustment for Earnings, unless the Participant no longer has a right to restoration under this Section 5.04(B).
     (1) Restoration. If a re-employed Participant repays his/her Cash-Out Distribution, the Plan Administrator, subject to the conditions of this Section 5.04(B), must restore the Participant’s Account Balance to the same dollar amount as the dollar amount of his/her Account Balance on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-Out Distribution, unadjusted for any Earnings occurring subsequent to that Accounting Date (and prior to the Participant’s repayment or the Employer’s restoration) or other Valuation Date.
     (2) Source of repayment. A re-employed Participant may make repayment from any source, including an IRA Rollover Contribution, permissible under Applicable Law.
     (3) No restoration. The Plan Administrator will not restore a re-employed Participant’s Account Balance under this Section 5.04 (B) if:
          (a) 5 Years. 5 years have elapsed since the Participant’s first re-employment date with the Employer following the Cash-Out Distribution;
          (b) Not employed. The Employer does not employ the Participant on the date the Participant repays his/her Cash-Out Distribution; or
          (c) Forfeiture Break. The Participant has incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he/she incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.
     (4) Restoration timing. If none of the conditions in Section 5.04(B)(3) preventing restoration of the Participant’s Account Balance apply, the Plan Administrator will restore the Participant’s Account Balance as of the Plan Year Accounting Date coincident with or immediately following the repayment.
     (5) Source of restoration. To restore the Participant’s Account Balance, the Plan Administrator, to the extent necessary, will allocate to the Participant’s Account:
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Defined Contribution Prototype Plan
          (a) Forfeitures. First, from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate in that Plan Year under Section 3.07;
          (b) Earnings. Second, from the amount, if any, of the Earnings for the Plan Year, except to the extent Earnings are allocable to specific Participant-Directed Accounts under Section 7.04(A)(2)(b); and
          (c) Employer Contribution. Third, from the amount of a discretionary Employer Contribution for the Plan Year.
          The Employer in Appendix B may eliminate as a source of restoration any of the amounts described in clauses (a), (b), and (c) or may change the order of priority of these amounts.
     (6) Multiple restorations. If, for a particular Plan Year, the Plan Administrator must restore the Account Balance of more than one re-employed Participant, the Plan Administrator will make the restoration allocations from the amounts described in Section 5.04(B)(5), clauses (a), (b) and (c) to each such Participant’s Account in the same proportion that a Participant’s restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants.
     (7) Employer must make-up shortfall. To the extent the amounts described in Section 5.04(B)(5) are insufficient to enable the Plan Administrator to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Article III, the additional amount necessary to enable the Plan Administrator to make the required restoration.
     (8) Not an Annual Addition. A cash-out restoration allocation is not an Annual Addition under Article IV.
(C) Deemed Cash-Out of 0% Vested Participant. Except as the Employer may elect in Appendix B, the “deemed cash-out rule” of this Section 5.04(C) applies to any 0% Vested Participant. Under a deemed cash-out, a Participant does not receive an actual Plan distribution but the Plan Administrator treats the Participant as having received an actual Cash-Out Distribution. A Participant is not 0% Vested if, at the time that the Plan Administrator applies the deemed cash-out rule: (i) the Participant has any existing Account Balance attributable to Elective Deferrals, Employee Contributions, Safe Harbor Contributions, Prevailing Wage Contributions (unless the Prevailing Wage Contributions are not immediately Vested), QNECs, QMACs or DECs; or (ii) the Participant has any vesting in accordance with the vesting schedule applicable to any other Contribution Type, even if the Participant has a zero balance in that Account. A Participant is 0% Vested if the Participant is eligible to make or to receive any of the contributions described in clause (i) above, but has not made or received such contributions and if the Participant has no vesting as to Contribution Types described in clause (ii) above.
     (1) If not entitled to allocation. If a 0% Vested Participant’s Account is not entitled to an allocation of Employer Contributions for the Plan Year in which the Participant has a Severance from Employment, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a Cash-Out Distribution on the date of the Participant’s Severance from Employment.
     (2) If entitled to allocation. If a 0% Vested Participant’s Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which the Participant has a Severance from Employment, the Plan Administrator will apply the deemed cash-out rule as if the 0% Vested Participant received a Cash-Out Distribution on the first day of the first Plan Year beginning after his/her Severance from Employment.
     (3) Timing of “deemed repayment.” For purposes of applying the restoration provisions of this Section 5.04, the Plan Administrator will treat a re-employed 0% Vested Participant as repaying his/her cash-out “distribution” on the date of the Participant’s re-employment with the Employer.
     (4) Pension plans. If the Plan is a Money Purchase Pension Plan or a Target Benefit Plan, all references in this Section 5.04(C) to “Severance from Employment” mean “Separation from Service.”
(D) Accounting for Cash-Out Repayment.
     (1) Pending restoration. As soon as is administratively practicable, the Plan Administrator will credit to the Participant’s Account the Cash-Out Distribution amount a Participant has repaid to the Plan. Pending the restoration of the Participant’s Account Balance, the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to place the Participant’s Cash-Out Distribution repayment in a Segregated Account.
     (2) Accounting by contribution source. The Plan Administrator will account for a Participant’s restored balance by treating the Account as consisting of the same Contribution Types and amounts as existed on the date of the Cash-Out Distribution. The Employer in Appendix B may elect an alternative accounting for a restored Account, either under the “nonelective rule” or under the “rollover rule.” Under the nonelective rule, the Plan Administrator will treat the portion of the Participant’s restored balance attributable to the Participant’s cash-out repayment as a Nonelective Contribution (or other Employer Contributions as applicable) for purposes of any subsequent distribution. Under the rollover rule, the Plan Administrator will treat the portion of the Participant’s restored balance attributable to the Participant’s cash-out repayment as a Rollover Contribution for purposes of any subsequent distribution; provided however that if the cash-out repayment does not qualify as a Rollover Contribution or if the Plan does not permit Rollover Contributions, the Plan Administrator will apply the nonelective rule. Under either the nonelective rule or the rollover rule. the portion of the Participant’s restored balance attributable to the Plan Administrator’s restoration under Section 5.04(B)(1), consists of the same Contribution Types and amounts as existed as of the date of the Cash-out Distribution.
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Defined Contribution Prototype Plan
     (3) Return if failed repayment. Unless the cash-out repayment qualifies as a Participant Rollover Contribution, the Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable, the full amount of the Participant’s Cash-Out Distribution repayment if the Plan Administrator determines any of the conditions of Section 5.04(B)(3) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant’s repayment.
     5.05 YEAR OF SERVICE — VESTING.
(A) Definition of Year of Service. A Year of Service, for purposes of determining a Participant’s vesting under Section 5.03, means the Vesting Computation Period during which an Employee completes the number of Hours of Service (not exceeding 1,000) the Employer specifies in its Adoption Agreement, without regard to whether the Employer continues to employ the Employee during the entire Vesting Computation Period.
(B) Definition of Vesting Computation Period. A Vesting Computation Period is a 12-consecutive month period the Employer elects in its Adoption Agreement.
(C) Counting Years of Service. For purposes of a Participant’s vesting in the Plan, the Plan counts all of an Employee’s Years of Service except:
     (1) Forfeiture Break in Service; Cash-Out. For the sole purpose of determining a Participant’s Vested percentage of his/her Account Balance derived from Employer Contributions which accrued for his/her benefit prior to a Forfeiture Break in Service or receipt of a Cash-Out Distribution, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service or receives a Cash-Out Distribution (except where the Plan Administrator restores the Participant’s Account under Section 5.04(B)).
     (2) Rule of parity and one-year hold-out rule. If the rule of parity under Section 5.06(C) or the one-year hold-out rule under Section 5.06(D) applies, the Plan disregards pre-break Service as described therein.
     (3) Other exclusions. Consistent with Code §411(a)(4), any Year of Service the Employer elects to exclude under its Adoption Agreement, including Service during any period for which the Employer did not maintain the Plan or a Predecessor Plan. See Section 1.44(B).
(D) Elapsed Time. If the Employer in its Adoption Agreement elects to apply the Elapsed Time Method in applying the Plan’s vesting schedule, the Plan Administrator will credit Service in accordance with Section 1.31(A)(3).
     5.06 BREAK IN SERVICE AND FORFEITURE BREAK IN SERVICE — VESTING.
(A) Definition of Break in Service. For purposes of this Article V, a Participant incurs a Break in Service if during any Vesting Computation Period he/she does not complete more than 500 Hours of Service. If the Plan applies the Elapsed Time Method of crediting Service, a Participant incurs a Break in Service if the Participant has a Period of Severance of at least 12 consecutive months. If, pursuant to Section 5.05(A), the Plan does not require more than 500 Hours of Service to receive credit for a Year of Service, a Participant incurs a Break in Service in a Vesting Computation Period in which he/she fails to complete a Year of Service.
(B) Definition of Forfeiture Break in Service. A Participant incurs a Forfeiture Break in Service when he/she incurs 5 consecutive Breaks in Service.
(C) Rule of Parity-Vesting. The Employer in its Adoption Agreement may elect to apply the “rule of parity” under Code §411(a)(6)(D) for purposes of determining vesting Years of Service. Under the rule of parity, the Plan Administrator excludes a Participant’s Years of Service before a Break in Service if: (1) the number of the Participant’s consecutive Breaks in Service equals or exceeds 5; and (2) the Participant is 0% Vested in his/her Account Balance at the time he/she has the Breaks in Service. A Participant is not 0% Vested if at the time that the Plan Administrator applies the rule of parity the Participant is not 0% vested as described in Section 5.04(C).
(D) One-Year Hold-out Rule-Vesting. The “one-year hold-out rule” under Code §411(a)(6)(B) will not apply to this Article V unless the Employer elects otherwise. in Appendix B. If the one-year hold-out rule applies, an Employee who has a one-year Break in Service will not be credited for vesting purposes with any Years of Service earned before such one-year Break in Service, until the Employee has completed a Year of Service after the one-year Break in Service.
     5.07 FORFEITURE OCCURS.
(A) Timing. A Participant’s forfeiture of his/her non-Vested Account Balance derived from Employer Contributions occurs under the Plan on the earlier of:
     (1) Forfeiture Break. The last day of the Vesting Computation Period in which the Participant first incurs a Forfeiture Break in Service; or
     (2) Cash-Out. The date the Participant receives a Cash-Out Distribution.
(B) Vesting Schedule/Plan Correction/Lost Participants. The Plan Administrator determines the percentage of a Participant’s Account Balance forfeiture, if any, under this Section 5.07 solely by reference to the vesting schedule the Employer elected in its Adoption Agreement. A Participant does not forfeit any portion of his/her Account Balance for any other reason or cause except as expressly provided by this Section 5.07 or as provided under Sections 3.07 or 7.07.
     5.08 AMENDMENT TO VESTING SCHEDULE. The Employer under Section 11.02 may amend the Plan’s vesting schedule(s) under Section 5.03 at any time, subject to this Section 5.08. For purposes of this Section 5.08, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of a Participant’s Account Balance. In addition, any shift in the Plan’s vesting schedule under Article X, due to a change in the Plan’s top-heavy status, is an amendment to the vesting schedule for purposes of this Section 5.08.
(A) No Reduction. The Plan Administrator will not apply the amended vesting schedule to reduce any
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Participant’s existing Vested percentage (determined on the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) in the Participant’s existing and future Account Balance attributable to Employer Contributions, to a percentage less than the Vested percentage computed under the Plan without regard to the amendment.
(B) Hour of Service Required. Except as the Plan otherwise expressly provides, an amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new vesting schedule becomes effective.
(C) Election. If the Employer amends the Plan’s vesting schedule, each Participant having completed at least 3 Years of Service (as described in Section 5.05) with the Employer prior to the expiration of the election period described below, may elect irrevocably to have the Plan Administrator determine the Vested percentage of his/her Account Balance without regard to the amendment.
     (1) Notice of amendment. The Plan Administrator will forward an appropriate notice of any amendment to the vesting schedule to each affected Participant, together with the appropriate form upon which the Participant may make an election to remain under the pre-amendment vesting schedule and notice of the time within which the Participant must make an election to remain under the pre-amendment vesting schedule.
     (2) Election timing. The Participant must file his/her election with the Plan Administrator within 60 days of the latest of: (a) the Employer’s adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant’s receipt of a notice of the amendment.
     (3) No election if no adverse effect. The election described in this Section 5.08(C) does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at any time as the vesting schedule in effect prior to the amendment.
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Defined Contribution Prototype Plan
ARTICLE VI
DISTRIBUTIONS
     6.01 TIMING OF DISTRIBUTION. The Plan Administrator will direct the Trustee to commence distribution of a Participant’s Vested Account Balance in accordance with this Section 6.01 upon the Participant’s Separation from Service (or Severance from Employment) for any reason, upon the Participant’s death, or if the Participant exercises an In-Service Distribution right under the Plan. The Trustee may make Plan distributions on any administratively practical date during the Plan Year, consistent with the Employer’s elections in its Adoption Agreement. For purposes of this Article VI, the Plan applies Severance from Employment in place of Separation from Service where distribution is of Restricted 401(k) Accounts. Section 6.01(A) is controlling as to distribution of all Accounts upon Separation from Service or Severance from Employment. Section 6.01(B) is controlling as to distribution of all Accounts upon death (whether death occurs before or after Separation from Service or Severance from Employment). Section 6.01(C) applies only while a Participant remains employed by the Employer and only to such Accounts described in the Plan and as the Employer elects in its Adoption Agreement.
(A) Distribution upon Separation from Service/Severance from Employment (other than death).
     (1) Mandatory Distributions. The Employer in its Adoption Agreement will elect whether the Plan will make Mandatory Distributions and will elect the timing of the Mandatory Distribution. If the Employer elects no Mandatory Distributions, then all distributions require consent under Section 6.01(A)(2). The timing of any Mandatory Distribution must comply with Code §401(a)(14).
          (a) Definition of Mandatory Distribution. A Mandatory Distribution is a Plan required distribution without the Participant’s consent upon the Participant’s Separation from Service. A Mandatory Distribution does not include a distribution based on the Participant’s death or on account of Plan termination.
               (i) Distribution after 62/NRA; unlimited amount. A Mandatory Distribution in the case of a Participant who will receive the distribution after the Participant attains the later of age 62 or Normal Retirement Age includes a distribution of any amount.
               (ii) Distribution before 62/NRA; amount limit and Rollovers. A Mandatory Distribution in the case of a Participant who will receive the distribution before the Participant attains the later of age 62 or Normal Retirement Age may not exceed the amount (not exceeding $5,000) the Employer elects in its Adoption Agreement. In applying the elected Mandatory Distribution amount, the Plan Administrator will include or exclude a Participant’s Rollover Contributions Account as the Employer elects in its Adoption Agreement. The Plan Administrator will disregard accumulated DECs.
               (iii) Remaining Installments. A Mandatory Distribution does not include the remaining balance of any Installment distribution (originally subject to Participant consent), but where the remaining Account Balance presently is less than the Mandatory Distribution amount.
          (b) Distribution of Mandatory Distribution before 62/NRA; method and timing. If a Participant will receive a Mandatory Distribution before attaining the later of age 62 or Normal Retirement Age, the Plan Administrator will direct the Trustee to distribute the Mandatory Distribution to the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant’s entire Vested Account Balance (including any Rollover Contribution Account even if the Plan disregards a Rollover Contribution Account in determining Mandatory Distribution status). The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age or age 65 if earlier. See Section 6.08(D) regarding potential Automatic Rollover of Mandatory Distributions. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive a Mandatory Distribution. The notice will explain the Automatic Rollover under Section 6.08(D) as applicable in the case of the Participant’s failure to respond timely to the rollover notice.
          (c) Distribution of Mandatory Distribution if 62/NRA; method and timing.
               (i) Balance not exceeding $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62 or Normal Retirement Age, and the Participant’s Vested Account Balance (including any Rollover Contributions Account) does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B), the Plan Administrator will direct the Trustee to distribute a Mandatory Distribution to the Participant in a Lump-Sum (without regard to Section 6.04) consisting of the Participant’s entire Vested Account Balance. The Plan Administrator will direct the Trustee to make a Mandatory Distribution at the time the Employer elects in its Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which the Participant incurs a Separation from Service.
               (ii) Balance exceeds $5,000. If a Participant will receive a Mandatory Distribution after attaining the later of age 62 or Normal Retirement Age, and the Participant’s Vested Account Balance (including any Rollover Contributions Account) exceeds $5,000 (or such lesser amount the Employer elects in Appendix B), the Participant may elect any method or form of distribution available under the Plan and the Plan Administrator in accordance with Section 6.01(A)(2)(c) will provide the Participant with a distribution notice. If under Section 6.01(A)(2)(f) the Plan permits a Participant receiving a Distribution Requiring Consent to postpone distribution to any specified date (not beyond the Participant’s DCD as described in Section 6.02), a Participant receiving a Mandatory Distribution under this Section 6.01(A)(1)(c)(ii) also may elect to postpone distribution. If a Participant may not elect to postpone distribution or fails to elect to postpone distribution, the Plan Administrator will direct the Trustee to distribute the
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Defined Contribution Prototype Plan
Participant’s Account at the time the Employer elects in its Adoption Agreement, but not later than the 60th day following the close of the Plan Year in which the Participant incurs a Separation from Service.
               (iii) Rollover notice but no Automatic Rollover. The Plan Administrator, in accordance with Section 6.08(B) will give a rollover notice to a Participant who will receive a Mandatory Distribution under this Section 6.01(A)(1)(c). However, the Automatic Rollover under Section 6.08(D), in the case of the Participant’s failure to respond timely to the rollover notice, does not apply under this Section 6.01(A)(1)(c).
     (2) Distributions Requiring Consent.
          (a) Definition of Distribution Requiring Consent. A Distribution Requiring Consent is a distribution upon the Participant’s Separation from Service other than on account of death and which is not a Mandatory Distribution,
          (b) Distribution of Distribution Requiring Consent. The Plan Administrator, subject to this Section 6.01(A)(2) regarding Participant elections or the absence thereof, will direct the Trustee to commence or make a Distribution Requiring Consent, at the time or times and in the form the Adoption Agreement specifies.
          (c) Distribution notice. At least 30 days and not more than 90 days prior to the Participant’s Annuity Starting Date, the Plan Administrator must provide a written distribution notice (or a summary notice as permitted under Treasury regulations) to a Participant who is eligible to receive a Distribution Requiring Consent. The distribution notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant’s right to postpone distribution until the applicable date described in Section 6.01(A)(2)(f). Also see Section 6.08(B) for provisions relating to a rollover notice.
          (d) Consent requirements. A Participant must consent, in writing, following receipt of the distribution notice, to any Distribution Requiring Consent, The Participant’s spouse also must consent, in writing, to any distribution, for which Section 6.04 requires the spouse’s consent. The consent requirements of this Section 6.01(A)(2)(d) do not apply to defaulted loans described in Section 7.06(B), to RMDs under Section 6.02 or to corrective distributions under Article IV. See Section 11.05(D) as to consent requirements related to distributions following Plan termination.
          (e) Distribution election/reconsideration. A Participant eligible to receive a Distribution Requiring Consent, consistent with the Adoption Agreement and subject to Sections 6.02, 6.03 and 6.04, may elect the time and method of distribution of his/her Account (or portion thereof) following receipt of the distribution notice. Unless the Plan Administrator in a distribution form, notice, or other Plan disclosure indicates otherwise, a Participant may reconsider his/her distribution election at any time prior to the Annuity Starting Date and may elect to commence distribution as of any other distribution date permitted under the Plan or under the Adoption Agreement. A Participant may elect to receive a distribution at any administratively practical time which is earlier than 30 days following the Participant’s receipt of the distribution notice, by waiving in writing the balance of the 30 days. However, if the requirements of Section 6.04 apply, the Participant may not elect to commence distribution during the 7 days immediately following the date of the Participant’s receipt of the distribution notice.
          (f) Election to postpone. A Participant eligible to receive a Distribution Requiring Consent prior to his/her Annuity Starting Date, may elect to postpone distribution beyond the time the Employer has elected in its Adoption Agreement, to any specified date including, but not beyond the Participant’s RBD as described in Section 6.02, unless the Employer, in its Adoption Agreement, specifically limits a Participant’s right to postpone distribution of his/her Account Balance only to the later of the date the Participant attains age 62 or Normal Retirement Age. The Plan Administrator will reapply the notice and consent requirements of Section 6.01(A)(2) to any distribution a Participant postpones under this Section 6.01(A)(2)(f).
          (g) No election/deemed elected distribution date. In the absence of a Participant’s consent and distribution election (as described in Sections 6.01(A)(2)(d) and (e)) or in the absence of the Participant’s election under Section 6.01(A)(2)(f), made prior to his/her Annuity Starting Date, to postpone distribution, the Plan Administrator, consistent with the Employer’s elections in its Adoption Agreement, will treat the Participant as having elected (in accordance with the Treasury Regulations under Code §§411 and 401(a)(14)) to postpone his/her distribution until the later of the date the Participant attains age 62 or Normal Retirement Age. At the applicable date, the Plan Administrator then will direct the Trustee to distribute the Participant’s Vested Account Balance in a Lump-Sum (or, if applicable, the annuity form of distribution required under Section 6.04). The provisions Section 6.01(A)(2)(e) regarding reconsideration of distribution elections apply to any election or deemed election in this Section 6.01(A)(2)(g).
          (h) Definition of Annuity Starting Date. See Section 1.06(A).
     (3) Disability. If the Participant’s Separation from Service is because of his/her Disability, except to the extent the Employer elects in its Adoption Agreement to accelerate distribution, the Plan Administrator will direct the Trustee to distribute the Participant’s Vested Account Balance at the same time and in the same form as if the Participant had incurred a Separation from Service without Disability.
     (4) Determination of Vested Account Balance. For purposes of the consent requirements under this Article VI and of determining whether a distribution is a Mandatory Distribution, the Plan Administrator determines a Participant’s Vested Account Balance as of the most recent Valuation Date immediately prior to the distribution date, and takes into account the Participant’s entire Account Balance, including Elective Deferrals, but including or excluding the Participant’s Rollover Contributions Account as the Employer elects in its Adoption Agreement. The Plan Administrator in determining the Participant’s Vested Account Balance at the relevant time, will disregard a Participant’s Vested Account Balance existing on any prior date, except as related to Installment distributions under Section 6.01(A)(1)(a)(iii).
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Defined Contribution Prototype Plan
     (5) Consent to cash-out/forfeiture. If a Participant is partially Vested in his/her Account Balance, a Participant’s election under Section 6.01(A)(2) to receive distribution prior to the Participant’s incurring a Forfeiture Break in Service, must be in the form of a Cash-Out Distribution.
     (6) Return to employment. A Participant may not receive a distribution based on Separation from Service, or continue any Installment distribution based on a prior Separation from Service, if, prior to the time the Trustee actually makes the distribution, the Participant returns to employment with the Employer.
(B) Distribution upon Death. In the event of the Participant’s death (whether death occurs before or after Separation from Service or Severance from Employment), the Plan Administrator will direct the Trustee, in accordance with this Section 6.01(B) to distribute to the Participant’s Beneficiary the Participant’s Vested Account Balance remaining in the Trust at the time of the Participant’s death.
     (1) Timing of commencement. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant’s Vested Account Balance following the date on which the Plan Administrator receives notification of, or otherwise confirms, the Participant’s death. The actual timing of distribution will be in accordance with: (a) the Employer’s Adoption Agreement elections; (b) any Participant or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Section 6.02.
     (2) Distribution method. The Plan Administrator must direct the Trustee to distribute or commence distribution of the deceased Participant’s Vested Account Balance under a method which is in accordance with: (a) the Employer’s Adoption Agreement elections; (b) any Participant or Beneficiary permitted and timely made election under Section 6.03(B); and (c) the Plan terms including Section 6.04.
(C) In-Service Distribution. The Employer in its Adoption Agreement must elect the Participants’ In-Service Distribution rights, if any. If the Employer elects to permit any In-Service Distributions, the Employer will elect the eligible Contribution Type or Contribution Type Accounts and the age or other events which entitle a Participant to an In-Service Distribution. The Employer’s elections under this Section 6.01(C) are subject to the restrictions of Section 6.01(C)(4) and any other restrictions under Applicable Law.
     (1) Definition of In-Service Distribution. An In-Service distribution means distribution of a Participant’s Account or any portion thereof prior to his/her Separation from Service.
     (2) Conditions.
          (a) Vesting. The Employer must elect in its Adoption Agreement whether a partially-Vested Participant may receive an In-Service Distribution. If a Participant receives an In-Service Distribution as to a partially-Vested Account, and the Participant has not incurred a Forfeiture Break in Service, the Plan Administrator will apply the vesting provisions of Section 5.03(C).
          (b) Other Conditions. The Employer in its Adoption Agreement may elect other conditions applicable to In-Service Distributions as are not inconsistent with Applicable Law.
     (3) Administration.
          (a) Participant election. A Participant must make any permitted In-Service Distribution election under this Section 6.01(C) in writing and on a form prescribed by the Plan Administrator which specifies the percentage or dollar amount of the distribution and the Participant’s Contribution Type or Account to which the election applies.
          (b) Frequency, timing and method. If the Plan permits In-Service Distributions: (i) the Plan Administrator may adopt a policy imposing frequency limitations or other reasonable administrative conditions; and (ii) a Participant may elect as many In-Service Distributions per Plan Year as the election form prescribed by the Plan Administrator allows, or as any In-Service Distribution policy permits, with a minimum of one In-Service Distribution permitted each Plan Year. If the Plan Administrator’s form or policy does not specify the permitted number of Plan Year In-Service Distributions, the number is not limited. The Trustee, as directed by the Plan Administrator and subject to Section 6.04, will distribute the amount(s) a Participant elects in a single distribution, as soon as administratively practical after the Participant files his/her properly completed In-Service Distribution election with the Plan Administrator. The Trustee will distribute the Participant’s remaining Account Balance in accordance with the other provisions of this Article VI.
     (4) Account restrictions.
          (a) Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution distribution events. The Employer in its Adoption Agreement may elect to permit an In-Service Distribution of the Nonelective, Regular Matching, Additional Matching and SIMPLE Contribution Accounts upon a Participant’s attainment of a stated age, based on a fixed number of years or based upon some other specified event, such as hardship under Section 6.07. Such Adoption Agreement elections include, but are not limited to, the following:
               (i) Two year “seasoned” contributions. The contributions which the Plan Administrator will distribute were made at least 2 years (or such other greater period as the Employer elects in its Adoption Agreement) prior to the date on which the distribution will occur. Such distributions may include Earnings on the “seasoned” contributions.
               (ii) 60 months of participation. The Participant has been a Participant for at least 60 months (or for such other greater period as the Employer elects in its Adoption Agreement) prior to the date on which the Plan Administrator will make the distribution. This election applies to all applicable contributions, regardless of when made.
          (b) 401(k) Plans.
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Defined Contribution Prototype Plan
               (i) Limitation. A Participant may not receive a distribution of the Participant’s Restricted 401(k) Accounts except in the event of the Participant’s death, Disability, Severance from Employment, attainment of age 59 1/2, hardship in accordance with Section 6.07 or Plan termination (as limited under Section 11.05(F)).
               (ii) Definition of Restricted 401(k) Accounts. A Participant’s Restricted 401(k) Accounts are the Participant’s Elective Deferral Account, QNEC Account, QMAC Account and Safe Harbor Contributions Account.
          (c) Money Purchase Pension/Target Benefit Plans.
               (i) Limitation. A Participant may not receive an In-Service Distribution of a Participant’s Restricted Pension Accounts except in the event of the Participant’s attainment of Normal Retirement Age (or any later age), the Participant’s Disability or Plan termination under Section 11.05.
               (ii) Definition of Restricted Pension Accounts. A Participant’s Restricted Pension Accounts are the Participant’s Money Purchase Pension Plan or Target Benefit Plan Accounts.
          (d) Prevailing Wage Contributions. For purposes of In-Service Distributions, a Participant’s Prevailing Wage Contribution Account is treated as a Nonelective or other Employer Contribution Account as applicable, unless the Prevailing Wage Contract provides for other In-Service Distribution rights. However, if the Employer in its Adoption Agreement elects to offset other Contribution Types with the Prevailing Wage Contribution, for purposes of In-Service Distributions, the Plan Administrator will treat that portion of the Prevailing Wage Contribution Account which offsets another Contribution Type, as the other Contribution Type.
          (e) Rollover Contributions, Employee Contributions and DECs. A Participant may elect to receive an In-Service Distribution of his/her Accounts attributable to Rollover Contributions, Employee Contributions and DECs at any time subject to Section 6.01(C)(3). Distribution of a Rollover Contribution is subject to Section 6.04 if Section 6.04 otherwise applies to the Participant.
          (f) Transferred amounts/distribution restrictions and Protected Benefits.
               (i) Distribution restrictions: transfers from pension plans to non-pension plans. Except in the case of certain Elective Transfers, if this Plan is a Profit Sharing Plan or a 401(k) Plan, the Plan, except in accordance with Section 6.01(C)(4)(c), may not make any In-Service Distribution to the Participant of his/her Restricted Pension Accounts (including post-transfer Earnings on those Accounts) previously transferred, within the meaning of Code §414(l), to this Plan from a Money Purchase Pension Plan or from a Target Benefit Plan. This limitation applies only to such transferred balances consisting of Restricted Pension Accounts.
               (ii) Distribution restrictions: transfers from 401(k) Plans to other plans. Except in the case of certain Elective Transfers, if this Plan is a Profit Sharing Plan, Money Purchase Pension Plan or a Target Benefit Plan, the Plan, except in accordance with Section 6.01(C)(4)(b), may not make any In-Service Distribution to the Participant of his/her Restricted 401(k) Accounts (including post-transfer Earnings on those Accounts) previously transferred, within the meaning of Code §414(l), to this Plan from a 401(k) Plan. This limitation applies only to such transferred balances consisting of Restricted 401(k) Accounts.
               (iii) Protected Benefit/Separate Accounting. See Section 11.06 regarding preservation of Protected Benefits with regard to transferred amounts. The Plan Administrator must apply proper separate accounting of transferred amounts to comply with this Section 6.01(C)(4)(f).
          (g) Designated IRA. A Participant may request and receive distribution of his/her Designated IRA Account at any time, subject the requirements of Code §401(a)(9) and the regulations thereunder as applicable to IRAs. Section 6.04 does not apply to Designated IRA Contributions.
     (5) Hardship. See Section 6.07 regarding requirements for In-Service Distributions and for post-Separation from Service or Severance from Employment distribution accelerations, based on hardship.
     6.02 REQUIRED MINIMUM DISTRIBUTIONS.
(A) Lifetime RMDs.
     (1) RBD. The Plan Administrator will direct the Trustee to distribute or to commence distribution to the Participant of the Participant’s entire Vested Account Balance no later than the Participant’s RBD.
     (2) Amount of RMD for each DCY. During the Participant’s lifetime, the RMD that will be distributed for each DCY is the lesser of:
          (a) ULT amount. The quotient obtained by dividing the Participant’s RMD Account Balance by the distribution period in the ULT, using the Participant’s age as of the Participant’s birthday in the DCY; or
          (b) SLT/younger spouse. If the Participant’s sole Designated Beneficiary for the DCY is the Participant’s spouse who is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant’s RMD Account Balance by the distribution period in the JLT using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the DCY.
     (3) Lifetime RMDs continue through year of Participant’s death. RMDs will be determined under this Section 6.02(A) beginning with the first DCY and up to and including the DCY that includes the Participant’s date of death or until the Participant’s Vested Account Balance is completely distributed.
(B) Death RMDs.
     (1) Death of Participant before DCD. If the Participant dies before the DCD, the Plan Administrator will direct the Trustee to distribute or commence distribution to the Participant of the Participant’s Vested Accrued Benefit no later than as follows:
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Defined Contribution Prototype Plan
          (a) Spouse sole Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
               (i) Death of spouse. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, then this Section 6.02(B)(1) (other than Section 6.02(B)(1)(a)) will apply as if the surviving spouse were the Participant.
          (b) Other Designated Beneficiary. Except as otherwise provided in Section 6.02(B)(1)(e), if the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
          (c) No Designated Beneficiary/“5-year rule.” If there is no Designated Beneficiary as of September 30 of the year following the calendar year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (d) Participant survived by Designated Beneficiary/“Life Expectancy rule.” If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant’s death is the quotient obtained by dividing the Participant’s RMD Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.02(B)(2)(a).
          (e) 5-year or Life Expectancy rule; possible election. The Employer in its Adoption Agreement will elect whether distribution of the Participant’s Account in the case of death before the DCD will be made in accordance with the Life Expectancy rule under Section 6.02(B)(1)(d) or the 5-year rule under Section 6.02(B)(1)(c). The Employer’s election may permit a Designated Beneficiary to elect which of these rules will apply or may specify which rule applies. However, the Life Expectancy rule (whether subject to election or not) applies only in the case of a Designated Beneficiary. The 5-year rule applies as to any Beneficiary who is not a Designated Beneficiary. A permitted election under this Section 6.02(B)(1)(e) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.02(B)(1), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. In the absence of a timely election, the Life Expectancy rule applies unless the Employer in Appendix B elects to apply the 5-year rule.
     (2) Death on or after DCD. This Section 6.02(B)(2) applies if the Participant dies on or after his/her DCD.
          (a) Participant survived by Designated Beneficiary. If there is a Designated Beneficiary, the RMD for each DCY after the year of the Participant’s death is the quotient obtained by dividing the Participant’s RMD Account Balance by the longer of the Participant’s remaining Life Expectancy or the Designated Beneficiary’s remaining Life Expectancy, determined as follows:
               (i) Participant’s life expectancy. The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
               (ii) Spouse as sole Designated Beneficiary. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each DCY after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For DCYs after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
               (iii) Non-Spouse Designated Beneficiary. If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
          (b) No Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the RMD for each DCY after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(C) Distribution Methods. Nothing in this Section 6.02 gives any Participant or any Beneficiary the right to receive a distribution of the Participant’s Account under any method or at a time which the Plan does not permit. Unless the Participant’s Vested Account Balance is distributed in the form of an annuity purchased from an insurance company or in a Lump Sum on or before the RBD, as of the first DCY, distributions will be made in accordance with Section 6.02(A) and (B), but subject to the Employer’s Adoption Agreement elections regarding the method of distribution. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the applicable Treasury regulations. If the Adoption Agreement limits distributions to a Lump Sum, the Plan will distribute the Participant’s entire Vested Account Balance in the form of a Lump Sum on or before the Participant’s RBD, or if applicable, at the time determined in Section 6.02(B), but subject to the Employer’s Adoption Agreement elections regarding timing of the distribution. See Section 6.03(B) regarding Participant and Beneficiary elections.
(D) Operating Rules.
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     (1) Precedence. The requirements of this Section 6.02 will take precedence over any inconsistent provisions of the Plan.
     (2) Requirements of Treasury regulations incorporated. All distributions required under this Section 6.02 will be determined and made in accordance with the Treasury regulations under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code §401(a)(9)(G).
     (3) TEFRA Section 242(b)(2) elections. Notwithstanding the other provisions of this Section 6.02, distributions may be made under Section 6.10.
     (4) 2002 DCY election. This Section 6.02 applies to RMDs for the 2002 DCY unless the Employer in Appendix B elects that 2002 RMDs are to be determined in accordance with the RMD rules in effect under the 1987 or 2001 proposed Treasury regulations under Code §401(a)(9), in lieu of this Section 6.02. Any such election applies to the 2002 DCY only and the provisions of this Section 6.02 apply for DCYs beginning after 2002.
(E) Definitions. The following definitions apply to this Section 6.02.
     (1) Designated Beneficiary. A “Designated Beneficiary” means an individual who is a Beneficiary under Section 7.05 and who is a designated beneficiary under Code §401(a)(9) of the Internal Revenue Code and Treas. Reg. §1.401(a)(9)-4, Q&As-4 and -5.
     (2) DCY. A DCY is a distribution calendar year for which an RMD is required. For RMDs beginning before the Participant’s death, the first DCY is the calendar year immediately preceding the calendar year which contains the Participant’s RBD. For RMDs beginning after the Participant’s death, the first DCY is the calendar year in which distributions are required to begin under Section 6.02(B). The RMD for the Participant’s first DCY will be made on or before the Participant’s RBD. The RMD for other DCYs, including the RMD for the DCY in which the Participant’s RBD occurs, will be made on or before December 31 of that DCY.
     (3) DCD. A DCD is a distribution commencement date and generally means the Participant’s RBD. However, if Section 6.02(B)(1)(a)(i) applies, the DCD is the date distributions are required to begin to the surviving spouse under Section 6.02(B)(1)(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the otherwise applicable DCD, then the DCD is the date distributions actually commence.
     (4) JLT. The JLT is the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-3.
     (5) Life Expectancy. Life Expectancy refers to life expectancy as computed under the SLT.
     (6) Participant’s RMD Account Balance. A Participant’s RMD Account Balance is the account balance as of the last Valuation Date in the VCY increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the VCY after the Valuation Date and decreased by distributions made in the VCY after the Valuation Date. The Account Balance for the VCY includes any amounts rolled over or transferred to the Plan either in the VCY or in the DCY if distributed or transferred in the VCY.
     (7) RBD. A Participant’s RBD is his/her required beginning date determined as follows:
          (a) More than 5% owner. A Participant’s RBD is the April 1 of the calendar year following the close of the calendar year in which the Participant attains age 70 1/2 if the Participant is a more than 5% owner (as defined in Code §416(i)(B)) as to the Plan Year ending in that calendar year. If a Participant is a more than 5% owner at the close of the relevant calendar year, the Participant may not discontinue RMDs notwithstanding the Participant’s subsequent change in ownership status.
          (b) Other Participants. If the Participant is not a more than 5% owner, his/her RBD is the April 1 of the calendar year following the close of the calendar year in which the Participant incurs a Separation from Service or, if later, the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.
          (c) Election as to RBD. The Employer in Appendix B may elect that the Plan Administrator continue to apply (indefinitely or to a specified date) the RBD definition in effect prior to 1997 (“pre-SBJPA RBD”). A Participant’s pre-SBJPA RBD (if applicable) is April 1 following the close of the calendar year in which the Participant attains age 70 1/2.
     (8) RMD. An RMD is the required minimum distribution the Plan must make to a Participant or Beneficiary for a DCY. The Plan Administrator determines an RMD without regard to vesting, but in accordance with Treas. Reg. §1.401(a)(9)-5, the Plan only will distribute an RMD to the extent that the amount distributed is Vested.
     (9) SLT. The SLT is the Single Life Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-1.
     (10) ULT. The ULT is the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9, Q/A-2.
     (11) VCY. A VCY is a valuation calendar year, which is the calendar year immediately preceding a DCY.
     6.03 POST-SEPARATION (SEVERANCE), LIFETIME RMD, AND BENEFICIARY DISTRIBUTION METHODS. Distribution of a Participant’s Account: (i) after Separation from Service (or Severance from Employment); (ii) during employment but where the lifetime RMD requirements under Section 6.02(A) apply; and (iii) to a Beneficiary after the Participant’s death, are subject to the distribution methods in this Section 6.03.
(A) Plan Available Methods.
     (1) Participant methods. The Employer in its Adoption Agreement will elect one or more of the following distribution methods applicable to a Participant: (i) Lump-Sum; (ii) Installments; (iii) Installments but only if the Participant is required to receive RMDs under Section 6.02; (iv) Alternative Annuity; (v) Ad-Hoc; or (vi) any other method the Employer describes in its Adoption Agreement which is not inconsistent with Applicable Law. If Section 6.04 applies, the distribution must be a QJSA unless waived. In the event of a QJSA waiver, the
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distribution will be made under the alternative method the Participant elects, in accordance with this Section 6.03.
     (2) Beneficiary Methods. The Employer in its Adoption Agreement will elect one or more of the following distribution methods applicable to a Beneficiary: (i) Lump-Sum; (ii) Installments, provided any Installment is in an amount at least equal to the RMD for a DCY; (iii) Ad-Hoc, provided the Beneficiary must receive a distribution in an amount at least equal to the RMD for a DCY; or (iv) QPSA if the Plan is subject to Section 6.04. Under a Plan subject to Section 6.04, a surviving spouse Beneficiary may elect to waive the QPSA in favor of another Beneficiary distribution method the Plan permits. See Section 6.04(B)(5). See Sections 6.02(B)(1)(e) and 6.02(C) as to distribution timing elections and elections relating to death of the Participant before the DCD.
     (3) Definition of Lump—Sum. A Lump—Sum means a single payment and includes, but is not limited to, a “lump-sum distribution” under Code §402(d)(4). If the Employer in its Adoption Agreement elects to limit distributions to a Lump-Sum, all Plan distributions must be made in this form, including all RMDs under Section 6.02.
     (4) Definition of Installments. Installments means payment in monthly, quarterly, semi-annual, annual or other installments over a fixed reasonable period of time, not exceeding the Life Expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his/her designated Beneficiary. To facilitate an Installment distribution the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to place all or any part of the Participant’s Account Balance in a Segregated Account.
          (a) Installments only for Lifetime RMDs. If the Employer in its Adoption Agreement elects Installments only if a Participant is subject to lifetime RMDs under Section 6.02(A), and does not elect Installments generally, only the affected Participants are entitled to an Installment distribution under the Plan. Any such Installment must satisfy Section 6.02(A).
          (b) Installment acceleration. A Participant or Beneficiary receiving an Installment distribution may, at any time, elect to accelerate the payment of all, or any portion, of the Participant’s unpaid Vested Account Balance.
     (5) Definition of Alternative Annuity. An Alternative Annuity means distribution of an Annuity Contract which is not a QJSA or a QPSA. The Alternative Annuity must be based on the life of the Participant or upon the joint lives of the Participant and a Designated Beneficiary. The Employer in its Adoption Agreement will describe the material characteristics of any Alternative Annuity available under the Plan. If Section 6.04 does not apply to the overall Plan, the Employer will not elect an Alternative Annuity.
     (6) Definition of Ad-Hoc. Ad-Hoc means the Participant or Beneficiary may at any time after Separation from Service (or Severance from Employment) elect distribution of all or any part of his/her Account or of specified Accounts under the Plan. The Plan Administrator may adopt a policy regarding Ad-Hoc distributions imposing a reasonable minimum distribution amount, frequency limitations or other reasonable administrative conditions.
(B) Participant and Beneficiary Elections. Subject to any contrary requirements imposed by Sections 6.01, 6.02, this Section 6.03 or 6.04, and also subject to Section 8.04 as to the form of distribution (cash or property), a Participant or Beneficiary may elect any method or timing of distribution the Plan permits.
     (1) Participant election as to Beneficiary. The Participant, on a form prescribed by the Plan Administrator, may elect the distribution method which will apply to any Beneficiary, including his/her surviving spouse. The Participant’s election may limit any Beneficiary’s right to increase or to reduce the frequency or the amount of any payments.
     (2) If no election. If a Participant or Beneficiary does not make a timely election as to the distribution method and timing as the Plan may permit, the Plan Administrator will direct the Trustee to distribute a Lump-Sum as soon as is practical and at the earliest date the Plan permits distribution but not later than the date the Plan requires distribution. If the Plan does not permit a Lump-Sum distribution, the Plan Administrator will direct distribution under any other method the Plan permits. If the Plan permits an election as to cash or property, in the absence of an election, the Plan Administrator will direct the Trustee to distribute cash, subject to Section 8.04.
     (3) Combination of methods. If the Employer in its Adoption Agreement elects to permit more than one distribution method under this Section 6.03, a Participant or Beneficiary may elect any combination of the available methods either as to different Accounts or as to specified amounts subject to distribution.
     (4) No third party discretion. No third party, including the Employer, the Plan Administrator and the Trustee, may exercise discretion over any Participant or Beneficiary election of the method of distribution, provided the election is made in accordance with the Plan.
     (5) Lump-Sum only if Account does not exceed $5,000. Any distribution elections permitted under this Section 6.03 are available only if the Participant’s Vested Account Balance, as determined under Section 6.01(A)(4), exceeds $5,000, unless the Employer elects to apply any lesser amount in Appendix B. If the Participant’s Vested Account Balance does not exceed $5,000 (or such lesser amount the Employer elects in Appendix B), the Trustee will distribute the balance in a Lump-Sum (which will be a Cash-Out Distribution if the Participant’s Account Balance is not 100% Vested) without regard to Section 6.04.
     (6) Sourcing election. If a Participant or Beneficiary who will receive a partial (non-corrective) distribution of his/her Plan Account has both a Roth Deferral Account (or some other Account with tax basis) and one or more pre-tax Accounts including a Pre-Tax Deferral Account, the Participant or Beneficiary may elect the Account source(s) and composition (contributions or Earnings) of the distribution unless such elections are contrary to Applicable Law. This Section 6.03(B)(6) as to election of Account sources from among multiple sources does not apply to the extent that a Participant or
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Beneficiary is eligible under the Plan terms to receive a distribution only from one specific Account source. In the absence of a Participant or Beneficiary election, the Plan Administrator operationally will determine the Account source(s) from which the Trustee will make the distribution and will determine whether such amounts distributed consist of the Account contributions or of Account Earnings or both, unless such Plan Administrator determinations are contrary to Applicable Law.
     (7) Application to alternate payees. This Section 6.03 applies to an alternate payee in the same manner as if the alternate payee were the Participant. See Section 6.05 as to the right of a QDRO alternate payee to elect the distribution method applicable to the alternate payee’s distribution.
(C) Modification. The Employer in its Adoption Agreement may elect to modify the methods of payment available under the Plan, consistent with this Section 6.03. If the Employer’s Plan is a Restated Plan, the Employer in its Adoption Agreement and in accordance with Treas. Reg. §1.411(d)-4, may elect to eliminate from the prior Plan certain Protected Benefits.
     6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND TO SURVIVING SPOUSES.
(A) Qualified Joint and Survivor Annuity (QJSA). The Plan Administrator must direct the Trustee to distribute a married or unmarried Participant’s Vested Account Balance in the form of a QJSA, unless the Participant, and spouse if the Participant is married, waive the QJSA in accordance with this Section 6.04(A) or unless Section 6.04(H) applies.
     (1) Definition of QJSA if married. If, as of the Annuity Starting Date, the Participant is married (even if the Participant has not been married throughout the one year period ending on the Annuity Starting Date), a QJSA is an immediate Annuity Contract which is purchasable with the Participant’s Vested Account Balance and which provides a Life Annuity for the Participant and a Survivor Annuity payable for the remaining life of the Participant’s surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant.
     (2) Definition of QJSA if not married. If, as of the Annuity Starting Date, the Participant is not married, a QJSA is an immediate Life Annuity Contract for the Participant which is purchasable with the Participant’s Vested Account Balance.
     (3) Modification of QJSA benefit. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the Survivor Annuity.
     (4) Definitions of Life/Survivor Annuity. A Life Annuity means an Annuity Contract payable to the Participant in equal installments for the life of the Participant that terminates upon the Participant’s death. A Survivor Annuity means an Annuity Contract payable to the Participant’s surviving spouse in equal installments for the life of the surviving spouse that terminates upon the death of the surviving spouse.
     (5) QJSA notice/timing. A Participant may elect distribution of the QJSA at the earliest retirement age under the Plan, which is the earliest date on which the Participant could elect to receive retirement benefits. At least 30 days and not more than 90 days before the Participant’s Annuity Starting Date, the Plan Administrator must provide the Participant a written explanation of the terms and conditions of the QJSA, the Participant’s right to make, and the effect of, an election to waive the QJSA benefit, the rights of the Participant’s spouse regarding the waiver election and the Participant’s right to make, and the effect of, a revocation of a waiver election.
     (6) Waiver frequency and timing. The Plan does not limit the number of times the Participant may revoke a waiver of the QJSA or make a new waiver during the election period. The Participant (and his/her spouse, if the Participant is married), may revoke an election to receive a particular form of benefit at any time until the Annuity Starting Date.
     (7) Married Participant waiver. A married Participant’s QJSA waiver election is not valid unless: (i) the Participant’s spouse (to whom the Survivor Annuity is payable under the QJSA), after the Participant has received the QJSA notice, has consented in writing to the waiver election, the spouse’s consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his/her representative) witnesses the spouse’s consent; (ii) the spouse consents to the alternative method of payment designated by the Participant or to any change in that designated method of payment; and (iii) unless the spouse is the Participant’s sole primary Beneficiary, the spouse consents to the Participant’s Beneficiary designation or to any change in the Participant’s Beneficiary designation.
          (a) Effect of spousal consent/blanket waiver. The spouse’s consent to a waiver of the QJSA is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to the Participant’s future payment form election or Beneficiary designation, if the spouse acknowledges the right to limit his/her consent to a specific designation but, in writing, waives that right.
          (b) Spousal consent not required. The Plan Administrator will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Plan Administrator establishes: (i) the Participant does not have a spouse; (ii) the spouse cannot be located; (iii) the Participant is legally separated or has been abandoned (within the meaning of applicable state law) and the Participant has a court order to that effect; or (iv) other circumstances exist under which Applicable Law excuses the spousal consent requirement. If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent.
(B) Qualified Preretirement Survivor Annuity (QPSA). If a married Participant dies prior to his/her Annuity Starting Date, the Plan Administrator will direct the Trustee to distribute a portion of the Participant’s Vested Account Balance to the Participant’s surviving spouse in the form of a QPSA, unless the Participant has a valid waiver election in effect. The Employer in its Adoption Agreement will elect whether to apply the “one-year marriage rule.” If the Employer elects to apply the one-year marriage rule, the QPSA benefit does not apply unless the Participant and his/her spouse were married
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throughout the one year period ending on the date of the Participant’s death.
     (1) Definition of QPSA. A QPSA is an Annuity Contract which is purchasable with 50% of the Participant’s Vested Account Balance (determined as of the date of the Participant’s death) and which is payable for the life of the Participant’s surviving spouse.
     (2) Modification of QPSA. The Employer in Appendix B may elect a different percentage (more than 50% but not exceeding 100%) for the QPSA.
     (3) Ordering rule. The value of the QPSA is attributable to Employer Contributions, to Pre-Tax Deferrals, to Roth Deferrals, and to Employee Contributions in the same proportion as the Participant’s Vested Account Balance is attributable to those contributions.
     (4) Disposition of remaining balance. The portion of the Participant’s Vested Account Balance not payable as a QPSA is payable to the Participant’s Beneficiary, in accordance with the remaining provisions of this Article VI.
     (5) Surviving spouse elections. If the Participant’s Vested Account Balance which the Trustee would apply to purchase the QPSA exceeds $5,000, the Participant’s surviving spouse may elect to have the Trustee commence payment of the QPSA at any time following the date of the Participant’s death, but not later than Section 6.02 requires, and may elect any of the methods of payment described in Section 6.03, in lieu of the QPSA. In the absence of an election by the surviving spouse, the Plan Administrator must direct the Trustee to distribute the QPSA on the earliest administratively practicable date following the close of the Plan Year in which the latest of the following events occurs: (a) the Participant’s death; (b) the date the Plan Administrator receives notification of or otherwise confirms the Participant’s death; (c) the date the Participant would have attained Normal Retirement Age; or (d) the date the Participant would have attained age 62.
     (6) QPSA notice/timing. The Plan Administrator must provide a written explanation of the QPSA to each married Participant within the following period which ends last: (a) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (b) a reasonable period after an Employee becomes a Participant; or (c) a reasonable period after Section 6.04 of the Plan becomes applicable to the Participant. A “reasonable period” described in clauses (b) and (c) is the period beginning one year before and ending one year after the applicable event. If the Participant incurs a Separation from Service before attaining age 35, clauses (a), (b), and (c) do not apply and the Plan Administrator must provide the QPSA notice within the period beginning one year before and ending one year after the Separation from Service. If the Participant thereafter returns to employment with the Employer, the Plan Administrator will redetermine the applicable period. The QPSA notice must describe, in a manner consistent with Treasury regulations, the terms and conditions of the QPSA and of the waiver of the QPSA, comparable to the QJSA notice required under Section 6.04(A)(5).
     (7) Waiver frequency and timing. The Plan does not limit the number of times the Participant may revoke a waiver of the QPSA or make a new waiver during the election period. The election period for waiver of the QPSA ends on the date of the Participant’s death. A Participant’s QPSA waiver election is not valid unless the Participant makes the waiver election after the Participant has received the QPSA notice and no earlier than the first day of the Plan Year in which he/she attains age 35. However, if the Participant incurs a Separation from Service prior to the first day of the Plan Year in which he/she attains age 35, the Plan Administrator will accept a waiver election as to the Participant’s Account Balance attributable to his/her Service prior to his/her Separation from Service. In addition, if a Participant who has not incurred a Separation from Service makes a valid waiver election, except for the age 35 Plan Year timing requirement above, the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35.
     (8) Spousal consent to waiver. A Participant’s QPSA waiver is not valid unless the Participant’s spouse (to whom the QPSA is payable) satisfies or is excused from the consent requirements as described in Section 6.04(A)(7), except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse’s consent to the waiver of the QPSA is irrevocable, unless the Participant revokes the waiver election. The spouse also may execute a blanket consent as described in Section 6.04(A)(7)(a).
(C) Effect of Waiver. If the Participant has in effect a valid waiver election regarding the QJSA or the QPSA, the Plan Administrator must direct the Trustee to distribute the Participant’s Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.
(D) Loan Offset. The Plan Administrator will reduce the Participant’s Vested Account Balance by any security interest (pursuant to any offset rights authorized by Section 6.06) held by the Plan by reason of a Participant loan, to determine the value of the Participant’s Vested Account Balance distributable in the form of a QJSA or QPSA, provided the loan satisfied the spousal consent requirement described in Section 7.06(D).
(E) Effect of QDRO. For purposes of applying this Article VI, a former spouse (in lieu of the Participant’s current spouse) is the Participant’s spouse or surviving spouse to the extent provided under a QDRO described in Section 6.05. The provisions of this Section 6.04 apply separately to the portion of the Participant’s Vested Account Balance subject to a QDRO and to the portion of the Participant’s Vested Account Balance not subject to the QDRO.
(F) Vested Account Balance Not Exceeding $5,000. The Trustee must distribute in a Lump-Sum a Participant’s Vested Account Balance which the Trustee otherwise under Section 6.04 would apply to provide a QJSA or QPSA benefit, where the Participant’s Vested Account Balance determined under Section 6.01(A)(4) does not exceed $5,000, unless the Employer elects to apply any lesser amount in Appendix B.
(G) Profit Sharing Plan Exception. If this Plan is a Profit Sharing Plan, the Employer in its Adoption Agreement must elect whether the preceding provisions
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of Section 6.04 apply to all Participants or only to Participants who are not Exempt Participants.
     (1) Definition of Exempt Participants. All Participants are Exempt Participants except the following Participants to whom Section 6.04 must be applied: (a) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code §417 requirements and the Plan received the Transfer after December 31, 1984, unless the Transfer is an Elective Transfer described in Section 11.06(E); (b) a Participant who elects a Life Annuity distribution (if Section 11.02(C)(3) of the Plan requires the Plan to provide a Life Annuity distribution option); or (c) a Participant whose benefits under a Defined Benefit Plan maintained by the Employer are offset by benefits provided under this Plan.
     (2) Transfers. If a Participant receives a Transfer under Section 6.04(G)(1), clause (a) above, the Plan Administrator may elect to apply Section 6.04 only to the Participant’s transferred balance and not to the Participant’s remaining Account Balance provided that the Plan Administrator accounts properly for such balances.
     (3) Distribution to Exempt Participant. The Plan Administrator must direct the Trustee to distribute the Exempt Participant’s Vested Account Balance in accordance with Sections 6.01, 6.02 and 6.03.
     (4) Exempt Participant Beneficiary designation. See Section 7.05(A)(3) as to requirements relating to a married Exempt Participant’s Beneficiary designation.
     6.05 QDRO DISTRIBUTIONS. Notwithstanding any other provision of this Plan, the Trustee, in accordance with the direction of the Plan Administrator, must comply with the provisions of a QDRO, as defined in Code §414(p)(1)(A), which is issued with respect to the Plan.
(A) Distribution at Any Time. This Plan specifically permits distribution to an alternate payee under a QDRO at any time, irrespective of whether the Participant has attained his/her earliest retirement age (as defined under Code §414(p)(4)(B)) under the Plan. However, a distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if: (1) the QDRO specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee’s benefits under the Plan exceeds $5,000, and the QDRO requires the alternate payee’s consent to any distribution occurring prior to the Participant’s attainment of earliest retirement age, the alternate payee gives such consent.
(B) Plan Terms Otherwise Apply. Except as to timing of distribution commencement under Section 6.05(A), nothing in this Section 6.05 gives a Participant or an alternate payee a right to receive a type or method of distribution, to receive any option, or to increase benefits in a manner that the Plan does not permit.
(C) QDRO Procedures. The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order (as defined under Code §414(p)(1)(B).
     (1) Notices and order status. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of the Plan Administrator’s determination. The Plan Administrator must provide notice under this Section 6.05(C)(1) by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with DOL regulations.
     (2) Interim amounts payable. If any portion of the Participant’s Vested Account Balance is payable under the domestic relations order during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must maintain a separate accounting of the amounts payable. If the Plan Administrator determines the order is a QDRO within 18 months of the date amounts first are payable following receipt of the domestic relations order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a QDRO.
     (3) Segregated Account. To the extent it is not inconsistent with the provisions of the QDRO, the Plan Administrator under Section 7.04(A)(2)(c) may direct the Trustee to segregate the QDRO amount in a Segregated Account. The Trustee will make any payments or distributions required under this Section 6.05 by separate benefit checks or other separate distribution to the alternate payee(s).
     6.06 DEFAULTED LOAN — TIMING OF OFFSET. If a Participant or a Beneficiary defaults on a Plan loan, the Plan Administrator will determine the timing of the reduction (offset) of the Participant’s Vested Account Balance in accordance with this Section 6.06 and the Plan Administrator’s loan policy.
(A) Offset if Distributable Event. If, under the loan policy a loan default also is a distributable event under the Plan, the Trustee, at the time of the loan default, will offset the Participant’s Vested Account Balance by the lesser of the amount in default (including accrued interest) or the Plan’s security interest in that Vested Account Balance.
(B) Restricted Accounts. If the loan is from a Restricted Pension Account and the loan default is a distributable event under the loan policy, the Trustee will offset the Participant’s Account Balance in the manner described in Section 6.06(A) only if the Participant has incurred a Separation from Service or has attained Normal Retirement Age. If a 401(k) Plan makes the loan, to the extent the loan is attributable to the Participant’s Restricted 401(k) Accounts, the Trustee will not offset the Participant’s Vested Account Balance prior to the earlier of the date the Participant incurs a Severance from Employment or the date the Participant attains age 59 1/2. Consistent with its loan policy, the Plan
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Defined Contribution Prototype Plan
Administrator also may offset a Participant’s defaulted loan upon Plan termination, provided the Participant’s Account Balance is distributable upon Plan termination.
     6.07 HARDSHIP DISTRIBUTIONS. The Employer in its Adoption Agreement may elect to permit a hardship distribution to an electing Participant. If the Employer elects to permit hardship distributions, the Employer, consistent with the Adoption Agreement and Applicable Law, will elect: (i) which Accounts are available for a hardship distribution; (ii) whether the Plan Administrator will administer the hardship distributions in accordance with the safe harbor provisions of Section 6.07(A) or, as may be permitted by Applicable Law, under the non-safe harbor provisions of Section 6.07(B); and (iii) whether the hardship distribution is an In-Service Distribution, an acceleration of a distribution occurring after Severance from Employment/Separation from Service, or both. The Employer in its Profit Sharing Plan Adoption Agreement may elect to apply the safe harbor rules.
(A) Safe Harbor Need/Necessity.
     (1) Deemed immediate and heavy need. For purposes of this Plan, a safe harbor hardship distribution is a distribution on account of one or more of the following immediate and heavy financial needs: (a) expenses for (or necessary to obtain) medical care for the Participant, for the Participant’s spouse, or for any of the Participant’s dependents that would be deductible under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant; (c) payment of post-secondary education tuition and related educational fees (including room and board), for the next 12-month period, for the Participant, for the Participant’s spouse, for the Participant’s children, or for any of the Participant’s dependents; (d) payments necessary to prevent the eviction of the Participant from his/her principal residence or the foreclosure of the mortgage on the Participant’s principal residence; (e) payments for the funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent; or (f) expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income). Clauses (e) and (f) only apply as of the Final 401(k) Regulations Effective Date. As used in this Section 6.07(A)(1), the term “dependent” means a dependent as defined in Code §152 but for Taxable Years beginning after 2004 as applied to clause (e), means without regard to Code §152(d)(1)(B) and, for purposes of clause (c), means as applied without regard to Code §§152(b)(1) or (2) and 152(d)(1)(B). Notwithstanding the immediately preceding sentence, the Plan Administrator in applying this Section 6.07 may elect to limit the term “dependent” to those persons whom the Participant may claim as a dependent on IRS Form 1040. The administrative forms related to hardship distributions will reflect which of these definitions of “dependent” the Plan Administrator has elected to apply.
     (2) Deemed necessity. The following restrictions apply to a Participant who receives a safe harbor hardship distribution: (a) the Participant may not make Elective Deferrals or Employee Contributions to the Plan and other plans (described below) maintained by the Employer for the 6-month period (or any longer period the Plan Administrator may specify in a hardship distribution policy) following the date of his/her hardship distribution; (b) the distribution may not exceed the amount of the Participant’s immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and (c) the Participant must have obtained all distributions (including distribution of Code §404(k) ESOP dividends), other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under the Plan and all other plans (described below) maintained by the Employer. “Other plans” for purposes of clauses (a) and (c) means all other qualified plans and all nonqualified plans of deferred compensation maintained by the Employer including a cash or deferred arrangement that is part of a cafeteria plan under Code §125 (but excluding the mandatory employee contribution portion of a Defined Benefit Plan or a health or welfare benefit plan, including one that is part of a cafeteria plan). For purposes of clause (a), “other plans” also includes stock option, stock purchase and other similar plans maintained by the Employer.
(B) Non-safe Harbor Need/Necessity. For purposes of this Plan, a non-safe harbor hardship distribution is a distribution on account of an immediate and heavy financial need. The distribution cannot exceed the amount necessary to satisfy the need (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution). The Plan will not make a non-safe harbor hardship distribution if the Participant may relieve the need from other resources that are reasonably available to the Participant. The Plan Administrator will administer a hardship distribution under this Section 6.07(B) in accordance with Treas. Reg. §1.401(k)-1(d)(3)(iv), but excluding paragraph (E) thereof.
(C) Policy/Reliance. The Plan Administrator may adopt a uniform and nondiscriminatory policy regarding hardship distributions including objective standards for determining whether a Participant has an immediate and heavy financial need and for substantiating the extent of the Participant’s need. The Plan Administrator, absent actual contrary knowledge, may rely on a Participant’s written representation that the distribution is on account of hardship (as defined in Section 6.07(A)(1)), that the distribution satisfies Section 6.07(B) and/or that the distribution satisfies clause (b) under 6.07(A)(2).
(D) No Counterproductive Actions. A Participant, to establish necessity under either Sections 6.07(A)(2) or 6.07(B) need not take counterproductive actions as would increase the financial need. Such actions include, but are not limited to, being required to first take a Participant loan to purchase a principal residence where such a loan would result in the Participant’s disqualification from obtaining other necessary financing.
(E) Restrictions on Amount; Grandfathered Amounts. The maximum amount distributable from Elective Deferrals as a hardship distribution may not exceed the amount equal to the Participant’s total Elective Deferrals as of the hardship distribution date, reduced by the amount of any Elective Deferrals previously distributed to the Participant based on hardship or otherwise. QMACs and QNECs, and any Earnings on such contributions, and Earnings on the Participant’s Elective Deferrals, credited as of December
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Defined Contribution Prototype Plan
31, 1988 (collectively, “grandfathered amounts”), increase the amount of the maximum available hardship distribution only if the Employer in Appendix B elects to include such amounts. The restrictions of this Section 6.07(E) do not apply to hardship distributions from Nonelective Contributions, Regular Matching Contributions or Additional Matching Contributions and such distributions also may include Earnings on such Accounts. No hardship distribution is available from Safe harbor Contribution Accounts.
(F) Ordering. If the Plan permits a hardship distribution from more than one Account type, the Participant or the Plan Administrator in accordance with Section 6.03(B)(6) will determine the ordering of a Participant’s hardship distribution from the hardship distribution eligible Accounts, including ordering as between the Participant’s Pre-Tax Deferral Account and Roth Deferral Account, if any, provided that any ordering is consistent with any restriction on hardship distributions under this Section 6.07.
(G) Prototype and Volume Submitter Plans. A Participant’s hardship distribution made from Elective Deferrals under a Prototype Plan must comply with the safe harbor rules of Section 6.07(A). A Participant’s hardship distribution made from the Nonelective Contribution, Regular Matching Contribution or Additional Matching Contribution Accounts under a Prototype Plan, as the Employer elects in its Adoption Agreement, may comply with the safe harbor rules of Section 6.07(A) or the non-safe harbor rules of Section 6.07(B). A Volume Submitter Plan, as the Employer elects in its Adoption Agreement, may provide hardship distributions under the safe harbor rules of Section 6.07(A) or under the non-safe harbor hardship distribution rules of Section 6.07(B).
     6.08 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.
(A) Participant Election. A Participant (including for this purpose, a former Employee) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of his/her Eligible Rollover Distribution from the Plan paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. For purposes of this Section 6.08, a Participant includes as to their respective interests, a Participant’s surviving spouse and the Participant’s spouse or former spouse who is an alternate payee under a QDRO.
(B) Rollover and Withholding Notice. At least 30 days but not more than 90 days prior to the Trustee’s distribution of an Eligible Rollover Distribution, the Plan Administrator must provide a written notice (including a summary notice as permitted under applicable Treasury regulations) explaining to the distributee the rollover option, the applicability of mandatory 20% federal withholding to any amount not directly rolled over, and the recipient’s right to roll over the distribution within 60 days after the date of receipt of the distribution (“rollover notice”). If applicable, the rollover notice also must explain the availability of income averaging and the exclusion of net unrealized appreciation. A recipient of an Eligible Rollover Distribution (whether he/she elects a Direct Rollover or elects to receive the distribution), also may elect to receive distribution at any administratively practicable time which is earlier than 30 days (but more than 7 days if Section 6.04 applies) following receipt of the rollover notice.
(C) Default Rollover. The Plan Administrator, in the case of a Participant who does not respond timely to the rollover notice, may make a Direct Rollover of the Participant’s Account (as described in Revenue Ruling 2000-36 or in any successor guidance, or in any DOL guidance) in lieu of distributing the Participant’s Account.
(D) Automatic Rollover. If the Employer elects in its Adoption Agreement to provide for Mandatory Distributions described in Section 6.01(A), the Plan Administrator will apply this Section 6.08(D) to all Mandatory Distributions made before the Participant attains the later of age 62 or Normal Retirement Age. The Employer in its Adoption Agreement will elect whether to apply this Section 6.08(D) to a specified amount or will apply this Section only to such Mandatory Distributions which exceed $1,000. In the event of any Mandatory Distribution subject to this Section 6.08(D) and made on or after March 28, 2005, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan the Participant specifies in a Direct Rollover or to receive the distribution directly in accordance with Section 6.01(A), then the Plan Administrator will pay the distribution in a Direct Rollover to an Individual Retirement Plan the Plan Administrator designates (“Automatic Rollover”). In the case of a Restated Plan with a restated Effective Date before March 29, 2005, as to any Mandatory Distribution which otherwise would be subject to this Section 6.08(D) except that the distribution occurred before March 29, 2005, the terms of the prior plan document control as to the disposition of the Account.
     (1) Determination of Mandatory Distribution amount.
          (a) Rollovers count. The Plan Administrator, in determining whether a Mandatory Distribution is greater than $1,000 for purposes of this Section 6.08(D), will include the portion of the Participant’s distribution attributable to any Rollover Contribution, regardless of the Employer’s Adoption Agreement election to include or exclude Rollover Contributions in determining a Mandatory Distribution.
          (b) Roth and Pre-Tax Deferrals. In determining the Mandatory Distribution amount under this Section 6.08(D), the Plan Administrator will aggregate a Participant’s Roth Deferral and Pre-Tax Deferral Accounts if each Account Balance exceeds $200. If either the Roth Deferral Account or the Pre-Tax Deferral Account is less than $200, the Plan Administrator will apply this Section 6.08(D) only to the other Account and will not aggregate the Account Balance under $200 with the other Account Balance.
     (2) Beneficiaries, alternate payees and termination. The Automatic Rollover provisions of this Section 6.08(D) do not apply to spousal Beneficiaries, to alternate payees under a QDRO or to distributions upon Plan termination.
(E) Limitation on Employee Contribution and Roth Rollovers.
     (1) Employee Contributions. A Participant’s Employee Contribution Account only may be transferred by means of a Direct Rollover to a qualified Defined Contribution Plan described in Code §§401(a) or 403(a)
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that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income. A Participant’s Employee Contributions also may be transferred by a Direct Rollover or by a 60-day rollover to an Individual Retirement Plan. For purposes of a rollover of a distribution which includes both Employee Contributions and pre-tax amounts, the Plan Administrator will treat the first amounts rolled over as attributable to the pre-tax amounts.
     (2) Roth Deferrals. A Participant’s Roth Deferral Account only may be transferred by means of a Direct Rollover to a qualified Defined Contribution Plan described in Code §401(k), or to a Code §403(b) plan that permits Roth deferrals. A Participant also may transfer the taxable portion of his/her Roth Deferral Account by a 60-day rollover to a qualified Defined Contribution Plan under Code §401(k) or to a Code §403(b) plan. A Participant’s Roth Deferral Account Contributions also may be transferred by a Direct Rollover or by a 60-day rollover to a Roth Individual Retirement Plan.
(F) Definitions. The following definitions apply to this Section 6.08:
     (1) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan the distributee specifies in his/her Direct Rollover election or in the case of an Automatic Rollover, to the Individual Retirement Plan that the Plan Administrator designates.
     (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), a qualified trust described in Code §401(a), an arrangement described in Code §403(b), or an eligible deferred compensation plan described in Code §457(b) sponsored by a governmental employer which accepts the Participant’s or alternate payee’s Eligible Rollover Distribution. However, with regard to a Participant’s Roth Deferral Account, an Eligible Retirement Plan is a Roth IRA described in Code §408A, a Roth account in another 401(k) plan which permits Roth deferrals or a Roth account in a 403(b) plan which permits Roth deferrals.
     (3) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the Participant’s Vested Account Balance, except: (a) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s Designated Beneficiary, or for a specified period of ten years or more; (b) any RMD under Section 6.02; (c) the portion of any distribution which is not includible in gross income (except for Roth Deferral Accounts, Employee Contributions and determined without regard to the exclusion of net unrealized appreciation with respect to employer securities); (d) any hardship distribution; (e) a corrective distribution made under Article IV; (f) a deemed distribution resulting from a defaulted Participant loan which is not also an offset distribution; (g) any other distributions described in Treas. Reg. §1.402(c)-2; and (h) as to a Direct Rollover, any distribution which otherwise would be an Eligible Rollover Distribution, but where the total distributions to the Participant during that calendar year are reasonably expected to be less than $200. For purposes of clause (h), a Participant’s Roth Deferral Account is deemed to constitute a separate plan that is subject to a separate $200 limit. The Plan Administrator, in a form on which a Participant may elect a Direct Rollover, may restrict a Participant from directly rolling over only a part of an Eligible Rollover Distribution where the distribution amount does not exceed $500. In the case of such distribution exceeding $500, the Plan Administrator’s form may require that any amount the Participant elects to directly roll over be equal to $500 or a lesser specified amount.
     (4) Individual Retirement Plan. An Individual Retirement Plan is an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b).
     6.09 REPLACEMENT OF $5,000 AMOUNT. If the Employer in its Adoption Agreement under Section 6.01(A)(1) elects no Mandatory Distributions or elects a Mandatory Distribution amount which is less than $5,000, all other Plan references to “$5,000” remain unchanged unless the Employer in Appendix B elects to apply any lesser amount. However, any such override election does not apply to Sections 3.02(D) (relating to Catch-Up Deferrals, 3.10 (relating to SIMPLE Plans) and 3.12(C)(2) (relating to Designated IRAs) and references therein remain at $5,000. If this Plan is a Restated Plan, any Employer election under this Section 6.09 must be consistent with the Plan Administrator’s operation of the Plan prior to the Employer’s execution of its Restated Plan.
     6.10 TEFRA ELECTIONS.
(A) Application of Election in Lieu of Other Provisions. Notwithstanding the provisions of Sections 6.01, 6.02 and 6.03, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984 (“TEFRA election”), the Plan Administrator must direct the Trustee to distribute the Participant’s Vested Account Balance in accordance with that election, subject however, to the Survivor Annuity requirements, if applicable, of Section 6.04.
(B) Non-application. This Section 6.10 does not apply to a TEFRA election, and the Plan Administrator will not comply with that election, if any of the following applies: (1) the elected method of distribution would have disqualified the Plan under Code §401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the election does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the distribution payment period; or, (5) the Participant (or Beneficiary) modifies or revokes the election. In the event of a revocation, the Trustee must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received under Section 6.02 if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 6.02 if the distribution designation had not been in effect. The Plan Administrator will apply this Section 6.10 to rollovers and Transfers in accordance with Treasury Reg. §1.401(a)(9)-8.
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Defined Contribution Prototype Plan
ARTICLE VII
ADMINISTRATIVE PROVISIONS
     7.01 EMPLOYER ADMINISTRATIVE PROVISIONS.
(A) Information to Plan Administrator. The Employer must supply current information to the Plan Administrator, including the name, date of birth, date of employment, Compensation, leaves of absence, Years of Service and date of Separation from Service of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary to administer the Plan. The Employer’s records as to the information the Employer furnishes to the Plan Administrator are conclusive as to all persons.
(B) Plan Contributions. The Employer is solely responsible to determine the proper amount of any Employer Contribution it makes to the Plan and for the timely deposit to the Trust of the Employer Contributions.
(C) Employer Action. The Employer must take any action under the Plan in accordance with applicable Plan provisions and with proper authority such that the action is valid under Applicable Law and is binding upon the Employer.
(D) No Responsibility for Others. Except as required under ERISA, the Employer has no responsibility or obligation under the Plan to Employees, Participants or Beneficiaries for any act required of the Plan Administrator, the Trustee, the Custodian, or any other service provider to the Plan (unless the Employer also serves in such capacities).
(E) Indemnity of Certain Fiduciaries. The Employer will indemnify, defend and hold harmless the Plan Administrator from and against any and all loss, damages or liability to which the Plan Administrator may be subjected by reason of any act or omission (except willful misconduct or gross negligence) in its official capacities in the administration of this Plan or Trust or both, including attorneys’ fees and all other expenses reasonably incurred in the Plan Administrator’s defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.01(E) do not relieve the Plan Administrator from any liability the Plan Administrator may have under ERISA for breach of a fiduciary duty. The Plan Administrator and the Employer may execute a written agreement further delineating the indemnification agreement of this Section 7.01(E), provided the agreement does not violate ERISA or other Applicable Law. The indemnification provisions of this Section 7.01(E) do not extend to any Trustee, third party administrator, Custodian or other Plan service provider unless so provided in a written agreement executed by such persons and the Employer.
(F) Settlor Expenses. The Employer will pay all reasonable Plan expenses that the Plan Administrator under Section 7.04(C) determines are “settlor expenses” under ERISA.
     7.02 PLAN ADMINISTRATOR.
(A) Compensation and Expenses. The Plan Administrator (and any individuals serving as Plan Administrator) will serve without compensation for services as such (unless the Plan Administrator is not the Employer or an Employee), but the Employer or the Plan will pay all reasonable expenses of the Plan Administrator, in accordance with Section 7.04(C)(2).
(B) Resignation and Removal. If the Employer, under Section 1.41, appoints one or more persons to serve as Plan Administrator, such person(s) shall serve until they resign by written notice to the Employer or until the Employer removes them by written notice. In case of a vacancy in the position of Plan Administrator, the Employer will exercise any and all of the powers, authority, duties and discretion conferred upon the Plan Administrator pending the filling of the vacancy.
(C) General Powers and Duties. The Plan Administrator has the following general powers and duties which are in addition to those the Plan otherwise accords to the Plan Administrator:
     (1) Eligibility/benefit determination. To determine the rights of eligibility of an Employee to participate in the Plan, all factual questions that arise in the course of administering the Plan, the value of a Participant’s Account Balance (based on the value of the Trust assets, as determined by the Trustee, the Custodian or the Named Fiduciary) and the Vested percentage of each Participant’s Account Balance.
     (2) Rules/policies. To adopt rules of procedure and regulations or policies the Plan Administrator considers reasonable or necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of the Plan, the Code, ERISA or other Applicable Law. The Plan Administrator may, but is not required to reduce such rules, regulations or policies to writing, unless otherwise required under Applicable Law. The Plan Administrator at any time may amend or terminate prospectively any Plan policy without the requirement of a formal Plan amendment. The Employer or Plan Administrator also may create and modify from time to time one or more administrative checklists which are not part of the Plan, but which are for the purpose of tracking certain plan operational features, to generate written policies and plan forms, and to facilitate proper administration of the Plan.
     (3) Construction/enforcement. To construe and enforce the terms of the Plan and the rules, regulations and policies the Plan Administrator adopts, including discretion to interpret the basic plan document, the Adoption Agreement and any document related to the Plan’s operation.
     (4) Distribution/valuation. To direct the Trustee regarding the crediting and distribution of the Trust Fund, to establish additional Valuation Dates, and to direct the Trustee to conduct interim valuations on such Valuation Dates under Section 8.02(C)(4).
     (5) Claims. To review and render decisions regarding a claim for (or denial of a claim for) a benefit under the Plan.
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Defined Contribution Prototype Plan
     (6) Information to Employer. To furnish the Employer with information which the Employer may require for tax or other purposes.
     (7) Service providers. To engage the service of agents whom the Plan Administrator may deem advisable to assist it with the performance of its duties.
     (8) Investment Manager. If the Plan Administrator is the Named Fiduciary (or the Named Fiduciary otherwise designates the Plan Administrator to do so), to engage the services of an Investment Manager or Managers (as defined in ERISA §3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under such Investment Manager’s control.
     (9) Funding. As the Code or ERISA may require, to establish and maintain a funding policy and a funding standard account and to make credits and charges to that account. The Plan Administrator will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Plan Administrator must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan’s short-term and long-term financial needs for the coordination of the Plan’s investment policy with Plan financial requirements.
     (10) Records. To maintain Plan records and records of the Plan Administrator’s activities, as necessary or appropriate for the proper administration of the Plan.
     (11) Tax returns and other filings. To file with DOL or IRS as may be required, the Plan’s informational tax return, and to make such other filings as the Plan Administrator deems necessary or appropriate.
     (12) Notices and disclosures. To give and to make to Participants and to other parties, all Plan related notices and disclosures required by Applicable Law.
     (13) Overpayment. To seek return from a Participant or Beneficiary of any distributed amount which exceeds the distributable Vested Account Balance (or exceeds the amount which otherwise should have been distributed) and to allocate any recovered overpayment in accordance with the Plan terms.
     (14) Catch-all. To make any other determinations and undertake any other actions the Plan Administrator in its discretion believes are necessary or appropriate for the administration of the Plan (except to the extent that the Employer provides express contrary direction) and to otherwise administer the Plan in accordance with the Plan terms and Applicable Law.
(D) 401(k) Plan Elective Deferrals. If the Plan is a 401(k) Plan, the Plan Administrator may adopt such policies regarding Elective Deferrals as it deems necessary or appropriate to administer the Plan. The Plan Administrator also will prescribe a Salary Reduction Agreement form for use by Participants. See Section 1.54.
(E) Limitations on Plan Administrator Responsibility.
     (1) Acts of others. Except as required under ERISA, the Plan Administrator has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act required of the Employer, the Trustee, the Custodian or any other service provider to the Plan (unless the Plan Administrator also serves in such capacities).
     (2) Plan contributions. The Plan Administrator is not responsible for collecting any required Plan contribution or to determine the correctness or deductibility of any Employer Contribution.
     (3) Reliance on information. The Plan Administrator in administering the Plan is entitled to, but is not required to rely upon, information which a Participant, Beneficiary, Trustee, Custodian, the Employer, a Plan service provider or representatives thereof provide to the Plan Administrator.
     7.03 DIRECTION OF INVESTMENT.
(A) Employer Direction of Investment. The Employer has the right to direct the discretionary Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if and to the extent the discretionary Trustee consents in writing to permit such direction. The Employer will direct a nondiscretionary Trustee as to the Trust Fund investments in accordance with Article VIII unless an Investment Manager, the Participants or the Named Fiduciary are directing the nondiscretionary Trustee as to such investments.
(B) Participant Direction of Investment. The Plan Administrator may adopt a policy to permit Participants to direct the investment of one or more of their Plan Accounts, subject to the provisions of this Section 7.03(B). The Plan Administrator may impose reasonable and nondiscriminatory administrative conditions on the Participants’ ability to direct their Account investments. For purposes of this Section 7.03(B), a Participant includes a Beneficiary where the Beneficiary has succeeded to the Participant’s Account and where the Plan Administrator’s policy affords the Beneficiary self-direction rights. However, under the Plan Administrator’s policy a Beneficiary may or may not have the same direction of investment rights as a Participant.
     (1) Trustee authorization and procedures. Under any Plan Administrator policy permitting Participant direction of investment, the Trustee must consent in writing to permit such direction. If the Employer, in its Adoption Agreement, designates the Trustee as a nondiscretionary Trustee, the Employer may direct the Trustee to consent to Participant direction of investment. If the Trustee consents to Participant direction of investment, the Trustee only will accept direction from each Participant (or from the Participant’s properly appointed independent investment adviser, financial planner or legal representative) on a written direction of investment form the Plan Administrator or Trustee provides or otherwise approves for this purpose. The Trustee may establish written procedures relating to Participant direction of investment under this Section 7.03(B) as are not inconsistent with the Plan Administrator’s policy regarding Participant direction, including procedures or conditions for electronic transfers
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Defined Contribution Prototype Plan
or for changes in investments by Participants or by their properly appointed independent investment advisers, financial planners or legal representatives. The Plan Administrator will maintain, or direct the Trustee to maintain, an appropriate Account designated in the name of the Plan or Trust and for the benefit of the Participant, to the extent a Participant’s Account is subject to Participant self-direction. Such an Account is a Participant—Directed Account under Section 7.04(A)(2)(b).
     (2) ERISA §404(c). No Plan fiduciary (including the Employer and Trustee) is liable for any loss or for any breach resulting from a Participant’s or Beneficiary’s direction of the investment of any part of his/her directed Account to the extent the Participant’s or Beneficiary’s exercise of his/her right to direct the investment of his/her Account satisfies the requirements of ERISA §404(c).
     (3) Participant loans. As part of any loan policy the Plan Administrator establishes under Section 7.06, the Plan Administrator under Section 7.06(E) may treat a Plan loan made to a Participant as a Participant direction of investment, even if the Plan Administrator has not adopted a policy permitting Participants to direct their own Account investments.
     (4) Investment services programs. The Plan Administrator, as part of its Participant direction policy under this Section 7.03(B), may permit Participants to appoint an Investment Manager or Managers, which may be the Trustee, Custodian or an affiliate thereof, to render investment allocation services, investment advice or management services (collectively, an “investment services program”) to the appointing Participants, provided that any such appointment and the operation of any such investment services program are not in violation of Applicable Law.
(C) Direction Consistent with Plan and ERISA. To constitute a proper direction, any direction of investment given to the Trustee or Custodian under the Plan must be in accordance with the Plan terms and must not be contrary to Applicable Law.
     7.04 ACCOUNT ADMINISTRATION, VALUATION AND EXPENSES.
(A) Individual Accounts. The Plan Administrator, as necessary for the proper administration of the Plan, will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant’s Account Balance under the Plan. The Plan Administrator will make its allocations of Employer Contributions and of Earnings, or will request the Trustee to make such allocations, to the Accounts of the Participants as necessary to maintain proper Plan records and in accordance with the applicable: (i) Contribution Types under Section 7.04(A)(1); (ii) allocation conditions under Section 3.06; (iii) investment account types under Section 7.04(A)(2); and (iv) Earnings allocation methods under Section 7.04(B).
     (1) By Contribution Type. The Plan Administrator, will establish Plan Accounts for each Participant to reflect his/her Accounts attributable to the following Contribution Types and the Earnings attributable thereto: Pre-Tax Deferrals, Roth Deferrals, Regular Matching Contributions, Nonelective and other Employer Contributions, QNECs, QMACs, Safe Harbor Contributions, Additional Matching Contributions, Rollover Contributions (including Roth versus pre-tax amounts), Transfers, SIMPLE Contributions, Prevailing Wage Contributions, Employee Contributions, DECs and Designated IRA Contributions.
     (2) By investment account type. The Plan Administrator will establish separate Accounts for each Participant to reflect his/her investment account types as described below:
          (a) Pooled Accounts. A Pooled Account is an Account which for investment purposes is not a Segregated Account or a Participant-Directed Account. If any or all Plan investment Accounts are Pooled Accounts, each Participant’s Account has an undivided interest in the assets comprising the Pooled Account. In a Pooled Account, the value of each Participant’s Account Balance consists of that proportion of the net worth (at fair market value) of the Trust Fund which the net credit balance in his/her Account (exclusive of the cash value of incidental benefit insurance contracts) bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participant’s life.
          (b) Participant-Directed Accounts. A Participant-Directed Account is an Account that the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant to invest in one or more assets that are not pooled assets held by the Trust, such as assets in a brokerage account or other property in which other Participants do not have any interest. As the Plan Administrator determines, a Participant-Directed Account may provide for a limited number and type of investment options or funds, or may be open-ended and subject only to any limitations imposed by ERISA or other Applicable Law. A Participant may have one or more Participant-Directed Accounts in addition to Pooled or Segregated Accounts. A Participant-Directed Account is credited and charged with the Earnings under Section 7.04(B)(4)(e). As of each Valuation Date, the Plan Administrator must reduce a Participant-Directed Account for any forfeiture arising from Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the valuation period.
          (c) Segregated Accounts. A Segregated Account is an Account the Plan Administrator establishes and maintains or directs the Trustee to establish and maintain for a Participant: (i) as the result of a cash-out repayment under Section 5.04; (ii) to facilitate installment payments under Section 6.03; (iii) to hold a QDRO amount under Section 6.05; (iv) to prevent a distortion of Plan Earnings allocations; or (v) for such other purposes as the Plan Administrator may direct. A Segregated Account receives all income it earns and bears all expense or loss it incurs. The Trustee will invest the assets of a Segregated Account consistent with the purpose for which the Plan Administrator or Trustee established the Account. As of each Valuation Date, the Plan Administrator must reduce a Segregated Account for any forfeiture arising under Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the Valuation Period.
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     (3) Value of Account/distributions. The value of a Participant’s Account is equal to the sum of all contributions, Earnings and other additions credited to the Account, less all distributions (including distributions to Beneficiaries and to alternate payees and also including disbursement of Plan loan proceeds), expenses and other charges against the Account as of a Valuation Date or other relevant date. For purposes of a distribution under the Plan, the value of a Participant’s Account Balance is its value as of the Valuation Date immediately preceding the date of the distribution. If any or all Plan investment Accounts are Participant-Directed Accounts, the directing Participant’s Account Balance consists of the assets held within the Participant-Directed Account and the value of the Account is the fair market value of such assets.
     (4) Account statements. As soon as practicable after the Accounting Date of each Plan Year and any other date that ERISA requires, the Plan Administrator will deliver within any time prescribed by ERISA, to each Participant (and to each Beneficiary) a statement reflecting the amount of his/her Account Balance in the Trust as of the statement date or most recent Valuation Date. The statement will also include any and all other information as of that date that ERISA may require. No Participant, except the Plan Administrator/Participant or Trustee/Participant, has the right to inspect the records reflecting the Account of any other Participant.
(B) Allocation of Earnings. This Section 7.04(B) applies solely to the allocation of Earnings of the Trust Fund. The Plan Administrator will allocate Employer Contributions and Participant forfeitures, if any, in accordance with Article III.
     (1) Allocate as of Valuation Date. As of each Valuation Date, the Plan Administrator must adjust Accounts to reflect Earnings for the Valuation Period since the last Valuation Date.
     (2) Definition of Valuation Date. A Valuation Date under this Plan is each: (a) Accounting Date; (b) Valuation Date the Employer elects in its Adoption Agreement; or (c) Valuation Date the Plan Administrator establishes under Section 7.02(C)(4). The Employer in its Adoption Agreement or the Plan Administrator may elect alternative Valuation Dates for the different Contribution Types which the Plan Administrator maintains under the Plan.
     (3) Definition of Valuation Period. The Valuation Period is the period beginning on the day after the last Valuation Date and ending on the current Valuation Date.
     (4) Allocation methods. The Plan Administrator will allocate Earnings to the Participant Accounts in accordance with the daily valuation method, balance forward method, balance forward with adjustment method, weighted average method, Participant-directed Account method, or other method the Employer elects under its Adoption Agreement. The Employer in its Adoption Agreement may elect alternative methods under which the Plan Administrator will allocate the Earnings to the Accounts reflecting different Contribution Types or investment Account types which the Plan Administrator maintains under the Plan. The Plan Administrator first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current Valuation Period, by reducing the Accounts for any forfeitures arising under the Plan, for amounts charged during the Valuation Period to the Accounts in accordance with Section 7.04(C)(2)(b) (relating to distributions and to loan disbursement payments) and Section 9.01 (relating to insurance premiums), and for the cash value of incidental benefit insurance contracts. The Plan Administrator then, subject to the restoration allocation requirements of the Plan, will allocate Earnings under the applicable valuation method.
          (a) Daily valuation method. If the Employer in its Adoption Agreement elects to apply the daily valuation method, the Plan Administrator will allocate Earnings on each day of the Plan Year for which Plan assets are valued on an established market and the Trustee is conducting business.
          (b) Balance forward method. If the Employer in its Adoption Agreement elects to apply the balance forward method, the Plan Administrator will allocate Earnings pro rata to the adjusted Participant Accounts, since the last Valuation Date.
          (c) Balance forward with adjustment method. If the Employer in its Adoption Agreement elects to apply the balance forward with adjustment method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat as part of the relevant Account at the beginning of the Valuation Period the percentage of the contributions made as the Employer elects in its Adoption Agreement, during the Valuation Period the Employer elects in its Adoption Agreement.
          (d) Weighted average method. If the Employer in its Adoption Agreement elects to apply a weighted average allocation method, the Plan Administrator will allocate pursuant to the balance forward method, except it will treat a weighted portion of the applicable contributions as if includible in the Participant’s Account as of the beginning of the Valuation Period. The weighted portion is a fraction, the numerator of which is the number of months in the Valuation Period, excluding each month in the Valuation Period which begins prior to the contribution date of the applicable contributions, and the denominator of which is the number of months in the Valuation Period. The Employer in its Adoption Agreement may elect to substitute a weighting period other than months for purposes of this weighted average allocation.
          (e) Participant-Directed Account method. The Employer in its Adoption Agreement must elect to apply the Participant-Directed Account method to any Participant-Directed Account under the Plan. See Sections 7.03(B) and 7.04(A)(2)(b). Under the Participant-Directed Account method: (i) each Participant-directed Account is credited and charged with the Earnings such Account generates; (ii) the Employer’s election, if any, in its Adoption Agreement of another method for the allocation of Earnings will not apply to any Participant-Directed Account; and (iii) the Participant-Directed Account will be valued at least annually.
     (5) Special Earnings allocation rules.
          (a) Code §415 Excess Amounts. An Excess Amount or suspense account described in Article IV does not share in the allocation of Earnings described in this Section 7.04(B).
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          (b) Contributions prior to accrual or precise determination. If the Employer in its Adoption Agreement elects to impose one or more allocation conditions under Section 3.06 and the Employer contributes to the Plan amounts which at the time of the contribution have not accrued under the Plan terms (“pre-accrual contributions”), the Trustee may hold the pre-accrual contributions in the Trust and may invest such contributions as the Trustee determines, pending accrual and allocation to Participant Accounts. When the Plan Administrator allocates to Participants who have satisfied the Plan’s allocation conditions the Employer’s pre-accrual contributions, the Plan Administrator also will allocate the Earnings thereon pro rata in relation to each Participant’s share of the pre-accrual contribution. The Plan Administrator also may elect to apply this Section 7.04(B)(5)(b) to any other situation in which the Plan Administrator cannot determine precisely the amount a Participant’s allocation as of the date that the Employer makes an Employer Contribution (excluding Elective Deferrals) to the Trust. The Employer in Appendix B may elect an alternative nondiscriminatory method to allocate the Earnings attributable to contributions described in this Section 7.04(B)(5)(b).
          (c) Forfeitures prior to accrual. The Plan Administrator may maintain, or may direct the Trustee to maintain, a separate temporary forfeiture Account in the name of the Plan to account for Participant forfeitures which occur during the Plan Year. The Trustee will direct the investment of any separate temporary forfeiture Account. As of each Accounting Date, or interim Valuation Date, if applicable, the Plan Administrator will allocate the Earnings from the temporary forfeiture Account, if any, to the Accounts of the Participants in accordance with the provisions of Section 7.04(B)(4), or will allocate such Earnings in the same manner as Earnings on pre-accrual contributions under Section 7.04(B)(5)(b).
          (d) Accounting after Forfeiture Break in Service. If a Participant re-enters the Plan subsequent to his/her having a Forfeiture Break in Service (as defined in Section 5.06(B)), the Plan Administrator, or the Trustee, must maintain a separate Account for the Participant’s pre-Forfeiture Break in Service Account Balance and a separate Account for his post-Forfeiture Break in Service Account Balance, unless the Participant’s entire Account Balance under the Plan is 100% Vested.
          (e) Coordination of allocation and valuation elections. If the Plan is a 401(k) Plan that provides for Elective Deferrals, if the Plan permits Employee Contributions, or if the Plan allocates Nonelective or Matching Contributions as of any date other than the last day of the Plan Year, the Employer in its Adoption Agreement must elect the method the Plan Administrator will apply to allocate Earnings to such contributions made during the Plan Year and must elect any alternative Valuation Dates for the different Account types which the Plan Administrator maintains under the Plan.
(C) Plan Expenses. The Plan Administrator consistent with ERISA and Applicable Law must determine whether a particular Plan expense is a settlor expense which the Employer must pay.
     (1) Employer election as to non-settlor expenses. The Employer will direct the Plan Administrator as to whether the Employer will pay any or all non-settlor reasonable Plan expenses or whether the Plan must bear the expense.
     (2) Allocation of Plan expense. As to any and all non-settlor reasonable Plan expenses, including Trustee fees, which the Employer determines that the Plan will pay, the Plan Administrator has discretion: (i) to determine which of such expenses will charged to the Plan as a whole and the method of allocating such Plan expenses under Section 7.04(C)(2)(a); (ii) to determine which of such expenses the Plan will charge to an individual Participant’s Account under Section 7.04(C)(2)(b); and (iii) to adopt an expense policy regarding the foregoing. The Plan Administrator must exercise its discretion under this Section 7.04(C)(2) in a reasonable, uniform and nondiscriminatory manner. The Plan Administrator will direct the Trustee to pay from the Trust and to charge to the overall Plan or to particular Participant Accounts the expenses under this Section 7.04(C)(2) in accordance with the Plan Administrator’s election of expense charging method or policy.
          (a) Charge to overall Plan (pro rata or per capita). If the Plan Administrator charges a Plan expense to the Accounts of all Participants, the Plan Administrator may allocate the Plan expense either pro rata in relation to the total balance in each Account on the date the expense is allocated (using the balance determined as of the most recent Valuation Date) or per capita (an equal amount) to each Participant’s Account.
          (b) Charge to individual Participant Accounts. The Plan Administrator, except as prohibited by Applicable Law, may charge a Participant’s Account for any reasonable Plan expenses directly related to that Account, including, but not limited to the following categories of fees or expenses: distribution, loan, acceptance of rollover, QDRO, “lost Participant” search, account maintenance, brokerage accounts, investment management and benefit calculations. The Plan Administrator may charge a Participant’s Account for the reasonable expenses incurred in connection with the maintenance of or a distribution from that Account even if the charging of such expenses would result in the elimination of the Participant’s Account or in the Participant’s not receiving an actual distribution. However, if the actual Account expenses exceed the Participant’s Account Balance, the Plan Administrator will not charge the Participant outside of the Plan for such excess expenses.
          (c) Participant’s direct payment of investment expenses. The Plan Administrator may permit Participants to pay directly to the service provider, outside the Plan, Plan expenses such as investment management fees, provided such expenses: (i) would be properly payable either by the Employer or the Plan and are not “settlor” expenses payable exclusively by the Employer; (ii) are not paid by the Employer or by the Plan; and (iii) are not intrinsic to the value of the Plan assets as described in Rev. Rul. 86-142 or in any successor ruling. This Section 7.04(C)(2)(c) does not permit a Participant to reimburse the Plan for expenses the Plan previously has paid. To the extent a Participant does not pay an expense the Participant may pay according to this Section 7.04(C)(2)(c), the Plan Administrator will charge the expense under Sections
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7.04(C)(2)(a) or 7.04(C)(2)(b) in accordance with the Plan Administrator’s expense policy.
          (d) Charges to former Employee-Participants. The Plan Administrator may charge reasonable Plan expenses to the Accounts of former Employee- Participants, even if the Plan Administrator does not charge Plan expenses to the Accounts of current Employee-Participants. The Plan Administrator may charge the Accounts of former Employee-Participants by applying one of the Section 7.04(C)(2)(a) or (b) methods.
          (e) ERISA compliance. This Section 7.04(C) does not authorize the Plan to charge a Participant for information that ERISA requires the Plan to furnish free of charge upon the Participant’s request. In addition, the Plan Administrator as ERISA or other Applicable Law may require, must disclose the nature of any Plan expenses and the manner of charging of any Plan expenses to the Plan or to particular Participant Accounts and must apply its expense policy in a manner which is consistent with ERISA and other Applicable Law.
     7.05 PARTICIPANT ADMINISTRATIVE PROVISIONS.
(A) Beneficiary Designation. A Participant from time to time may designate, in writing, any person(s) (including a trust or other entity), contingently or successively, to whom the Trustee will pay all or any portion of the Participant’s Vested Account Balance (including any life insurance proceeds payable to the Participant’s Account) in the event of death. A Participant under Section 6.03(B)(1) also may designate the method of distribution of his/her Account to the Beneficiary. The Plan Administrator will prescribe the form for the Participant’s written designation of Beneficiary and, upon the Participant’s proper completion and filing of the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant. This Section 7.05(A) also applies to the interest of a deceased Beneficiary or a deceased alternate payee where the Beneficiary or alternate payee has designated a Beneficiary.
     (1) Automatic revocation of spousal designation. A divorce decree, or a decree of legal separation, revokes the Participant’s prior designation, if any, of his/her spouse or former spouse as his/her Beneficiary under the Plan unless: (a) a QDRO provides otherwise; or (b) the Employer in Appendix B elects otherwise. This Section 7.05(A)(1) applies solely to a Participant whose divorce or legal separation becomes effective on or after the date the Employer executes this Plan unless: (i) the Plan is a Restated Plan and the prior Plan contained a provision to the same effect; or (ii) regardless of the application of (i), the Employer in Appendix A provides for a special Effective Date for this Section 7.05(A)(1).
     (2) Coordination with QJSA/QPSA requirements. If Section 6.04 applies to the Participant, this Section 7.05 does not impose any special spousal consent requirements on the Participant’s Beneficiary designation unless the Participant waives the QJSA or QPSA benefit. If the Participant waives the QJSA or QPSA benefit without spousal consent to the Participant’s Beneficiary designation: (a) any waiver of the QJSA or of the QPSA is not valid; and (b) if the Participant dies prior to his/her Annuity Starting Date, the Participant’s Beneficiary designation will apply only to the portion of the death benefit which is not payable as a QPSA. Regarding clause (b), if the Participant’s surviving spouse is a primary Beneficiary under the Participant’s Beneficiary designation, the Trustee will satisfy the spouse’s interest in the Participant’s death benefit first from the portion which is payable as a QPSA.
     (3) Profit Sharing Plan exception. If the Plan is a Profit Sharing Plan which the Employer under Section 6.04(G) has elected in its Adoption Agreement to exempt all Exempt Participants from the QJSA and QPSA requirements of Section 6.04, the Beneficiary designation of a married Exempt Participant, as described in Section 6.04(G), is not valid unless the Participant’s spouse consents (in a manner described in Section 6.04(A)(7)) to the Beneficiary designation. The spousal consent requirement in this Section 7.05(A)(3) does not apply if the Participant’s spouse is the Participant’s sole primary Beneficiary. The Employer in its Adoption Agreement will elect whether to apply the “one-year marriage rule”. If the Employer elects to apply the one-year marriage rule, the spousal consent requirement of this Section 7.05(A)(3) does not apply unless the Exempt Participant and his/her spouse were married throughout the one year period ending on the date of the Participant’s death. If the Employer elects to apply the one-year marriage rule under this Section 7.05(A)(3), but the Participant is not an Exempt Participant (such that the QJSA and QPSA requirements apply to the Participant), the one-year marriage rule under Section 6.04(B) applies to the QPSA.
     (4) Limitation on frequency of Designated Beneficiary changes. A Participant may change his/her Designated Beneficiary in accordance with this Section 7.05(A) as often as the Participant wishes, unless the Employer in Appendix B elects to impose a minimum time interval between changes, but with an exception for certain major life events, such as death of a Beneficiary, divorce and other such events as the Plan Administrator reasonably may determine.
     (5) Definition of spouse. The Employer in Appendix B may define the term “spouse” for all Plan purposes provided such definition is consistent with Applicable Law. In the absence of such an Appendix B definition, the Plan Administrator will interpret and apply the term “spouse” in a manner which is consistent with Applicable Law.
(B) Default Beneficiary. If: (i) a Participant fails to name a Beneficiary in accordance with Section 7.05(A); or (ii) the Beneficiary (and all contingent or successive Beneficiaries) whom the Participant designates predecease the Participant, are invalid for any reason, or disclaim the Participant’s Vested Account Balance and the Plan Administrator has accepted the disclaimers as valid under Applicable Law, then the Trustee (subject to any contrary provision in Appendix B under Section 7.05(C)) will distribute the Participant’s Vested Account Balance in accordance with Section 6.03 in the following order of priority to:
     (1) Spouse. The Participant’s surviving spouse (without regard to the one-year marriage rule of Sections 6.04(B) and 7.05(A)(3)); and if no surviving spouse to
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     (2) Descendants. The Participant’s children (including adopted children), in equal shares by right of representation (one share for each surviving child and one share for each child who predeceases the Participant with living descendents); and if none to
     (3) Parents. The Participant’s surviving parents, in equal shares; and if none to
     (4) Estate. The Participant’s estate.
(C) Administration of Default Provision. The Employer in Appendix B may specify a different list or ordering of the list of default beneficiaries than under Section 7.05(B); provided however, that if the Plan is a Profit Sharing Plan, and the Plan includes Exempt Participants, as to such Exempt Participants, the Employer may not specify a different default Beneficiary list or order unless the Participant’s surviving spouse will be the sole primary Beneficiary. The Plan Administrator will direct the Trustee as to the distribution method and to whom the Trustee will make the distribution under Section 7.05(B).
(D) Death of Beneficiary. If the Beneficiary survives the Participant, but dies prior to distribution of the Participant’s entire Vested Account Balance, the Trustee will distribute the remaining Vested Account Balance in the same manner as described in Section 7.05(B) and (C) (applied as though the Beneficiary were the Participant) unless: (1) the Participant’s Beneficiary designation provides otherwise; or (2) the Beneficiary has properly designated a beneficiary. A Beneficiary only may designate a beneficiary for the Participant’s Account Balance remaining at the Beneficiary’s death if the Participant has not previously designated a successive contingent beneficiary and the Beneficiary’s designation otherwise complies with the Plan terms.
(E) Simultaneous Death of Participant and Beneficiary. If a Participant and his/her Beneficiary should die simultaneously, or under circumstances that render it difficult or impossible to determine who predeceased the other, then unless the Participant’s Beneficiary designation otherwise specifies, the Plan Administrator will presume conclusively that the Beneficiary predeceased the Participant.
(F) Incapacitated Participant or Beneficiary. If, in the opinion of the Plan Administrator, a Participant or Beneficiary entitled to a Plan distribution is not able to care for his/her affairs because of a mental condition, a physical condition, or by reason of age, at the direction of the Plan Administrator, the Trustee will make the distribution to the Participant’s or Beneficiary’s guardian, conservator, trustee, custodian (including under a Uniform Transfers or Gifts to Minors Act) or to his/her attorney-in-fact or to other legal representative, upon furnishing evidence of such status satisfactory to the Plan Administrator and to the Trustee. The Plan Administrator and the Trustee do not have any liability with respect to payments so made and neither the Plan Administrator nor the Trustee has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.
(G) Assignment or Alienation. Except as provided in Code §414(p) relating to QDROs (or a domestic relations order entered into before January 1, 1985) and in Code §401(a)(13) relating to certain voluntary, revocable assignments, judgments and settlements, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Except as provided by Code §401(a)(13) or other Applicable Law, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.
(H) Information Available. Any Participant or Beneficiary without charge may examine the Plan description, copy of the latest annual report, any bargaining agreement, this Plan and Trust, and any contract or any other instrument which relates to the establishment or administration of the Plan or Trust. The Plan Administrator will maintain all of the items listed in this Section 7.05(H) in its office, or in such other place or places as it may designate from time to time in order to comply with ERISA, for examination during reasonable business hours. Upon the written request of a Participant or a Beneficiary, the Plan Administrator must furnish the Participant or Beneficiary with a copy of any item listed in this Section 7.05(H). The Plan Administrator may impose a reasonable copying charge upon the requesting person.
(I) Claims Procedure for Denial of Benefits. A Participant or a Beneficiary may file with the Plan Administrator a written claim for benefits, if the Participant or the Beneficiary disputes the Plan Administrator’s determination regarding the Participant’s or Beneficiary’s Plan benefit. However, the Plan will distribute only such Plan benefits to Participants or Beneficiaries as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to receive. The Plan Administrator will maintain a separate written document as part of (or which accompanies) the Plan’s summary plan description explaining the Plan’s claims procedure. This Section 7.05(I) specifically incorporates the written claims procedure as from time to time published by the Plan Administrator as a part of the Plan. If the Plan Administrator pursuant to the Plan’s written claims procedure makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, the Participant or Beneficiary to preserve the claim must file an action with respect to the denied claim not later than 180 days following the date of the Plan Administrator’s final determination.
(J) Inability to Determine Beneficiary. In the event that the Plan Administrator is unable to determine the identity of a Participant’s Beneficiary under circumstances of competing claims or otherwise, the Plan Administrator may file an interpleader action seeking an order of the court as to the determination of the Beneficiary. The Plan Administrator, the Trustee and other Plan fiduciaries may act in reliance upon any proper order issued under this Section 7.05(J) in maintaining, distributing or otherwise disposing of a Participant’s Account under the Plan terms, to any Beneficiary specified in the court’s order.
     7.06 PLAN LOANS.
(A) Loan Policy. The Plan Administrator, at any time and in its sole discretion, may establish, amend or terminate a policy which the Trustee must observe in making Plan loans, if any, to Participants and to Beneficiaries. If the Plan Administrator adopts a loan policy, the loan policy
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must be nondiscriminatory and must be in writing. The policy must include: (1) the identity of the person or positions authorized to administer the Participant loan program; (2) the procedure for applying for a loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. A loan policy the Plan Administrator adopts under this Section 7.06(A) is part of the Plan, except that the Plan Administrator may amend or terminate the policy without regard to Section 11.02.
(B) Requirements for Plan Loans. The Trustee, as directed by the Plan Administrator will make a Plan loan to a Participant or to a Beneficiary in accordance with the loan policy, under Section 7.06(A), provided: (1) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for HCEs than for NHCEs; (2) any loan is adequately secured and bears a reasonable rate of interest; (3) the loan provides for repayment within a specified time (except that the loan policy may suspend loan payments pursuant to Code §414(u)(4) or otherwise in accordance with Applicable Law); (4) the default provisions of the note permit offset of the Participant’s Vested Account Balance only at the time when the Participant has a distributable event under the Plan, but without regard to whether the Participant consents to distribution as otherwise may be required under Section 6.01(A)(2); (5) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant’s Vested Account Balance; and (6) the loan otherwise conforms to the exemption provided by Code §4975(d)(1).
(C) Default as Distributable Event. The loan policy may provide a Participant’s loan default is a distributable event with respect to the defaulted amount, irrespective of whether the Participant otherwise has incurred a distributable event at the time of default, except as to Restricted 401(k) Accounts or Restricted Pension Accounts under Section 6.01(C)(4) which the Participant used to secure his/her loan and which are not then distributable at the time of default. See Section 6.06.
(D) QJSA/QPSA Requirements. If the QJSA/QPSA requirements of Section 6.04 apply to the Participant, the Participant may not pledge any portion of his/her Account Balance that is subject to such requirements as security for a loan unless, within the 90 day period ending on the date the pledge becomes effective, the Participant’s spouse, if any, consents (in a manner described in Section 6.04 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. See Section 6.04(D) regarding the affect of an outstanding loan pledge on the QJSA or QPSA benefit.
(E) Treatment of Loan as Participant-Directed. The Plan Administrator, to the extent provided in a written loan policy and consistent with Section 7.03(B)(3), will treat a Plan loan made to a Participant as a Participant-directed investment, even if the Plan otherwise does not permit a Participant to direct his/her Account investments. Where a loan is treated as a directed investment, the borrowing Participant’s Account alone shares in any interest paid on the loan, and the Account alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant’s loan in a Segregated Account (as described in Section 7.04(A)(2)(c)) on behalf of the borrowing Participant until the Trustee (or the Named Fiduciary, in the case of a nondiscretionary Trustee) deems it appropriate to add the loan payments to the Participant’s Account under the Plan.
     7.07 LOST PARTICIPANTS. If the Plan Administrator is unable to locate any Participant or Beneficiary whose Account becomes distributable under the Plan or if the Plan has made a distribution, but the Participant for any reason does not cash the distribution check (a “lost Participant”), the Plan Administrator will apply the provisions of this Section 7.07. The provisions of this Section 7.07 no longer apply if the Plan Administrator, prior to taking action to dispose of the lost Participant’s Account under Section 7.07(A)(2) or 7.07(B)(2), is able to complete the distribution.
(A) Ongoing Plan. The provisions of this Section 7.07(A) apply if the Plan is ongoing.
     (1) Attempt to Locate. The Plan Administrator must conduct a reasonable and diligent search for the Participant, using one or more of the search methods described in Section 7.07(C).
     (2) Failure to locate/disposition of Account. If a lost Participant remains unlocated after 6 months following the date the Plan Administrator first attempts to locate the lost Participant using any of the search methods described in Section 7.07(C), the Plan Administrator may forfeit the lost Participant’s Account, provided the Account is not subject to the Automatic Rollover rules of Section 6.08(D), unless forfeiture is contrary to Applicable Law. If the Plan Administrator forfeits the lost Participant’s Account, the forfeiture occurs at the end of the above-described 6-month period and the Plan Administrator will allocate the forfeiture in accordance with Section 3.07. The Plan Administrator under this Section 7.07(A)(2) will forfeit the entire Account of the lost Participant, including Elective Deferrals and Employee Contributions.
     (3) Subsequent restoration of forfeiture. If a lost Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Plan Administrator will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for Earnings occurring subsequent to the forfeiture. The Plan Administrator will make the restoration in the Plan Year in which the lost Participant makes the claim, first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, and then from the amount or additional amount the Employer contributes to the Plan for the Plan Year. The Employer in Appendix B may provide that the Plan Administrator will use Trust Fund Earnings for the Plan Year, if any, as a source of the restoration, or may modify the order of priority of the sources of restoration described in the previous sentence. The Plan Administrator will distribute the restored Account to the lost Participant not later than 60 days after the close of the Plan Year in which the Plan Administrator restores the forfeited Account.
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(B) Terminating plan. The provisions of this Section 7.07(B) apply if the Plan is terminating.
     (1) Attempt to locate. The Plan Administrator, to attempt to locate a lost Participant when the plan is terminating, must conduct a reasonable and diligent search for the Participant, using all four search methods described in clauses (1) through (4) of Section 7.07(C). In addition, the Plan Administrator may use a search method described in clause (5) of Section 7.07(C).
     (2) Failure to locate/disposition of Account. If a lost Participant remains unlocated after a reasonable period the Plan Administrator will distribute the Participant’s Account under Sections 7.07(B)(2)(a), (b) or (c) as applicable.
          (a) No Annuity Contract/no other Defined Contribution Plan. If the terminating Plan does not provide for an Annuity Contract as a method of distribution and the Employer does not maintain another Defined Contribution Plan, the Plan Administrator will distribute the lost Participant’s Account in an Automatic Rollover to an individual retirement plan under Section 6.08(D), unless the Plan Administrator determines it is impractical to complete an Automatic Rollover or is unable to locate an individual retirement plan provider willing to accept the rollover distribution. In such event, the Plan Administrator may: (i) distribute the Participant’s Account to an interest-bearing insured bank account the Plan Administrator establishes in the Participant’s name; or (ii) distribute the Participant’s Account to the unclaimed property fund of the state of the Participant’s last known address.
          (b) Plan provides Annuity Contract/no other Defined Contribution Plan. If the terminating Plan provides for an Annuity Contract as a method of distribution and the Employer does not maintain another Defined Contribution Plan, the Plan Administrator will purchase an Annuity Contract payable to the lost Participant for delivery to the Participant’s last known address reflected in the Plan’s records.
          (c) Employer maintains another Defined Contribution Plan. If the Employer maintains another Defined Contribution Plan, the Plan Administrator may, in lieu of taking the actions described in Sections 7.07(B)(2)(a) or (b), transfer the lost Participant’s Account to the other Defined Contribution Plan.
(C) Search methods. The search methods described in this Section 7.07 are: (1) provide a distribution notice to the lost Participant at the Participant’s last known address by certified or registered mail; (2) check with other employee benefit plans of the Employer that may have more up-to-date information regarding the Participant’s whereabouts; (3) identify and contact the Participant’s designated Beneficiary under Section 7.05; (4) use the IRS letter forwarding program under Rev. Proc. 94-22 or the Social Security Administration search program; and (5) use a commercial locator service, credit reporting agencies, the internet or other search method. Regarding search methods (2) and (3) above, if the Plan Administrator encounters privacy concerns, the Plan Administrator may request that the Employer or other plan fiduciary (under (2)), or the designated Beneficiary (under (3)), contact the Participant or forward a letter requesting that the Participant contact the Plan Administrator.
(D) Uniformity. The Plan Administrator will apply Section 7.07 in a reasonable, uniform and nondiscriminatory manner, but in determining a specific course of action as to a particular Account, reasonably may take into account differing circumstances such as the amount of a lost Participant’s Account, the expense in attempting to locate a lost Participant, the Plan Administrator’s ability to establish and the expense of establishing a rollover IRA, and other factors.
(E) Expenses of search. The Plan Administrator, in accordance with Section 7.04(C)(2)(b), may charge to the Account of a Participant the reasonable expenses incurred under this Section 7.07 and which are associated with the Participant’s Account, without regard to whether or when the Plan Administrator actually locates or makes a distribution to the Participant.
(F) Alternative Disposition. The Plan Administrator under Sections 7.07(A) or (B) operationally may dispose of a lost Participant’s Account in any reasonable manner which is not inconsistent with Applicable Law. The Plan Administrator may adopt a policy under this Section 7.07 as it deems reasonable or appropriate to administer the Accounts of lost Participants, provided that: (1) the terms of any such policy must be uniform and nondiscriminatory; (2) the Plan Administrator must administer the policy in a uniform and nondiscriminatory manner; and (3) the policy must not be inconsistent with Applicable Law. The Plan Administrator also may administer lost Participant Accounts consistent with Applicable Law which is contrary to any provision of Section 7.07, unless such Applicable Law requires a Plan amendment, in which case the Employer within any required deadline will amend the Plan to comply.
     7.08 PLAN CORRECTION. The Plan Administrator, in conjunction with the Employer and Trustee, as applicable, may undertake such correction of Plan failures as the Plan Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code §401(a), to correct a fiduciary breach under ERISA or to unwind (correct) a prohibited transaction under the Code or ERISA. Without limiting the Plan Administrator’s authority under the prior sentence, the Plan Administrator, as it determines to be reasonable and appropriate, may undertake or assist the Employer in undertaking correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Plan Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the Employer, the Trustee of other appropriate Plan fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the Voluntary Fiduciary Correction Program (“VFCP”) or any successor program to VFCP. If the Plan is a 401(k) Plan, the Plan Administrator to correct an operational failure other than a failure of Code §415 or Code §402(g) limitations or a failure of the ADP or ACP tests (or to correct such listed failures beyond the time permitted under regulations), may require the Trustee to distribute from the Plan Elective Deferrals, including Earnings thereon, and the Plan Administrator will treat any Matching Contributions and Earnings thereon relating to the distributed Elective Deferrals, as an Associated Matching Contribution under Section 3.07(A)(1).
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     7.09 PROTOTYPE/VOLUME SUBMITTER PLAN STATUS. If the Plan fails initially to qualify or to maintain qualification or if the Employer makes any amendment or modification to a provision of the Plan (other than a proper completion of an elective provision under the Adoption Agreement or an Appendix), the Employer no longer may participate under this Prototype or Volume Submitter Plan. The Employer also may not participate (or continue to participate) in this Prototype or Volume Submitter Plan if the Trustee or Custodian is not the Sponsor or Practitioner and does not have the written consent of the Sponsor or Practitioner required under Section 1.65, if any, to serve in the capacity of Trustee or Custodian. If the Employer is not entitled to participate under this Prototype or Volume Submitter Plan, the Plan is an individually-designed plan and the reliance procedures specified in the applicable Adoption Agreement no longer apply.
     7.10 PLAN COMMUNICATIONS, INTERPRETATION, AND CONSTRUCTION.
(A) Plan Administrator’s Discretion/Nondiscriminatory Administration. The Plan Administrator has total and complete discretion to interpret and construe the Plan and to determine all questions arising in the administration, interpretation and application of the Plan. Any determination the Plan Administrator makes under the Plan is final and binding upon any affected person. The Plan Administrator must exercise all of its Plan powers and discretion, and perform all of its duties in a uniform and nondiscriminatory manner.
(B) Written Communications. All Plan-related communications by any party must be in writing (which subject to Section 7.10(C) may include an electronic communication). All Participant or Beneficiary notices, designations, elections, consents or waivers must be made in a form the Plan Administrator (or, as applicable, the Trustee) specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period unless such actions are contrary to Applicable Law.
(C) Use of Electronic Media. The Plan Administrator using any electronic medium may give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible under Applicable Law. A Participant or a Participant’s spouse, to the extent authorized by the Plan Administrator, may use any electronic medium to provide any Beneficiary designation, election, notice, consent or waiver under the Plan, to the extent permissible under Applicable Law. Any reference in this Plan to a “form,” a “notice,” an “election,” a “consent,” a “waiver,” a “designation,” a “policy” or to any other Plan-related communication includes an electronic version thereof as permitted under Applicable Law.
(D) Evidence. Anyone, including the Employer, required to give data, statements or other information relevant under the terms of the Plan (“evidence”) may do so by certificate, affidavit, document or other form which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator and the Trustee are protected fully in acting and relying upon any evidence described under the immediately preceding sentence.
(E) Plan Terms Binding. The Plan is binding upon the Employer, Trustee, Plan Administrator, Custodian (and all other service providers to the Plan), upon Participants, Beneficiaries and all other persons entitled to benefits, and upon the successors and assigns of the foregoing persons. See Section 8.11(C) as to the Trust where the Employer in its Adoption Agreement elects to use a separate trust agreement.
(F) Employment Not Guaranteed. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or any amendment to the Plan or Trust, or in the creation of any Account, or with respect to the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to employment or to continued employment by the Employer, or any legal or equitable right against the Employer, the Trustee, the Plan Administrator or any employee or agent thereof, except as expressly provided by the Plan, the Trust, or Applicable Law.
(G) Word Usage. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural. Titles of Plan and Adoption Agreement sections are for reference only.
(H) State Law. The law of the state of the Employer’s principal place of business will determine all questions arising with respect to the provisions of the Plan and Trust, except to the extent superseded by Applicable Law. The Employer in Appendix B and subject to Applicable Law, may elect to apply the law of another state or appropriate legal jurisdiction.
(I) Parties to Litigation. Except as otherwise provided by Applicable Law, a Participant or a Beneficiary is not a necessary party or required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgment (not subject to further appeal) entered in any such proceeding will be binding upon the Employer, the Plan Administrator, the Trustee, Custodian, Participants and Beneficiaries and upon their successors and assigns.
(J) Fiduciaries Not Insurers. The Trustee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Employer, the Plan Administrator and the Trustee to make any distribution from the Trust Fund at any time and all times is limited to the then available assets of the Trust.
(K) Construction/Severability. The Plan, the Adoption Agreement, the Trust and all other documents to which they refer, will be interpreted consistent with and to preserve tax qualification of the Plan under Code §401(a) and tax exemption of the Trust under Code §501(a) and also consistent with ERISA and other Applicable Law. To the extent permissible under Applicable Law, any provision which a court (or other entity with binding authority to interpret the Plan) determines to be inconsistent with such construction and interpretation, is deemed severed and is of no force or effect, and the remaining Plan terms will remain in full force and effect.
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Defined Contribution Prototype Plan
ARTICLE VIII
TRUSTEE AND CUSTODIAN, POWERS AND DUTIES
     8.01 ACCEPTANCE. By its signature on the Adoption Agreement, the Trustee or Custodian accepts the Trust created under the Plan and agrees to perform the obligations the Plan imposes on the Trustee or Custodian.
     8.02 INVESTMENT POWERS AND DUTIES.
(A) Discretionary Trustee Powers. If the Employer in its Adoption Agreement designates the Trustee as a discretionary Trustee, then the Trustee has full discretion and authority with regard to the investment of the Trust Fund, except as to a Plan asset: (i) properly under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; (ii) subject to proper Employer or Named Fiduciary direction of investment; or (iii) subject to proper Participant direction of investment. The Trustee is authorized and empowered, but not by way of limitation, with the following powers:
     (1) General powers. To invest consistent with and subject to Applicable Law any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds (including proprietary funds), put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to open and to maintain margin accounts, to engage in short sales, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate.
     (2) Cash/liquidity. To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest or without interest if the Trustee determines that such deposits are reasonable or necessary to facilitate a Plan transaction or for other purposes, but consistent with the Trustee’s duties under Section 8.02(C).
     (3) Trustee’s common/collective funds. To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a state, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code §414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code §584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code §1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as Trustee and which conforms to the rules of the Comptroller of the Currency.
     (4) Transact in real/personal property. To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.
     (5) Borrowing. To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.
     (6) Claims. To compromise, contest, arbitrate or abandon claims and demands affecting the investment of Trust assets, in the Trustee’s discretion. However, nothing in this Section 8.02(A)(6) requires a Participant or Beneficiary to arbitrate any claim under the Plan.
     (7) Voting/tender/exercise. To have with respect to the Trust all of the rights of an individual owner, including the power to exercise any and all voting rights associated with Trust assets, to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to tender shares and to exercise or sell stock subscriptions or conversion rights.
     (8) Mineral rights. To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.
     (9) Title. To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship. However, any securities held in a nominee or street name must be held on behalf of the Plan by: (a) a bank or trust company that is subject to supervision by the United States or a State or a nominee of such bank or trust company; (b) a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer; or (c) a clearing agency as defined in Securities Exchange Act of 1934, Section 3(a)(23), or its nominee.
     (10) Hold pending dispute resolution. To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until a court of competent jurisdiction makes final adjudication.
     (11) Litigation. To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except the Trustee is not obliged nor required to do so unless indemnified to its satisfaction.
     (12) Agents/reliance. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee reasonably may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act reasonably or refrain from acting on
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the advice or opinion of any agent, attorney, accountant or other person so selected.
     (13) Employer stock/real property. The Trustee (or as applicable, Investment Manager, Employer or Participant) may invest in qualifying Employer securities or in qualifying Employer real property, as defined in and as limited by ERISA.
          (a) Profit Sharing Plans/401(k) Plans. If the Employer’s Plan is a Profit Sharing Plan or a 401(k) Plan, the aggregate investments in (acquisitions and holdings of) qualifying Employer securities and in qualifying Employer real property may comprise up to 100% of the value of Plan assets, unless the Employer in Appendix B elects to restrict such investments to 10% of the value of Plan assets determined immediately after the acquisition (or to some other percentage of value which is less than 100%). Notwithstanding the foregoing, except where permitted under ERISA §407(b)(2), if the Plan includes a 401(k) arrangement, a Participant’s Elective Deferral Account accumulated in Plan Years beginning after December 31, 1998, including earnings thereon, may not be invested more than 10% by value in qualifying employer securities and qualifying employer real property, unless such investments are directed by the Participant or the Participant’s Beneficiary.
          (b) Voting/distribution. If the Plan invests in qualifying Employer securities, the Plan Administrator may adopt a uniform and nondiscriminatory policy providing for the exercise of voting rights, distribution restrictions, repurchase, put, call or right of first refusal rules, or other rights and restrictions affecting the qualifying Employer securities. Any such policy may not be contrary to Applicable Law.
     (14) Orphaned plan. If the Trustee in accordance with Applicable Law determines that the Employer has abandoned the Plan, the Trustee (if qualified to so act) may appoint itself as a Qualified Termination Administrator (“QTA”) under Section 11.05(B) for purposes of terminating the Plan and distributing all Plan Accounts. As a QTA, the Trustee may undertake all acts authorized under Applicable Law to wind-up the Plan, including causing the Trust to pay from Trust assets to the QTA and to other service providers a reasonable fee for services rendered.
     (15) Catch-all. To perform any and all other acts which in the Trustee’s judgment are necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust and which are not contrary to Applicable Law.
(B) Nondiscretionary (directed) Trustee/Custodian Powers. The Employer in its Adoption Agreement may designate the Trustee as a nondiscretionary Trustee. The Employer in its Adoption Agreement in addition to designating a discretionary or nondiscretionary Trustee, may appoint a Custodian to hold all or any portion of the Trust Assets. Except as otherwise provided herein: (i) a Custodian has all of the same powers and duties as a nondiscretionary Trustee; (ii) the nondiscretionary Trustee or Custodian has all of the same powers as a discretionary Trustee in Section 8.02(A) except that the nondiscretionary Trustee or Custodian only may exercise such powers pursuant to a proper written direction; and (iii) the nondiscretionary Trustee or Custodian has all the same duties as a discretionary Trustee under Section 8.02(C). A “proper written direction” means the written direction of a Plan fiduciary or of a Participant with authority over the Trust asset which is the subject of the direction and which is consistent with the Plan terms and Applicable Law.
     (1) Modification of powers/duties. The Employer and the nondiscretionary Trustee (or the Custodian) in a Nonstandardized Plan or Volume Submitter Adoption Agreement, on Appendix C may limit the powers or duties of the Custodian or the nondiscretionary Trustee to any combination of powers under Section 8.02(A) and to any combination of duties under Section 8.02(C) or otherwise may amend the Trust as described in Section 8.11.
     (2) Limited responsibility. If there is a Custodian or a nondiscretionary Trustee under the Plan, then the Employer, in adopting this Plan, acknowledges and agrees:
          (a) No discretion over Trust assets. The nondiscretionary Trustee or Custodian does not have any discretion as to the investment or the re-investment of the Trust Fund and the nondiscretionary Trustee or Custodian is acting solely as a directed fiduciary as to the assets comprising the Trust Fund.
          (b) No review or recommendations. The nondiscretionary Trustee or the Custodian does not have any duty to review or to make recommendations regarding investments made pursuant to a proper written direction, except in accordance with Applicable Law.
          (c) No action unless direction. The nondiscretionary Trustee or the Custodian must retain any investment obtained upon a proper written direction until receipt of another proper written direction to dispose of such investment, except as may be contrary to Applicable Law.
          (d) No liability for following orders. The nondiscretionary Trustee or the Custodian is not liable in any manner or for any reason for making, retaining or disposing of any investment pursuant to any proper written direction.
          (e) Indemnity. The Employer will indemnify, defend and hold the nondiscretionary Trustee or the Custodian harmless from any damages, costs or expenses, including reasonable attorneys’ fees, which the nondiscretionary Trustee or the Custodian may incur as a result of any claim asserted against the nondiscretionary Trustee, the Custodian or the Trust arising out of the nondiscretionary Trustee’s or Custodian’s full and timely compliance with any proper written direction.
     (3) Limitation of powers of certain Custodians. If a Custodian is a bank which, under its governing state law, does not possess trust powers, then Sections 8.02(A)(1), (3) as it relates to common trust funds or collective investment funds, Sections 8.02(A)(4), (5), (7), and (8), Section 8.09 and Article IX do not apply and the Custodian only has the power and the authority to exercise the remaining powers under Section 8.02(A) and to perform the duties under Section 8.02(C).
     (4) QTA. Notwithstanding any other provision of this Section 8.02(B), a nondiscretionary Trustee or a
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Defined Contribution Prototype Plan
Custodian, in accordance with Applicable Law, may serve as a QTA under Section 8.02(A)(14) without regard to receipt of any proper written direction.
     (5) Trustee references. Except as the Plan or the context otherwise require, “Trustee” includes nondiscretionary Trustee and Custodian.
(C) Duties. The Trustee or Custodian has the following duties:
     (1) ERISA. If ERISA applies to the Plan and to the extent that ERISA so requires, to act: (a) solely in the interest of Participants and Beneficiaries for the exclusive purposes of providing benefits under the Plan and defraying the reasonable expenses of Plan administration; (b) with the care, skill, prudence and diligence under the circumstances then prevailing as would a prudent person acting in a like capacity and familiar with such matters; (c) by diversifying Trust investments so as to minimize the risk of large losses unless not prudent under the circumstances to do so; and (d) in accordance with the Plan to the extent that the Plan is consistent with ERISA.
     (2) Investment policy. To coordinate its investment policy with Plan financial needs as communicated to it by the Plan Administrator.
     (3) Trust accounting. To furnish to the Employer and to the Plan Administrator an annual (or more frequently as required by Applicable Law) statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer and the Plan Administrator, except as to any act or transaction concerning which the Employer or the Plan Administrator files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object. The Trustee also may agree with the Employer or Plan Administrator to provide the information described in this Section 8.02(C) more frequently than annually.
     (4) Trust valuation. If the Trustee is a discretionary Trustee, to value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant’s Account Balance in the Trust. The Trustee also must value the Trust Fund on such other Valuation Dates as directed in writing by the Plan Administrator or as the Adoption Agreement or Applicable Law may require. If the Trustee is a nondiscretionary Trustee (or in the case of Trust assets held by a Custodian) the Named Fiduciary will value the assets and will provide the valuation to the Trustee (Custodian) unless the Trustee (Custodian) and the Named Fiduciary agree that the Trustee (Custodian) will conduct the valuation. The Trustee (Custodian) may reasonably rely on any valuation the Named Fiduciary conducts and provides.
     (5) Distributions. To credit and distribute the Trust Fund as the Plan Administrator directs. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator. The Trustee must promptly notify the Plan Administrator of any unclaimed Plan payment or distribution and then dispose of the distribution in accordance with the Plan Administrator’s subsequent direction.
     (6) Fees/expenses. To pay from the Trust Fund all reasonable Plan fees and expenses, and to allocate the fees and expenses to Plan Accounts, both as the Plan Administrator directs under Section 7.04(C)(2). Any fee or expense that the Employer pays, directly or indirectly, is not an Employer contribution to the Plan, provided the fee or the expense relates to the ordinary and necessary administration of the Trust Fund.
     (7) Loans. To make loans to a Participant or to a Beneficiary in accordance with the Plan Administrator’s direction under Section 7.06.
     (8) Records/statements. To keep the Trustee’s Plan records open to the inspection of the Plan Administrator and the Employer at all reasonable times and to permit the review or audit of such records from time to time by any person or persons as the Employer or Plan Administrator may specify in writing. The Trustee must furnish the Plan Administrator with whatever information relating to the Trust Fund the Plan Administrator considers necessary to perform its duties as Plan Administrator.
     (9) Tax returns. To file all information and tax returns required of the Trustee under Applicable Law.
     (10) Incapacity. To follow the direction of the Plan Administrator with regard to distributions in the latter’s determination of any Participant or Beneficiary incapacity under Section 7.05(F). The Trustee also will provide any reasonable information and take any reasonable action that the Plan Administrator requests relating to a determination of incapacity or otherwise pertaining to the administration of the Account of any incapacitated person.
     (11) Bond. The Trustee must provide a bond for the faithful performance of its duties under the Trust to the extent required by Applicable Law.
(D) Limitations Applicable to all Trustees.
     (1) Receipt of contributions. The Trustee is accountable to the Employer for the Plan contributions made by the Employer, but the Trustee does not have any duty to ensure that the contributions received comply with the provisions of the Plan. Except as may be required by Applicable Law, the Trustee is not obliged to collect any contributions from the Employer, nor is the Trustee obliged to ensure that funds deposited with it are deposited according to the provisions of the Plan.
     (2) Co-fiduciary liability. Each fiduciary under the Plan is responsible solely for his/her or its own acts or omissions. A fiduciary does not have any liability for another fiduciary’s breach of fiduciary responsibility with respect to the Plan and the Trust unless the fiduciary: (a) participates knowingly in or undertakes to conceal the breach; (b) has actual knowledge of the breach and fails to take reasonable remedial action to remedy the breach;
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Defined Contribution Prototype Plan
or (c) through negligence in performing his/her or its own specific fiduciary responsibilities that give rise to fiduciary status, the fiduciary has enabled the other fiduciary to commit a breach of the latter’s fiduciary responsibility.
     (3) Limitation of Trustee liability.
          (a) Apportionment of duties. The Named Fiduciary, the Trustee(s) and any properly appointed Investment Manager may execute a written agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager or Trustee(s) with respect to any part of the Trust Fund under the control of the Investment Manager or the Trustee(s).
          (b) If Investment Manager. The Trustee is not liable for the acts or omissions of any Investment Manager the Named Fiduciary may appoint, nor is the Trustee under any obligation to invest or otherwise to manage any asset of the Trust Fund which is subject to the management of a properly appointed Investment Manager.
          (c) If other appointed fiduciaries. The Trustee is not liable for the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 8.07. However, if a discretionary Trustee, pursuant to the delegation described in Section 8.07, appoints an ancillary trustee, the discretionary Trustee is responsible for the periodic review of the ancillary trustee’s actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA.
          (d) Indemnity. The Employer and any Trustee may execute a written agreement as a part of this Plan and which is not contrary to Applicable Law, delineating any indemnification agreement among the parties.
(E) Multiple Trustees.
     (1) Majority decisions. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or the investment of the Trust Fund or of any portion of the Trust Fund with respect to which such persons act as Trustee. If there is more than one Trustee, the Trustees jointly will manage and control the assets of the Trust Fund (or those Trust assets as to which they act as Trustee).
     (2) Allocation. Multiple Trustees may allocate among themselves specific responsibilities or obligations or may authorize one or more of them, either individually or in concert, to exercise any or all of the powers granted to the Trustee, or to perform any or all of the duties assigned to the Trustee under Article VIII.
     (3) Signature. The signature of only one Trustee is necessary to effect any transaction on behalf of the Trust (or as to those Trust assets as to which the signatory acts as Trustee).
     8.03 NAMED FIDUCIARY.
(A) Definition of Named Fiduciary. See Section 1.36.
(B) Duty of Named Fiduciary. The Named Fiduciary under the Plan has the sole responsibility to control and to manage the operation and administration of the Plan. If the Named Fiduciary is also the Trustee, the Named Fiduciary is solely responsible for the management and the control of the Trust Fund, except Trust assets properly: (1) under the control or the direction of an Investment Manager, ancillary trustee or other Plan fiduciary; or (2) subject to Employer or Participant direction of investment.
(C) Appointment of Investment Manager. The Named Fiduciary may appoint an Investment Manager.
     8.04 DISTRIBUTION OF CASH OR PROPERTY. The Trustee will make Plan distributions in the form of cash except where: (1) the required form of distribution is a QJSA or QPSA which has not been waived; (2) the Plan is a Restated Plan and under the prior Plan, distribution in the form of property (“in-kind distribution”) is a Protected Benefit which the Employer has not eliminated by a Plan amendment under Section 11.02(C); (3) the Plan Administrator adopts a written policy which provides for in-kind distribution; or (4) the Employer is terminating the Plan, and in the reasonable judgment of the Trustee, some or all Plan assets, within a reasonable time for making final distribution of Plan assets, may not be liquidated to cash or may not be so liquidated without undue loss in value. The Plan Administrator’s policy under clause (3) may restrict in-kind distributions to certain types of Trust investments or specify any other reasonable and nondiscriminatory condition or restriction applicable to in-kind distributions. Under clause (4), the Trustee will make Plan termination distributions to Participants and Beneficiaries in cash, in-kind or in a combination of these forms, in a reasonable and nondiscriminatory manner which may take into account the preferences of the distributees. All in-kind distributions will be made based on the current fair market value of the property, as determined by the Trustee, Custodian or Named Fiduciary.
     8.05 TRUSTEE/CUSTODIAN FEES AND EXPENSES. A Trustee or a Custodian will receive reasonable compensation and reimbursement for reasonable Trust expenses actually incurred as Trustee or Custodian, as may be agreed upon from time to time by the Employer and the Trustee or the Custodian. No person who is receiving full pay from the Employer may receive compensation (except for reimbursement of Plan expenses) for services as Trustee or as Custodian. As the Plan Administrator directs following direction from the Employer under Section 7.04(C), such fees and expenses will be paid by the Employer, or the Trustee or Custodian will charge the Trust for the fees or expenses. If, within a reasonable time after a Plan related fee or expense is incurred (or if within the time specified in any agreement between the Plan and the Trustee regarding payment of a fee or expense) the Plan Administrator does not communicate the Employer’s decision regarding payment or if the Employer does not pay the fee or expense, the Trustee or Custodian may charge the Trust for such reasonable fees and expenses as are not settlor expenses.
     8.06 THIRD PARTY RELIANCE. A person dealing with the Trustee is not obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by
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Defined Contribution Prototype Plan
the Trustee’s duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan is conclusive in favor of any person relying on the certificate.
     8.07 APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY.
(A) Appointment. The Employer, in writing, may appoint any qualified person in any state to act as ancillary trustee with respect to a designated portion of the Trust Fund, subject to any consent required under Section 1.65. An ancillary trustee must acknowledge in a writing separate from the Employer’s Adoption Agreement its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA.
(B) Powers. The ancillary trustee has the rights, powers, duties and discretion as the Employer may delegate, subject to any limitations or directions specified in the agreement appointing the ancillary trustee and to the terms of the Plan or of ERISA. The Employer may delegate its responsibilities under this Section 8.07 to a discretionary Trustee under the Plan (subject to the acceptance by such discretionary Trustee of that delegation), but the Employer may not delegate its responsibilities to a nondiscretionary Trustee or to a Custodian. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 8.02. The delegated investment powers may include the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code §584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a state and the ancillary trustee (or its affiliate, as defined in Code §1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The Employer also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 8.09.
(C) Resignation/Removal. The ancillary trustee may resign its position and the Employer may remove an ancillary trustee as provided in Section 8.08 regarding resignation and removal of the Trustee or Custodian. In the event of such resignation or removal, the Employer may appoint another ancillary trustee or may return the assets to the control and management of the Trustee.
(D) Independent Fiduciary. If the DOL requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Employer will appoint such independent fiduciary, as directed by the DOL. The independent fiduciary will have the duties, responsibilities and powers prescribed by the DOL and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the DOL and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.
     8.08 RESIGNATION AND REMOVAL.
(A) Resignation. The Trustee or the Custodian may resign its position by giving written notice to the Employer and to the Plan Administrator. The Trustee’s notice must specify the effective date of the Trustee’s resignation, which date must be at least 30 days following the date of the Trustee’s notice, unless the Employer consents in writing to shorter notice.
(B) Removal. The Employer may remove a Trustee or a Custodian by giving written notice to the affected party. The Employer’s notice must specify the effective date of removal which date must be at least 30 days following the date of the Employer’s notice, except where the Employer reasonably determines a shorter notice period or immediate removal is necessary to protect Plan assets.
(C) Successor Appointment. In the event of the resignation or the removal of a Trustee, where no other Trustee continues to serve, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.
     (1) Default Successor Trustee. If the Employer fails to appoint a successor Trustee as of the effective date of the Trustee resignation or removal and no other Trustee remains, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed the Employer’s acceptance of appointment as successor Trustee with the former Trustee. If state law prohibits the Employer from serving as successor Trustee, the appointed successor Trustee is the president of a corporate Employer, the managing partner of a partnership Employer, the managing member of a limited liability company Employer, the sole proprietor of a proprietorship Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing.
     (2) Default Successor Custodian. If the Employer removes and does not replace a Custodian, the Trustee will assume possession of Plan assets held by the former Custodian.
(D) Acceptance. Each successor Trustee succeeds its predecessor Trustee by accepting in writing its appointment as successor Trustee and by filing the acceptance with the former Trustee and the Plan Administrator without the signing or filing of any further statement.
(E) Outgoing Trustee. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and must perform all acts necessary to vest the title to Plan assets of record in any successor Trustee. In addition, to the extent reasonably necessary for the ongoing administration of the Plan, at the request of the Plan Administrator and the successor Trustee, the resigning or removed Trustee must transfer records, provide information and otherwise cooperate in effecting the change of Trustees.
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Defined Contribution Prototype Plan
(F) Successor Powers. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under the Plan upon its predecessor.
(G) No Liability for Predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Plan Administrator, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without liability.
     8.09 INVESTMENT IN GROUP TRUST FUND. The Employer, by adopting this Plan, specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code §401(a), including a group trust fund that also permits the pooling of qualified plan assets with assets of an individual retirement account that is exempt from taxation under Code §408(e) or assets of an eligible governmental plan under Code §457(b) that is exempt from taxation under Code §457(g). This authorization applies solely to a group trust fund exempt from taxation under Code §501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100 (as modified and clarified by Revenue Ruling 2004-67), or any successor thereto. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund will govern any investment of Plan assets in that fund. To comply with Code §4975(d)(8) as to any group trust fund maintained by a disqualified person, including the Trustee, the following provisions apply: (A) a discretionary Trustee or a nondiscretionary Trustee may invest in any such fund at the direction of the Named Fiduciary who is independent of the Trustee and the Trustee’s affiliates; (B) a discretionary Trustee or a nondiscretionary Trustee (the latter as directed) may invest in any such fund which the Employer specifies in Appendix C; and (C) notwithstanding (A) and (B) a discretionary Trustee may invest in its own funds as described in Section 8.02(A)(3).
     8.10 COMBINING TRUSTS OF EMPLOYER’S PLANS. At the Employer’s direction, the Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant’s Account Balance under the qualified plans in which he/she is a participant.
     8.11 AMENDMENT/SUBSTITUTION OF TRUST.
(A) Amendment/Standardized Plan. The Employer in its Standardized Plan may not amend any provision of Article VIII (or any other provision of the Plan related to the Trust) except the Employer in Appendix C (or in its Adoption Agreement as applicable) may specify the Trust year, the names of the Plan, the Employer, the Trustee, the Custodian, the Plan Administrator, other fiduciaries or the name of any pooled trust in which the Trust will participate.
(B) Amendment/Nonstandardized or Volume Submitter Plan. The Employer in its Nonstandardized or Volume Submitter Plan, in Appendix C (or in its Adoption Agreement as applicable): (1) may amend the Plan or Trust as described in Section 8.11(A); or (2) may amend or override the administrative provisions of Article VIII (or any other provision of the Plan related to the Trust), including provisions relating to Trust investment and Trustee powers or duties.
     (1) Limitation. Any Trust amendment under clause (2) of Section 8.11(B): (a) must not conflict with any other provisions of the Plan (except as expressly are intended to override an existing Trust provision); (b) must not cause the Plan to violate Code §401(a); and (c) must be made in accordance with Rev. Proc. 2005-16 or any successor thereto.
(C) Substitution of Approved Trust. The Employer subject to the conditions under Section 8.11(B)(1), may elect to substitute in place of Article VIII and the remaining trust provisions of the basic plan document, any other trust or custodial account agreement that the IRS has approved for use with this Plan. If the Employer elects to substitute an approved trust, the Trustee will not execute the Adoption Agreement but will instead execute the substituted trust. The Trustee of the substituted trust agrees to be bound by all remaining Plan terms, other than those terms which the substituted trust governs.
(D) Formalities. All Section 8.11 Trust amendments or substitutions are subject to Section 11.02 and require the written consent or signature of the Trustee.
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Defined Contribution Prototype Plan
ARTICLE IX
PROVISIONS RELATING TO INSURANCE AND INSURANCE COMPANY
     9.01 INSURANCE BENEFIT.
(A) General. The Employer may elect to provide incidental life insurance benefits for Insurable Participants who consent to life insurance benefits by executing the appropriate insurance company application form. The Trustee will not purchase any incidental life insurance benefit for any Participant prior to a contribution allocation to the Participant’s Account. At an insured Participant’s written direction, the Trustee will use all or any portion of the Participant’s Employee Contributions, if any, to pay insurance premiums covering the Participant’s life.
(B) Insurance on Others. Unless the Plan is a Money Purchase Pension Plan, the Trustee may purchase life insurance for the benefit of the Participant on the life of a family member of the Participant.
(C) Amount and Type of Coverage. The Employer will direct the Trustee as to the insurance company and insurance agent through which the Trustee is to purchase the Contracts, the amount of the coverage and the applicable Dividend plan.
(D) Ownership. Each application for a Contract, and the Contracts themselves, must designate the Trustee as sole owner, with the right reserved to the Trustee to exercise any right or option contained in the Contracts, subject to the terms and provisions of this Plan. The Trustee must be the Contract named beneficiary for the Account of the insured Participant. The Trustee will hold all Contracts issued under the Plan as Trust assets.
(E) Distribution. Proceeds of Contracts paid to the Participant’s Account under this Article IX are subject to the distribution requirements of Article VI. The Trustee will not retain any such proceeds for the benefit of the Trust.
(F) Premiums/Directed Investment. The Trustee will charge the premiums on any Contract covering the life of a Participant against the Account of that Participant and will treat the Contract as a directed investment of the Participant’s Account, even if the Plan otherwise does not permit a Participant to direct the investment of his/her own Account.
(G) Uniformity. The Trustee must arrange, where possible, for all Contracts issued on the lives of Participants under the Plan to have the same premium due date and all ordinary life insurance Contracts to contain guaranteed cash values with as uniform basic options as are possible to obtain.
(H) Custodians. The provisions of this Article IX are not applicable, and the Plan may not invest in Contracts, if a Custodian signatory to the Adoption Agreement is a bank which does not have trust powers from its governing state banking authority.
     9.02 LIMITATIONS ON COVERAGE.
(A) Incidental Insurance Benefits. The aggregate of life insurance premiums paid for the benefit of a Participant, at all times, may not exceed the following percentages of the aggregate of the Employer Contributions (including Elective Deferrals and forfeitures) allocated to any Participant’s Account: (1) 49% in the case of the purchase of ordinary life insurance Contracts; or (2) 25% in the case of the purchase of term life insurance or universal life insurance Contracts. If the Trustee purchases a combination of ordinary life insurance Contract(s) and term life insurance or universal life insurance Contract(s), then the sum of one-half of the premiums paid for the ordinary life insurance Contract(s) and the premiums paid for the term life insurance or universal life insurance Contract(s) may not exceed 25% of the Employer Contributions allocated to any Participant’s Account.
(B) Exception for Certain Profit Sharing Plans. If the Plan is a Profit Sharing Plan or a 401(k) Plan, the incidental insurance benefits requirement of Section 9.02(A) does not apply to the Plan if the Plan purchases life insurance benefits only from Employer Contributions accumulated in the Participant’s Account for at least two years, measured from the allocation date.
(C) Exception for Other Amounts. The incidental insurance benefit requirement of Section 9.02(A) does not apply to Contracts purchased: (1) with Employee Contributions; (2) with Rollover Contributions; or (3) with Earnings on Employer Contributions.
     9.03 DISPOSITION OF LIFE INSURANCE PROTECTION.
(A) Timing. The Trustee will not continue any life insurance protection beyond the later of the Participant’s: (1) Annuity Starting Date under Section 6.01(A)(2)(h), or (2) Separation from Service. The Trustee, at the direction of the Plan Administrator, will make any transfer of Contract(s) as soon as administratively practicable after the date specified under this Section 9.03(A).
(B) Method. The Trustee may not transfer any Contract under this Section 9.03 which contains a method of payment not specifically authorized by Article VI or which fails to comply with the QJSA requirements, if applicable, of Section 6.04. In this regard, the Trustee either must convert such a Contract to cash and distribute the cash instead of the Contract, or before making the transfer, must require the Issuing Company to delete the unauthorized method of payment option from the Contract.
     9.04 DIVIDENDS. Dividends are applied to the Participant’s Account on whose life the Issuing Company has issued the Contract. Dividends are applied to premium reduction unless the Plan Administrator directs the Trustee to purchase insurance benefits or additional insurance benefits for the Participant.
     9.05 LIMITATIONS ON INSURANCE COMPANY DUTIES.
(A) Not a Party to Plan. An insurance company, solely in its capacity as an Issuing Company: (1) is not a party to the Plan; and (2) is not responsible for the Plan’s validity.
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Defined Contribution Prototype Plan
(B) No Responsibility for Others. Except as required by Applicable Law, an Issuing Company has no responsibility or obligation under the Plan to Participants or Beneficiaries for any act required of the Employer, the Plan Administrator, the Trustee, the Custodian or any other service provider to the Plan (unless the Issuing Company also serves in such capacities).
(C) Plan Terms. No insurance company, solely in its capacity as an Issuing Company, need examine the terms of this Plan.
(D) Reliance/Discharge. For the purpose of making application to an Issuing Company and in the exercise of any right or option contained in any Contract, the Issuing Company may rely upon the signature of the Trustee and is held harmless and completely discharged in acting at the direction and authorization of the Trustee. An Issuing Company is discharged from all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, and is not obliged to see to the distribution or further application of any amounts the Issuing Company so pays.
     9.06 RECORDS/INFORMATION. An Issuing Company must keep such records and supply to the Plan Administrator or Trustee such information regarding its Contracts as may be reasonably necessary for the proper administration of the Plan.
     9.07 CONFLICT WITH PLAN. In the event of any conflict between the provisions of this Plan and the terms of any Contract issued in accordance with this Article IX, the provisions of the Plan control.
     9.08 APPENDIX B OVERRIDE. The Employer in Appendix B may amend the provisions of this Article IX in any manner except as would be inconsistent with any other Plan provision or with Applicable Law.
     9.09 DEFINITIONS. For purposes of this Article IX:
(A) Contract(s). Contract or Contracts means an ordinary life, term life or universal life insurance contract issued by an Issuing Company on the life of a Participant or other person as authorized under this Article IX.
(B) Dividends. Dividends means Contract dividends, refunds of premiums and other credits.
(C) Insurable Participant. Insurable Participant means a Participant to whom an insurance company, upon an application being submitted in accordance with the Plan, will issue insurance coverage, either as a standard risk or as a risk in an extra mortality classification.
(D) Issuing Company. Issuing Company is any life insurance company which has issued a policy upon application by the Trustee under the terms of this Plan.
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Defined Contribution Prototype Plan
ARTICLE X
TOP-HEAVY PROVISIONS
     10.01 DETERMINATION OF TOP-HEAVY STATUS.
(A) Only Employer Plan. If this Plan is the only qualified plan maintained by the Employer, the Plan is top-heavy for a Plan Year if the Top-Heavy Ratio as of the Determination Date exceeds 60%.
(B) If Other Plans. If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan now terminated, this Plan is top-heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%.
     (1) Count all aggregated plans. The Plan Administrator will calculate the Top-Heavy Ratio in the same manner as required by Section 10.06(K) taking into account all plans within the Aggregation Group. The Plan Administrator will calculate the Top-Heavy Ratio with reference to the Determination Dates that fall within the same calendar year. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Plan Administrator must value the Account Balance in the aggregated plan as of the most recent Valuation Date falling within the twelve-month period ending on the Determination Date, except as Code §416 and applicable Treasury regulations require for the first and for the second plan year of a Defined Benefit Plan.
     (2) Terminated plans. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date.
     (3) Defined Benefit Plans/SEPs. The Plan Administrator will calculate the present value of accrued benefits under Defined Benefit Plans or the account balances under simplified employee pension plans included within the Aggregation Group in accordance with the terms of those plans and Code §416 and the applicable Treasury regulations.
(C) Defined Benefit Plans.
     (1) Use of uniform accrual. If a Participant in a Defined Benefit Plan is a Non-Key Employee, the Plan Administrator will determine his/her accrued benefit under the accrual method, if any, which is applicable uniformly to all Defined Benefit Plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code §411(b)(1)(C).
     (2) Actuarial assumptions. If the Employer maintains a Defined Benefit Plan, the Plan Administrator will use the actuarial assumptions (interest and mortality only) stated in that plan to calculate the present value of benefits from the Defined Benefit Plan.
(D) Application of Top-Heavy Rules. The top-heavy provisions of the Plan apply only for Plan Years in which Code §416 requires application of the top-heavy rules. If applicable, the provisions of this Article X supersede any conflicting Plan or Adoption Agreement provisions, except as the context may otherwise require.
     10.02 TOP-HEAVY MINIMUM ALLOCATION. The Top-Heavy Minimum Allocation requirement applies to the Plan only in a Plan Year for which the Plan is top-heavy.
(A) Allocation to Non-Keys. If the Plan is top-heavy in any Plan Year each Non-Key Employee who is a Participant (as described in Section 10.06(H)) and employed by the Employer on the last day of the Plan Year will receive a Top-Heavy Minimum Allocation for that Plan Year.
(B) Additional Contribution/Allocation as Required. The Plan Administrator first will allocate the Employer Contributions (and Participant forfeitures, if any) for the Plan Year in accordance with the provisions of its Adoption Agreement. The Employer then will contribute an additional amount for the Account of any Participant entitled under Section 10.02(A) to a Top-Heavy Minimum Allocation and whose contribution rate for the Plan Year is less than the Top-Heavy Minimum Allocation. The additional amount is the amount necessary to increase the Participant’s allocation rate to the Top-Heavy Minimum Allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.
(C) No Plan Allocations. If, for a Plan Year, there are no allocations of Employer Contributions or of forfeitures for any Key Employee, the Plan does not require any Top-Heavy Minimum Allocation for the Plan Year, unless a Top-Heavy Minimum Allocation applies because of the maintenance by the Employer of more than one plan.
     10.03 PLAN WHICH WILL SATISFY TOP-HEAVY. If the Plan is top-heavy, the Plan Administrator will determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement under this Section 10.03.
(A) Aggregation of Plans to Satisfy. The Plan Administrator will aggregate all qualified plans the Employer maintains to determine if the Plan satisfies the Top-Heavy Minimum Allocation requirement.
(B) More Than One Defined Contribution Plan. If the Employer maintains more than one Defined Contribution Plan in which a Non-Key Employee participates and the Non-Key Employee receives less than the Top-Heavy Minimum Allocation for a Plan Year in which the Plan is top-heavy, the Plan Administrator operationally will determine to which plan the Employer will make the necessary additional contribution. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan Administrator elects for the Employer to make the additional contribution to another plan, the Plan Administrator must determine that the additional contribution is sufficient to satisfy the Top-Heavy Minimum Allocation.
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Defined Contribution Prototype Plan
(C) Defined Benefit Plan(s). If the Employer maintains one or more Defined Benefit Plans in addition to this Plan and a Non-Key Employee participates in both types of plans, the Plan Administrator operationally will determine if the Employer will make the necessary additional contribution to the Plan to satisfy the top-heavy Minimum Allocation Rate or if the Employer will provide a required top-heavy minimum benefit in the Defined Benefit Plan. If the Plan Administrator elects for the Employer to make the additional contribution to this Plan, the Top-Heavy Minimum Allocation is 5%, irrespective of the Highest Contribution Rate, and the Plan Administrator will allocate the contribution in accordance with Section 10.02(B). If the Plan Administrator elects for the Employer to satisfy the top-heavy minimum benefit in a Defined Benefit Plan, the Plan Administrator must determine that such top- heavy minimum benefit is sufficient to satisfy the top-heavy requirements in the Plan.
     10.04 TOP-HEAVY VESTING. If the Employer in its Adoption Agreement does not elect immediate vesting, the Employer must elect a top-heavy (or modified top-heavy) vesting schedule. The specified top-heavy vesting schedule applies to all Accounts and Contribution Types not already subject to greater vesting and applies to the Plan’s first top-heavy Plan Year and to all subsequent Plan Years, except as the Employer in its Adoption Agreement otherwise elects. If the Employer elects in its Adoption Agreement to apply the specified top-heavy vesting schedule only in Plan Years in which the Plan is top-heavy, any change in the Plan’s vesting schedule resulting from this election is subject to Section 5.08, relating to vesting schedule amendments. As such, a Participant’s vested percentage may not decrease as a result of a change in the Plan’s top-heavy status in a subsequent Plan Year. When applicable, the relevant top-heavy vesting schedule applies to a Participant’s entire Account Balance except as to those amounts which are already 100% Vested, and applies to such amounts accrued before the Plan became top-heavy.
     10.05 SAFE HARBOR/SIMPLE PLAN EXEMPTION.
(A) Safe Harbor 401(k) Plan. If in any Plan Year: (1) the Plan Administrator allocates only Safe Harbor Contributions, Additional Matching Contributions and Elective Deferrals to the Plan; and (2) there are no forfeitures to allocate for the Plan Year or the Plan Administrator allocates forfeitures in the manner Section 3.07(A)(4) describes, the Plan will not be subject to the top-heavy requirements of this Article X for that Plan Year. In accordance with Section 3.07(A)(4), the Employer in its Adoption Agreement may elect to apply forfeitures in such a manner so as to preserve the top-heavy exemption under this Section 10.05(A). This Section 10.05(A) does not apply if the Employer in its Adoption Agreement elects eligibility for Elective Deferrals which is earlier than the one Year of Service and age 21 eligibility requirements the Employer elects to apply for the Safe Harbor Contributions, using the OEE rule under Section 4.06(C).
(B) SIMPLE 401(k) Plan. A SIMPLE 401(k) Plan under Section 3.10 is not subject to the provisions of this Article X.
     10.06 DEFINITIONS. For purposes of applying the top-heavy provisions of the Plan:
(A) Compensation. Compensation means Compensation as determined under Section 4.05(C) for Code §415 purposes and includes Compensation for the entire Plan Year.
(B) Determination Date. Determination Date means for any Plan Year, the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of the first Plan Year.
(C) Determination (look-back) Period. Determination Period means the 1-year period ending on the Determination Date. In the case of distributions made for a reason other than Severance from Employment, death or Disability, the determination period means the 5-year period ending on the Determination Date.
(D) Employer. Employer means the Employer that adopts this Plan and any Related Employer.
(E) Highest Contribution Rate. Highest Contribution Rate means for any Key Employee, all Employer Contributions (including Elective Deferrals, but not including Employer contributions to Social Security and not including Catch-Up Deferrals) and forfeitures allocated to the Participant’s Account for the Plan Year, divided by his/her Compensation for the entire Plan Year. To determine a Key Employee’s contribution rate, the Plan Administrator must treat all qualified top-heavy Defined Contribution Plans maintained by the Employer (or by any Related Employer) as a single plan.
(F) Key Employee. Key Employee means, as of any Determination Date, any Employee or former Employee (including a deceased former Employee) who, at any time during the Determination Period: (i) has annual Compensation exceeding $130,000 (as adjusted under Code §416(i)(1)(A)) and is an officer of the Employer; (ii) is a more than 5% owner of the Employer; or (iii) is a more than 1% owner of the Employer and has annual Compensation exceeding $150,000.
     (1) Attribution. The constructive ownership rules of Code §318 as modified by Code §416(i)(1)(B)(i) (or the principles of that Code section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer.
     (2) Maximum Officers. The number of officers taken into account under Section 10.06(F) clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code §414(q) exclusions) of Employees, and in no event will exceed 50 officers.
     (3) Applicable Law. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code §416(i)(1), the applicable Treasury regulations and other Applicable Law.
(G) Non-Key Employee. Non-Key Employee means an Employee who is not a Key Employee.
(H) Participant. Participant means any Employee otherwise eligible to participate in the Plan, even if the Participant would not be entitled to other Plan allocations or would receive a lesser allocation under the Plan terms.
(I) Permissive Aggregation Group. Permissive Aggregation Group means the Required Aggregation Group plus any other qualified plans maintained by the
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Defined Contribution Prototype Plan
Employer, but only if such group would satisfy in the aggregate the nondiscrimination requirements of Code §401(a)(4) and the coverage requirements of Code §410. The Plan Administrator will determine the Permissive Aggregation Group.
(J) Required Aggregation Group. Required Aggregation Group means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (including terminated plans); and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code §401(a)(4) or of Code §410.
(K) Top-Heavy Ratio. Top-Heavy Ratio means a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date and the denominator of which is the sum of the Account Balances for all Employees as of the Determination Date. The Plan Administrator will include Catch-Up Deferrals and will disregard DECs in determining the Top-Heavy Ratio.
     (1) Amounts included. The Plan Administrator must include in the Top-Heavy Ratio, as part of the Account Balances, any contribution not made as of the Determination Date but includible under Code §416 and the applicable Treasury regulations, and distributions made within the Determination Period.
     (2) Former Key Employees. The Plan Administrator must calculate the Top-Heavy Ratio by disregarding the Account Balance (and distributions, if any, of the Account Balance) of any Non-Key Employee who was formerly a Key Employee.
     (3) No Service during 1-year look-back. The Plan Administrator must calculate the Top-Heavy Ratio by disregarding the Account Balance (including distributions, if any, of the Account Balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period, which for purposes of this Section 10.06(K)(3), means the 1-year period described in Section 10.06(C).
     (4) Distributions, Rollover Contributions and Transfers. The Plan Administrator must calculate the Top-Heavy Ratio, including the extent to which it must take into account distributions, Rollover Contributions and Transfers, in accordance with Code §416 and the applicable Treasury regulations.
(L) Top-Heavy Minimum Allocation. Top-Heavy Minimum Allocation means an allocation equal to the lesser of 3% of the Non-Key Employee’s Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee multiplied by the Non-Key Employee’s Plan Year Compensation. For purposes of satisfying the Employer’s Top-Heavy Minimum Allocation requirement, the Plan Administrator disregards the Elective Deferrals allocated to a Non-Key Employee’s Account in determining the Non-Key Employee’s allocation rate. To determine a Non-Key Employee’s allocation rate, the Plan Administrator must treat all qualified top-heavy Defined Contribution Plans maintained by the Employer (or by any Related Employer) as a single plan. If a Defined Benefit Plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code §401(a)(4) or the coverage rules of Code §410 (or another plan benefiting the Key Employee so depends on such Defined Benefit Plan), the top-heavy minimum allocation is 3% of the Non-Key Employee’s Compensation regardless of the contribution rate for the Key Employees.
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Defined Contribution Prototype Plan
ARTICLE XI
EXCLUSIVE BENEFIT, AMENDMENT, AND TERMINATION
     11.01 EXCLUSIVE BENEFIT.
(A) No Reversion/Diversion. Except as provided under Section 3.01(H), the Employer does not have any beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to the Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries and for defraying reasonable expenses of administering the Plan.
(B) Initial Qualification. If the IRS, upon the Employer’s application for initial approval of this Plan, determines the Trust created under the Plan is not a qualified trust exempt from Federal income tax, the Trustee, upon written notice from the Employer, will return the Employer Contributions and the Earnings thereon to the Employer. This Section 11.01(B) applies only if the Employer makes the application for the determination by the time prescribed by law for filing the Employer’s tax return for the Taxable Year in which the Employer adopted the Plan, or by such later date as the Secretary of the Treasury may prescribe. The Trustee must make the return of the Employer contribution under this Section 11.01(B) within one year of a final disposition of the Employer’s request for initial approval of the Plan. The Employer’s Plan and Trust will terminate upon the Trustee’s return of the Employer Contributions.
     11.02 AMENDMENT BY EMPLOYER.
(A) Permitted Amendments. The Employer, consistent with this Section 11.02 and other applicable Plan provisions, has the right, at any time to amend or to restate the Plan including the Trust.
     (1) Adoption Agreement/Appendix B overrides. The Employer may: (a) restate its Adoption Agreement (including converting the Plan to another type of plan using a different Adoption Agreement approved for use with the Prototype or Volume Submitter Plan and as not inconsistent with Applicable Law); (b) amend the elective provisions of the Adoption Agreement (changing an existing election or making a new election) in any manner the Employer deems necessary or advisable and as not inconsistent with Applicable Law; and (c) elect in Appendix B any or all of the basic plan overrides specified therein, including adding language to satisfy Code §§415 or 416 because of the required aggregation of multiple plans.
     (2) Model amendments. The Employer may adopt model amendments published by the IRS (the adoption of which the IRS provides will not cause the Plan to be individually designed).
     (3) Interim amendments. The Employer may make such good faith amendments as the Employer considers necessary to maintain the Plan’s tax-qualified status or to otherwise keep the Plan in compliance with Applicable Law.
     (4) Corrections. The Employer may amend the Plan to correct typographical errors and cross-references, provided that these corrections do not change the original intended meaning or impact any qualification requirements.
(B) Amendment Formalities.
     (1) Writing. The Employer must make all Plan amendments in writing. Each amendment must specify the amendment execution date and, if different from its execution date, must specify the amendment’s retroactive, current or prospective Effective Date.
     (2) Restatement. An Employer may amend its Plan by means of a complete restatement of its Adoption Agreement. To restate its Plan, the Employer must complete, and the Employer and Trustee or Custodian must execute, a new Adoption Agreement. See Section 8.11(C) if the Employer elects in its Adoption Agreement to adopt a separate approved trust agreement.
     (3) Amendment (without restatement). An Employer may amend its Plan without completion of a new Adoption Agreement by either: (a) completion and substitution of one or more Adoption Agreement pages including a new Adoption Agreement Execution Page executed by the Employer and if applicable, executed by the Trustee or Custodian; or (b) other written instrument amending the Adoption Agreement executed by the Employer and if applicable, executed by the Trustee or Custodian. Except under Sections 4.08 or 8.11, to preserve the Plan’s pre-approved status under Section 7.09, the substantive language of any amendment under Section 11.02(B)(3), clause (b) (amendment other than by substituted Adoption Agreement page) must reproduce without alteration, the relevant portion(s) of the Adoption Agreement text and elections which the Employer is amending or must have the substantive effect of doing so such as incorporating by reference the Adoption Agreement text into the amendment.
     (4) Effect of certain alterations. Any restatement or amendment which is not permitted under this Section 11.02 or elsewhere in the Plan may result in the IRS treating the Plan as an individually designed plan. See Section 7.09 for the effect of certain amendments adopted by the Employer which will result in the Employer’s Plan losing Prototype Plan or Volume Submitter Plan status.
     (5) Operational discretion and policy not an amendment. A Plan amendment does not include the Plan Administrator’s exercise of any operational discretion the Plan accords to the Administrator, including but not limited to, the Plan Administrator’s adoption, modification or termination of any policy, rule or regulation in accordance with the Plan or any change to any Adoption Agreement checklist.
     (6) Trustee/Custodian signature to amendment. The Trustee or Custodian must execute any Adoption Agreement for a Restated Plan and also must execute any Plan amendment which alters the Trust provisions of
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Defined Contribution Prototype Plan
Article VIII or which otherwise affects the Trustee’s or Custodian’s duties under the Plan.
     (7) Signatory Employer authority. If the Plan has Participating Employers, only the Signatory Employer need execute any Plan amendment under this Section 11.02. See Section 1.23(A).
(C) Impermissible Amendment/Protected Benefits.
     (1) Exclusive benefit/no reversion. The Employer may not amend the Plan to permit any of the Trust Fund (other than as required to pay any Trust taxes and reasonable Plan administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants and Beneficiaries. An amendment may not cause any portion of the Trust Fund to revert to the Employer or to become the Employer’s property.
     (2) Alteration of Plan Administrator or Trustee/Custodian duties. The Employer may not amend the Plan in any manner which affects the powers, duties or responsibilities of the Plan Administrator, the Trustee or the Custodian without the written consent of the affected party. See Section 11.02(B)(6).
     (3) No cut-backs. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant’s Account Balance, except to the extent permitted under Code §412(c)(8), and except as provided under Applicable Law, may not reduce or eliminate Protected Benefits determined immediately prior to the adoption date (or, if later, the Effective Date) of the amendment. An amendment reduces or eliminates Protected Benefits if the amendment has the effect of either: (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations); or (b) except as provided under Applicable Law, eliminating an optional form of benefit. An amendment does not impermissibly eliminate a Protected Benefit relating to the method of distribution if after the amendment a Participant may receive a single sum payment at the same time or times as the method of distribution eliminated by the amendment and such payment is based on the same or a greater portion of the Participant’s Account as the eliminated method of distribution. This Section 11.02(C)(3) applies to Transfers under 11.06 except as to certain Elective Transfers under 11.06(E).
     (4) Disregard of amendment/Tracking Protected Benefits. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this Section 11.02(C). The Plan Administrator, in an Adoption Agreement checklist, may maintain a list of Protected Benefits it must retain.
     11.03 AMENDMENT BY PROTOTYPE SPONSOR/VOLUME SUBMITTER PRACTITIONER.
(A) General. The Sponsor (or the M&P Mass Submitter under Section 4.08 of Rev. Proc. 2005-16) or the Practitioner, without the Employer’s consent, may amend the Plan and Trust, from time to time: (1) to conform the Plan and Trust to any changes to the Code, regulations, revenue rulings, other statements published by the IRS (including adoption of model, sample or other required good faith amendments that specifically provide that their adoption will not cause such plan to be individually designed); or (2) to make corrections to the approved Plan.
(B) Notice to Employers. The Sponsor or Practitioner must make reasonable and diligent efforts to ensure adopting Employers have actually received and are aware of all Sponsor or Practitioner generated Plan amendments and that such Employers complete and sign new Adoption Agreements when necessary.
(C) Prohibited Amendments. Except under Section 11.03(A), the Sponsor or Practitioner may not amend the Plan in any manner which would modify any adopting Employer’s Plan existing Adoption Agreement election without the Employer’s written consent. In addition, the Sponsor or Practitioner may not amend the Plan in any manner which would violate Section 11.02(C).
(D) Volume Submitter Practitioner limitations. A Practitioner may no longer amend the Plan as to any adopting Employer which has amended its Plan in a manner as would result in the type of plan not permitted under the Volume Submitter program or which would render the Plan an individually designed plan not entitled to the Volume Submitter remedial amendment period cycle. If an Employer, because of a modification to the Plan is required to obtain a favorable determination letter to have reliance, the Practitioner may not amend the Plan on behalf of the adopting Employer unless the Employer obtains such a letter. If the Employer adopts this Plan as a restated Plan, the provisions of this Section 11.03 permitting a Practitioner to amend the Plan apply on and after the date the Employer executes the restated Plan; provided that such provisions may have applied on an earlier date (but not before February 17, 2005) if the prior Plan document provided for such Practitioner amendments.
(E) Mass Submitter Amendment. If the Sponsor does not adopt the amendments made by the Mass Submitter, the Sponsor will no longer be the sponsor of an identical or minor modifier Prototype Plan of the Mass Submitter.
     11.04 FROZEN PLAN.
(A) Employer Action to Freeze. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to suspend or discontinue all contributions under the Plan and thereafter to continue to maintain the Plan as a Frozen Plan (subject to such suspension or discontinuance) until the Employer terminates the Plan. During any period while the Plan is frozen, the Plan Administrator will continue to: (1) allocate forfeitures, if any, in accordance with Section 3.07, irrespective of when the forfeitures occur; and (2) operate the Plan in accordance with its terms other than those related to the making and allocation of additional (new) contributions. If the Employer under a Profit Sharing Plan or a 401(k) Plan completely discontinues contributions (including Elective Deferrals), the Plan Administrator will treat the Plan as a Frozen Plan.
(B) Vesting. Upon the Employer’s freezing under Section 11.04(A) of the Plan which is a Profit Sharing Plan or 401(k) Plan, an affected Participant’s right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.
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Defined Contribution Prototype Plan
(C) Not a Termination. A resolution or an amendment to discontinue all future contributions, but otherwise to continue maintenance of this Plan, is not a Plan termination for purposes of Section 11.05.
     11.05 PLAN TERMINATION.
(A) Employer Action to Terminate. The Employer subject to Section 11.02(C) and by proper Employer action has the right, at any time, to terminate this Plan and the Trust created and maintained under the Plan. Any termination of the Plan under this Section 11.05(A) is not effective until compliance with applicable notice requirements under ERISA, if any. The Plan will terminate upon the first to occur of the following:
     (1) Specified date. The Effective Date of termination specified by proper Employer action; or
     (2) Employer no longer exists. The Effective Date of dissolution or merger of the Employer, unless a successor makes provision to continue the Plan, in which event the successor must substitute itself as the Employer under this Plan.
(B) QTA Action to Terminate Abandoned Plan.
     (1) Definition of Qualified Termination Administrator (QTA). A QTA is an entity which: (a) is eligible to serve as trustee or issuer of an individual retirement account or of an individual retirement annuity; and (b) holds the assets of the abandoned Plan.
     (2) QTA procedure. A QTA, after making reasonable efforts to contact the Employer, may make a determination that the Employer has abandoned the Plan and give notice thereof to the DOL. The QTA then may: (i) update Plan records; (ii) calculate benefits; (iii) allocate assets and expenses; (iv) report to DOL any delinquent contributions; (v) engage service providers and pay reasonable Plan expenses; (vi) provide required notice to Participants and Beneficiaries regarding the Plan termination; (vii) distribute Plan benefits; (viii) file the Form 5500 terminal report and give notice to DOL of completion of the termination; and (ix) take all other reasonable and necessary actions to wind-up and terminate the Plan. A QTA will undertake all actions under this Section 11.05(B) in accordance with Applicable Law, including Prohibited Transaction Class Exemption 2006-06, relating to the QTA’s services and compensation for services.
(C) Vesting. Upon either full or partial termination of the Plan, an affected Participant’s right to his/her Account Balance is 100% Vested, irrespective of the Vested percentage which otherwise would apply under Article V.
(D) General Procedure upon Termination. Upon termination of the Plan, the distribution provisions of Article VI remain operative, with the following exceptions:
     (1) If no consent required. If the Participant’s Vested Account Balance does not exceed $5,000 (or exceeds $5,000 but the Participant has attained the later of age 62 or Normal Retirement Age), the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) the Participant’s Vested Account Balance to him/her in a Lump-Sum as soon as administratively practicable after the Plan terminates.
     (2) If consent required. If the Participant’s Vested Account Balance exceeds $5,000 and the Participant has not attained the later of age 62 or Normal Retirement Age, the Participant or the Beneficiary may elect to have the Trustee commence distribution in cash (subject to Section 8.04) of his/her Vested Account Balance in a Lump-Sum as soon as administratively practicable after the Plan terminates. If a Participant with consent rights under this Section 11.05(D)(2) does not elect an immediate Lump-Sum distribution with spousal consent if required, to liquidate the Trust, the Plan Administrator will instruct the Trustee or Custodian to purchase a deferred Annuity Contract for the Participant which protects the Participant’s distribution rights under the Plan.
     (3) Lower dollar amount. As provided in Section 6.09, the Employer in Appendix B may provide for a lower dollar threshold than $5,000 under this Section 11.05(D).
(E) Profit Sharing Plan. If the Plan is a Profit Sharing Plan, in lieu of applying Section 11.05(D) and the distribution provisions of Article VI, the Plan Administrator will direct the Trustee to distribute in cash (subject to Section 8.04) each Participant’s Vested Account Balance, in a Lump-Sum, as soon as administratively practicable after the termination of the Plan, irrespective of the amount of the Participant’s Vested Account Balance, the Participant’s age and whether the Participant consents to the distribution.
     (1) Limitations. This Section 11.05(E) does not apply if: (a) the Plan at termination provides for distribution of an Annuity Contract which is a Protected Benefit and which the Employer may not (or does not) eliminate by Plan amendment; or (b) as of the period between the Plan termination date and the final distribution of assets, the Employer maintains any other Defined Contribution Plan (other than an ESOP). If clause (b) applies, the Plan Administrator to facilitate Plan termination may direct the Trustee to transfer the Account of any non-consenting Participant to the other Defined Contribution Plan.
(F) 401(k) Plan Distribution Restrictions. If the Plan is a 401(k) Plan or if the Plan as the result of a Transfer holds Restricted 401(k) Accounts under Section 6.01(C)(4)(b), a Participant’s Restricted 401(k) Accounts are distributable on account of Plan termination, as described in this Section 11.05, only if: (i) the Employer (including any Related Employer, determined as of the Effective Date of Plan termination) does not maintain an Alternative Defined Contribution Plan and the Plan Administrator distributes the Participant’s entire Vested Account Balance in a Lump-Sum; or (ii) the Participant otherwise is entitled under the Plan to a distribution of his/her Vested Account Balance.
     (1) Definition of Alternative Defined Contribution Plan. An Alternative Defined Contribution Plan is a Defined Contribution Plan (other than an ESOP, simplified employee pension plan, 403(b) plan, SIMPLE IRA or 457 plan) the Employer (or a Related Employer) maintains beginning at the Plan termination Effective Date of the Plan and ending twelve months after the final distribution of assets. However, a plan is not an Alternative Defined Contribution Plan if less than 2% of the Employees eligible to participate in the terminating Plan are eligible to participate (beginning 12 months prior to and ending 12 months after the Plan’s termination
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Defined Contribution Prototype Plan
Effective Date) in the potential Alternative Defined Contribution Plan.
(G) Continuing Trust Provisions. The Trust will continue until the Trustee in accordance with the direction of the Plan Administrator has distributed all of the benefits under the Plan. On each Valuation Date, the Plan Administrator will credit any part of a Participant’s Account Balance retained in the Trust with its share of Earnings. Upon termination of the Plan, any suspense account under Section 4.01 will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion.
(H) Lost Participants. The Trustee will distribute the Accounts of lost Participants in a terminating Plan in accordance with the Plan Administrator’s direction under Section 7.07(B).
     11.06 MERGER/DIRECT TRANSFER.
(A) Authority. The Trustee, at the direction of the Plan Administrator, possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code §401(a), and to accept the direct transfer of plan assets to the Trust, or to transfer Plan assets, as a party to any such agreement. This authority includes Nonelective Transfers described in Section 11.06(D) and Elective Transfers described in Section 11.06(E).
(B) Code §414(l) Requirements. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan (or from the other plan to this Plan), unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater in amount than the benefit each Participant would have received had the transferring plan terminated immediately before the merger or the consolidation or the transfer; provided that 100% immediate vesting is not required upon merger, consolidation or transfer, except if an Elective Transfer is made under Section 11.06(E)(3).
(C) Administration of Transferred Amount. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the Transfer in order to reflect the value of the transferred assets and as necessary to preserve Protected Benefits.
(D) Nonelective Transfers. The Trustee may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as a Nonelective Transfer all or a portion of the Account(s) of one or more Participants to the other plan, or to receive Nonelective Transfers into the Plan. A Nonelective Transfer is a Transfer without the consent or election of the affected Participant(s). In the event of a Nonelective Transfer, the trustee of the transferee plan must preserve all Protected Benefits under the transferor plan, unless the trustee or other appropriate party takes proper action to eliminate any of such Protected Benefits as Applicable Law may permit.
(E) Elective Transfers. The Trustee may enter into an agreement with the trustee of any other plan described in Section 11.06(A) to transfer as an Elective Transfer all or a portion of the Account of a Participant or if applicable a Beneficiary who elects to transfer his/her Account or a portion thereof to the other plan or to receive Elective Transfers into the Plan. The specific requirements for an Elective Transfer depend upon the type of Elective Transfer that the Trustee will utilize to effect the Transfer, as described herein.
     (1) Code §411(d)(6)(D) Transfer. A Code §411(d)(6)(D) Transfer means a Transfer under Code §411(d)(6)(D) between Defined Contribution Plans, and which a Participant or Beneficiary elects following required statutory notice. Under this Section 11.06(E)(1), the Account need not be distributable at the time of Transfer and Protected Benefits specifically relating to distribution methods do not carry over to the transferee plan, except under Section 6.04 if applicable.
     (2) Acquisition or employment change Transfer. An acquisition or employment change Transfer means a Transfer under Treas. Reg. §1.411(d)-4 Q/A-3(b), between such Defined Contribution Plans as described therein, and which a Participant elects. Under this Section 11.06(E)(2), the Account need not be distributable at the time of Transfer and Protected Benefits do not carry over to the transferee plan, except under Section 6.04 if applicable.
     (3) Distributable event Transfer. A distributable event Transfer means a Transfer under Treas. Reg. §1.411(d)-4 Q/A-3(c), between Code §401(a) plans, and which a Participant elects. Under this Section 11.06(E)(3), the Account must be distributable at the time of Transfer, but not entirely as a Lump-Sum which is an Eligible Rollover Distribution. Protected Benefits do not carry over to the transferee plan.
(F) Pre-Participation Transfers. The Trustee under this Section 11.06 may accept a Transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions or prior to reaching the Entry Date. If the Trustee accepts such a direct Transfer of plan assets, the Plan Administrator and the Trustee must treat the Employee as a limited Participant as described in Section 3.08(C).
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Defined Contribution Prototype Plan
ARTICLE XII
MULTIPLE EMPLOYER PLAN
[VOLUME SUBMITTER ONLY]
     12.01 ELECTION/OVERRIDING EFFECT. This Article XII does not apply unless the Employer establishes the Plan as a Multiple Employer Plan described in Code §413(c) under a Volume Submitter Adoption Agreement. Article XII does not apply if the Plan is a Prototype Plan. If the Employer elects in its Adoption Agreement that the Plan is a Multiple Employer Plan, then the provisions of this Article XII will apply as of the Effective Date the Employer elects in its Adoption Agreement to apply this Article XII. The provisions of Article XII, if in effect, supersede any contrary provisions in the Plan or the Employer’s Adoption Agreement.
     12.02 DEFINITIONS. The following definitions apply to this Article XII and supersede any conflicting definition in the Plan.
(A) Employee. Employee means any common law employee, Self-Employed Individual, Leased Employee or other person the Code treats as an employee of a Participating Employer for purposes of the Participating Employer’s qualified plan. The Employer in its Adoption Agreement or in a Participation Agreement may designate any Employee, or class or group of Employees, as an Excluded Employee under Section 1.21(D).
(B) Lead Employer. The Lead Employer means the Signatory Employer to the Adoption Agreement Execution Page, and does not include any Related Employer or Participating Employer except as described in the next sentence. The Lead Employer will be a Participating Employer only if the Lead Employer executes a Participation Agreement to the Adoption Agreement. The Lead Employer has the same meaning as the Signatory Employer for purposes of making Plan amendments and other purposes as described in Section 1.23(A) regardless of whether the Lead Employer is also a Participating Employer under this Article XII. As to the right of a Lead Employer to terminate the participation of a Participating Employer, see Section 12.12.
(C) Participating Employer. A “Participating Employer” is a trade or business which, with the consent of the Lead Employer, executes a Participation Agreement to the Adoption Agreement. A Participating Employer is an Employer for all purposes of the Plan except as provided in Section 1.23. A Participating Employer may, but need not be a Related Employer.
(D) Professional Employer Organization (PEO). A Professional Employer Organization (PEO) means an organization described in Rev. Proc. 2002-21. Plan references to Rev. Proc. 2002-21 also include any successor thereto. The Employer in its Adoption Agreement will specify whether the Lead Employer is a PEO, and in such event, the term PEO is synonymous with the Lead Employer. If the Lead Employer is a PEO, then:
     (1) Client Organization (“CO”). Each Participating Employer (other than the PEO) is a Client Organization as that term is used in Rev. Proc. 2002-21.
     (2) Worksite Employee. A Worksite Employee means a person on the PEO’s payroll who receives amounts from the PEO for providing services to a CO pursuant to a service agreement between the PEO and the CO. For all purposes of this Plan, a Worksite Employee will be deemed to be the Employee of the CO for whom the Worksite Employee performs services, and not an Employee of the PEO.
     12.03 PARTICIPATING EMPLOYER ELECTIONS. In its Adoption Agreement, the Lead Employer will specify: (A) whether a Participating Employer may modify any of the Adoption Agreement elections; (B) which elections the Participating Employer may modify; and (C) any restrictions on the modifications. Any such modification will apply only to the Employees of that Participating Employer. The Participating Employer will make any such modification by election on its Participation Agreement to the Lead Employer’s Adoption Agreement. To the extent that the Adoption Agreement does not permit modification of an election, any attempt by a Participating Employer to modify the election has no effect on the Plan and the Participating Employer is bound by the Adoption Agreement terms as completed by the Lead Employer.
     12.04 HCE STATUS. The Plan Administrator will determine HCE status under Section 1.21(E) separately with respect to each Participating Employer.
     12.05 TESTING.
(A) Separate Status. The Plan Administrator will perform the tests listed in this Section 12.05(A) separately for each Participating Employer, with respect to the Employees of that Participating Employer. For this purpose, the Employees of a Participating Employer, and their allocations and Accounts, will be treated as though they were in separate plan. Any Plan correction under Section 7.08 will only affect the Employees of the Participating Employer. The tests subject to this separate treatment are:
     (1) ADP. The ADP test in Section 4.10(B).
     (2) ACP. The ACP test in Section 4.10(C).
     (3) Nondiscrimination. Nondiscrimination testing as described in Code §401(a)(4), the applicable Treasury regulations, and Sections 4.06 and 4.07.
     (4) Coverage. Coverage testing as described in Code §410(b), the applicable Treasury regulations, and Sections 3.06(F) and 4.06.
(B) Joint Status. The Plan Administrator will perform the following tests for the Plan as whole, without regard to an Employee’s employment by a particular Participating Employer:
     (1) Annual Additions Limit. Applying the Annual Additions Limit in Section 4.05(B).
     (2) Elective Deferral Limit. Applying the Elective Deferral Limit in Section 4.10(A).
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Defined Contribution Prototype Plan
     (3) Catch-Up Limit. Applying the limit on Catch-Up Deferrals in Section 3.02(D).
     12.06 TOP-HEAVY. The Plan will apply the provisions of Article X separately to each Participating Employer. The Plan will be considered separate plans for each Participating Employer and its Employees for purposes of determining whether such a separate plan is top-heavy or is entitled to the exemption described in Section 10.05. For purposes of applying Article X to a Participating Employer, the Participating Employer and any business which is a Related Employer to that Participating Employer are the “Employer.” For purposes of Article X, the terms “Key Employee” and “Non-Key Employee” will refer only to the Employees of that Participating Employer and/or its Related Employers. If such a Participating Employer’s separate Plan is top-heavy, then:
(A) Highest Contribution Rate. The Plan Administrator will determine the Highest Contribution Rate under Section 10.06(E) by reference to the Key Employees and their allocations in the separate plan of that Participating Employer;
(B) Top-Heavy Minimum Allocation. The Plan Administrator will determine the amount of any required Top-Heavy Minimum Allocation under Section 10.06(L) separately for that separate plan; and
(C) Plan Which Will Satisfy. The Participating Employer will make any additional contributions Section 10.03 requires.
     12.07 COMPENSATION.
(A) Separate Determination. For the following purposes, described in this Section 12.07(A), the Plan Administrator will determine separately a Participant’s Compensation for each Participating Employer. Under this determination, except as provided below, Compensation from a Participating Employer includes Compensation paid by a Related Employer of that Participating Employer.
     (1) Nondiscrimination and coverage. All of the separate tests listed in Section 12.05(A).
     (2) Top-Heavy. Application of the top-heavy rules in Article X.
     (3) Allocations. Application of allocations under Article III. However, the Employer’s Adoption Agreement elections control the extent to which Compensation for this purpose includes Compensation of Related Employers.
     (4) HCE determination. The determination of an Employee’s status as an HCE.
(B) Joint Status. For all Plan purposes other than those described in Section 12.07(A), including but not limited to determining the Annual Additions Limit in Section 4.05(B), Compensation includes all Compensation paid by or for any Participating Employer or Related Employer.
     12.08 SERVICE. An Employee’s Service includes all Hours of Service and Years of Service with any and all Participating Employers and their Related Employers. An Employee who terminates employment with one Participating Employer and immediately commences employment with another Participating Employer has not incurred a Separation from Service or a Severance from Employment.
     12.09 REQUIRED MINIMUM DISTRIBUTIONS. If a Participant is a more than 5% Owner (under Code §416(i) and Section 6.02(E)(7)(a)) of any Participating Employer for which the Participant is an Employee in the Plan Year the Participant attains age 70 1/2, then the Participant’s RBD under Section 6.02(E)(7) will be the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.
     12.10 COOPERATION AND INDEMNIFICATION.
(A) Cooperation. Each Participating Employer agrees to timely provide to the Plan Administrator upon request all information the Plan Administrator deems necessary to ensure the Plan is operated in accordance with Applicable Law. Each Participating Employer will cooperate fully with the Plan Administrator, the Lead Employer, and with Plan fiduciaries and other proper Plan representatives in maintaining the qualified status of the Plan. Such cooperation will include payment of such amounts into the Plan, to be allocated to Employees of the Participating Employer, which are reasonably required to maintain the tax-qualified status of the Plan.
(B) Indemnity. Each Participating Employer will indemnify and hold harmless the Plan Administrator, the Lead Employer, the Plan, the Trustee, other Plan fiduciaries, other Participating Employers, Participants and Beneficiaries, and as applicable, their subsidiaries, officers, directors, shareholders, employees, and agents, and their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney’s fees and costs, whether or not suit is brought, as well as all IRS or DOL Plan disqualification, fiduciary breach or other sanctions, compliance fees or penalties) arising out of or relating to: (1) the Participating Employer’s noncompliance with any of the Plan’s terms or requirements; or (2) the Participating Employer’s intentional or negligent act or omission with regard to the Plan.
     12.11 PEO TRANSITION RULES. If the Lead Employer is a PEO, and the Article XII Effective Date is after the later of the Plan’s Effective Date or Restated Effective Date, then the following transition rules will apply to the Transition Year:
(A) Definition of Transition Year. The Transition Year is the Plan Year which includes the Article XII Effective Date.
(B) Definition of Look-Back Year. The Look-Back Year is the Plan Year immediately prior to the Transition Year.
(C) Employee Status. Unless the PEO designates otherwise in Appendix B, for Plan Years ending prior to the Transition Year the Worksite Employees will be deemed to be Employees of the PEO, except as otherwise specified in this Article XII.
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
(D) Distribution. The limitations of Section 6.01(C)(4) will not prohibit making any distribution required by Rev. Proc. 2002-21.
(E) Top-heavy. The Determination Date under Section 10.06(B) for the Transition Year is the last day of the Transition Year. In its Adoption Agreement, the PEO will specify whether Employer Contributions for Worksite Employees for Plan Years prior to the Transition Year will be treated as contributions by the PEO, or as contributions by the CO. If the contributions are treated as PEO contributions, then the Plan Administrator will disregard Account Balances relating to those contributions (i.e., Employer Contribution Account Balances prior to the Transition Year and Earnings thereon) in determining whether the separate plan of a Participating Employer is top-heavy for the Transition Year and later Plan Years under Section 12.06.
(F) ADP/ACP Testing. The Plan Administrator will treat the Transition Year as the first Plan Year of the Plan for purposes of ADP and ACP testing of a CO’s separate plan under Section 12.05.
(G) HCE Determination. If the Worksite Employee performed services for the CO during the Look-Back Year, then only for purposes of determining HCE status, the Worksite Employee will be deemed to be an Employee of the CO for the Transition Year and the CO will be deemed to have paid to the Worksite Employee any Compensation the PEO paid to the Worksite Employee during the Transition Year.
(H) Required Minimum Distributions. The following rules apply with regard to each Worksite Employee who, prior to January 1, 2004: (i) attained age 70 1/2 (ii) was still on the payroll of the PEO, and (iii) had not commenced receiving RMDs under Section 6.02.
     (1) Determination of 5% owner status. The Plan Administrator will determine whether such a Worksite Employee is a more than 5% owner under Section 6.02(E)(7)(a) based on whether the Worksite Employee is a more than 5% owner on the first day of the Transition Year. Alternatively, in Appendix B, the PEO may specify that the determination is made with reference to the Plan Year ending in the calendar year the Worksite Employee attained age 70 1/2.
     (2) Required Beginning Date. The Required Beginning Date under Section 6.02(E)(7) of a more than 5% owner under Section 12.11(H)(1) will be April 1, 2005.
     12.12 INVOLUNTARY TERMINATION. Unless the Lead Employer provides otherwise in Appendix B, the Lead Employer may terminate the participation of any Participating Employer (hereafter, “Terminated Employer”) in this Plan. If the Lead Employer acts under this Section 12.12, the following will occur:
(A) Notice. The Lead Employer will give the Terminated Employer a notice of the Lead Employer’s intent to terminate the Terminated Employer’s status as a Participating Employer of the Plan. The Lead Employer will provide such notice not less than 30 days prior to the Effective Date of termination unless the Lead Employer determines that the interests of Plan Participants requires earlier termination.
(B) Spin-off. The Lead Employer will establish a new Defined Contribution Plan, using the provisions of this Plan with any modifications contained in the Terminated Employer’s Participation Agreement, as a guide to establish a new Defined Contribution Plan (the “Spin-off Plan”). The Lead Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to the Spin-off Plan. The Terminated Employer will be the Employer, Plan Administrator, and Sponsor of the Spin-off Plan. The Trustee of the Spin-off Plan will be the person or entity designated by the Terminated Employer, or, in the absence of any such designation, the Terminated Employer itself. If state law prohibits the Terminated Employer from serving as Trustee, the Trustee is the president of a corporate Terminated Employer, the managing partner of a partnership Terminated Employer, the managing member of a limited liability company Terminated Employer, the sole proprietor of a proprietorship Terminated Employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing. Notwithstanding the preceding sentence, the Lead Employer may designate a financial institution as Trustee if the Lead Employer, in its sole discretion, deems it necessary to protect the interests of the Participants. The Lead Employer may charge the Terminated Employer or the Accounts of the Employees of the Terminated Employer with the reasonable expenses of establishing the Spin-off Plan.
(C) Alternatives. The Terminated Employer, in lieu of the Lead Employer’s creation of the Spin-off Plan under Section 12.12(B), may elect one of the two other alternatives under Sections 12.12(C)(1) or (2) to effect the termination of its status as a Participating Employer. To elect an alternative, the Terminated Employer must give notice to the Lead Employer of its choice, and must supply any documentation which the Lead Employer reasonably may require as soon as is practical and before the Effective Date of termination. If the Lead Employer has not received such notice and any required documentation within 5 days prior to the Effective Date of termination, the Lead Employer may proceed with the Spin-off Plan under Section 12.12(B).
     (1) Distribution. The Lead Employer will direct the Trustee to distribute the Account Balances of the Employees of the Terminated Employer as soon as practical after termination. However, if such an Employee also is employed by another Participating Employer, the Trustee will not distribute, but will continue to hold that Employee’s Account Balance pursuant to the terms of the Plan. All Account Balances distributed under this Section 12.12(C)(1) will be 100% Vested. However, no such distribution may violate the restrictions of Sections 6.01(C)(4)(b) and (c). If this Plan includes Restricted 401(k) Accounts under Section 6.01(C)(4)(b), the termination of the Participating Employer’s sponsorship of this Plan will be deemed to be a termination of the Plan and the Plan Year as to the Employees receiving distributions under this Section 12.12(C)(1); however, the Terminated Employer must deliver to the Lead Employer such documentation or other assurances that the Plan Administrator reasonably requires to affirm that the Terminated Employer has neither established nor will establish a Alternative Defined Contribution Plan in violation of Section 11.05(F).
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
     (2) Transfer. The Lead Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 11.06) the Accounts of the Employees of the Terminated Employer to a qualified plan the Terminated Employer maintains. Under this Section 12.12(C)(2), the Terminated Employer must deliver to the Lead Employer in writing such identifying and other relevant information regarding the transferee plan and must provide such assurances as the Lead Employer may reasonably require that the transferee plan is a qualified plan.
(D) Participants. The Employees of the Terminated Employer will cease to be eligible to accrue additional benefits under the Plan with respect to Compensation paid by the Terminated Employer, as of the Effective Date of the termination. To the extent that these Employees have accrued but unpaid contributions as of such Effective Date, the Terminated Employer will pay such amounts to the Plan or to the Spin-off Plan no later than 30 days after the Effective Date of termination, unless the Terminated Employer has elected the transfer alternative under Section 12.12(C)(2).
(E) Consent. By its execution of the Participation Agreement, the Terminated Employer specifically consents to the provisions of this Article XII, and in particular, this Section 12.12 and agrees to perform its responsibilities with regard to the Spin-off Plan, if necessary.
     12.13 VOLUNTARY TERMINATION. A Participating Employer (hereafter “Withdrawing Employer”) may voluntarily withdraw from participation in the Plan at any time. If and when a Withdrawing Employer wishes to withdraw, the following will occur:
(A) Notice. The Withdrawing Employer will inform the Lead Employer and the Plan Administrator of its intention to withdraw from the Plan. The Withdrawing Employer must give the notice not less than 30 days prior to the Effective Date of its withdrawal.
(B) Procedure. The Withdrawing Employer and the Lead Employer will agree upon procedures for the orderly withdrawal of the Withdrawing Employer from the Plan. Such procedures, as they relate to the Accounts of the Employees of the Withdrawing Employer, may include any alternative described in Sections 12.12(B) and (C).
(C) Costs. The Withdrawing Employer will bear all reasonable costs associated with withdrawal and transfer under this Section 12.13.
(D) Participants. The Employees of the Withdrawing Employer will cease to be eligible to accrue additional benefits under the Plan as to Compensation paid by the Withdrawing Employer, as of the Effective Date of withdrawal. To the extent that such Employees have accrued but unpaid contributions as of such Effective Date, the Withdrawing Employer will contribute such amounts to the Plan or the Spin-off Plan promptly after the Effective Date of withdrawal, unless the Accounts are transferred to a qualified plan the Withdrawing Employer maintains.
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
DEFINITIONS
MASTER LIST
Account. 1.01
Account Balance. 1.02
Accounting Date. 1.03
Accrued Benefit. 1.02
ACP Limit. 4.10(C)(1)
ACP Participant. 4.11(A)
ACR (actual contribution ratio). 4.10(C)(5)(a)
Actual Method. 1.31(A)(1)
Actuarial Factor. 3.04(B)(5)(b)
Additional Matching Contribution. 1.34(G), 3.05(F)(1).
Ad-Hoc. 6.03(A)(6)
Administrative Checklist. 7.02(C)(2)
Adoption Agreement. 1.04
ADP Limit. 4.10(B)(1)
ADP Participant. 4.11(B)
ADR (actual deferral ratio). 4.10(B)(4)(a)
Advisory Letter. 1.05
Aggregate Contributions. 4.10(C)(2)
Allocable Income. 4.11(C)
Alternative Annuity. 1.06(B), 6.03(A)(5)
Alternative Defined Contribution Plan. 11.05(F)(1)
Alternative (general) 415 Compensation. 1.11(B)(4)
Anniversary Year. 2.02(C)(3)
Annual Additions. 4.05(A)
Annual Additions Limit. 4.05(B)
Annuity Contract. 1.06
Annuity Starting Date. 1.06(A), 6.01(A)(2)(h)
Appendix. 1.07
Applicable Contribution Rate. 4.10(D)(1)(b)
Applicable Law. 1.08
Associated Matching Contribution. 3.07(A)(1)(b)
Automatic Deferral. 1.20(C), 3.02(B)(1)
Automatic Deferral Amount/Increases. 3.02(B)(2)
Automatic Rollover. 6.08(D)
Basic Matching Contribution. 1.34(E), 3.05(E)(4)
Beneficiary. 1.09
Benefit Factor. 3.04(B)(5)(a)
Break in Service. 1.31(A)(3)(i), 2.03(A), 5.06(A)
Cash or Deferred Arrangement (CODA). 3.02(C)
Cash-Out Distribution. 5.04(A)(1)
Catch-Up Deferral. 1.20(D), 3.02(D)(2).
Catch-Up Eligible Participant. 3.02(D)(1)
Client Organization (“CO”). 12.02(D)(1)
Code. 1.10
Code §415 Aggregated Plan. 4.02(A)(1)
Code §415 Compensation. 1.11(B)(3)
Code §3401(a) Wages. 1.11(B)(2)
Collective Bargaining Employees. 1.21(D)(1)
Combined Plans Limitation. 4.02(B)(1)
Compensation. 1.11, 1.21(E)(3), 3.05(C), 3.11(C), 3.12(C)(4)(c), 4.05(C), 4.07(D), 4.07(E), 4.11(D), 10.06(A)
Contract(s). 9.09(A)
Contrary Election. 3.02(B)(4)
Contribution Types. 1.12
Cross-Over Date. 4.06(C)(1)(c)
Current Year Testing. 4.11(E)
Custodian. 1.65
DCD. 6.02(E)(3)
DCY. 6.02(E)(2)
Deductible Employee Contributions (DECs). 1.22, 3.13
Deemed Disability Compensation. 1.11(K)
Deemed 125 Compensation. 1.11(C)
Defined Benefit Plan. 1.14
Defined Contribution Plan. 1.13
Designated Beneficiary. 6.02(E)(1)
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
Designated IRA Contribution. 1.16
Determination Date. 10.06(B)
Determination (look-back) Period. 10.06(C)
Direct Rollover. 6.08(F)(1)
Disability. 1.15
Discretionary Matching Contribution. 1.34(B)
Discretionary Nonelective Contribution. 1.37(B)
Distribution Requiring Consent. 6.01(A)(2)(a)
Dividends. 9.09(B)
DOL. 1.17
Early Retirement Age. 5.01
Earned Income. 1.11(J)
Earnings. 1.18
Effective Date. 1.19
Elapsed Time Method. 1.31(A)(3)
Elective Deferrals. 1.20
Elective Deferral Limit. 4.10(A)(1)
Elective Transfer. 11.06(E)
Eligible Employee. 1.21(C)
Eligible Retirement Plan. 6.08(F)(2)
Eligible Rollover Distribution. 6.08(F)(3)
Eligibility Computation Period. 2.02(C)(1)
Employee. 1.21, 12.02(A)
Employee Contribution. 1.22
Employer. 1.23, 4.05(D), 10.06(D)
Employer Contribution. 1.24
Employment Commencement Date. 2.02(C)(4)
Enhanced Matching Contribution. 1.34(F), 3.05(E)(5).
Entry Date. 1.25, 2.02(D)(1).
EPCRS. 1.26
Equivalency Method. 1.31(A)(2)
ERISA. 1.27
Excess Aggregate Contributions. 4.10(C)(3)
Excess Amount. 4.05(E)
Excess Contributions. 4.10(B)(2)
Excess Deferral. 4.10(A)(2)
Excluded Compensation. 1.11(G)
Excluded Employee. 1.21(D)
Exempt Participants. 6.04(G)(1)
Final 401(k) Regulations Effective Date. 1.28
Fixed Matching Contribution. 1.34(A)
Fixed Nonelective Contribution. 1.37(A)
Forfeiture Break in Service. 5.06(B)
Frozen Plan. 1.40(B)
401(k) Plan. 1.29
401(m) Plan. 1.30
Gap Period. 4.11(F)
Gateway Contribution. 4.07(A)(1)
HCE. 1.21(E)
HCE Group. 4.10(B)(4)(b), 4.10(C)(5)(b), 4.11(G)
Highest Allocation Rate. 4.07(E)(1)
Highest Contribution Rate. 10.06(E)
Hour of Service. 1.31
Includible Employees. 4.06(C)(1)(a)
Individual Retirement Plan. 6.08(F)(4)
Initial Eligibility Computation Period. 2.02(C)(2)
In-Service Distribution. 6.01(C)(1)
Installments. 6.03(A)(4)
Insurable Participant. 9.09(C)
Investment Manager(s). 7.02(C)(8)
IRS. 1.32
Issuing Company. 9.09(D)
JLT. 6.02(E)(4)
Key Employee. 10.06(F)
Lead Employer. 1.23(B), 12.02(B)
Leased Employee. 1.21(B)
Life Annuity. 6.04(A)(4)
Life Expectancy. 6.02(E)(5)
Limitation Year. 1.33, 4.05(F)
Lookback Year. 12.11(B)
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
Lump–Sum. 6.03(A)(3)
M&P Plan. 1.48, 4.05(G)
Mandatory Distribution. 6.01(A)(1)(a)
Mass Submitter. 11.03(A)
Master Plan. 1.48
Matching Contribution. 1.34
Matching Rate. 4.10(D)(2)(b)
Modified AGI. 3.12(C)(4)(b)
Money Purchase Pension Contribution. 1.35
Money Purchase Pension Plan. 1.35
Multiple Employer Plan. 1.40(A)
Named Fiduciary. 1.36, 8.03(A)
NHCE. 1.21(F)
NHCE Group. 4.10(B)(4)(b), 4.10(C)(5)(b), 4.11(H)
Nonelective Contribution. 1.37
Nonelective Transfer. 11.06(D)
Non-Key Employee. 10.06(G)
Nonresident Aliens. 1.21(D)(2)
Nonstandardized Plan. 1.04(A)
Nontransferable Annuity. 1.06(C)
Normal Retirement Age. 5.01
Operational QNEC. 3.03(C)(2)
Opinion Letter. 1.38
Otherwise Excludible Employees. 4.06(C)(1)(a)
Participant. 1.39, 10.06(H)
Participant-Directed Accounts. 7.04(A)(2)(b)
Participant’s RMD Account Balance. 6.02(E)(6)
Participating Compensation. 1.11(H)(1)
Participating Employer. 1.23(D), 12.02(C)
Participation Agreement. 1.04(C)
Part-Time/Temporary/Seasonal Employees. 1.21(D)(4)
Period of Severance. 1.31(A)(3)(ii)
Permissive Aggregation Group. 10.06(I)
Plan. 1.40
Plan Administrator. 1.41
Plan Designated QNEC. 3.03(C)(1)
Plan Year. 1.42
Plan Year Compensation. 1.11(H)(2)
Pooled Accounts. 7.04(A)(2)(a)
Post-Severance Compensation. 1.11(I)
Practitioner. 1.43
Predecessor Employer. 1.44(A)
Predecessor Employer Service. 1.56(B)
Predecessor Plan. 1.44(B)
Predecessor Plan Service. 1.56(B)
Pre-Entry Compensation. 1.11(H)
Pre-Tax Deferral. 1.20(A)
Prevailing Wage Contract/Contribution. 1.45
Prior Year Testing. 4.11(I)
Professional Employer Organization (PEO). 12.02(D)
Profit Sharing Plan. 1.46
Protected Benefit. 1.47
Prototype Plan/Master Plan (M&P Plan). 1.48
QDRO. 1.49
QJSA. 1.06(D), 6.04(A)(1), 6.04(A)(2)
QMAC. 1.34(C)
QNEC. 1.37(C)
QPSA. 1.06(E), 6.04(B)(1)
Qualified Military Service. 1.50
Qualified Termination Administrator (QTA). 11.05(B)(1)
RBD. 6.02(E)(7)
Reclassified Employees. 1.21(D)(3)
Re-Employment Commencement Date. 2.02(C)(4)
Regular Matching Contribution. 1.34(D)
Related Employer. 1.23(C)
Related Employer Service. 1.56(A)
Related Group. 1.23(C)
Representative Contribution Rate. 4.10(D)(1)(a)
Representative Matching Rate. 4.10(D)(2)(a)
Required Aggregation Group. 10.06(J)
© 2008 Bank of Oklahoma, N.A.

Defined Contribution Prototype Plan
Restated Plan. 1.51
Restricted 401(k) Accounts. 6.01(C)(4)(b)(ii)
Restricted Pension Accounts. 6.01(C)(4)(c)(ii)
RMD. 6.02(E)(8)
Rollover Contribution. 1.52
Roth Deferral. 1.20(B)
Safe Harbor Contribution. 1.53, 3.05(E)(1)
Safe Harbor 401(k) Plan. 1.29(B)
Safe Harbor Matching Contribution. 1.34(I), 3.05(E)(3).
Safe Harbor Nonelective Contribution. 1.37(E), 3.05(E)(2)
Salary Reduction Agreement. 1.54
Self-Employed Individual. 1.21(A)
Segregated Accounts. 7.04(A)(2)(c)
Separation from Service. 1.55
Service. 1.56
Severance from Employment. 1.55
Signatory Employer. 1.23(A)
SIMPLE Contribution. 1.57, 3.10(E)(1)
SIMPLE 401(k) Plan. 1.29(C)
SIMPLE Matching Contribution. 1.34(H), 3.10(E)(1).
SIMPLE Nonelective Contribution. 1.37(D), 3.10(E)(1)
SLT. 6.02(E)(9)
Sponsor. 1.58
Spouse. 7.05(A)(5)
Standardized Plan. 1.04(A)
Subsequent Eligibility Computation Period. 2.02(C)(5)
Successor Plan. 1.59
Survivor Annuity. 6.04(A)(4)
Target Benefit Contribution. 1.60
Target Benefit Plan. 1.60
Taxable Year. 1.61
Testing Year. 4.11(J)
Top-Heavy Minimum Allocation. 10.06(L)
Top-Heavy Ratio. 10.06(K)
Traditional 401(k) Plan. 1.29(A)
Transfer. 1.62
Transition Year. 12.11(A)
Trust. 1.63
Trust Fund. 1.64
Trustee. 1.65
ULT. 6.02(E)(10)
USERRA. 1.68
Valuation Date. 1.66, 7.04(B)(2)
Valuation Period. 7.04(B)(3)
VCY. 6.02(E)(11)
Vested/Vesting. 1.67
Vesting Computation Period. 5.05(B)
Volume Submitter Plan. 1.69
W-2 Wages. 1.11(B)(1)
Worksite Employee. 12.02(D)(2)
Year of Service. 2.02(A), 5.05(A)
© 2008 Bank of Oklahoma, N.A.